Filed Pursuant to Rule 424(b)(5)
Registration Statement Nos. 333-285562 and 333-285562-01

BMW Vehicle Owner Trust 2026-A
Issuing Entity
(CIK Number: 0002143474)
BMW FS Securities LLC Depositor (CIK Number: 0001136586)	BMW Financial Services NA, LLC Sponsor, Originator, Seller, Servicer and Administrator (CIK Number: 0001541188)	BMW Bank of North America Originator and Seller

$1,750,000,000 ASSET-BACKED NOTES

•
The issuing entity’s main sources for payment of the notes will be payments generated by a pool of retail installment sale contracts secured by BMW passenger cars, BMW light trucks, BMW motorcycles and MINI passenger cars.

•	See “Risk Factors” beginning on page 25 of this prospectus for a discussion of risks that you should consider in connection with an investment in the notes.
•
The notes are asset backed securities and represent the obligations of the issuing entity only and do not represent the obligations of or an interest in the sponsor, the sellers, the originators, the depositor or any of their affiliates.  Neither the notes nor the receivables are insured or guaranteed by any government agency.  Only the notes are being offered by this prospectus.

•	Credit enhancement for the notes consists of excess interest on the receivables, overcollateralization, the reserve account and the yield supplement overcollateralization amount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Notes	Initial Principal Amount	Interest Rate	Accrual Method	Expected Final Payment Date(1)	Final Scheduled Payment Date	Initial Price to Public	Underwriting Discount	Proceeds to Depositor
Class A-1	$385,000,000	3.940%	Actual/360	February 25, 2027	August 25, 2027	100.00000%	0.070%	99.93000%
Class A-2a	$452,080,000	4.28%	30/360	March 27, 2028	June 25, 2029	99.99437%	0.155%	99.83937%
Class A-2b	$175,000,000	Benchmark + 0.30%(2)(3)	Actual/360	March 27, 2028	June 25, 2029	100.00000%	0.155%	99.84500%
Class A-3	$627,080,000	4.59%	30/360	December 26, 2029	April 25, 2031	99.99137%	0.215%	99.77637%
Class A-4	$110,840,000	4.68%	30/360	May 28, 2030	January 25, 2034	99.99938%	0.305%	99.69438%
Total	$1,750,000,000					$1,749,919,743.69	$2,927,758.00	$1,746,991,985.69
(1)	Based on the assumptions set forth under the heading “Weighted Average Lives of the Notes.”
(2)
The Class A-2b Notes will accrue interest at a floating rate based on a spread over a benchmark rate, which initially will be the SOFR Rate.  However, the benchmark rate may change in certain situations.  For more information on how the SOFR Rate will be determined and the circumstances in which the benchmark rate may change, you should read “Description of the Notes—Interest” in this prospectus.

(3)
If the sum of the Benchmark plus the spread is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.  For a description of how interest will be calculated on the Class A-2b Notes, see “Description of the Notes—Interest” in this prospectus.

The issuing entity will pay interest on and principal of the notes on the 25th day of each month (or, if the 25th day is not a business day, the next business day). The first payment date, which is the first expected distribution date for purposes of Item 1102(g) of Regulation AB, will be September 25, 2026.

The notes will not be listed on any securities exchange.  Currently, there is no public market for the notes.

We expect that delivery of the notes, in book-entry form, will be made to investors through The Depository Trust Company against payment in immediately available funds, on or about August 19, 2026.

In determining that the issuing entity is not required to register as an investment company under the Investment Company Act of 1940, as amended, the issuing entity will be relying on an exemption from the definition of the term “investment company” contained in Rule 3a-7 under the Investment Company Act of 1940, as amended, although additional exemptions or exclusions may be applicable.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Underwriters
Barclays	Citigroup	Mizuho

Co-Managers
SMBC Nikko	SOCIETE GENERALE

August 11, 2026

TABLE OF CONTENTS
Page

Important Notice About Information Presented in this Prospectus	1
Notice to Investors: United Kingdom	1
Notice to Investors: European Economic Area	2
Copies of the Documents	2
Summary of Transaction	3
Summary of Monthly Deposits to and Withdrawals from Accounts	4
Summary of Monthly Distributions of Available Amounts (Prior to an Acceleration of the Maturity of the Notes)	5
Summary of Terms	6
Summary of Risk Factors	23
Risk Factors	25
Defined Terms	45
The Issuing Entity	45
Capitalization of the Issuing Entity	47
The Depositor	47
The Sponsor, Originator, Seller, Administrator and Servicer	47
General	47
Securitization Experience	48
Origination	48
Electronic Contracts and Electronic Contracting	48
Servicing Experience	49
BMW Bank of North America	49
Credit Risk Retention	49
Repurchase Requests	52
Affiliations and Related Transactions	52
The Owner Trustee and the Indenture Trustee	52
Wilmington Trust, National Association	52
U.S. Bank Trust Company, National Association	53
The Owner Trustee and the Indenture Trustee	54
Asset Representations Reviewer	55
General	55
Fees and Expenses	55
Resignation and Removal	56
Indemnity and Liability	56
BMW FS’ and BMW Bank’s Financing Programs	57
General	57
Underwriting	57
Physical Damage and Liability Insurance	59
Certified Pre-Owned Program	59
Servicing	59
Assets of the Issuing Entity	60
The Receivables	60
General	60
Characteristics	61
Delinquencies, Repossessions and Loss Information	67
Static Pools	69
Asset-Level Data for the Receivables	69
Pool Underwriting	70
Review of Pool Assets	70
Description of the Notes	71
General	71
Interest	72

i

Principal	77
Damages Paid by the FDIC	79
Allocation of Losses	80
Indenture Events of Default; Change in Priority of Payments Following Acceleration	80
Repurchase Obligations	80
Asset Representations Review	81
Dispute Resolution for Repurchase Request	84
Notices	85
Governing Law	85
Definitive Securities	85
Book-Entry Registration	86
Payments on the Notes	89
Determination of Available Amounts	89
Payment of Distributable Amounts	91
The Certificates	92
Credit Enhancement	92
Reserve Account	92
Overcollateralization	93
Excess Interest	93
Yield Supplement Overcollateralization Amount	93
Maturity, Prepayment and Yield Considerations	94
Weighted Average Lives of the Notes	94
Note Factors	102
Use of Proceeds	102
Statements to Noteholders	102
Where You Can Find More Information About Your Notes	102
The Issuing Entity	102
The Depositor	102
Description of the Transfer and Servicing Agreements	103
Sale and Assignment of Receivables	103
Maintenance and Safekeeping of the Receivables	105
Accounts	106
Servicing Procedures	108
Collections	109
Advances	110
Permitted Deferments	110
Servicing Compensation	111
Net Deposits	111
Optional Purchase	111
Termination	112
Investor Communications	112
The Indenture	113
FDIC Rule Covenant	118
The Owner Trustee and the Indenture Trustee	119
Duties of the Owner Trustee and the Indenture Trustee	120
Fees and Expenses	121
Statements to Trustees and the Issuing Entity	121
Statements to Noteholders and Certificateholders	121
Evidence as to Compliance	123
Certain Matters Regarding the Servicer	123
Servicer Default	124
Rights Upon Servicer Default	125
Waiver of Past Defaults	125
Amendment	125
Removal of Servicer	127
Insolvency Event	127

ii

Administration Agreement	127
Removal or Resignation of the Administrator	129
Notes Owned by the Depositor, the Servicer or Affiliates	129
Lists of Noteholders and Certificateholders	129
Certain Legal Aspects of the Receivables	130
General	130
Security Interests in Financed Vehicles	130
Repossession	132
Notice of Sale; Redemption Rights	133
Deficiency Judgments and Excess Proceeds	133
Certain Bankruptcy Considerations	133
Certain Matters Relating to Insolvency	134
FDIC Rule	135
Other Statutory Powers of the FDIC	137
Consumer Protection Laws	138
Other Limitations	140
Dodd Frank Orderly Liquidation Framework	141
Legal Proceedings	143
Material U.S. Federal Income Tax Considerations	143
Tax Characterization of the Issuing Entity	144
Partnership Audit Rules	145
Treatment of the Notes as Debt	145
Tax Considerations for U.S. Note Owners	145
Tax Considerations for Foreign Note Owners	148
FATCA Withholding	149
Backup Withholding	149
Reportable Transaction Disclosure	149
Possible Alternative Treatments of the Notes	150
State and Local Tax Considerations	150
ERISA Considerations	150
Ratings of the Notes	152
Plan of Distribution	152
European Economic Area	153
United Kingdom	154
Requirements for Certain European Economic Area and United Kingdom Regulated Investors and Affiliates	154
Legal Opinions	156
Index of Principal Terms	157

APPENDIX A - Static Pool Information	Ap-A-1
ANNEX A - Global Clearance, Settlement and Tax Documentation Procedures	A-1

iii

Important Notice About Information Presented in this Prospectus

We have started with an introductory section describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms.  The introductory section is the Summary of Terms, which gives a brief introduction to the notes to be offered.

Cross-references are included in this prospectus, which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the Table of Contents beginning on page i of this prospectus.  The information set forth in Appendix A and Annex A is deemed to be a part of this prospectus.

The Securities and Exchange Commission allows us to “incorporate by reference” information filed with it by the issuing entity or by BMW FS Securities LLC on behalf of the issuing entity, which means that we can disclose important information to you by referring you to those documents.  BMW FS Securities LLC has met the registrant requirements of General Instruction I.A.1 of Form SF-3.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the Securities and Exchange Commission will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We incorporate by reference any current reports on Form 8-K filed with the Securities and Exchange Commission by or on behalf of the issuing entity before the termination of the offering of the notes, as well as the asset-level data and related documents included as exhibits to any Form ABS-EE filed by BMW FS Securities LLC on behalf of the issuing entity prior to the filing of this prospectus.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus.  We and the underwriters have not authorized anyone to provide you with any other information.  If you receive any other information, you should not rely on it.

We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements, including under “Ratings of the Notes,” “The Sponsor, Originator, Seller, Administrator and Servicer—Securitization Experience,” and “Weighted Average Lives of the Notes” in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except as and to the extent required by the federal securities laws.

Notice to Investors: United Kingdom

This prospectus may only be communicated or caused to be communicated in the United Kingdom (the “UK”) to (i) persons having professional experience in matters relating to investments and qualifying as investment professionals under Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) persons falling within Article 49(2)(a)-(d) (High net worth companies, unincorporated associations etc.) of the Order or (iii) any other person to whom this prospectus may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). This prospectus must not be acted on or relied on in the UK by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the notes, is available in the UK only to Relevant Persons and will be engaged in, in the UK, only with Relevant Persons.

The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any UK retail investor in the UK. For these purposes, a

“UK retail investor” means a person who is either one (or both) of: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended; or (ii) not a qualified investor, as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024, as amended (the “POATRs”).  Consequently, no disclosure document required by the Product Disclosure sourcebook, as amended (the “DISC”) of the handbook of rules and guidance adopted by the UK Financial Conduct Authority, as amended (the “FCA Handbook”) for offering, selling or distributing the notes or otherwise making them available to UK retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any UK retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024, as amended.

This prospectus is not a prospectus for the purposes of the POATRs or the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook of the FCA Handbook.

If any class of notes has a final scheduled payment date falling less than one year after the closing date, no notes of such class have been or will be offered in the UK or to any UK person, and no proceeds of such class of notes will be received in the UK.

Notice to Investors: European Economic Area

The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any EU retail investor in the European Economic Area (the “EEA”). For these purposes, an “EU retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”).  Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering, selling or distributing the notes or otherwise making them available to EU retail investors in the EEA has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any EU retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Copies of the Documents

If you have received a copy of this prospectus, you may request a copy of any information that we have incorporated by reference in this prospectus, excluding any exhibit to such information unless such exhibit is specifically incorporated by reference in that information, at no cost by contacting BMW FS Securities LLC at the following address or telephone number: BMW FS Securities LLC, c/o BMW Financial Services NA, LLC, 200 BMW Drive, Woodcliff Lake, New Jersey 07677; telephone: (201) 307-4000.  Copies of these materials can also be obtained electronically through the SEC’s internet website (www.sec.gov).

Summary of Transaction

This chart provides only a simplified overview of the relations between the key parties to the transaction.  Refer to this prospectus for a further description.

Summary of Monthly Deposits to and
Withdrawals from Accounts

This chart provides only a simplified overview of the monthly flow of funds.  Refer to this prospectus for a further description.

Summary of Monthly Distributions of Available Amounts
(Prior to an Acceleration of the Maturity of the Notes)

Summary of Terms

The following summary contains a brief description of the terms of the offering of the notes.  You will find a more detailed description following this summary.  You should carefully read and consider this entire document, including any documents incorporated by reference herein to understand all of the terms of the offering of the notes before making your investment decision.

RELEVANT PARTIES

Issuing Entity	BMW Vehicle Owner Trust 2026-A, which we refer to as the “issuing entity,” is a Delaware statutory trust. The issuing entity will be established by the trust agreement.

Depositor	BMW FS Securities LLC. The depositor’s address and phone number are c/o BMW Financial Services NA, LLC, 200 BMW Drive, Woodcliff Lake, New Jersey 07677 and (201) 307-4000.

Sponsor, Originator, Seller, Servicer and Administrator	BMW Financial Services NA, LLC, which we refer to as “BMW FS.” The sponsor’s address and phone number are 200 BMW Drive, Woodcliff Lake, New Jersey 07677 and (201) 307‑4000.

Seller and Originator	BMW Bank of North America, a wholly owned subsidiary of BMW FS, which we refer to as “BMW Bank.” BMW Bank will also be a seller and originator of receivables.

Indenture Trustee	U.S. Bank Trust Company, National Association.

Securities Intermediary	U.S. Bank National Association.

Owner Trustee	Wilmington Trust, National Association.

Asset Representations Reviewer	Clayton Fixed Income Services LLC.

RELEVANT AGREEMENTS

Indenture	The indenture between the issuing entity and the indenture trustee. The indenture provides for the terms of the notes.

Trust Agreement
The trust agreement, as amended and restated, between the depositor and the owner trustee.  The trust agreement governs the creation of the issuing entity and provides for the terms of the certificates.

Sale and Servicing Agreement
The sale and servicing agreement among the issuing entity, the indenture trustee, the securities intermediary, the servicer and the depositor.  The sale and servicing agreement governs the transfer of the receivables by the depositor to the issuing entity and the servicing of the receivables by the servicer.

Administration Agreement
The administration agreement among the administrator, the issuing entity and the indenture trustee.  The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

Receivables Purchase Agreement	The receivables purchase agreement between the depositor and BMW FS. The receivables purchase agreement governs the sale of the applicable receivables from BMW FS to the depositor.

Bank Receivables Purchase Agreement	The receivables purchase agreement between the depositor and BMW Bank. The bank receivables purchase agreement governs the sale of the applicable receivables from BMW Bank to the depositor.

Asset Representations Review Agreement
The asset representations review agreement among the asset representations reviewer, the servicer and the issuing entity, which provides for the review, in certain circumstances, of certain representations made by the sellers with respect to the receivables.

RELEVANT DATES

Closing Date	Expected to be on or about August 19, 2026.

Cutoff Date
The cutoff date for the pool of receivables described in this prospectus is the close of business on June 30, 2026.  The issuing entity will be entitled to all collections in respect of the receivables received after the cutoff date.

Collection Period
For any payment date other than the first payment date, the month immediately preceding the month in which the related payment date occurs.  The collection period for the September 2026 payment date will begin on July 1, 2026 and end on August 31, 2026.

Payment Dates
The issuing entity will pay interest on and principal of the notes on the 25th day of each month using amounts received from collections on the receivables during the immediately preceding collection period, together with other amounts available for such purpose on deposit in the reserve account, after payment of certain amounts due and owing to the servicer, the indenture trustee, the owner trustee and the asset representations reviewer.  If the 25th day of the month is not a business day, payments on the notes will be made on the next business day.  The date that any payment is made is called a payment date.  The first payment date is expected to be September 25, 2026.

Final Scheduled Payment Dates	The final principal payment for each class of notes is due and payable on the applicable final scheduled payment date specified on the front cover of this prospectus.

Expected Final Payment Dates
The final principal payment for each class of notes is expected to be made on the applicable expected final payment date specified on the front cover of this prospectus.  However, due to a variety of factors described herein, there can be no assurance that your class of notes will not actually be paid in full on an earlier or on a later payment date.  We refer you to “Risk Factors” in this prospectus for discussions of certain of these factors.

Record Date	So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the related holders of record at the close of business on the business day immediately preceding the payment date or redemption date, as applicable.  If the notes are issued in definitive form, the record date will be the last business day of the month preceding the month in which the payment date or redemption date, as applicable, occurs.

DESCRIPTION OF THE ASSETS OF THE ISSUING ENTITY

Receivables
The issuing entity’s main source of funds for making payments on the notes will be collections on motor vehicle retail installment sale contracts, known as the receivables.  All of the receivables are secured by passenger cars, light trucks and motorcycles manufactured by Bayerische Motoren Werke Aktiengesellschaft, which we refer to as “BMW AG,” or its subsidiaries.

The statistical information presented in this prospectus relates to a pool of receivables as of the cutoff date.

As of the cutoff date, the receivables had the following characteristics:

	•	aggregate principal balance: $1,895,478,687.80

	•	number of receivables: 44,721

	•	average principal balance: $42,384.53

	•	weighted average annual percentage rate: 5.36%

	•	weighted average original term to maturity: 66.14 months

	•	weighted average remaining term to maturity: 53.58 months

For information regarding the eligibility criteria for receivables being acquired by the issuing entity, you should refer to “The Receivables—Characteristics” in this prospectus.

All of the receivables to be owned by the issuing entity are classified as simple interest receivables, which are described in more detail under “The Receivables” in this prospectus.

Review of Pool Assets
In connection with the offering of the notes, the depositor has performed a review of the receivables and certain disclosures in this prospectus relating to the receivables and certain asset-level data disclosures incorporated by references into this prospectus, and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects, as described under “Review of Pool Assets” below.

The receivables sold by BMW FS and BMW Bank to the depositor were originated in accordance with the underwriting guidelines of BMW FS and BMW Bank, respectively.  As described in “BMW FS’ and BMW Bank’s Financing Programs—Underwriting” in this prospectus, in accordance with BMW FS’ and BMW Bank’s respective underwriting guidelines, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by one or more BMW FS credit representatives or by a credit manager with appropriate approval authority.  The BMW FS credit representative or credit manager reviews each application forwarded to it for review through the use of a system of rules and scorecards, including an evaluation of the customer demographics, income and collateral, review of a credit bureau report, use of internet verification tools and a review of the applicant’s credit score based on a combination of their credit bureau score and BMW FS’ or BMW Bank’s, as applicable, own internal credit scoring process.

35,642 receivables, having an aggregate principal balance of $1,458,875,224.72 as of the cutoff date (approximately 76.97% of the aggregate principal balance of the receivables as of the cutoff date), were automatically approved. No completed applications for the receivables were automatically rejected.  None of the receivables in the pool described in this prospectus were originated with exceptions to BMW FS’ or BMW Bank’s underwriting guidelines.  We refer you to “Pool Underwriting” in this prospectus.

Removal of Pool Assets
Breaches of Representations and Warranties.  Upon sale to the depositor, each seller will make certain representations and warranties to the depositor, and upon sale to the issuing entity, the depositor will make certain representations and warranties to the issuing entity.  The depositor will also assign all of its rights under the receivables purchase agreement and the bank receivables purchase agreement to the issuing entity.  The sellers are required to repurchase from the issuing entity any receivable for which certain representations or warranties of such seller with respect to that receivable have been breached if any such breach materially and adversely affects the interests of the issuing entity or the noteholders in such receivable and such breach has not been timely cured.

We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Breach of Servicer Covenants.  The servicer will be required to purchase any receivable materially and adversely affected by breaches of certain of the servicer’s covenants under the sale and servicing agreement to the extent such breach is not timely cured and materially and adversely affects the interests of the issuing entity or the noteholders in any receivable.

We refer you to “Description of the Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.

BMW Bank will also have the option to repurchase from the depositor, from time to time, any of the receivables sold by it to the depositor under the bank receivables purchase agreement; provided, that the aggregate outstanding principal balance of all such receivables repurchased and to be repurchased does not exceed 2.0% of the aggregate outstanding principal balance of all of the receivables sold to the depositor under the bank receivables purchase agreement, in each case measured as of the cutoff date.

Asset Representations Review	The asset representations reviewer will perform a review of certain receivables for compliance with certain representations made with respect to such receivables if:

	•	a delinquency trigger for the receivables is reached; and

	•	the required amount of noteholders vote to direct the review.

The asset representations reviewer is not and will not be affiliated with any of the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates, and has not performed, and is not affiliated with any party hired by the sponsor or any underwriter to perform, pre-closing due diligence work on the receivables.

For more information regarding the asset representations review see “Description of the Notes—Asset Representations Review” in this prospectus.

Repurchase Dispute Resolution
If a request is made for the repurchase of a receivable due to a breach of a representation or warranty, and the request is not resolved within 180 days of receipt by BMW FS or BMW Bank of such request, the party submitting the request will have the right to refer the matter to either arbitration or mediation.

For more information regarding the dispute resolution procedures, see “Description of the Notes—Dispute Resolution for Repurchase Request” in this prospectus.

Credit Risk Retention
The risk retention regulations in Regulation RR of the Securities Exchange Act of 1934, as amended, require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the receivables.  The sponsor intends to satisfy its obligation to retain credit risk by causing the depositor and BMW Bank, its wholly-owned affiliates, to retain the certificates.

The certificates represent the right to all funds not needed to make required payments on the notes, pay fees and expenses of the issuing entity or make deposits to the reserve account on each payment date.  The certificates represent a first-loss interest in this securitization transaction.

None of the sponsor, the depositor or any of their affiliates may hedge, sell or transfer the required retention except to the extent permitted by Regulation RR.

For more information regarding the risk retention regulations and the sponsor’s method of compliance with those regulations, see “Credit Risk Retention” in this prospectus.

EU Securitization Regulation and UK Securitization Framework
The transaction described in this prospectus has not been structured with the objective of enabling or facilitating compliance by any person with the due diligence or other requirements of: (i) Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017, as amended (the “EU Securitization Regulation”) or (ii) the framework for the regulation of certain aspects of securitization in the United Kingdom (the “UK”) comprising (A) the Securitisation Regulations 2024, as amended (the “SR 2024”), (B) the Securitisation sourcebook of the handbook of rules and guidance adopted by the UK Financial Conduct Authority, as amended (the “FCA Securitization Rules”), (C) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England, as amended (the “PRASR”) and (D) relevant provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), in each case as further amended, supplemented or replaced (collectively, the “UK Securitization Framework”). Consequently, the notes may not be a suitable investment for investors who are subject to the EU Securitization Regulation or the UK Securitization Framework.  See “Risk Factors––Risks Primarily Related to Legal and Regulatory Matters—The notes may not be a suitable investment for investors subject to the EU Securitization Regulation or the UK Securitization Framework” and “Plan of Distribution—Requirements for Certain European Economic Area and United Kingdom Regulated Investors and Affiliates” in this prospectus.

DESCRIPTION OF THE NOTES

General	The notes consist of:

	•	the Class A-1 Notes;

	•	the Class A-2a Notes and the Class A-2b Notes (the “Class A-2 Notes”);

	•	the Class A-3 Notes; and

	•	the Class A-4 Notes.

The initial principal amount of each class of notes is specified on the front cover of this prospectus.

The issuing entity will also issue certificates representing the equity interest in the issuing entity.  The certificates will initially be held by the depositor and BMW Bank.  The certificates are not being offered to you by this prospectus.  Neither the depositor nor BMW Bank currently expects to sell the certificates, but may do so, to the extent permitted by Regulation RR.  Any information in this prospectus relating to the certificates is presented solely to provide you with a better understanding of the notes.

Terms of the Notes	In general, noteholders will receive payments of interest and principal on the notes from the issuing entity only to the extent that collections from the issuing entity’s assets are sufficient to make those payments.  Collections from the issuing entity’s assets will be divided among the classes of notes in specified proportions.  The issuing entity will pay interest and principal on each payment date to noteholders of record as of the record date preceding such payment date.

Interest.  The interest rate for each class of notes (other than the Class A-2b Notes) will be a fixed rate, as set forth on the cover of this prospectus.  The interest rate for the Class A-2b Notes will be a floating rate equal to the applicable benchmark plus the spread set forth on the cover page of this prospectus.  As of the closing date, the benchmark will be the SOFR Rate; however, the benchmark may change following the occurrence of a Benchmark Transition Event (as defined under “Description of the Notes–Interest”).  See “Description of the Notes–Interest” in this prospectus.

The Class A-1 Notes and the Class A-2b Notes will accrue interest on an actual/360 basis from (and including) a payment date to (but excluding) the next payment date, except that the first interest accrual period for the Class A-1 Notes and the Class A-2b Notes will be from (and including) the closing date to (but excluding) the first payment date.  This means that the interest due on each of the Class A-1 Notes and the Class A-2b Notes on each payment date will be the product of:

•	the outstanding principal amount of such class of notes;

•	the related interest rate; and

•
the actual number of days from (and including) the previous payment date (or, in the case of the first payment date, the actual number of days from (and including) the closing date) to (but excluding) the current payment date, divided by 360.

If the sum of the applicable benchmark and the spread set forth on the front cover of this prospectus is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.  For a description of how interest will be calculated on the Class A-2b Notes, see “Description of the Notes—Interest” in this prospectus.

The Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes will accrue interest on a 30/360 basis from (and including) the 25th day of the calendar month preceding a payment date to (but excluding) the 25th day of the calendar month in which the payment date occurs, except that the first interest accrual period for the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes will be from (and including) the closing date to (but excluding) September 25, 2026. This means that the interest due on each of the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes on each payment date will be the product of:

•	the outstanding principal amount of such class of notes;

	•	the related interest rate; and

	•	30 (or, in the case of the first payment date, the number of days from (and including) the closing date to (but excluding) September 25, 2026 (assuming a 30-day calendar month)) divided by 360.

Each class of notes will be entitled to interest at the same level of priority with all other classes of notes.  If the noteholders of any class of notes do not receive all interest owed to them on a payment date, the issuing entity will make payments of interest on later payment dates to make up the shortfall together with interest on those amounts at the related interest rate, to the extent lawful and to the extent funds from specified sources are available to cover the shortfall.

Principal.  The issuing entity generally will pay principal sequentially to the earliest maturing class of notes then outstanding until that class is paid in full (and principal of the Class A-2a Notes and the Class A-2b Notes will be paid pro rata, based on the outstanding principal amount of each such class of notes, until each such class is paid in full).

Priority of Payments
On each payment date prior to the acceleration of the notes, the issuing entity will pay the following amounts in the following order of priority, from amounts collected or received in respect of the receivables during the related collection period and, in the event of a shortfall in making the payments described in clauses first through fourth below, amounts withdrawn from the reserve account:

	•	first, to the servicer, the servicing fee and all unpaid servicing fees from prior collection periods and amounts in respect of reimbursement for non-recoverable servicer advances;

•
second, to the indenture trustee (in each of its capacities under the transaction documents), the owner trustee and the asset representations reviewer, the amount of any unpaid fees, expenses, indemnification amounts and other payments due and owing to each such party, pro rata, based on amounts due to each such party, in an aggregate amount not to exceed $250,000 in any calendar year;

	•	third, to the noteholders, the accrued interest on the notes;

	•	fourth, to the principal distribution account, the first priority principal distribution amount, which will generally be an amount equal to the excess of:

• the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to all payments of principal made on the notes on that preceding payment date); minus

•
the aggregate principal balance of the receivables as of the last day of the related collection period less the yield supplement overcollateralization amount with respect to such payment date (referred to as the “adjusted pool balance”);

•
fifth, to the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the specified reserve account balance (as defined under “—Credit Enhancement—Reserve Account,” below);

	•	sixth, to the principal distribution account, the regular principal distribution amount, which will generally be an amount equal to the excess of:

		•	the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to all payments of principal made on the notes on that preceding payment date); minus

		•	the adjusted pool balance less the target overcollateralization amount (as defined below), in each case with respect to that payment date; minus

		•	any amounts previously deposited in the principal distribution account in accordance with clause fourth above;

•
seventh, pro rata, based on amounts due and owing, to the indenture trustee (in each of its capacities under the transaction documents), the owner trustee and the asset representations reviewer, the amount of any fees, expenses, indemnification amounts and other payments due and owing to each such party and remaining unpaid as a result of the cap set forth in clause second above; and

	•	eighth, to the holders of the certificates, any remaining amounts.

On the final scheduled payment date of each class of notes, the amount required to be allocated to the principal distribution account will include the amount necessary to reduce the outstanding principal amount of that class of notes to zero.

The “target overcollateralization amount” with respect to each payment date will be equal to approximately 2.50% of the adjusted pool balance with respect to the closing date.

Distributions from the Principal Distribution Account
From deposits made to the principal distribution account, the issuing entity will generally pay principal on the notes in the following order of priority on each payment date prior to the acceleration of the notes:

	•	to the Class A-1 Notes until they are paid in full;

	•	to the Class A-2a Notes and the Class A-2b Notes, pro rata, based on the outstanding principal amounts of each such class of notes, until each such class is paid in full;

	•	to the Class A-3 Notes until they are paid in full; and

	•	to the Class A-4 Notes until they are paid in full.

Acceleration of the Notes; Change in Priority of Payments upon Acceleration of the Notes
Following the occurrence of any of the following events of default, the indenture trustee may (and, at the written direction of the holders of a majority of the aggregate outstanding principal amount of the notes, shall) accelerate the notes to become immediately due and payable:

	•	a default for five days or more in the payment of interest on the notes when the same becomes due and payable;

	•	a default in the payment of principal of any note on the related final scheduled payment date or on the redemption date;

•
a default in the observance or performance of any covenant or agreement of the issuing entity or breach of any representation or warranty of the issuing entity (that is not cured or eliminated) under the indenture or in connection therewith, other than a default in the performance of a covenant or agreement pursuant to the FDIC Rule Covenant described in this prospectus; or

	•	particular events of bankruptcy, insolvency, receivership or liquidation of the issuing entity;

provided that a delay in or failure of performance referred to under the first bullet point above for a period of 45 days or less, under the second bullet point above for a period of 60 days or less or under the third bullet point above for a period of 120 days or less, will not constitute an event of default if that failure or delay was caused by a force majeure or other similar occurrence; provided, further, that the notes will be automatically accelerated upon the occurrence of an event of default due to an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

In addition, upon an event of default and acceleration of the notes, the indenture trustee may (subject to the terms of the indenture) liquidate or sell the assets of the issuing entity; provided that if such event of default is not caused by a failure to pay interest or principal, then at least one of the following conditions must be met:

	•	the proceeds of the sale or liquidation of the issuing entity’s assets would be sufficient to repay the noteholders in full;

	•	100% of the noteholders consent to such sale or liquidation; or

•
the indenture trustee has determined pursuant to the provisions of the indenture that the assets of the issuing entity will be insufficient to continue to make all required payments of principal and interest on the notes when due and payable, and noteholders holding at least 66-2/3% of the aggregate outstanding principal amount of notes consent to such sale or liquidation.

Following the acceleration of the notes, the issuing entity will pay any unpaid fees, expenses, indemnification amounts and other payments due and owing to the indenture trustee, the owner trustee and the asset representations reviewer before making any payments to noteholders and without regard to any annual cap on such amounts.

Following the acceleration of the notes, the issuing entity will pay principal first, to the Class A-1 Notes until the Class A-1 Notes are paid in full, and second, to the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, based on the outstanding principal amounts of those classes of notes, until each such class is paid in full.

Following the occurrence of an event of default that has not resulted in an acceleration of the notes, no change will be made to the priority of payments on the notes described under “—Priority of Payments” above.

Minimum Denominations, Registration, Clearance and Settlement
The notes of each class will be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, the clearing agency.

Optional Purchase
The servicer may, at its option, cause the issuing entity to redeem any outstanding notes by purchasing all remaining receivables when the aggregate outstanding principal balance of the receivables declines to 5% or less of the aggregate outstanding principal balance of the receivables as of the cutoff date.

We refer you to “Description of the Transfer and Servicing Agreements—Optional Purchase” in this prospectus for more detailed information.

Credit Enhancement
Credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing credit losses on the receivables and other shortfalls in cash flows.  The available credit enhancement is limited.  Losses on the receivables in excess of available credit enhancement will not result in a writedown of the principal amounts of the notes.  Instead, if losses on the receivables exceed the amount of available credit enhancement, the amount available to make payments on the notes will be reduced to the extent of such losses.

The credit enhancement for the notes will include:

•	the reserve account,

•	overcollateralization,

•	the yield supplement overcollateralization amount, and

•	excess interest.

If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date.  See “Risk Factors—Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—Because the issuing entity has limited assets, there is only limited protection against potential losses,” “—Payment priorities increase risk of loss or delay in payment to certain notes” and “Payments on the Notes” in this prospectus.

Reserve Account.  On each payment date, the issuing entity will use funds in the reserve account to cover shortfalls in payments of the servicing fee, certain capped fees, expenses, indemnification amounts and other payments due and owing to the indenture trustee, the owner trustee and the asset representations reviewer, interest due on the notes and the first priority principal distribution amount.

The sale and servicing agreement sets forth the specified reserve account balance, which is the amount that is required to be on deposit in the reserve account.  On the closing date, the issuing entity will cause to be deposited into the reserve account an amount equal to at least 0.25% of the adjusted pool balance with respect to the closing date.  On each payment date, after making certain required payments to the servicer, the indenture trustee, the owner trustee, the asset representations reviewer and to the holders of the notes, the issuing entity will make a deposit into the reserve account to the extent necessary to maintain the amount on deposit in the reserve account at the specified reserve account balance.

The “specified reserve account balance” with respect to any payment date will be equal to the lesser of (a) the aggregate outstanding principal amount of the notes on such payment date (after giving effect to all payments of principal to the noteholders on such payment date) and (b) the amount deposited into the reserve account on the closing date.

On each payment date, after all required distributions have been made, the amount on deposit in the reserve account in excess of the specified reserve account balance will be released to the depositor.

For more detailed information about the reserve account, we refer you to “Credit Enhancement—Reserve Account” in this prospectus.

Overcollateralization.  Overcollateralization represents the amount by which the adjusted pool balance exceeds the aggregate principal amount of the notes.  Overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess interest on or in respect of the receivables, if any.  The initial amount of overcollateralization will be $44,912,685.88, which is approximately 2.50% of the adjusted pool balance with respect to the closing date.  Clause sixth under “Priority of Payments” above results in the application of all remaining funds, including any excess interest, to maintain overcollateralization at the target overcollateralization amount.

For more detailed information about overcollateralization, we refer you to “Credit Enhancement—Overcollateralization” in this prospectus.

Yield Supplement Overcollateralization Amount.  The yield supplement overcollateralization amount is intended to compensate (through overcollateralization) for the low APRs on some of the receivables.  As of the closing date and any payment date, the yield supplement overcollateralization amount is the aggregate amount by which (i) the principal balance, as of the cutoff date or the last day of the related collection period, as applicable, of each receivable (other than liquidated receivables) with an APR less than the “required rate”, exceeds (ii) the present value, calculated using a discount rate equal to the required rate, of the sum of the scheduled payments due on each such receivable, assuming each such scheduled payment is made on the last day of each month and each month has 30 days.  As used herein, the term “required rate” means 7.85%.  As of the closing date, this amount will equal $100,566,001.92, which is approximately 5.31% of the aggregate principal balance of the receivables as of the cutoff date.

For more detailed information about the yield supplement overcollateralization amount, we refer you to “Credit Enhancement—Yield Supplement Overcollateralization Amount” in this prospectus.

Excess Interest.  More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, annual fees due to the indenture trustee, the owner trustee and the asset representations reviewer, and interest on the notes for each collection period. Any such excess in interest payments from obligors will serve as additional credit enhancement.

Advances	The servicer will be obligated to advance amounts to the issuing entity for shortfalls in scheduled payments of interest on the receivables received from obligors, except to the extent that such shortfall results from application of the Servicemembers Civil Relief Act or the servicer has determined that such advance would constitute a non-recoverable advance.  To the extent the servicer determines that any such advance has become non-recoverable, the servicer will be reimbursed for such non-recoverable amount on the related payment date at the same level of payment priority as the servicing fee due on such payment date and prior to all other distributions to be made on such payment date.  The servicer also will be entitled to reimbursement of advances made with respect to a receivable from any payments subsequently received on such receivable (to the extent allocable to interest).

Servicer Compensation
As compensation for its roles as servicer and administrator, BMW FS will be entitled to receive a servicing fee for each collection period in an amount equal to the product of 1/12 and 1.00% of the aggregate outstanding principal balance of the receivables as of the first day of such collection period; provided that in the case of the first payment date, the servicing fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the aggregate outstanding principal balance of the receivables as of the cutoff date and (b) the product of 1/12 and 1.00% of the aggregate outstanding principal balance of the receivables as of the close of business on July 31, 2026.  In addition, as additional servicing compensation, the servicer will be entitled to retain any late fees, prepayment charges, deferment fees and any other administrative fees or similar charges received with respect to any receivable.  The servicing fee and the reimbursement of non-recoverable advances will be payable on each payment date from available amounts prior to any other distributions.

For more detailed information about additional servicing compensation, we refer you to “Description of the Transfer and Servicing Agreements—Servicing Compensation” in this prospectus.

Trustee Fees and Expenses
Each of the indenture trustee and the owner trustee will be entitled to a fee in connection with the performance of its respective duties under the applicable transaction documents.  The issuing entity will pay (i) the indenture trustee an annual fee equal to $3,000, and (ii) the owner trustee an annual fee equal to $3,000.

Each of the indenture trustee and the owner trustee will also be entitled to reimbursement or payment by the issuing entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its respective duties under the applicable transaction documents.

Asset Representations Reviewer Fees and Expenses
The asset representations reviewer will be entitled to a fee in connection with the performance of its duties under the asset representations review agreement.  The issuing entity will pay the asset representations reviewer an annual fee equal to $5,000 and, in the event an asset representations review occurs, the asset representations reviewer will be entitled to a fee of $175 for each receivable reviewed by it, as described under “Asset Representations Reviewer” in this prospectus.  The asset representations reviewer will also be entitled to reimbursement or payment by the issuing entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the asset representations review agreement.

CUSIP Numbers	Class A-1 Notes: Class A-2a Notes: Class A-2b Notes: Class A-3 Notes: Class A-4 Notes:	05595NAA7 05595NAB5 05595NAC3 05595NAD1 05595NAE9

FDIC Rule
The transaction contemplated by this prospectus is intended to comply with the Federal Deposit Insurance Corporation’s rule, which we refer to as the “FDIC Rule”, on treatment of financial assets transferred in connection with a securitization or participation, and to come within the safe harbor for securitization transactions that are not treated as sales for accounting purposes.  Although we intend the transaction to comply in all material respects with this FDIC Rule, the application of the rule to the transaction is subject to several ambiguities and untested interpretive issues, particularly in the case of a transaction with multiple originators, and there can be no guarantee that the Federal Deposit Insurance Corporation will agree that the transaction satisfies all of the requirements to qualify for such safe harbor despite our intention to comply.

One of the requirements of the FDIC Rule is that the agreements for the related transaction require the retention of an economic interest in the credit risk of the securitized assets in accordance with Regulation RR of the Securities Exchange Act of 1934, as amended.  BMW FS and BMW Bank intend to take the position that, solely for purposes of the FDIC Rule, BMW Bank (and not BMW FS) is the “sponsor” with respect to the receivables transferred by BMW Bank to the depositor on the closing date, and that the applicable disclosure and reporting covenants in the FDIC Rule apply to BMW Bank.  BMW FS, as the sponsor under Regulation RR, intends to satisfy its obligation to retain credit risk by causing the depositor and BMW Bank, its wholly-owned subsidiaries, to retain the certificates, which they believe will satisfy the requirement of the FDIC Rule.

BMW FS believes that, in the event of a repudiation by the Federal Deposit Insurance Corporation of the bank receivables purchase agreement, the calculation of damages under the FDIC Rule should be at least equal to a pro rata principal amount of the notes based on the relative principal balance of the receivables that were sold by BMW Bank to the principal balance of all of the receivables held by the issuing entity at the date of repudiation, plus accrued interest on such principal amount at the applicable interest rate on the notes accrued to the date of repudiation.  However, this interpretive position is untested and there appears to be no authority for interpreting the application of the FDIC Rule where the institution is not the only seller of receivables in a securitization.  If the Federal Deposit Insurance Corporation were successful in asserting that this transaction does not comply with the FDIC Rule, whether because it takes the position that BMW Bank should not be treated as the sponsor for purposes of the FDIC Rule, or for any other reason, you could suffer a loss on your investment.  In addition, if the Federal Deposit Insurance Corporation takes a different, less favorable position as to the calculation of damages, you could suffer a loss on your investment.  Additionally, if the Federal Deposit Insurance Corporation were to release interpretative guidance contrary to the positions taken by BMW FS and BMW Bank subsequent to the closing date, you could suffer a loss if the market or a rating agency then rating the notes believes the interpretive guidance negatively affects the notes.

For more information, see “Risk Factors—Risks Primarily Related to Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interests—FDIC receivership or conservatorship of BMW Bank could result in delays in payments or losses on your notes,” “Description of the Transfer and Servicing Agreements—FDIC Rule Covenant,” “Credit Risk Retention” and “Certain Legal Aspects of the Receivables—FDIC Rule” in this prospectus.

Tax Status
Tax counsel to the depositor is of the opinion, subject to the assumptions set forth in this prospectus, that although there is no authority with respect to a transaction closely comparable to that contemplated herein:

	•	as of their issuance date, the notes held by parties unaffiliated with the issuing entity for U.S. federal income tax purposes will be characterized as debt for U.S. federal income tax purposes, and

	•	the issuing entity will not be characterized as an association or a publicly traded partnership, in either case taxable as a corporation for U.S. federal income tax purposes.

By accepting a note, each noteholder or beneficial owner will be deemed to have agreed to treat such note as debt for purposes of U.S. federal, state and applicable local income and franchise taxes, and for purposes of any other tax measured in whole or in part by income.

You should consult your own tax advisor regarding the U.S. federal income tax consequences and the tax consequences arising under the laws of any state or other taxing jurisdiction, of the purchase, ownership and disposition of the notes.

We refer you to “Material U.S. Federal Income Tax Considerations” in this prospectus.

ERISA Considerations
The notes are generally eligible for acquisition by employee benefit plans, individual retirement accounts and other retirement plans or arrangements, subject to those considerations discussed under “ERISA Considerations” in this prospectus.

We refer you to “ERISA Considerations” in this prospectus.  If you are a benefit plan fiduciary considering acquisition of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds
The Class A-1 Notes have been structured to be “eligible securities” as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, liquidity and risk diversification.  A money market fund should consult its legal advisers regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in the Class A-1 Notes satisfies the fund’s investment policies, ratings requirements and objectives.

Ratings
The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes.  It is a condition to the issuance of the notes that they receive certain credit ratings from the two rating agencies hired by the sponsor.  The sponsor has not hired any other  nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned or intends to assign ratings on the notes.

None of the sponsor, the depositor, the servicer, the administrator, the sellers, the originators, the indenture trustee, the owner trustee, the asset representations reviewer, the underwriters or any of their affiliates will be required to monitor any changes to the ratings on the notes.

Certain Investment Company Act Considerations
In determining that the issuing entity is not required to register as an investment company under the Investment Company Act of 1940, as amended, the issuing entity will be relying on an exemption from the definition of the term “investment company” contained in Rule 3a-7 under the Investment Company Act of 1940, as amended, although additional exemptions or exclusions may be applicable.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Summary of Risk Factors

The following summary is a concise description of certain of the material risk factors that you should consider in making your decision to purchase any notes.  This summary does not purport to summarize all of the risks that you should consider in making your decision to purchase any notes.  You should carefully read the risk factors set forth under “Risk Factors,” as well as the other information contained in this prospectus.

Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction

The notes are subject to certain risks related to their nature as asset-backed securities and the structure of the transaction, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•	the limited pool of receivables and other assets available to make payments on the notes;

•
unpredictability of the rate at which the notes will amortize, and the potential acceleration of payments on the notes due to the occurrence of an event of default or the optional purchase of the receivables;

•	the possible insufficiency of proceeds from the sale of the issuing entity’s assets to repay all of the notes;

•	the subordination of certain classes of the notes to other more senior classes of the notes and to certain fees and other payments; and

•	the limited control of certain classes of notes over actions of the issuing entity.

Risks Primarily Related to the Class A-2b Notes

The Class A-2b Notes are subject to certain risks, including due to factors such as, but not limited to:

•	the issuing entity will not enter into any swap agreements or interest rate cap agreements with respect to the Class A-2b Notes;

•	the impact of negative benchmark rates on the Class A-2b Notes;

•
the Class A-2b Notes accrue interest based on the SOFR Rate, which is a relatively new reference rate in asset-backed securities transactions, and there may be unanticipated problems in the use, calculation or performance of SOFR;

•	uncertainty about SOFR’s differences from the former LIBOR benchmark, including its composition, characteristics and market acceptance, which may have an adverse impact on the Class A-2b Notes;

•
the determination of the SOFR Rate for each interest accrual period based on the average of the daily compounded SOFR rates for the preceding 30 days, which may result in a potential mismatch compared to daily rates actually in effect on the calculation date; and

•	changes to, or the elimination of, SOFR or the determinations made by the administrator may adversely affect the Class A-2b Notes.

Risks Primarily Related to the Receivables and Economic Conditions

The notes are subject to certain risks related to the receivables and economic conditions, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•
the effect of health epidemics and other outbreaks, and related measures taken in response to such epidemics or outbreaks, on the obligors of the receivables, and on the abilities of the transaction parties to perform their respective obligations under the transaction documents;

•
geographic concentrations of the receivables and extreme weather conditions and natural disasters (including any such conditions and disasters resulting from climate change), public health concerns, economic developments and other similar events in specific geographic areas;

•	the failure of obligors to maintain physical damage insurance;

•	potential adverse effects of any recalls with respect to the financed vehicles; and

•	the impact of receivables with low annual percentage rates.

Risks Primarily Related to Legal and Regulatory Matters

The notes are subject to certain risks related to legal and regulatory matters, which could lead to payment delays, shortfalls in payments, losses on your notes or adverse effects on the price and liquidity of the notes in the secondary market, including due to factors such as, but not limited to:

•	federal and state consumer protection laws regulating the creation, collection and enforcement of the receivables;

•	regulatory reform (including reform intended to address climate change);

•	the Servicemembers Civil Relief Act and other similar state laws potentially limiting the ability of the servicer to collect from certain obligors; and

•	the potential lack of suitability of the notes as investments for investors subject to the EU Securitization Regulation or the UK Securitization Framework.

Risks Primarily Related to Servicing

The notes are subject to certain risks related to the servicing of the receivables, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•	the potential cost of transferring servicing responsibilities to a successor servicer, in the event of a servicer default, and the potential inability to obtain a successor servicer;

•	the ability of the servicer to commingle collections for a limited time; and

•	the potential that a security breach or cyber-attack could adversely affect BMW FS’ business and its ability to service the receivables.

Risks Primarily Related to the Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interests

The notes are subject to certain risks related to the potential bankruptcy and insolvency of transaction parties and perfection of security interests, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•	the bankruptcy or insolvency, as applicable, of BMW FS, BMW FS Securities LLC or BMW Bank;

•	interests of other persons in the receivables could be superior to the issuing entity’s interest therein; and

•	the failure of the servicer to maintain control of the authoritative copies of electronic contracts evidencing receivables.

General Risks Relating to the Transaction

The notes are subject to certain general risks applicable to transactions of this nature, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•	the complexity of the notes and the potential absence of a secondary market for the notes;

•	withdrawal or downgrade of the initial ratings of the notes, the potential issuance of unsolicited ratings on the notes, rating agency conflicts of interest and related regulatory scrutiny; and

•	limitations on your ability to exercise rights directly, due to the absence of physical notes, and potential delays in receiving payments as the result of the notes being held in book-entry form.

Risk Factors

You should consider the following risk factors in deciding whether to purchase the notes:

Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction

Because the issuing entity has limited assets, there is only limited protection against potential losses.

The only sources of funds for payments on the notes are the assets of the issuing entity and the reserve account.  The notes are not obligations of, and will not be insured or guaranteed by, any governmental agency or the depositor, the sponsor, the originators, the sellers, the servicer, any trustee, the asset representations reviewer or any of their affiliates.  You must rely solely on payments on the receivables and amounts on deposit in the reserve account for payments on the notes.  Although funds in the reserve account will be available to cover shortfalls in payments of interest and certain principal payments on each payment date, the amounts deposited in the reserve account will be limited.  If the entire reserve account has been used, the issuing entity will depend solely on current collections on the receivables to make payments on the notes.  Any excess amounts released from the reserve account to the depositor will no longer be available to noteholders on any later payment date.  We refer you to “Credit Enhancement—Reserve Account” in this prospectus.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on your notes.

Payment defaults or the insolvency or dissolution of the issuing entity may result in prepayment of the notes if the assets of the issuing entity are liquidated, which may result in losses.  Following the occurrence of an event of default, the indenture trustee may (and, at the written direction of the holders of at least a majority of the aggregate principal amount of the outstanding notes, shall) declare the entire aggregate principal amount of the outstanding notes to be due immediately.  If this happens, the indenture trustee may (subject to the terms of the indenture) sell or may be directed by holders of 100% (or, in some cases, 66 2/3%) of the aggregate principal amount of the outstanding notes to sell the assets of the issuing entity and prepay the notes.  In the event the indenture trustee sells the assets of the issuing entity under adverse market conditions, proceeds from such sale may not be sufficient to repay all of the notes and you may suffer a loss.

The notes are subject to risk because payments on the notes are subordinated to certain fees and other payments.

The notes are subject to risk because payments of principal and interest on the notes on each payment date are subordinated to payment of the servicing fee, reimbursement of non-recoverable servicer advances and payment of certain amounts payable to the indenture trustee, the owner trustee and the asset representations reviewer in respect of unpaid fees, expenses, indemnification amounts and other payments due and owing to such parties.

This subordination could result in reduced or delayed payments of principal and interest on the notes.

Payment priorities increase risk of loss or delay in payment to certain notes.

Classes of notes that receive payments, particularly principal payments, before other classes will be repaid sooner than the other classes and payments to these other classes may be delayed if collections and amounts on deposit in the reserve account are inadequate to pay all amounts payable on all classes of notes on any payment date.  In addition, because the principal of each class of notes generally will be paid sequentially, certain classes of notes will be outstanding longer and therefore will be exposed to the risk of losses during periods after other classes have received most or all amounts payable on their notes, and after which credit enhancement may have been applied and not replenished.

As a result, the yields of the later maturing classes of notes will be more sensitive to losses on the receivables and the timing of those losses.  If the actual rate and amount of losses exceeds historical levels, and if any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments of principal earlier than expected are exposed to greater reinvestment risk and classes of notes that receive payments of principal later than expected are exposed to greater risk of loss.  In either case, the yields on your notes could be materially and adversely affected.

The timing of principal payments is uncertain, and prepayments or repurchases of receivables, and the servicer’s optional purchase of the receivables, may cause prepayments on the notes, resulting in reinvestment risk to you.

The amount of distributions of principal on the notes and the time when you receive those distributions depend on the rate of payments and losses relating to the receivables, which cannot be predicted with certainty.  Those principal payments may be regularly scheduled payments or unscheduled payments like those resulting from prepayments or liquidations of defaulted receivables.  Additionally, the servicer may be required to make payments relating to the receivables under some circumstances, and will have the right to purchase all assets of the issuing entity pursuant to an optional redemption of the notes.  Each of these payments will have the effect of shortening the average lives of the notes.  You will bear any reinvestment risks resulting from a faster or slower rate of payments of the receivables.

Prepayments on the receivables will shorten the lives of the notes to an extent that cannot be predicted.  Prepayments may occur for a number of reasons.  Some prepayments may be caused by the obligors under the receivables.  For example, obligors may:

•	make early payments, since receivables will generally be prepayable at any time without penalty,

•	default, resulting in the repossession and sale of the financed vehicle,

•	damage the financed vehicle or become unable to make payments due to death or disability, resulting in payments to the servicer under any existing physical damage, credit life or other insurance, or

•	sell their financed vehicles or be delinquent or default on their receivables as a result of a manufacturer defect.

Some prepayments may be caused by the sellers or the servicer.  For example, the sellers will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables.  If a seller breaches a representation or warranty with respect to a receivable, or the servicer breaches certain of its covenants with respect to the servicing of the receivables, and the breach is material and cannot be remedied, the applicable seller or the servicer, respectively, may be required to purchase the affected receivables from the issuing entity.  This will result in the prepayment of the purchased receivables.

In addition, the servicer has the option to purchase all remaining receivables from the issuing entity when the aggregate outstanding principal balance of the receivables is 5% or less of the aggregate outstanding principal balance of the receivables as of the cutoff date.  BMW Bank will also have the option to repurchase from the depositor, from time to time, any of the receivables sold by it to the depositor under the bank receivables purchase agreement; provided, that the aggregate outstanding principal balance of all such receivables repurchased and to be repurchased does not exceed 2.0% of the aggregate outstanding principal balance of all of the receivables sold to the depositor under the bank receivables purchase agreement, in each case, measured as of the cutoff date.  If exercised, these optional purchase rights could reduce the average lives of the notes.

Further, the receivables may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related financed vehicles or for other reasons. The rate of prepayments on the receivables may also be influenced by a variety of economic, social and other factors in addition to those described below.  For these reasons, the servicer cannot predict the actual prepayment rates for the receivables. You will bear any reinvestment risks resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

The final payment on each class of notes is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations described above.  If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

Proceeds of the liquidation of the receivables may not be sufficient to pay your notes in full.

In certain circumstances, and if so directed by the holders of 100% (or, in certain circumstances, 66 2/3%) of the aggregate outstanding principal amount of the notes following an acceleration of the notes upon an event of default, the indenture trustee will liquidate the receivables owned by the issuing entity.  However, there is no assurance that the amount received from liquidation will be equal to or greater than the aggregate outstanding principal amount of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full.  This deficiency will be exacerbated where the aggregate outstanding principal amount of the notes exceeds the aggregate outstanding principal balance of the receivables.

Failure to pay principal on your notes will not constitute an event of default until maturity.

The amount of principal required to be paid to noteholders will be limited to amounts available for that purpose in the collection account (and the reserve account). Therefore, the failure to pay principal on your notes generally will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for your notes.  We refer you to “Description of the Transfer and Servicing Agreements—The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

Risks Primarily Related to the Class A-2b Notes

The issuing entity will issue floating rate notes, but the issuing entity will not enter into any interest rate swap or cap agreements and you may suffer losses on your notes if interest rates rise.

The receivables will provide for level monthly payments, while the Class A-2b Notes will bear interest at a floating rate based on a spread over the SOFR Rate, as defined under “Description of the Notes—Interest” in this prospectus. The issuing entity will not enter into any interest rate swap or cap agreements in connection with the issuance of the Class A-2b Notes.

If the floating rate payable by the issuing entity in respect of the Class A-2b Notes increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes.  If the issuing entity does not have sufficient funds to make payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the Class A-2b Notes out of its generally available amounts—not solely from funds that are dedicated to the Class A-2b Notes.  Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of the Class A-2b Notes.

Negative benchmark rates would reduce the rate of interest on the Class A-2b Notes.

The interest rate to be borne by the Class A-2b Notes will be based on a spread over a benchmark rate, which initially will be the SOFR Rate (as defined under “Description of the Notes—Interest” in this prospectus).  As a result, changes in the SOFR Rate (or any replacement benchmark) will affect the rate at which the Class A-2b Notes accrue interest and the level of interest payments on the Class A-2b Notes. To the extent that the SOFR Rate (or any replacement benchmark) decreases below 0.00% for any interest accrual period, the rate at which the Class A-2b Notes accrue interest for such interest accrual period will be reduced by the amount by which the related benchmark rate is negative, provided that the interest rate on the Class A-2b Notes for any interest accrual period will not be less than 0.00%.  A negative benchmark rate could result in the interest applied to the Class A-2b Notes decreasing to 0.00% for the related interest accrual period.

SOFR is a relatively new reference rate that may be more volatile than other benchmarks or market rates and its composition and characteristics are not the same as the former LIBOR benchmark.

The Class A-2b Notes will accrue interest at a floating rate based on a spread over a benchmark rate, which initially will be the SOFR Rate.  The SOFR Rate will be based on compounded averages of the secured overnight financing rate published for any day by the Federal Reserve Bank of New York (the “FRBNY”) on the FRBNY’s website, or by a successor administrator of such benchmark rate on such successor’s website (“SOFR”), which are used to determine Compounded SOFR.  For information on how the SOFR Rate and Compounded SOFR are determined, you should read “Description of the Notes—Interest” in this prospectus.  SOFR is a relatively new interest rate index, and the way that SOFR and any market-accepted adjustments to SOFR are determined may change over time.

SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through The Fixed Income Clearing Corporation’s delivery-versus-payment service.  The FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of The Depository Trust & Clearing Corporation.  The FRBNY states on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

SOFR is published by the FRBNY based on data received from sources outside of the sponsor and the issuing entity’s control or direction and neither the sponsor nor the issuing entity has control over its determination, calculation or publication.  In contrast to other indices, SOFR may be subject to direct influence by activities of the FRBNY, which may directly affect prevailing SOFR rates in ways the issuing entity is unable to predict.  There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of the holders of the Class A-2b Notes.  If the manner in which the SOFR calculation is changed, it may result in a reduction of the amount of interest payable on and the trading prices of the Class A-2b Notes.

The FRBNY began to publish SOFR in April 2018 and only began to publish compounded averages of SOFR in March 2020. The FRBNY has also been publishing historical indicative secured overnight financing rates going back to 2014.  Potential investors should not rely on any historical changes or trends in SOFR as an indicator of future changes or trends in SOFR.  As an overnight lending rate, SOFR may be subject to higher levels of volatility relative to other interest rate benchmarks.  Due to the emerging and developing adoption of SOFR as an interest rate index, investors who desire to obtain financing for their Class A-2b Notes may have difficulty obtaining any credit or credit with satisfactory interest rates, which may result in lower leveraged yields and lower secondary market prices upon the sale of the Class A-2b Notes.

The composition and characteristics of SOFR are not the same as those of the former London interbank offered rate (“LIBOR”) benchmark.  For example, while SOFR is a secured overnight rate, LIBOR historically was an unsecured rate calculated by reference to interbank submissions of different maturities (e.g., three months) (or, during the final stage of its existence, was determined on a synthetic basis using a methodology intended to approximate such an unsecured rate).  Additionally, since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as those formerly seen in LIBOR.  Although changes in the SOFR Rate, which is determined by reference to Compounded SOFR (as defined under “Description of the Notes—Interest”), generally are not expected to be as volatile as changes in the daily levels of SOFR, the return on and value of the Class A-2b Notes may fluctuate more than floating rate debt securities that are linked to less volatile rates.  As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Any failure of SOFR to gain market acceptance could adversely affect the Class A-2b Notes.

According to the Alternative Reference Rates Committee, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market.  However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, it is less likely to correlate with the unsecured short-term funding costs of banks.  This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which U.S. dollar LIBOR historically was used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR.  Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the Class A-2b Notes and the price at which investors can sell the Class A-2b Notes in the secondary market.

Because SOFR is a relatively new market index, the Class A-2b Notes will likely have no established trading market when issued, and an established trading market may not develop or may not provide significant liquidity.  Market terms for the Class A-2b Notes, such as the spread over the applicable benchmark rate, may evolve over time, and trading prices of the Class A-2b Notes may be lower than those of later-issued notes with interest rates based on SOFR as a result.  Investors in the Class A-2b Notes may not be able to sell the Class A-2b Notes at all or may not be able to sell the Class A-2b Notes at prices that will provide them with yields comparable to those of similar investments that have a developed secondary market, and may consequently experience increased pricing volatility and market risk.  If SOFR does not become widely adopted for securities like the Class A-2b Notes, or if the specific methodology for calculating interest on the Class A-2b Notes is not widely adopted by other market participants, the trading prices of the Class A-2b Notes may be lower than those of similar securities which are linked to indices that are more widely used.

Changes to or elimination of SOFR or the determinations made by BMW FS, as administrator, may adversely affect the Class A-2b Notes.

The FRBNY publishes SOFR based on data received by it from sources other than the sponsor, and neither the sponsor nor any other party to the transaction described in this prospectus has any control over its calculation methods, publication schedule, rate revision practices or availability at any time.  There can be no guarantee, particularly given its relatively recent introduction, that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Class A-2b Notes.  If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest payable on the Class A-2b Notes and the trading prices of the Class A-2b Notes.  In addition, BMW FS, as administrator, may determine, in its discretion, that certain technical, administrative or operational changes (including changes to the interest accrual period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) may be appropriate to adjust the SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the administrator decides that adoption of any portion of such market practice is not administratively feasible or if the administrator determines that no market practice exists, in such other manner as the administrator determines is reasonably necessary). Noteholders, including the noteholders of the Class A-2b Notes, will not have any right to approve or disapprove of these determinations or changes and will be deemed to waive and release any and all claims relating to any such determinations and changes.  BMW FS, as administrator, may determine that such changes to the SOFR Rate are appropriate even if other market participants in similar products have not done so, and any such determination may adversely affect the return on, the trading market for, and the value of the Class A-2b Notes.

In certain circumstances, as described under “Description of the Notes—Interest—Effect of Benchmark Transition Event,” if BMW FS, as administrator, has determined prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred, then the interest rate of the Class A-2b Notes will no longer be determined by reference to the SOFR Rate, but instead will be determined by reference to a benchmark replacement, as described under “Description of the Notes—Interest—Effect of Benchmark Transition Event.”

The determination of a benchmark replacement, the calculation of the interest rate on the Class A-2b Notes by reference to a benchmark replacement (including the application of any benchmark replacement adjustment), any implementation of benchmark replacement conforming changes and any other determinations, decisions or elections that may be made under the terms of the Class A-2b Notes in connection with a benchmark transition event, could adversely affect the value of the Class A-2b Notes, the return on the Class A-2b Notes and the price at which holders of the Class A-2b Notes can sell such Class A-2b Notes.  Furthermore, the issuing entity cannot anticipate how long it will take to adopt a specific benchmark replacement, which may delay and contribute to uncertainty and volatility surrounding any benchmark transition.

Furthermore, if a benchmark transition event and its related benchmark replacement date have occurred with respect to notes that have an interest rate that adjusts based on the SOFR Rate or the then-current benchmark, the U.S. federal income tax consequences of such a replacement of the benchmark are uncertain. If such a replacement constituted a “significant modification” of such notes under Treasury regulation section 1.1001-3, the replacement may result in a deemed taxable exchange of such notes and lead to the realization of gain or loss, as well as other corollary tax consequences.  There is no direct Internal Revenue Service tax guidance regarding a possible change in the benchmark as contemplated herein. Note owners of notes that have an interest rate that adjusts based on the SOFR Rate or the then-current benchmark should consult with their own tax advisors regarding the potential consequences of a benchmark transition event.

BMW FS, as administrator, will have significant discretion with respect to certain elements of the benchmark replacement process, including determining whether a benchmark transition event and its related benchmark replacement date have occurred, determining which related benchmark replacement is available, determining the earliest practicable determination date for using the related benchmark replacement, determining related benchmark replacement adjustments (if not otherwise determined by the applicable governing bodies or authorities) and making related benchmark replacement conforming changes (including potential changes affecting the business day convention and determination date).  Noteholders, including noteholders of the Class A-2b Notes, will not have any right to approve or disapprove of these determinations or changes and will be deemed to waive and release any and all claims relating to any such determinations and changes.  If BMW FS, as administrator, determines in its sole discretion that an alternative index is not administratively feasible, including as a result of technical, administrative or operational issues, then such alternative index will be deemed to be unable to be determined as of such date.  BMW FS, as administrator, may determine an alternative to not be administratively feasible even if such rate has been adopted by other market participants in similar products and any such determination may adversely affect the return on, the trading market for, and the value of the Class A-2b Notes.

The issuing entity cannot predict if SOFR will be eliminated, or, if changes are made to SOFR, the effect of those changes.  In addition, the issuing entity cannot predict what alternative index would be chosen, should this occur.  If SOFR in its current form does not survive or if an alternative index is chosen, the market value and liquidity of the Class A-2b Notes could be adversely affected.

Reliance upon Compounded SOFR, and any adjustments to the methodology used to determine Compounded SOFR, may adversely affect the Class A-2b Notes.

In March 2020, the FRBNY began to publish compounded averages of SOFR, which are used to determine Compounded SOFR (as defined under “Description of the Notes—Interest”).  It is possible that there will be limited interest in securities products based on Compounded SOFR.  As a result, you should consider whether reliance on Compounded SOFR may adversely affect the market value and yield of the Class A-2b Notes due to potentially limited liquidity and resulting constraints on available hedging and financing alternatives.

BMW FS, as administrator, may, from time to time and in its sole discretion, make conforming changes (i.e., technical, administrative or operational changes) without the consent of noteholders or any other party, which could change the methodology used to determine Compounded SOFR.  The issuing entity can provide no assurance that the methodology used to calculate Compounded SOFR will not be adjusted as described in the prior sentence and, if so adjusted, that the resulting interest rate will yield the same or similar economic results over the term of the Class A-2b Notes relative to the results that would have occurred had the interest rate been determined without any such adjustment or that the market value of the Class A-2b Notes will not decrease due to any such adjustment.  Noteholders, including noteholders of the Class A-2b Notes, will not have any right to approve or disapprove of these determinations or changes and will be deemed to waive and release any and all claims relating to any such determinations and changes.

You should carefully consider the foregoing uncertainties prior to investing in the notes.  In general, events related to SOFR and alternative reference rates may adversely affect the liquidity, market value and yield of your Class A-2b Notes.

Risks Primarily Related to the Receivables and Economic Conditions

Adverse events arising from health epidemics and other outbreaks could have an adverse effect on your notes.

Health epidemics and other outbreaks, such as the infectious disease caused by a coronavirus discovered in late 2019 and related variants have led, and may in the future lead, to disruptions in global financial markets and in the economies of many nations, including in the United States.  To the extent that a health epidemic or other outbreak and any related economic uncertainty results in increased delinquencies and defaults by obligors due to financial hardship or otherwise, BMW FS may implement a range of responsive actions with respect to obligors and the related receivables.

A health epidemic or other outbreak may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the ability of obligors to make timely payments on the receivables, vehicle values, the performance, market value, credit ratings and secondary market liquidity of the notes, and risks of geographic concentration of the related obligors.  The occurrence of any such events could also adversely affect the ability of BMW FS and the other transaction parties to perform their respective obligations under the transaction documents, which could have an adverse effect on the timing and amount of payments on the notes.

The geographic concentration of the receivables and performance of the receivables may increase the risk of loss on your investment.

Economic conditions, such as unemployment, interest rates, inflation rates and consumer perceptions of the economy, in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables.  In addition, obligors living in areas affected by extreme weather conditions and natural disasters (including any such conditions and disasters resulting from climate change) may suffer financial harm, reducing their ability to make timely payments on their receivables.  See “—Certain obligors’ ability to make timely payments on the receivables and the servicer’s ability to repossess and sell financed vehicles may be adversely affected by extreme weather conditions and natural disasters (including as a result of climate change), public health concerns and other similar events.”  If there is a concentration of vehicle registrations in particular states, any adverse economic conditions in those states, including those caused by extreme weather conditions and natural disasters, public health concerns and other similar events, may affect the prepayment, delinquency, credit loss or repossession experience on the receivables.

As of the cutoff date, the servicer’s records indicate that the aggregate principal balance of the receivables was concentrated in the following states (based on the garaging addresses of the related obligors):

State	Percentage of Aggregate Principal Balance as of the Cutoff Date
California	15.87%
Texas	13.25%
Florida	10.94%
New York	5.31%

No other state, based on the garaging addresses of the related obligors, accounted for more than 5.00% of the aggregate principal balance of the receivables as of the cutoff date.

For a discussion of the breakdown of the receivables by state, we refer you to “The Receivables” in this prospectus.

Certain obligors’ ability to make timely payments on the receivables and the servicer’s ability to repossess and sell financed vehicles may be adversely affected by extreme weather conditions and natural disasters (including as a result of climate change), public health concerns and other similar events.

Extreme weather conditions and natural disasters, such as floods, hurricanes and wildfires (including an increase in the frequency of such conditions and disasters as a result of climate change), public health concerns (including without limitation, health epidemics and other outbreaks), instances of civil unrest, labor strikes, cyber-attacks and other similar events have caused, and could cause or continue to cause substantial business disruptions, economic losses and increased unemployment.  In addition, if any extreme weather conditions or natural disasters (including as a result of climate change) were to occur in a geographic region in which a large number of obligors are located, these risks would be exacerbated. See “—The geographic concentration of the receivables and performance of the receivables may increase the risk of loss on your investment.”  Furthermore, the auto dealerships and physical auctions that facilitate the origination of the receivables and the disposition of the financed vehicles are also subject to disruption by extreme weather conditions and natural disasters.  As a result of one or more of the foregoing factors, the ability of obligors to make timely payments and the servicer’s ability to repossess and sell financed vehicles could be adversely affected which could, in turn, adversely affect the issuing entity’s ability to make payments on the notes.

Economic developments may adversely affect the performance and market value of your notes.

The United States economy has in the past experienced, and may in the future experience, a recession or period of economic slowdown or contraction.  Any such economic slowdown may adversely affect the performance of the receivables and the market value of your notes.  A deterioration in economic conditions, including elevated unemployment, inflation and lack of available credit, may lead to decreased consumer demand for automobiles and declining market values of the financed vehicles, which may weaken collateral coverage and increase the amount of a loss in the event of obligor defaults.  Increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which the financed vehicles may be sold or delay the timing of these sales.

Events in the global financial markets, including downgrades of sovereign credit ratings, devaluation of currencies by foreign governments, global health epidemics or pandemics, and slowing economic growth in the past have caused (and in the future may cause again) a significant reduction in liquidity in the secondary market for asset-backed securities.  In addition, disagreements over the federal budget have caused the United States federal government to shut down for periods of time, and rating agencies have lowered or threatened to lower the long-term sovereign credit rating of the United States in connection therewith. Recent United States debt ceiling concerns and budget impasses have increased the possibility of additional credit-rating downgrades. The impact of any such downgrades to the United States government’s sovereign credit rating or its perceived creditworthiness could adversely affect the United States and global financial markets and economic conditions. Continued adverse political and economic conditions could adversely affect the performance and market value of the notes and limit the ability of an investor to sell its notes.

Geopolitical conditions and other market events, including disruptive trade policies, disruption of operations as a result of systemic political or economic instability, adverse changes to tax laws and regulations, tariffs (including retaliatory tariffs), social unrest, outbreak of war or expansion of hostilities (such as continued or escalated hostilities between Russia and Ukraine and in the Middle East), public health concerns, climate-related risk, and acts of terrorism, could each have a material adverse effect on BMW FS’ business, results of operations and financial condition, and could have an adverse effect on the notes.

No prediction or assurance can be made as to the effect of economic developments on the rate of delinquencies, prepayments and/or losses on the receivables or the market value of your notes.

Failure of obligors to maintain physical damage insurance could result in a loss.

Each receivable requires the obligor to obtain physical damage insurance covering loss or damage to the financed vehicle.  Dealers are required to provide BMW FS or BMW Bank with written evidence that physical damage and liability insurance covers the receivable at least in the amount required by the receivable at the time the contract is acquired by BMW FS or BMW Bank. However, there can be no assurance that each financed vehicle will continue to be covered by physical damage insurance for the entire term during which the related receivable is outstanding. BMW FS does not “force place” insurance, and does not verify the existence of such insurance or monitor the maintenance of required obligor insurance.  In the event that this insurance coverage is exhausted and no third-party reimbursement for that damage is available, investors in the notes could incur a loss on their investment.

We refer you to “BMW FS’ and BMW Bank’s Financing Programs—Physical Damage and Liability Insurance” in this prospectus.

You may experience reduced returns and delays on your notes resulting from a vehicle recall.

Applicable laws and governmental standards require manufacturers to take actions, from time to time, to remedy defects related to vehicle safety through safety recall campaigns, and BMW of North America, LLC may be obligated to recall certain financed vehicles if it determines that the vehicles do not comply with a safety standard.  Defects in products can also lead to customer dissatisfaction and safety issues if such defects led to product failures or unsafe driving conditions.

Obligors on receivables related to financed vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related financed vehicles may be sold declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the receivables, you may experience delays in payments or losses on your notes.

You may suffer losses due to receivables with low APRs.

The receivables include receivables that have APRs that are less than the interest rates on your notes.  Interest paid on the higher APR receivables compensates for the lower APR receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created.  Excessive prepayments on the higher APR receivables may adversely impact your notes by reducing the interest payments available.

The yield supplement overcollateralization amount takes into account the mix of receivables by APR but there is no assurance that the yield supplement overcollateralization amount will be sufficient to pay all notes in full.

Risks Primarily Related to Legal and Regulatory Matters

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd Frank Act”, became law.  The Dodd-Frank Act is extensive and significant legislation that, among other things:

•
gives the Federal Deposit Insurance Corporation authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority, or the OLA, as described in more detail under “Certain Legal Aspects of the Receivables—Dodd Frank Orderly Liquidation Framework”;

•	strengthened the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission; and

•	created the Consumer Financial Protection Bureau (“CFPB”), which is responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which includes BMW Bank and may include BMW FS.  The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions, including the ability to define and regulate unfair, deceptive and abusive acts and practices.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Consumer Protection Laws.”

There is considerable uncertainty as to the operating status of federal agencies and the future policies that the current U.S. administration may pursue in areas impacting financial regulation and consumer protection. Federal consumer financial regulation is in a period of extended transition for a variety of reasons, including that nominations for agency leadership are pending before the U.S. Senate, executive orders impacting the operations of federal agencies have been issued (with their application and implementation time period uncertain) and reductions of personnel are occurring across agencies. Many of the current administration’s executive orders are being challenged in court, with initial requests for injunctions being granted, denied, or extended, and the ultimate resolution of the legality of the executive orders is expected to take an extended period of time. Further, in pending litigation challenges to certain rules, agencies have sought to suspend the litigation in some cases, and in others have not yet taken action. The outlook is similarly uncertain as to pending enforcement cases. It is also uncertain how other federal and state regulators will respond to any changes at the CFPB, which may include increasing or decreasing enforcement activity.

Compliance with implementing regulations under the Dodd-Frank Act and the oversight of the Securities and Exchange Commission, the CFPB or other government entities, as applicable, have imposed costs on, created operational constraints for, and placed limits on pricing with respect to, financial institutions such as BMW Bank and finance companies such as BMW FS.  Because of the complexity of the Dodd-Frank Act, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants can be difficult to predict.  In particular, no assurance can be given that these requirements imposed, or that may be imposed in future regulatory changes, under the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of BMW FS, BMW Bank, the servicer, the sponsor, the originators, the depositor, the issuing entity or their respective affiliates.

The CFPB has also successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles.  On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the trust is a “covered person” under the Dodd-Frank Act because it engages in the servicing of loans, even if through servicers and subservicers.  CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.).  On February 11, 2022, the district court granted the defendant trusts’ motion to certify that order for immediate appeal and stayed the case pending resolution of any appeal.  On March 19, 2024, the U.S. Court of Appeals for the Third Circuit (the “Third Circuit”) affirmed the district court’s decision, holding that the defendant trusts are “covered persons” under the Dodd-Frank Act and subject to the CFPB’s enforcement authority.  The Third Circuit and the U.S. Supreme Court denied further review.  On January 16, 2025, the CFPB announced a proposed settlement of the action with the defendant trusts, however, the proposed settlement order was never entered by the district court.  On April 25, 2025, the CFPB stipulated to the dismissal of the action with prejudice, and on April 28, 2025, the district court terminated the action pursuant to that stipulation of dismissal.

In addition, on May 6, 2024, the CFPB filed a separate complaint in the U.S. District Court for the Middle District of Pennsylvania against the National Collegiate Student Loan Trusts (“NCSL Trusts”), as well as the Pennsylvania Higher Education Assistance Agency (“PHEAA”), the primary student loan servicer for active student loans held by the NCSL Trusts, as part of a settlement with the NCSL Trusts and PHEAA. The CFPB alleged that the defendants failed to respond to borrower requests, failed to provide accurate information to borrowers and incorrectly denied forbearance requests. The CFPB also filed proposed final judgments, to which the NCSL Trusts and PHEAA agreed, that, if entered by the court following any appeals, would require the NCSL Trusts and PHEAA to pay $400,000 and $1.75 million in penalties, respectively; to pay an additional $3 million in redress to affected borrowers, to be allocated by agreement between PHEAA and the NCSL Trusts; and to correct outstanding requests by borrowers. The proposed orders would also require the NCSL Trusts to modify their servicing guidelines to address the CFPB’s allegations.  On June 21, 2024, Pacific Investment Management Company LLC (“PIMCO”), on behalf of the investment vehicle that holds notes issued by the NCSL Trusts, filed an objection to the proposed consent orders and motion to intervene. PIMCO’s motion to intervene was granted on September 19, 2024, but the court overruled PIMCO’s objection on October 1, 2024.  On January 3, 2025, the court agreed to stay the effectiveness of the settlement pending PIMCO’s appeal of its objection. The case was referred to the circuit mediator, and, on August 12, 2025, the parties filed a motion for partial remand. In that motion, the parties stated that, after participation in the Third Circuit’s Mediation Program, they had agreed to the terms of a proposed settlement and that a condition of that settlement is that the district court grant a motion to partially vacate or modify the stipulated judgments previously entered by the district court. The Third Circuit granted the parties’ motion for partial remand on September 25, 2025. On December 2, 2025, the parties filed a motion with the district court to modify the stipulated judgment. Under the terms of the modified stipulated judgment, the defendants would provide redress only to borrowers eligible for relief under the Servicemembers Civil Relief Act, as amended, and would not be required to make any changes to servicing guidelines, though the civil money penalties paid by the defendants would remain unchanged. On December 8, 2025, the district court granted the parties’ motion to modify the stipulated judgment.

Upon joint stipulation filed by the parties on January 6, 2026, the Third Circuit dismissed the appeal with prejudice, providing a final resolution to the matter.

The CFPB and state attorneys general, who have the independent authority to enforce the Dodd-Frank Act, may rely on both cases as precedent in investigating and bringing enforcement actions against other trusts and securitization vehicles, including the issuing entity, in the future.

The future of the CFPB’s operations is uncertain. The Acting Director of the CFPB under the current administration has substantially restricted the operations of the CFPB, directed dismissal or stays of law enforcement cases pending in court, and withdrawn policy positions taken by prior administrations. There is pending litigation in federal court challenging the CFPB’s actions to reduce its workforce and substantially stop operations. On March 28, 2025, the U.S. District Court for the District of Columbia issued a preliminary injunction requiring the reinstatement of certain terminated CFPB employees and that the CFPB continue to carry out certain statutorily-mandated functions, including with respect to consumer complaint intake and response, and prohibiting the widescale termination of CFPB employees. Nat’l Treasury Emps. Union v. Vought, et. al., No. 1:25-cv-00381-ABJ (D.D.C.). The subsequent day, the CFPB appealed the district court’s preliminary injunction. Nat’l Treasury Emps. Union v. Vought, et. al., No. 25-5091 (D.C. Cir.). Notwithstanding the D.C. Circuit’s order, the CFPB issued reduction-in-force notices to a large majority of its employees on April 17, 2025.  Those notices were challenged, and the district court suspended the firings following an emergency hearing on April 18, 2025. On April 28, 2025, the D.C. Circuit clarified its April 11, 2025 order, reinstating certain of the district court’s restrictions on the agency’s ability to fire employees.  On May 16, 2025, the D.C. Circuit heard oral arguments on the CFPB’s appeal of the district court’s preliminary injunction, and on August 15, 2025, the D.C. Circuit vacated the district court’s preliminary injunction, finding that the district court lacked jurisdiction with respect to the plaintiffs’ claims related to loss of employment and that the plaintiffs’ other claims failed to target final agency action reviewable under the Administrative Procedure Act or unconstitutional action reviewable in equity.  The D.C. Circuit remanded the case back to the district court for further proceedings. On December 17, 2025, the D.C. Circuit vacated the panel’s August 15 order and granted the appellee’s petition for rehearing en banc.  The final outcome of the litigation remains uncertain.  There is no guarantee that the activities of the CFPB, in whole or in part, will remain suspended.  There remains considerable uncertainty as to the future of the CFPB and the areas of focus or priorities of the CFPB under Acting Director Vought and any successor Acting Director or Director.  The state-level response to changes at federal agencies, including the CFPB, is also unclear and may include increasing, decreasing, or re-prioritizing enforcement activity.

In addition, the Federal Trade Commission (the “FTC”) and state attorneys general have, in recent years, increased their scrutiny of motor vehicle dealers and auto lending, particularly with respect to antidiscrimination and deception concerns related to the prices of, and fees charged in connection with, automobile financing, including add-on products such as GAP insurance and extended warranties. Also, on December 12, 2023 the FTC issued a final rule that would have (i) prohibited motor vehicle dealers from making certain misrepresentations in the course of selling, leasing, or arranging financing for motor vehicles, (ii) required accurate pricing disclosures in dealers’ advertising and sales discussions, (iii) required dealers to obtain consumers’ express, informed consent for charges, (iv) prohibited the sale of any add-on product or service that confers no benefit to the consumer, and (v) required dealers to keep records of advertisements and customer transactions.  The effective date was suspended pending a legal challenge to the rule filed in the U.S. Court of Appeals for the Fifth Circuit on January 5, 2024.    On January 27, 2025, the Fifth Circuit vacated the rule on procedural grounds.

On February 21, 2018, the Department of the Treasury proposed a number of changes to the bankruptcy process for financial companies and reform of the FDIC’s OLA authority. It is uncertain whether these proposals or other amendments to OLA will be enacted by statute or regulation, and what effect they would have on BMW FS, the depositor, the issuing entity or any of their respective creditors.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to BMW FS or its affiliates, including the issuing entity and the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights.  Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

Changes to the regulatory environment in which BMW FS operates, including, for example, anti-money laundering or anti-terrorism financing laws, or laws or regulations intended to mitigate factors contributing to, or intended to address the potential impacts of, climate change (including laws or regulations which may adversely impact the automobile industry in particular as a result of efforts to mitigate certain factors contributing to climate change), could have a material adverse effect on BMW FS’ business and financial condition.  Any such changes could also adversely affect BMW FS’ ability to service the receivables and perform its other obligations under the transaction documents, which could materially adversely affect the timing and amount of payments of principal and interest on your notes.

Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.

Many federal and state consumer protection laws regulate consumer contracts, including the receivables.  Also, some of these laws may provide that the assignee of a consumer contract (such as the issuing entity) is liable to the related obligor for any failure of the contract to comply with these laws.  If any of the receivables does not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on such receivables, and the issuing entity, as assignee of the related originator, could be held liable for any applicable penalties or damages.  If that happens, payments on the notes could be delayed or reduced.

Each of BMW FS and BMW Bank will make certain representations and warranties relating to the receivables, including with respect to the compliance by each such receivable in all material respects at the time it was originated with all requirements of applicable laws.  If BMW FS or BMW Bank breaches these representations or warranties, and if the breach materially and adversely affects the interests of the issuing entity or the noteholders in such receivable and such breach has not been timely cured, then the issuing entity’s sole remedy (other than the indemnification available to the issuing entity as described below, and the remedies available to the issuing entity described under “Description of the Notes—Dispute Resolution for Repurchase Request”) will be to require such entity to repurchase the affected receivables.  Each of BMW FS and BMW Bank will also indemnify the issuing entity for any failure of a receivable to have been originated in material compliance with all applicable requirements of law.  Any failure by BMW FS or BMW Bank to repurchase the affected receivables, or to indemnify the issuing entity, as applicable, could result in delays or reductions in payments on your notes. We refer you to “Certain Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act.

The Servicemembers Civil Relief Act, as amended, and similar laws of many states may provide relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables.  U.S. military operations and rising tensions in other regions may continue to involve military operations that will increase the number of citizens who have been called or will be called to active duty.

The Servicemembers Civil Relief Act provides, generally, that an obligor who is covered by the Servicemembers Civil Relief Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty.  Any shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments, and such shortfalls are not specifically covered by any form of credit enhancement on the notes. In the event that there are not sufficient available amounts to off-set interest shortfalls on the receivables due to the application of the Servicemembers Civil Relief Act or similar legislation or regulations, a shortfall will occur in the noteholders’ interest payments. Such shortfalls will be required to be paid in subsequent periods, to the extent of available amounts, before payments of principal are made on the notes and may result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement. In addition, pursuant to the laws of many states, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment sale contracts, including the receivables.

The Servicemembers Civil Relief Act also provides, generally, that the servicer may not terminate a receivable for breach of the related contract, including nonpayment.  The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess the financed vehicle securing a defaulted receivable during the related obligor’s period of active duty and, under certain circumstances, during an additional specified period thereafter, and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the certificates, but if such losses are greater than anticipated, you may suffer a loss.

The servicer is not required to advance any shortfall due to the application of the Servicemembers Civil Relief Act.

We do not know how many receivables have been or may be affected by the application of the Servicemembers Civil Relief Act.

The notes may not be a suitable investment for investors subject to the EU Securitization Regulation or the UK Securitization Framework.

None of the issuing entity, the depositor, the sponsor, the sellers, the servicer, the administrator, the indenture trustee, the paying agent, the owner trustee, the underwriters, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest with respect to such transaction in a manner that would satisfy the requirements of the EU Securitization Regulation or the UK Securitization Framework.

In addition, no such person will undertake, or intends, in connection with such transaction, to take any other action or refrain from taking any action prescribed or contemplated in the EU Securitization Regulation or the UK Securitization Framework, or for purposes of, or in connection with, facilitating or enabling compliance by any investor that is subject to the due diligence requirements of the EU Securitization Regulation or the UK Securitization Framework with such requirements or by any person with the requirements of any other law or regulation now or hereafter in effect in the European Union (the “EU”), any member state of the European Economic Area (the “EEA”) or the United Kingdom (“UK”) in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

The arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of enabling or facilitating compliance by any person with the due diligence or other requirements of the EU Securitization Regulation or the UK Securitization Framework.

Consequently, the notes may not be a suitable investment for investors who are subject to the EU Securitization Regulation or the UK Securitization Framework.  As a result, the price and liquidity of the notes in the secondary market may be adversely affected.  Prospective investors are responsible for analyzing their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the suitability of the notes for investment and the scope and applicability of, and compliance with, the requirements of the EU Securitization Regulation, the UK Securitization Framework and any other applicable existing or future similar regimes in any relevant jurisdictions.  For more information regarding the EU Securitization Regulation and the UK Securitization Framework, see “Plan of Distribution––Requirements for Certain European Economic Area and United Kingdom Regulated Investors and Affiliates” in this prospectus.

Risks Primarily Related to Servicing

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, any of which may have an adverse effect on your notes.

If a servicer default occurs, the indenture trustee (acting at the written direction of noteholders holding at least 50% of the outstanding aggregate principal amount of the notes) may remove the servicer without the consent of the owner trustee or the certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•	the cost of the transfer of servicing to the successor; the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

•	the servicing fees charged by the successor.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, which may delay or reduce payments to noteholders.

Paying the servicer a fee based on a percentage of the aggregate principal balance of the receivables may result in the inability to obtain a successor servicer.

Because the servicer is paid a servicing fee based on a percentage of the aggregate principal balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to assume the duties of the servicer with respect to the remaining receivables.  If there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period, which may delay or reduce payments to noteholders.

Commingling by the servicer may result in delays and reductions in payments on your notes.

So long as BMW FS is the servicer, no servicer default has occurred and is continuing and either certain conditions established by the rating agencies rating the notes have been satisfied or alternative arrangements satisfactory to such rating agencies have been made, the servicer will not have to deposit collections into the collection account until the business day preceding the related payment date. The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account before each payment date and may make a single deposit to the collection account on such date if the conditions specified in this prospectus are satisfied.  The servicer will pay no fee to the issuing entity or the noteholders for any use by the servicer of such collections or proceeds.  If the servicer were to become insolvent, the servicer’s failure to deposit such collections and proceeds in the collection account may result in delays and reductions in payments on the notes and investors may suffer a loss.  We refer you to “Description of the Transfer and Servicing Agreements—Collections” in this prospectus.

A security breach or a cyber-attack could adversely affect BMW FS, and could have an adverse effect on your notes.

BMW FS and its affiliates, agents, service providers and other contractual counterparties (including parties in BMW FS’ supply chain) could be at risk of interruptions, outages, and breaches of operational and security systems.  The in-vehicle systems included in BMW vehicles, which have become an increasingly important component of vehicle control systems and mobility services, are subject to similar risks.  In addition, BMW FS and its affiliates collect and store certain personal and financial information from customers, employees, and third parties.  Security breaches or cyber-attacks involving or affecting (directly or indirectly) BMW FS or its affiliates could materially disrupt operational systems, result in loss of trade secrets or other proprietary or competitively sensitive information, compromise personally identifiable information of customers, employees, or others, jeopardize the security of BMW FS’ and its affiliates’ facilities, or affect the performance of in-vehicle systems.  Further, security breaches or cyber-attacks involving or affecting BMW FS, its affiliates, agents, service providers and other contractual counterparties could adversely affect BMW FS’ and its affiliates’ ability to manufacture, repair or otherwise service BMW and MINI vehicles, including the receivables.  A cyber incident could be caused by malicious persons using sophisticated, targeted methods to circumvent firewalls, encryption, and other security defenses.  A cyber incident might not be detected in time to prevent a breach of these systems or other adverse effects.  Any such incident could harm BMW FS’ and its affiliates’ reputations and subject BMW FS and its affiliates to regulatory actions or litigation. If any of these risks were to materialize, this could have a material adverse effect on BMW FS’ business and financial condition, could adversely affect BMW FS’ ability to service the receivables and perform its other obligations under the transaction documents, and could have an adverse effect on your notes.

Risks Primarily Related to Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interests

The bankruptcy of BMW FS (servicer) or BMW FS Securities (depositor) could result in losses or delays in payments on your notes.

Following a bankruptcy or insolvency of the servicer or the depositor, a court could conclude that the receivables are owned by the servicer or the depositor, instead of the issuing entity. This conclusion could be either because the transfer of the receivables from the depositor to the issuing entity was not a “true sale” or because the court concluded that the depositor or the issuing entity should be consolidated with the servicer or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:

•
the “automatic stay,” which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution for collateral in limited circumstances,

•
tax or government liens on the servicer’s or the depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes, and

•
the issuing entity or the indenture trustee not having a perfected security interest in the receivables or any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

The depositor will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the depositor with BMW FS for bankruptcy purposes or conclude that the transfer of the receivables was not a “true sale.”

We refer you to “Certain Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in this prospectus.

The bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes.

In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the receivables may occur.  Any delay in the collection of payments on the receivables may delay or reduce payments to noteholders.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payments on your notes.

Another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in that receivable because the receivables will not be segregated or marked as belonging to the issuing entity.  The depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the issuing entity’s interest in the receivables.  However, the servicer, as custodian, will continue to hold (or, with respect to any receivables that are evidenced by an authoritative copy of the related electronic contracts, maintain control of) the authoritative copies of the receivables.  If another party purchases (including the taking of a security interest in) one or more receivables for new value in the ordinary course of business and obtains possession or control of the authoritative copies of those receivables without knowledge that its purchase violates the rights of the issuing entity because of the failure to segregate or mark those authoritative copies or, in the case of receivables evidenced by an electronic contract, the failure to maintain control of those authoritative copies, the new purchaser, or secured party, will acquire an interest in those receivables superior to the interest of the issuing entity.

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the issuing entity’s interest in the vehicle because of the failure to identify the issuing entity as the secured party on the related certificate of title.  While each seller will assign its security interest in the financed vehicles to the depositor, and the depositor will assign to the issuing entity its security interest in the financed vehicles, the servicer will continue to hold the certificates of title as custodian of title or ownership for the vehicles.  However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the issuing entity as the new secured party.  Because the issuing entity will not be identified as the secured party on any certificates of title or ownership, the security interest of the issuing entity in the vehicles may be defeated through fraud, forgery, negligence or error and as a result the issuing entity may not have a perfected security interest in the financed vehicles in every state.

The possibility that the issuing entity may not have a perfected security interest in the financed vehicles may affect the issuing entity’s ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors.  Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes.  We refer you to “Certain Legal Aspects of the Receivables—Security Interests in Financed Vehicles” in this prospectus.

If the servicer does not maintain control of the authoritative copies of electronic contracts evidencing receivables, the issuing entity may not have a perfected security interest in those receivables.

As described in “The Sponsor, Originator, Seller, Administrator and Servicer—Electronic Contracts and Electronic Contracting” in this prospectus, some receivables are originated electronically by BMW FS and BMW Bank and stored by BMW FS, as servicer, in its electronic vault, and may, in the future, be stored on behalf of BMW FS by one or more third-party vaulting service providers.  BMW FS’ electronic vaulting system recognizes, and any third-party vaulting system that it may utilize will recognize, BMW FS as the party having control of the authoritative copies of electronic contracts evidencing receivables originated electronically by BMW FS and BMW Bank, and BMW FS, as servicer, will maintain control of those authoritative copies of electronic contracts evidencing receivables on behalf of BMW FS, BMW Bank and their respective assigns.  BMW FS’ electronic vaulting system is designed and any third-party vaulting system that it may utilize will be designed to enable each of BMW FS and BMW Bank to perfect its security interest in the receivables evidenced by electronic contracts by satisfying the Uniform Commercial Code’s requirements for “control” of an authoritative electronic copy of a record evidencing chattel paper.  For a description of these requirements, see “Description of the Transfer and Servicing Agreements—Maintenance and Safekeeping of the Receivables” in this prospectus.

BMW FS, BMW Bank and the depositor will represent that BMW FS, as servicer, has “control” (within the meaning of the applicable UCC) of authoritative copies of the electronic contracts evidencing receivables.  However, it is possible that another person could acquire an interest in an electronic contract that is superior to BMW FS’ or BMW Bank’s interest (and, accordingly, the issuing entity’s interest).  This could occur if BMW FS ceases to have “control” over the authoritative copy of an electronic contract and another party purchases that electronic contract (without knowledge that such purchase violates BMW FS’, BMW Bank’s or their respective assigns’ rights, as applicable, in the electronic contract) and obtains “control” over the authoritative copy of the electronic contract.  BMW FS also could lose control over an authoritative copy of an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in its electronic vaulting system or in the electronic vaulting system of any third-party vaulting service providers, a person other than BMW FS were able to modify or duplicate the authoritative copy of the contract.

Although each of BMW FS and BMW Bank will perfect its assignment of its security interest in the electronic contracts to the issuing entity by filing financing statements, if the interests in the receivables that BMW FS or BMW Bank acquired from the originating dealer were not perfected by control, the priority of the issuing entity’s security interest in the receivables could be affected. The issuing entity’s interest in the receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer or to judgment creditors who obtain a lien on the receivables or to a bankruptcy trustee of a dealer that becomes a debtor in bankruptcy.

There can be no assurances that any third-party software employed by BMW FS in its electronic vaulting system or in the electronic vaulting systems employed by one or more third-party vaulting service providers will perform as represented to BMW FS and BMW Bank in maintaining the systems and controls required to provide assurance that BMW FS maintains control over the authoritative copy of an electronic contract.  In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the authoritative copy.  Additionally, there is a risk that the systems employed by BMW FS or by a third-party service provider to maintain control of the authoritative copies of electronic contracts may be insufficient under applicable law to give BMW FS and BMW Bank (and accordingly, the issuing entity) a perfected security interest in the receivables evidenced by electronic contracts.

From time to time, the receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the maturity date.  An amendment may be evidenced in the form of a new amended electronic contract or as a tangible amendment to an existing electronic contract.  To the extent any of those amendments is evidenced in tangible form, BMW FS, as servicer, will agree to maintain the perfected security interest in the receivables (consisting of the electronic contract and tangible amendment) by possession of the authoritative tangible copy of the amendment and control of the authoritative copy of the electronic contract.

As a result of the foregoing, BMW FS or BMW Bank (and accordingly, the issuing entity) may not have a perfected security interest in certain receivables or its interest, although perfected, could be junior to that of another party.  Either circumstance could affect BMW FS’ ability on behalf of the issuing entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.

FDIC receivership or conservatorship of BMW Bank could result in delays in payments or losses on your notes.

BMW Bank is a Utah corporation and its deposits are insured by the Federal Deposit Insurance Corporation, or the “FDIC.”  If BMW Bank were to become insolvent, were to be in an unsafe or unsound condition, or were to violate applicable laws or regulations in a manner that is likely to cause BMW Bank to become insolvent, or if other similar circumstances were to occur, the FDIC could be appointed receiver or conservator of BMW Bank. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the repudiation and automatic stay powers described under “Certain Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in this prospectus.

We will structure the transfer of receivables under the bank receivables purchase agreement between BMW Bank and the depositor with the intent that it will be characterized as a legal true sale and not as a grant of a security interest to secure a debt.  While the FDIC might challenge this transfer because the receivables remain on the balance sheet of BMW Bank, if the transfers are so characterized, then the FDIC likely would not be able to recover the transferred receivables using its repudiation powers, but to our knowledge this issue has not been tested since the FDIC issued the FDIC Rule.

However, if the FDIC were to assert that the transfer of receivables under the bank receivables purchase agreement was not a legal true sale, then the depositor would be treated as having made a loan to BMW Bank, secured by the transferred receivables.  The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying an amount limited to “actual direct compensatory damages” as discussed under “Certain Legal Aspects of the Receivables— Certain Matters Relating to Insolvency” in this prospectus.

If the FDIC were appointed as conservator or receiver for BMW Bank, the FDIC could:

•	require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against BMW Bank; or

•	invoke the automatic stay to prevent the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

If the FDIC, as conservator or receiver for BMW Bank, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced. See “Certain Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in this prospectus.

To limit the adverse consequences of the FDIC’s potential use of these powers, BMW Bank and the depositor will structure this securitization transaction with the intention of taking advantage of a regulatory safe harbor that the

FDIC has created, entitled “Treatment of financial assets transferred in connection with a securitization or participation.”  This FDIC regulatory safe harbor contains separate safe harbors for transfers in securitization transactions based on whether the transfers do or do not qualify for sale accounting treatment.  See “Certain Legal Aspects of the Receivables—FDIC Rule” in this prospectus.  The FDIC Rule limits the rights of the FDIC, as conservator or receiver, to delay or prevent payments to noteholders in securitization transactions.  Although this securitization transaction is intended to comply in all material respects with the FDIC Rule, the application of the FDIC Rule to any transaction is subject to ambiguities and untested interpretive issues, particularly in the case of a transaction with multiple originators, and there can be no guarantee that the FDIC will agree that this transaction satisfies all of the requirements to qualify for such safe harbor despite our intention to comply.

One of the requirements of the FDIC Rule is that the agreements for the transaction require the retention of an economic interest in the credit risk of the securitized assets in accordance with Regulation RR of the Securities Exchange Act of 1934, as amended.  BMW FS and BMW Bank intend to take the position that, solely for purposes of the FDIC Rule, BMW Bank (and not BMW FS) is the “sponsor” with respect to the receivables transferred by BMW Bank to the depositor on the closing date, and that the applicable disclosure and reporting covenants in the FDIC Rule apply to BMW Bank.  BMW FS, as the sponsor under Regulation RR, intends to satisfy its obligation to retain credit risk by causing the depositor and BMW Bank, its wholly-owned subsidiaries, to retain the certificates, which they believe will satisfy this requirement of the FDIC Rule.

BMW FS believes that, in the event of a repudiation by the FDIC of the related purchase agreement, the damages calculation under the FDIC Rule should be at least equal to a pro rata principal amount of the notes based on the relative principal balance of the receivables that were sold by BMW Bank to all of the receivables held by the issuing entity at the date of repudiation, plus accrued interest on such principal amount at the interest rate on the notes accrued to the date of repudiation.  However, this interpretive position is untested and there appears to be no authority for interpreting the application of the FDIC Rule where the institution is not the only seller of receivables in a securitization.  If the FDIC were successful in asserting that this transaction does not comply with the FDIC Rule, whether because it takes the position that BMW Bank should not be treated as the sponsor for purposes of the FDIC Rule, or for any other reason, you could suffer a loss on your investment.  In addition, if the FDIC takes a different, less favorable position as to the calculation of damages, you could suffer a loss on your investment.  Additionally, if the FDIC were to release interpretative guidance contrary to the positions taken by BMW FS and BMW Bank subsequent to the closing date, you could suffer a loss if the market or a rating agency believes the interpretive guidance negatively affects the notes.

For a description of the FDIC Rule’s requirements and effects, including the uncertainty regarding its application and interpretation, see “Certain Legal Aspects of the Receivables—FDIC Rule” in this prospectus.

If the FDIC were to successfully assert that this transaction does not comply with the FDIC Rule and that the transfer of receivables under the related purchase agreement was not a legal true sale, then the FDIC could repudiate the loan deemed by the FDIC to have been made by the depositor to BMW Bank in the manner described above and discussed under “Certain Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in this prospectus.

General Risks Relating to the Transaction

The notes are not suitable investments for all investors.

The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.  The notes are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

You may have difficulty selling your notes or obtaining your desired sales price.

The notes will not be listed on any securities exchange. Therefore, to sell your notes, you must first locate a willing purchaser. The underwriters may or may not make a secondary market for the notes. If they do, they will not be obligated to make offers to buy the notes and may stop making offers at any time.  In addition, the underwriters and other broker-dealers may be unable, unwilling or restricted from making a market in, or publishing quotations on, the offered notes due to regulatory requirements or otherwise. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Disruptions in the global financial markets have from time to time limited secondary market liquidity for asset-backed securities such as the notes, and there can be no assurance that you will be able to sell your notes at favorable prices or at all.  Periods of illiquidity could continue, or even worsen, and may adversely affect the market value of your notes and your ability to locate a willing purchaser.  In these circumstances, the market value of the notes is likely to fluctuate.  Such fluctuations may be significant and could result in significant losses to you.

Withdrawal or downgrade of the initial ratings of the notes, or the issuance of unsolicited ratings on the notes, may affect the prices for the notes upon resale.

A credit rating is not a recommendation to buy, sell or hold securities and does not address market value or investor suitability.  The ratings of the notes address the likelihood of the payment of principal and interest on the notes pursuant to their terms and will be based primarily upon the value of the receivables and the reserve account.  Similar ratings on different types of securities do not necessarily mean the same thing.  A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed.  In the event that a rating with respect to the notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes.  Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes.  The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned or intends to assign ratings on the notes.  However, under the Securities and Exchange Commission rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for each such non-hired NRSRO to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  Investors in the notes should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the ratings assigned to the notes by the hired NRSROs. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

None of the sponsor, depositor, servicer, administrator, indenture trustee, owner trustee, asset representations reviewer, the underwriters or any of their affiliates will be required to monitor any changes to the ratings on the notes.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Additionally, we note that it may be perceived that a rating agency has a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor or the issuing entity pays the fee charged by such rating agency for its rating services.

Because the notes are in book-entry form, your rights can only be exercised indirectly.

Because the notes will be issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme in Europe.  Transfers of interests in the notes within The Depository Trust Company or Clearstream, Luxembourg must be made in accordance with the usual rules and operating procedures of those systems.  So long as the notes are in book-entry form, you will not be entitled to receive a physical note representing your interest.  The notes will remain in book-entry form except in the limited circumstances described in this prospectus under the caption “Description of the Notes—Book-Entry Registration.” Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “noteholder.”  As a result, except for certain rights to request an asset representations review, make a receivables repurchase request, participate in certain dispute resolution matters and communicate with other investors, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream, Luxembourg (in Europe) and its participating organizations.  Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company or Clearstream, Luxembourg and to take other actions that require a physical note representing the notes.  Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form.  The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants.  This process may delay your receipt of principal and interest payments from the issuing entity.

Defined Terms

You can find a listing of the pages in this prospectus where the principal terms are defined under “Index of Principal Terms” beginning on page 157 of this prospectus.

The Issuing Entity

The issuing entity, BMW Vehicle Owner Trust 2026-A (the “Issuing Entity”), is a Delaware statutory trust.  The Issuing Entity will be governed by an amended and restated trust agreement (the “Trust Agreement”) to be dated as of the date of issuance of the Notes (the “Closing Date”) between BMW FS Securities LLC, as depositor (the “Depositor”), and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”).  The Issuing Entity will not engage in any activity other than:

•
acquiring, holding and managing a pool of motor vehicle retail installment sale contracts (“Receivables”) for BMW passenger cars, BMW light trucks, BMW motorcycles, MINI passenger cars originated by BMW Financial Services NA, LLC (“BMW FS”) and BMW Bank of North America (“BMW Bank”) and the other assets of the Issuing Entity and proceeds from those assets;

•	issuing the classes of asset-backed notes described in this prospectus (the “Notes”) and one class of asset-backed certificates (the “Certificates”);

•	making payments on the Notes and the Certificates; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

The Issuing Entity may not issue securities other than the Notes and Certificates.  Except for the Notes, the Issuing Entity is also prohibited from borrowing money or making loans to any other person.

The registered holders of the Notes are referred to herein as the “Noteholders”, the beneficial owners of the Notes are referred to herein as the “Beneficial Owners”, and the holders of the Certificates are referred to herein as the “Certificateholders.”

The Trust Agreement may be amended by the Depositor and the Owner Trustee, without obtaining the consent of the Noteholders or the Certificateholders, but with prior notice made available to the Rating Agencies, for the purpose of, curing any ambiguity, correcting or supplementing any provisions in the Trust Agreement or adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or for the purpose of modifying in any manner the rights of the Noteholders or the Certificateholders under the Trust Agreement; provided that such amendment will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholders or Certificateholders whose consent has not been obtained in respect thereof; provided, further, that such action will be deemed not to adversely affect in any material respect the interests of any Noteholder and no opinion to that effect will be required if the Rating Agency Condition has been satisfied in respect thereof.

“Rating Agency Condition” means, with respect to each Rating Agency and any event or circumstance or proposed amendment or supplement to any Transfer and Servicing Agreement or other transaction document, the satisfaction of either of the following conditions, according to the then-current policies of such Rating Agency: (a) receipt of written confirmation from such Rating Agency (which, for the avoidance of doubt and without limitation, may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) that such event or circumstance or proposed amendment or supplement will not result in the reduction or withdrawal by such Rating Agency of its then-current rating of any class of the Notes; or (b) such Rating Agency has been given notice of such event or circumstance or proposed amendment or supplement at least ten (10) days (or such shorter period as is practicable or acceptable to such Rating Agency) prior to the occurrence of such event or circumstance or proposed amendment or supplement and such Rating Agency has not confirmed in writing that such event or circumstance or proposed amendment or supplement would result in the reduction or withdrawal of its then-current rating of any class of the Notes.

The Trust Agreement may also be amended by the Depositor and the Owner Trustee, with the consent of the Noteholders evidencing at least a majority of the aggregate principal balance of the Notes outstanding and holding at least a majority of the percentage interests of ownership in the Issuing Entity (“Certificate Percentage Interests”), and with prior notice made available to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders under the Trust Agreement; provided, however, that no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of Receivables or distributions required to be made for the benefit of the Noteholders and the Certificateholders or (b) reduce the percentage or the Noteholders and Certificateholders required to consent to any such amendment, without the consent of all of the Noteholders and Certificateholders.

The net proceeds from the sale of the Notes will be used by the Issuing Entity to purchase the Receivables from the Depositor pursuant to the sale and servicing agreement to be dated as of the Closing Date (the “Sale and Servicing Agreement”) among the Depositor, BMW FS, as sponsor, servicer, custodian and administrator, the Issuing Entity, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), paying agent (the “Paying Agent”), note registrar and certificate registrar, and U.S. Bank National Association, as securities intermediary (the “Securities Intermediary”), and to fund the reserve account maintained by the Securities Intermediary for the benefit of the Noteholders (the “Reserve Account”).

BMW FS, the sponsor of this transaction (the “Sponsor”), will be appointed to act as the servicer (the “Servicer”) of the Receivables.  The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement, the Trust Agreement and the Owner Trust Administration Agreement to be dated as of the Closing Date (the “Administration Agreement”) among BMW FS, as administrator (the “Administrator”), the Issuing Entity and the Indenture Trustee, and will be compensated for those services as described under “Description of the Transfer and Servicing Agreements—Servicing Compensation” and “—Administration Agreement” in this prospectus.

BMW passenger car and light truck centers, BMW motorcycle dealers, MINI passenger car dealers and Rolls-Royce motor vehicle dealers (“Centers”), and other motor vehicle dealers (“Dealers”), have entered into contracts with BMW FS and BMW Bank to originate and sell motor vehicle retail installment sale contracts, including the Receivables, to BMW FS and BMW Bank (“Dealer Agreements”).  Centers and other Dealers will repurchase from BMW FS and BMW Bank, as applicable, those Receivables that do not meet specified representations and warranties made by them.  These repurchase obligations are referred to in this prospectus as “Dealer Recourse.” Those representations and warranties relate primarily to the origination of the Receivables and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related retail purchaser of a financed vehicle who entered into a Receivable (an “Obligor”) or the collectability of those Receivables.  Although the Dealer Agreements will not be assigned to the Issuing Entity, the Sale and Servicing Agreement will require that any recovery by BMW FS or BMW Bank in respect of any Receivable pursuant to any Dealer Recourse be deposited by the Servicer in the collection account maintained by the Securities Intermediary in the name of the Indenture Trustee for the benefit of the Noteholders (the “Collection Account”) to satisfy BMW FS’ or BMW Bank’s respective repurchase obligations under the Receivables Purchase Agreement to be dated as of the Closing Date (the “Receivables Purchase Agreement”) between the Depositor and BMW FS, as seller, and the Receivables Purchase Agreement to be dated as of the Closing Date (the “Bank Receivables Purchase Agreement”) between the Depositor and BMW Bank, as seller.  The Dealer Agreements do not generally provide for recourse against the Centers or other Dealers for unpaid amounts in the event of a default by an Obligor.

Each Certificate represents a fractional undivided beneficial ownership interest in the Issuing Entity. The Issuing Entity’s property includes the Receivables and monies due or received under the Receivables after the close of business on June 30, 2026 (the “Cutoff Date”).  In addition, the Issuing Entity will own the Reserve Account and the other assets set forth below under “Assets of the Issuing Entity.”  The Issuing Entity will own no other property other than these assets.  The Issuing Entity’s fiscal year end will occur on the 31st day of December each year.

The Issuing Entity will be located in the State of Delaware, in care of Wilmington Trust, National Association, as Owner Trustee, at the address set forth below under “The Owner Trustee and the Indenture Trustee—Wilmington Trust, National Association.”

For the time period that the Issuing Entity is required to report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reports filed under the Exchange Act with respect to the Issuing Entity will be available on the Securities and Exchange Commission’s website located at www.sec.gov.

Capitalization of the Issuing Entity

The following table illustrates the expected liabilities of the Issuing Entity as of the Closing Date:

Class A-1 Notes	$385,000,000
Class A-2a Notes	$452,080,000
Class A-2b Notes	$175,000,000
Class A-3 Notes	$627,080,000
Class A-4 Notes	$110,840,000
Total	$1,750,000,000

The Depositor

The Depositor, BMW FS Securities LLC, is a limited liability company and was formed under the laws of Delaware on February 27, 2001.  The Depositor is a wholly owned, limited purpose subsidiary of BMW FS.  Since its formation in February 2001, BMW FS Securities LLC has been the depositor in each of BMW FS’ retail installment sale contract securitization transactions, and has not participated in or been a party to any other financing transactions. The principal office of the Depositor is located at c/o BMW Financial Services NA, LLC, 200 BMW Drive, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.

The Depositor was organized primarily for the purpose of acquiring retail installment sale contracts similar to the Receivables and associated rights from BMW FS and BMW Bank, causing the issuance of securities similar to the Securities and engaging in related transactions.  The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities related to, incidental to, and necessary, convenient or advisable for those purposes.  Other than the obligation to obtain the consent of the Depositor with respect to amendments to the Trust Agreement or other consent rights given to the holder of the residual interests in the Issuing Entity, the payment of organizational expenses of the Issuing Entity and the appointment of a successor paying agent for the Issuing Entity, the Depositor will have no ongoing duties with respect to the Issuing Entity.

The limited liability company agreement of the Depositor includes requirements for its special member to have at least one independent director, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of either BMW FS or any affiliate of BMW FS in the event of a bankruptcy or insolvency proceeding of BMW FS or such other affiliated entity.  In addition, the Depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either federal or any state court without the consent of all of its members, including the independent directors of its special member.

The Sponsor, Originator, Seller, Administrator and Servicer

General

BMW Financial Services NA, Inc., the predecessor of BMW FS, was incorporated on April 23, 1984 in the State of Delaware and, on May 1, 2000, was converted into a limited liability company organized under the laws of the State of Delaware.  The national executive headquarters of BMW FS are located at 200 BMW Drive, Woodcliff Lake, New Jersey 07677.  Its telephone number is (201) 307‑4000.  Its Customer Service Center is located at 1400 City View Drive, Columbus, Ohio 43215.

The Sponsor is responsible for pooling and servicing the pool assets and structuring the securitization transaction.  In its roles as Administrator and Servicer, BMW FS plays a primary role in the management of the Issuing Entity and the Receivables.  In addition, as Servicer, BMW FS will be authorized to exercise certain discretionary powers with regard to the administration of the Receivables, as described under “Description of the Transfer and Servicing Agreements” below.

BMW FS is also the seller (in such capacity, a “Seller”) and the originator (in such capacity, an “Originator”), in each case, of the Receivables sold by it to the Depositor under the Receivables Purchase Agreement.

Securitization Experience

BMW FS began selling retail installment sale contracts to asset-backed commercial paper conduits in 1993 and began sponsoring securitization trusts in 1999.  Additionally, BMW FS has sponsored securitizations backed by motor vehicle leases since 1999 and has sponsored other securitization entities backed by pools of wholesale “floorplan” loans to automobile retailers.  BMW FS has never defaulted in its payment obligations under its term securitization offerings, and none of the asset-backed securities issued under its term securitizations have defaulted, or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event.  BMW FS has never failed to pay principal in full at maturity on any of its securities issued in a term securitization.  BMW FS only securitizes receivables that it or BMW Bank has originated and it selects such receivables based on specified selection criteria, certain of which are described in this prospectus.

BMW FS expects that asset-backed debt offerings will continue to be a material funding source for BMW FS. For additional information regarding BMW FS’ overall procedures for originating or acquiring and securitizing assets similar to the Receivables, you should refer to “BMW FS’ and BMW Bank’s Financing Programs” and “The Receivables” in this prospectus.

Origination

BMW FS and BMW Bank have been engaged in the business of financing passenger cars and light trucks (or motor vehicles) and motorcycles since 1999, and they have been engaged in the business of leasing motor vehicles since 1993.  Products include operating leases and loans to end user customers and direct inventory and facility financing to authorized retailers.

Each of BMW FS and BMW Bank currently purchases motor vehicle and motorcycle retail installment sale contracts.  The motor vehicle and motorcycle retail installment sale contracts (the “Contracts”) are originated by Centers and other Dealers who regularly sell those contracts to BMW Bank or other finance sources.  BMW FS and BMW Bank purchase contracts in accordance with their respective established underwriting procedures.  In most cases BMW FS purchases contracts from BMW Bank, but it may purchase contracts from other originators.  Certain contracts (typically the “lease to loan” program and certain refinancings) are originated directly by BMW FS or BMW Bank rather than acquired from Centers.

Electronic Contracts and Electronic Contracting

Each of BMW FS and BMW Bank uses programs developed to allow them to complete the entire contracting process with respect to certain receivables electronically.  Centers and other Dealers originate electronic retail installment sale contracts and then transfer these electronic contracts to BMW Bank. BMW Bank transfers certain of these electronic contracts to BMW FS. Electronic contracts created by the programs are electronically signed by the related obligors and are stored in an electronic vault maintained by BMW FS, as servicer, or by one or more third-party vaulting service providers on behalf of BMW FS, as servicer, through which BMW FS will maintain control of the authoritative copies of the electronic contracts on behalf of each of BMW FS, BMW Bank and their respective assigns.  Neither BMW FS nor BMW Bank maintains physical copies of electronic contracts.

BMW FS’ electronic vaulting system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry.  The electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records evidencing an electronic contract as being the single authoritative copy of the receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify BMW FS as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Servicing Experience

BMW FS, in its capacity as Servicer, began servicing operations in 1993.  In addition to servicing motor vehicle retail installment sale contracts similar to the Receivables, BMW FS also services the motor vehicle leases and wholesale floorplan loans securitized in the transactions described above.

BMW FS is the servicer for all of the loans and leases that it finances. As the servicer, BMW FS generally handles all collections, administers defaults and delinquencies and otherwise services the loans, the leases and the related vehicles.

The tables set forth below under “Delinquencies, Repossessions and Loss Information” show BMW FS’ servicing experience for its entire portfolio of motor vehicle retail installment sale contracts, including contracts sold in securitizations, that BMW FS continues to service, as further described under “Delinquencies, Repossessions and Loss Information” in this prospectus.  Additional information regarding BMW FS in its capacities as Sponsor, Administrator and Servicer may be found under “Description of the Transfer and Servicing Agreements” in this prospectus.

BMW Bank of North America

BMW Bank is also the seller (in that capacity, also a “Seller”) and the originator (in that capacity, also an “Originator”), in each case, of the Receivables sold by it to the Depositor under the Bank Receivables Purchase Agreement.  The national executive headquarters of BMW Bank are located at 2855 E Cottonwood Parkway, Suite 200, Salt Lake City, Utah 84121.  Its telephone number is (801) 461-6500.  Its Customer Service Center is located at c/o BMW Financial Services NA, LLC, 1400 City View Drive, Columbus, Ohio 43215.

BMW Bank is an industrial bank organized under the laws of the State of Utah.  BMW Bank has been originating retail installment sale contracts secured by automobiles since 1999.  BMW Bank has been a direct seller of receivables to the Depositor in securitization transactions sponsored by BMW FS since 2013.

The Receivables sold by BMW Bank to the Depositor were originated in accordance with underwriting guidelines that are the same, in all material respects, as those of BMW FS, as described in “BMW FS’ and BMW Bank’s Financing Programs” in this prospectus.

BMW Bank will have the option to repurchase from the Depositor, from time to time, any of the Receivables sold by it to the Depositor under the Bank Receivables Purchase Agreement by remitting to the Issuing Entity the related Warranty Purchase Payment, so long as the aggregate outstanding principal balance of all such Receivables repurchased and to be repurchased does not exceed 2.0% of the aggregate outstanding principal balance of all of the Receivables sold to the Depositor under the Bank Receivables Purchase Agreement, in each case, measured as of the Cutoff Date.

Credit Risk Retention

The risk retention regulations in Regulation RR of the Exchange Act require the Sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the Receivables.  The Sponsor intends to satisfy its obligation to retain credit risk by causing the Depositor and BMW Bank, its wholly-owned subsidiaries, to retain the Certificates.

The Certificates represent the right to receive all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuing Entity or make deposits to the Reserve Account on each Payment Date.  The Certificates represent a first-loss interest in this securitization transaction.

The Depositor’s and BMW Bank’s retention of the Certificates is intended to comply with the requirements for retention of an “eligible horizontal residual interest” under Regulation RR.  The Depositor and BMW Bank are required to retain this interest until the latest of the date that is two years from the Closing Date, the date the aggregate principal balance of the Receivables is one-third or less of the initial aggregate principal balance of the

Receivables, or the date the aggregate principal amount of the Notes is one-third or less of the aggregate initial principal amount of the Notes.  None of the Sponsor, the Depositor, BMW Bank or any of their affiliates may hedge, sell or transfer the Certificates except to the extent permitted by Regulation RR.

For a description of certain material terms of the Certificates, see “Payments on the Notes,” “The Certificates” and “Description of the Transfer and Servicing Agreements—The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

The fair value of the Certificates is expected to equal at least 5% of the aggregate fair value of the Notes and the Certificates, calculated as of the Closing Date.

The fair value of the Notes and the Certificates is summarized below.  The totals in the table may not sum due to rounding:

	Fair Value (in millions)	Fair Value (as a percentage of the aggregate fair value of the Notes and Certificates)
Class A-1 Notes	$385.0	20.7%
Class A-2a Notes	$452.1	24.3%
Class A-2b Notes	$175.0	9.4%
Class A-3 Notes	$627.1	33.7%
Class A-4 Notes	$110.8	6.0%
Certificates	$111.1	6.0%
Total	$1,861.1	100.0%

The Sponsor determined the fair value of the Notes and the Certificates using a fair value measurement framework under generally accepted accounting principles.  In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs.

•	Level 1 – inputs include quoted prices for identical instruments and are the most observable;

•	Level 2 – inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves; and

•	Level 3 – inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the Notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments.  The fair value of the Certificates is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of each class of the Notes is assumed to be equal to its initial principal amount, or par amount.

To calculate the fair value of the Certificates, the Sponsor used an internal valuation model.  This model projects future interest and principal payments of the Receivables, the interest and principal payments on each class of the Notes, and fees and expenses of the Issuing Entity, including the Servicing Fee.  The resulting cash flows to the Certificates are discounted to their present values based on a discount rate that reflects the credit exposure to these cash flows and current market interest rates.  In completing these calculations, the Sponsor made the following assumptions:

•
except as otherwise described in the following bullets, cash flows in respect of the receivables are calculated using the related assumptions described under the heading “Weighted Average Lives of the Notes” in this prospectus;

•	interest accrues on each class of Notes at the related rate set forth on the front cover of this prospectus;

•	the initial principal amount of each class of Notes is equal to the initial principal amount set forth on the front cover of this prospectus;

•
in determining the interest payments on the Class A-2b Notes, the SOFR Rate is assumed to reset consistent with the applicable forward rate curve as of August 4, 2026 and it is assumed that no Benchmark Transition Event has occurred;

•
the Servicer exercises its option to purchase the receivables on the first Payment Date on which such option becomes available to it and before giving effect to any payment of principal required to be made on that Payment Date;

•	the receivables prepay at a rate equal to the 1.40% Prepayment Assumption described under the heading “Weighted Average Lives of the Notes” in this prospectus;

•	cash flows in respect of the Certificates are discounted at 12.00%; and

•
the pool of receivables experiences a lifetime cumulative net loss rate of 1.30% (as a percentage of the Pool Balance with respect to the Closing Date) and a loss severity rate of 50%, and these losses are incurred based on the following timing curve beginning in the month after the Cutoff Date and distributed equally within each range of months described below:

Months 1 - 3:	0%
Months 4 - 12:	40%
Months 13 - 24:	40%
Months 25 - 36:	15%
Months 37 - 48:	5%
Months 49+:	0%

The Sponsor developed these inputs and assumptions by considering the following factors:

•	The prepayment rate assumption was developed considering the composition of the receivables and the performance of prior pools of receivables securitized by the Sponsor;

•
The cumulative net loss rate was estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve.  The lifetime cumulative net loss assumption and the shape of the cumulative net loss curve were developed considering the composition of the receivables, the performance of prior pools of receivables securitized by the Sponsor, the performance of receivables in the Sponsor’s managed portfolio, trends in used vehicle values, economic conditions, and the cumulative net loss assumptions of the Rating Agencies.  Default and recovery rate estimates are included in the cumulative net loss assumption; and

•
The discount rate applicable to the cash flows in respect of the Certificates was estimated to reflect the credit exposure to such cash flows and market interest rates.  Due to the lack of an actively traded market in residual interests similar to the Certificates, the discount rate was derived using qualitative factors that consider the equity-like component of the Certificates.

The Sponsor believes that the inputs and assumptions described above include the inputs and assumptions that could have a material impact on the fair value calculation or would be material to a prospective Noteholder’s ability to evaluate the fair value calculation.  The fair values of the Notes and the Certificates were calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Receivables that will differ from the actual characteristics and performance of the Receivables.  You should be sure you understand these assumptions when considering the fair value calculation.

The Sponsor will recalculate the fair values of the Notes and the Certificates following the Closing Date to reflect the issuance of the Notes and any material changes in the methodology or inputs and assumptions described above.  The dollar amount of the fair value of the Certificates, and the fair value of the Certificates as a percentage of the aggregate fair value of the Notes and the Certificates, in each case, as of the Closing Date, will be included in the monthly servicer’s certificate for the first Collection Period (which will be attached as an exhibit to the Form 10-D for that Collection Period), together with a description of any material changes in the methodology or inputs and assumptions used to calculate the fair values.

Repurchase Requests

The transaction documents for prior pools of motor vehicle retail installment sale contracts securitized by BMW FS and BMW Bank contain covenants requiring the repurchase of a receivable for the uncured breach of certain representations or warranties that materially and adversely affects the interests of the related issuing entity, indenture trustee, owner trustee, certificateholders or noteholders in such receivable and such breach has not been timely cured.  During the three-year period ended March 31, 2026, there was no activity to report with respect to any demand to repurchase any receivable underlying a securitization of retail installment sale contracts sponsored by BMW FS or BMW Bank.  BMW FS, as a securitizer, and on behalf of BMW Bank and all of its other related affiliated securitizers, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G.  BMW FS filed its most recent Form ABS-15G with respect to repurchase requests, on behalf of itself and its affiliated securitizers, with the Securities and Exchange Commission (the “SEC”) on February 13, 2026.  BMW FS’ CIK number is 0001541188.  Additional information regarding BMW FS in its capacities as sponsor, administrator and servicer may be found under “The Sponsor, Originator, Seller, Administrator and Servicer” and “Description of the Transfer and Servicing Agreements” in this prospectus.  See also “Description of the Notes—Asset Representations Review.”

Affiliations and Related Transactions

The Issuing Entity and the Depositor are affiliates of the Sponsor, the Originators, the Sellers, the Servicer and the Administrator.  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the Depositor, the Issuing Entity, the Sponsor, the Originator, the Sellers, the Administrator, the Owner Trustee or the Indenture Trustee. Clayton Fixed Income Services LLC, which will serve as the asset representations reviewer (the “Asset Representations Reviewer”), is not and will not be affiliated with any of the Sponsor, the Depositor, the Originators, the Sellers, the Servicer, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates, and has not performed, and is not affiliated with any party hired by the Sponsor or any underwriter to perform, pre-closing due diligence work on the Receivables.  For information regarding any interest in the transaction retained by the Depositor, the Sponsor or their affiliates to satisfy the credit risk retention rules, see “Credit Risk Retention.”  The Owner Trustee and the Indenture Trustee are not and will not be affiliated with any of the Sponsor, the Depositor, the Servicer or any of their respective affiliates.

The Owner Trustee and the Indenture Trustee

Wilmington Trust, National Association

Wilmington Trust, National Association (“WTNA”), also referred to herein as the Owner Trustee, is a national banking association with trust powers incorporated under the federal laws of the United States.  WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of M&T Bank Corporation.  Since 2012, WTNA has served as trustee in numerous asset-backed securities transactions involving auto receivables and auto leases.

On February 3, 2026, certain investors served WTNA with a civil complaint, filed in the Supreme Court of the State of New York, County of New York, for an unspecified amount of damages arising from alleged breaches of contract and duties related to WTNA’s roles as custodian and indenture trustee for certain Tricolor Holdings, LLC asset-backed securitization transactions.  The plaintiffs generally assert causes of action related to WTNA’s purported failure to comply with certain provisions related to waterfall payments, servicing transition costs and post-event of default duties and related to WTNA’s purported failure to perform certain actions as custodian with respect to the related receivables.  WTNA intends to vigorously defend itself against this legal action.  WTNA is subject to various other legal proceedings that arise from time to time in the ordinary course of business, and WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

WTNA has provided the above information and has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The Depositor, the Servicer and their affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

U.S. Bank Trust Company, National Association

U.S. Bank Trust Company, National Association a national banking association (“U.S. Bank Trust Co.”), will act as Indenture Trustee, registrar and paying agent under the Indenture to be dated as of the Closing Date (the “Indenture”), between the Issuing Entity and the Indenture Trustee (the Indenture Trustee and the Owner Trustee are collectively referred to in this prospectus as the “Trustees”).  U.S. Bank National Association (“U.S. Bank N.A.”) will act as Securities Intermediary under the Sale and Servicing Agreement.

U.S. Bank N.A. made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”).  Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it became a wholly owned subsidiary of U.S. Bank N.A.  The Indenture Trustee will maintain the accounts of the Issuing Entity in the name of the Indenture Trustee at U.S. Bank N.A.

U.S. Bancorp, with total assets exceeding $725 billion as of June 30, 2026, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States.  As of June 30, 2026, U.S. Bancorp operated over 2,000 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 50 domestic offices and international locations in London, England and Dublin, Ireland.  The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2026, U.S. Bank was acting as trustee with respect to over 166,000 issuances of securities with an aggregate outstanding principal balance of over $7.2 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee will make each monthly statement available to the Noteholders via the Indenture Trustee’s internet website at https://pivot.usbank.com.  Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2026, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 225 issuances of automobile receivable-backed securities with an outstanding aggregate principal balance of approximately $96,113,500,000.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts.  The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts.  Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously.  However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans.  This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”).  The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans.  Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated.  On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases.  On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses.  It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

The Owner Trustee and the Indenture Trustee

The Owner Trustee’s or the Indenture Trustee’s liability in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee or Indenture Trustee set forth in the Trust Agreement, the Sale and Servicing Agreement or the Indenture, as applicable.

Each of the Owner Trustee and the Indenture Trustee will be entitled to reimbursement or payment by the Issuing Entity for all unpaid fees, expenses, indemnification amounts and other payments due and owing to it and incurred by it in connection with the performance of its duties under the Trust Agreement and the Indenture, respectively, including legal fees and expenses incurred in connection with the enforcement of their rights under such agreements.  Prior to the acceleration of the Notes, the aggregate amount of fees, expenses, indemnification amounts and other payments payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer before payments are made to Noteholders on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day, beginning September 25, 2026 (each, a “Payment Date”) will not exceed $250,000 in any calendar year.  A “Business Day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Minnesota, New Jersey, New York or Ohio are authorized or obligated by law, executive order or government decree to be closed.  Any such fees, expenses, indemnification amounts and other payments due and owing in excess of the annual cap will be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer after payment of principal and interest due on the Notes on the related Payment Date.  After the acceleration of the Notes, all unpaid fees, expenses, indemnification amounts and other payments due and owing to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer will be reimbursed or paid to such parties before the Issuing Entity makes any payments to Noteholders and without regard to any annual cap on such amounts.

The Issuing Entity, under the Indenture, will indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses, including fees and expenses incurred in the enforcement of the Issuing Entity’s obligations, as well as fees and expenses of experts and agents and extraordinary out-of-pocket expenses) incurred by it in connection with the administration of the Issuing Entity and the performance of its duties under the Indenture, the Receivables Purchase Agreement, the Bank Receivables Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (the “Transfer and Servicing Agreements”). The Indenture Trustee will notify the Issuing Entity and the Administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the Indenture Trustee to provide such notification will not relieve the Issuing Entity of its obligations under the Indenture if no prejudice to the Issuing Entity has resulted from such failure.  The Issuing Entity need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.  The Indenture Trustee may execute any of the trusts or powers under the Indenture or perform any duties thereunder either directly or by or through agents or attorneys or a custodian or nominee and the Indenture Trustee will not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Administrator, any co-trustee or separate trustee appointed in accordance with the provisions of the Indenture or any other such agent, attorney, custodian or nominee appointed with due care by it thereunder.

The Issuing Entity is required under the Transfer and Servicing Agreements to indemnify the Owner Trustee for any loss, liability, fee, disbursement or expense incurred by it in connection with the performance of its duties under the Transfer and Servicing Agreements.  The Issuing Entity is not required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Owner Trustee through the Owner Trustee’s own willful misconduct, gross negligence or bad faith.

Neither the Owner Trustee nor the Indenture Trustee will have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any applicable risk retention rules or regulations.  Neither the Owner Trustee nor the Indenture Trustee will be charged with knowledge of any such rules or regulations, and neither the Owner Trustee nor the Indenture Trustee will be liable to any Noteholder or any other person for violation of such rules or regulations.

For a description of the roles and responsibilities of the Owner Trustee and the Indenture Trustee, see “Description of the Transfer and Servicing Agreements” in this prospectus and, in particular, “Description of the Transfer and Servicing Agreements—Duties of the Owner Trustee and the Indenture Trustee” in this prospectus.

Asset Representations Reviewer

General

Clayton Fixed Income Services LLC (“Clayton”), a Delaware limited liability company, will serve as Asset Representations Reviewer under an asset representations review agreement it will enter into with the Issuing Entity and the Servicer on the Closing Date (the “Asset Representations Review Agreement”).  The Asset Representations Reviewer is not affiliated with any of the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, or any of their respective affiliates, and has not been, and is not, affiliated with any party that was hired by the Sponsor or any underwriter to perform pre-closing due diligence work on the Receivables.

Clayton is a wholly-owned subsidiary of Covius Services, LLC, and with its affiliates has provided independent due diligence loan review and servicer oversight services since 1989.  Clayton has been engaged as the asset representations reviewer on more than 850 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 17 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

Fees and Expenses

The Asset Representations Reviewer will receive as compensation an annual fee equal to $5,000 (the “ARR Service Fee”), which is payable by the Servicer on the Closing Date, and thereafter by the Issuing Entity in September of each year, commencing in September 2027.  In addition, if the Asset Representations Reviewer is engaged to perform a review of Receivables, the Asset Representations Reviewer will be entitled to a fee of $175 for each Receivable reviewed by it (the “ARR Review Fee” and, together with the ARR Service Fee, the “ARR Fee”).

The Asset Representations Reviewer will also be entitled to reimbursement or payment by the Issuing Entity for all costs, expenses, indemnification amounts and other payments due and owing to it and incurred by it in connection with the performance of its duties under the Asset Representations Review Agreement. Prior to the acceleration of the Notes, the aggregate amount of unpaid costs, expenses, indemnification amounts and other payments due and owing to the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee before payments are made to Noteholders on any Payment Date will not exceed $250,000 in any calendar year.  Any such unpaid costs, expenses, indemnification amounts and other payments due and owing in excess of the annual cap will be paid to the Asset Representations Reviewer and such other parties after payment of principal and interest due on the Notes on the related Payment Date.  After the acceleration of the Notes, all unpaid costs, expenses, indemnification amounts and other payments due and owing to the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee will be reimbursed or paid to such parties before the Issuing Entity makes any payments to Noteholders and without regard to any annual cap on such amounts.

Resignation and Removal

The Asset Representations Reviewer may not resign unless it determines it is legally unable to perform its obligations under the Asset Representations Review Agreement and there is no reasonable action that it could take to make the performance of its obligations under the Asset Representations Review Agreement permissible under applicable law.  If the Asset Representations Reviewer fails to perform in any material respect any covenants or agreements under the Asset Representations Review Agreement, becomes the subject of a bankruptcy or similar proceeding, or no longer satisfies applicable eligibility criteria, the Issuing Entity may remove the Asset Representations Reviewer and terminate its obligations under the Asset Representations Review Agreement. The Issuing Entity will be obligated to engage a successor asset representations reviewer after any such resignation or removal.  No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under the Asset Representations Review Agreement, until a successor asset representations reviewer has accepted its engagement for such purpose.

The Asset Representations Reviewer is not contractually obligated to pay the reasonable expenses incurred in the transfer of its rights and obligations under the Asset Representations Review Agreement.  To the extent expenses incurred by the Asset Representations Reviewer in connection with the replacement of the Asset Representations Reviewer are not paid by the Asset Representations Reviewer that is being replaced, the Issuing Entity will be responsible for the payment of such expenses to the Asset Representations Reviewer.  Any resignation, removal, replacement or substitution of the Asset Representations Reviewer, or the appointment of a new asset representations reviewer, will be reported by the Administrator in the Form 10-D related to the Collection Period in which such change occurs, together with a description of the circumstances surrounding the change and, if applicable, information regarding the new asset representations reviewer.

Indemnity and Liability

The Asset Representations Reviewer will not be liable to any person or entity for any action taken, or not taken, in good faith under the Asset Representations Review Agreement or for errors in judgment.  However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the Asset Representations Review Agreement or by reason of reckless disregard of its obligations and duties thereunder.  The Asset Representations Reviewer and its officers, directors, employees and agents will be indemnified by the Issuing Entity for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under the Asset Representations Review Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or reckless disregard of its obligations and duties under the Asset Representations Review Agreement or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in the Asset Representations Review Agreement.  The Asset Representations Reviewer will indemnify each of the Issuing Entity, the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee and their respective officers, directors, successors, assigns, legal representatives, agents, and servants for all fees, expenses, losses, damages and liabilities resulting from the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under the Asset Representations Review Agreement; provided, however, that the Asset Representations Reviewer shall not be liable for or required to indemnify any such person from and against expenses arising or resulting from such person’s own willful misconduct, bad faith or negligence, or the inaccuracy of any representation or warranty made by such person.  The Asset Representations Reviewer will not be liable for any amount in excess of the fees received by it in accordance with the terms of the Asset Representations Review Agreement.

BMW FS’ and BMW Bank’s Financing Programs

General

Each of BMW FS and BMW Bank is an Originator, and currently purchases motor vehicle retail installment sale contracts.  The contracts are originated by Centers and other Dealers who regularly sell those contracts to BMW Bank or other finance sources.  Each of BMW FS and BMW Bank purchases contracts in accordance with their respective established underwriting procedures, subject to the terms of the Dealer Agreement with each Center or other Dealer.  In most cases BMW FS purchases contracts from BMW Bank, but it may purchase contracts from other originators.  Certain contracts (typically the “lease to loan” program and certain refinancings) are originated directly by BMW FS or BMW Bank rather than acquired from Centers.

Each Dealer Agreement, among other things, obligates the related Center or other Dealer to repurchase any retail installment sale contract that BMW Bank financed for the outstanding principal balance of that contract plus any additional amounts set forth in the applicable Dealer Agreement, if the Center or other Dealer breaches specific representations and warranties as set forth in the Dealer Agreement.  The representations and warranties typically relate to the origination of the contract and the security interest in the related financed vehicle and not the creditworthiness of the Obligor under the contract.  Generally, the Dealer Agreements do not provide for recourse against the Center in the event of a default by the Obligor.

Each of BMW FS and BMW Bank currently purchases retail installment sale contracts relating to new and used vehicles manufactured by BMW AG as well as a small percentage of non-BMW vehicles.  Each of BMW FS and BMW Bank applies its underwriting standards to their purchases of Contracts whether or not the Contract relates to a vehicle manufactured by BMW AG.  See “— Underwriting” below.  In the case of BMW vehicles, each of BMW FS and BMW Bank in many cases purchases contracts with APRs that are lower than those it would otherwise require, pursuant to incentive finance programs intended to increase new and used BMW vehicle sales.

Underwriting

Set forth below is a description of the current underwriting guidelines of BMW FS and BMW Bank.  The Receivables sold by BMW Bank to the Depositor were originated in accordance with underwriting guidelines that are the same, in all material respects, as those of BMW FS.  These underwriting guidelines and related practices are subject to change from time to time, and each of BMW FS and BMW Bank may, from time to time, impose less stringent or more stringent underwriting criteria (for example, by adopting a higher credit score cutoff) than those currently provided for by their respective underwriting guidelines.

Motor vehicle retail installment sale contracts are originated or purchased by BMW FS and BMW Bank in accordance with their respective underwriting guidelines, which are intended to assess the applicant’s ability to pay the amounts due on the contract and the adequacy of the financed vehicle as collateral.  Each of BMW FS and BMW Bank utilizes credit score analysis and approval authority levels as credit controls.

Each of BMW FS and BMW Bank requires applicants to complete an application form providing various items of financial information, credit and current employer and employment history and other personal information.  Applications are submitted for new and used vehicles from approved retailers via InfoBahn - a BMW intranet system linked to Centers.  Credit applications are evaluated by BMW’s electronic decisioning system when received and are either automatically approved, automatically rejected or forwarded for review by one or more BMW FS credit representatives or by a credit manager with appropriate approval authority.

BMW’s electronic decisioning system, which was implemented in 2001 and receives periodic updates, is intended to enhance BMW FS’ and BMW Bank’s respective ability to review an application and evaluate the probability that the proposed contract will be paid in accordance with its terms.

The electronic decisioning system evaluates each application based on certain criteria, including the applicant’s credit bureau score and credit history, a set of business rules designed to identify certain credit-related items such as loan-to-value ratio, affordability measures (e.g., payment-to-income ratio) and collateral type and quality.  The electronic decisioning system also takes into consideration the custom credit score generated for each applicant based on a set of custom credit scorecards utilized for internal purposes by BMW FS and BMW Bank.

The current custom credit scorecards are statistically-based models. The custom scorecards, which were originally developed by TransUnion, were fully implemented in 2025.  The custom credit scorecards calculate a score based on credit application data and credit bureau information. They were developed based on the past performance of BMW FS’ and BMW Bank’s contract portfolios, and the scores generated are designed to be indicative of the relative probability that an applicant will make scheduled payments as agreed.

The payment-to-income ratio for an applicant is calculated by dividing the related monthly payment by the gross monthly income of the applicant and any co-applicant, to the extent reported by such applicant and any co-applicant in the related application.  Payment-to-income ratios are not calculated for applicants and co-applicants who have provided insufficient information in the related application for the purpose of determining their gross monthly income.  Payment-to-income ratios are calculated based solely on the gross monthly income reported by the applicant and any co-applicant, and without consideration of any other factors or adjustments to the applicant’s or any co-applicant’s self-reported gross monthly income.  Payment-to-income ratios are not calculated for commercial use contracts with a business entity as the primary obligor.

While independent verification of information in an application is generally not required, the electronic decisioning system also identifies incomplete or inconsistent data between an application and information in a credit bureau report such as an address, date of birth or social security number mismatch, which is often caused by incorrect data entry but could be a sign of fraud.  Such applications are not automatically accepted and BMW FS or BMW Bank, as applicable, will seek independent verification of such inconsistent information as further described below.  In addition, in some cases, an application is not automatically rejected but does not meet the criteria for automatic approval due to incomplete or inconsistent information as described above or because one or more credit-related terms is not within prescribed automatic approval levels.  These applications are forwarded to credit representatives or credit managers for review and may subsequently be approved.

Credit representatives and credit managers review each application that is not automatically approved through the use of a system of rules and scorecards.  Credit representatives and credit managers have the authority to approve an application with total credit exposure to the related applicant of up to certain fixed dollar amounts, based on each credit representative’s and credit manager’s seniority and title.  A credit representative’s or credit manager’s review includes an evaluation of the customer demographics, income and collateral, review of a credit bureau report on the applicant from an independent credit bureau, use of internet verification tools and a review of the applicant’s credit score based on the custom credit scorecards.

Upon review of the application, the applicant’s credit score and credit bureau report, an assessment is made regarding the relative degree of credit risk.  The current application system used by BMW FS and BMW Bank to process applications provides review/decline indicators to assist the credit representatives and credit managers in their review of applications.  BMW FS’ and BMW Bank’s respective underwriting guidelines provide that an applicant’s credit score will be highly considered by the credit representative or credit manager, as applicable, in determining whether to extend credit.  In addition, BMW FS and BMW Bank also consider the applicant’s debt to income ratio, the applicant’s equity in the financed vehicle and other attributes as part of the decision making process.

When the applicant is a business, each of BMW FS and BMW Bank may require an individual to guarantee the business’ obligations under the contract.  When warranted, a business application may be approved without a guarantor, but only after a thorough evaluation is performed which may include obtaining and reviewing audited/reviewed financial statements of the related business entity, as well as considering other important elements of the business to determine the credit worthiness.

BMW FS and BMW Bank generally do not provide financing to applicants with previous bankruptcies.  However, BMW FS’ and BMW Bank’s respective underwriting guidelines do permit such financing under some circumstances, such as if the customer has adequately re-established credit in accordance with the applicable guidelines.

Upon the maturity of a lease contract, the customer has the option to apply to refinance the related leased vehicle through BMW Bank or purchase the related leased vehicle from BMW FS.  The same underwriting and credit procedures described above apply to any financing offered to these Obligors.  A portion of the Receivables may be secured by used vehicles that derive from this “lease to loan” program. See “—Certified Pre-Owned Program” below for further description of the “lease to loan” program.

For the twelve-month period ended June 30, 2026, 89.63% of applications were approved.

Physical Damage and Liability Insurance

Each motor vehicle retail installment sale contract requires the Obligor to obtain physical damage insurance covering loss or damage to the financed vehicle in an amount equal to at least the amount required by the contract at the time the contract is purchased by BMW FS or BMW Bank.  With respect to contracts originated by a Center, the Dealer Agreements include a requirement that the Centers supply information to BMW FS or BMW Bank, as applicable, regarding such physical damage and liability insurance coverage for the related financed vehicle.  Neither BMW FS nor BMW Bank verifies the accuracy of such information or the existence of such physical damage and liability insurance.  The contracts typically require Obligors to obtain and maintain insurance coverage for loss of or physical damage to the financed vehicle in an amount necessary to cover BMW FS’ or BMW Bank’s, as applicable, interest in the financed vehicle. The Servicer is not required to monitor the maintenance of insurance.  Neither BMW FS nor BMW Bank currently “force places” insurance.

Certified Pre-Owned Program

13,903 Receivables, having an aggregate principal balance of $462,528,581.91 as of the Cutoff Date (approximately 24.40% of the aggregate principal balance of the Receivables as of the Cutoff Date), are secured by used BMW and MINI vehicles that were sold pursuant to the Certified Pre-Owned BMW Vehicle Program (“CPO”).  See “The Receivables—Characteristics” below.

The purpose of CPO, which was established by BMW of North America, LLC (“BMW NA”), the direct parent of BMW FS, in 1996, is to create customer and Center demand for off-lease used BMW and MINI vehicles and to enhance the value of off-lease BMW and MINI vehicles.  To qualify for CPO, a vehicle must pass an inspection conducted by the related Center based on standards set by BMW NA.  For CPO vehicles, BMW NA provides a limited warranty for either one or two years and certification as a CPO vehicle and enrollment in this limited warranty can only be completed at an authorized BMW or MINI Center by a trained, authorized technician. It becomes effective upon the expiration of the original four year/50,000 mile (whichever comes first) new vehicle warranty.  Each CPO vehicle also is covered by the BMW or MINI Roadside Assistance Program for up to three years, which includes coverage identical to that offered on new vehicles, except that CPO vehicles are covered for an additional year.  CPO is actively communicated and marketed by BMW NA and MINI USA through separate sales force and is advertised using online, broadcast, television, print and social media.

Servicing

Set forth below are descriptions of certain collection policies and practices of BMW FS.  These collection policies and practices are subject to change from time to time.

BMW FS measures delinquency by the number of days elapsed from the date a payment is due under the Contract (each, a “Due Date”).  BMW FS considers a payment to be delinquent when the related Obligor fails to make at least 90% of a scheduled payment by the related Due Date.

BMW FS generally begins collection activities with respect to a delinquent contract through telephone dialer contact that has payment self service capabilities. BMW FS assigns collectors to specific Obligors and attempts to contact the delinquent Obligor by telephone, letter or email based on a days-past-due risk combination.  BMW FS accelerates or decelerates collection activities based on a days-past-due approach.  Repossession procedures typically begin when a contract becomes 60 days delinquent. Repossessions are carried out pursuant to applicable state law and specific procedures adopted by BMW FS.

BMW FS’ deferment policy is subject to change from time to time.  BMW FS’ general deferment policy allows, subject to the satisfaction of certain conditions, for one deferment for every 12-month financed period during the term of a Contract, provided that the first six monthly billings have been paid. A maximum of two deferments is allowed for every 12-month financed period.

Prior to March 14, 2025, BMW FS’ policy generally was to charge-off a contract on the earlier of (a) the date on which the proceeds of sale of the financed vehicle were applied to the contract balance; and (b) the month in which the contract reached its 150th day of delinquency.  On and after March 14, 2025, BMW FS’ policy generally is to charge-off a contract on the earlier of (a) the date on which the proceeds of sale of the financed vehicle are applied to the contract balance; and (b) the month in which the contract reaches its 160th day of delinquency.

Any deficiencies remaining after repossession and sale of the related financed vehicle or after full charge-off of the related contract are pursued by BMW FS to the extent practicable and legally permitted. Obligors are contacted and, when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

Assets of the Issuing Entity

On the Closing Date, the assets of the Issuing Entity will include:

•	the Receivables as of the close of business on the Cutoff Date;

•
all rights, benefits, obligations and proceeds arising from or in connection with the Receivables, including the right to receive payments collected after the Cutoff Date with respect to the Receivables;

•	security interests in the financed vehicles securing the Receivables, and any other interest of the Issuing Entity in such financed vehicles;

•	the related Receivable files, and any other property securing a Receivable;

•	all rights to insurance proceeds and liquidation proceeds with respect to the Receivables;

•	certain rights under the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement; and

•
funds on deposit from time to time in the Collection Account, Reserve Account and the Note Distribution Account, and the proceeds thereof (excluding investment earnings on such accounts to the extent described herein).

The Issuing Entity will purchase the Receivables from the Depositor on the Closing Date pursuant to the Sale and Servicing Agreement.

The Depositor will purchase the Receivables from the Sellers pursuant to the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement.  In each such agreement, the applicable Seller makes specific representations and warranties as of the Closing Date with respect to the Receivables sold by it and agrees to repurchase any such Receivable with respect to which there is a breach of any such representation and warranty if that breach has a material and adverse effect on the interests of the Issuing Entity or the Noteholders in the related Receivable and such breach is not timely cured.  Under the Sale and Servicing Agreement, the Depositor will assign all of its rights under the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement, including its right to enforce the Sellers’ repurchase obligations, to the Issuing Entity.  We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus for a more detailed description of the representations and warranties to be made by the Sellers and their related repurchase obligations.

The Receivables

General

BMW FS or BMW Bank has purchased or originated the Receivables in the ordinary course of business in accordance with its respective underwriting standards.  BMW FS will purchase Receivables originated by BMW

Bank or BMW Bank will sell Receivables directly to the Depositor.  The Receivables described in this prospectus have been randomly selected from those motor vehicle retail installment sale contracts in BMW FS’ and BMW Bank’s portfolios that meet several criteria.  These criteria include that each Receivable was originated in the United States and the Obligor is not a federal, state or local governmental entity.

Each Receivable provides for the allocation of payments (each, a “Scheduled Payment”) according to the simple interest method (“Simple Interest Receivables”).  Payments on Simple Interest Receivables, using the simple interest method, will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal.  Accordingly, if an Obligor pays an installment before its Due Date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the Due Date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled.  Conversely, if an Obligor pays an installment after its Due Date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the Due Date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the related maturity date.  No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

The Receivables generally provide for level monthly payments that fully amortize the amount financed over the related Receivable’s original term to maturity.  The Receivables may be prepaid at any time without penalty by the Obligor.

The “principal balance” of a Receivable, as of any date, means the amount advanced under the Receivable toward the purchase price of the related financed vehicle and any related costs of such Receivable, minus an amount equal to, as of the close of business on the last day of the related Collection Period, the sum of:

•	that portion of all amounts actually received on or prior to the close of business on the last day of the related Collection Period allocable to principal using the simple interest method;

•	any Warranty Purchase Payment or Administrative Purchase Payment with respect to the Receivable allocable to principal (to the extent not included in the first bullet above); and

•	any Prepayments or other payments applied to reduce the unpaid principal balance of the Receivable (to the extent not included in the first bullet above).

Characteristics

The Receivables were selected from each Seller’s portfolio of motor vehicle retail installment sale contracts based on several criteria, including the requirement that each Receivable:

•	has an original term of not more than 84 months,

•	has a current principal balance of at least $1,765.94,

•	has an APR within the range of 0.90% to 14.99%,

•	provides for level monthly payments that fully amortize the amount financed over the original term of the related contract,

•	is not more than 29 days delinquent as of the Cutoff Date,

•	does not have a maturity date later than the last day of the Collection Period immediately preceding the Final Scheduled Payment Date of the Class A-4 Notes, and

•	does not have any notation in the Servicer’s records indicating the Obligor is the subject of a bankruptcy proceeding.

In addition, the Receivables were selected to exclude any Receivable in respect of which the garaging address of the related Obligor is in New York City or the State of Maryland as of the Cutoff Date.

All of the Receivables were originated by the Sellers or purchased by the Sellers from Centers or other Dealers.  Approximately 75.60% of the Receivables by aggregate principal balance as of the Cutoff Date represented financing of new vehicles and approximately 24.40% of the Receivables by aggregate principal balance as of the Cutoff Date represented financing of used vehicles.  See “BMW FS’ and BMW Bank’s Financing Programs—Certified Pre-Owned Program” above for a description of the CPO.  Approximately 86.67% and 13.33% of the Receivables by aggregate principal balance as of the Cutoff Date were originated or purchased by BMW FS and BMW Bank, respectively.

As of the Cutoff Date, approximately 26.91%, 68.52%, 1.80% and 2.77% of the Receivables by aggregate principal balance were BMW passenger cars, BMW light trucks, BMW motorcycles and MINI passenger cars, respectively.

As of the Cutoff Date, 36,805 Receivables, having an aggregate principal balance of $1,623,190,002.71 (representing approximately 85.63% of the aggregate principal balance of the Receivables as of the Cutoff Date) are evidenced by electronic contracts.

The distribution by APR, geographic location, remaining term to scheduled maturity, original term to scheduled maturity, remaining principal balance, FICO and power train of the Receivables as of the Cutoff Date are as set forth in the following tables.

Composition of the Pool of Receivables as of the Cutoff Date

Aggregate Principal Balance	$1,895,478,687.80
Number of Contracts	44,721
Average Principal Balance Outstanding	$42,384.53
Principal Balance (range)	$1,765.94 to $206,657.01
Average Original Amount Financed	$56,120.33
Original Amount Financed (range)	$4,604.14 to $219,645.91
Weighted Average APR(1)	5.36%
APR (range)	0.90% to 14.99%
Weighted Average Original Term(1)	66.14 months
Original Term (range)	24 months to 84 months
Weighted Average Remaining Term(1)	53.58 months
Remaining Term (range)	5 months to 83 months
Weighted Average FICO Score(1)	788
___________
(1) Weighted by principal balance as of the Cutoff Date.

The FICO Score of an Obligor is calculated as the average of all available FICO Scores at the time of application.  A “FICO Score” is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk.  Data from an independent credit reporting agency, such as a FICO Score, is one of several factors that may be used by each of BMW FS and BMW Bank in its credit scoring system to assess the credit risk associated with each applicant.  See “BMW FS’ and BMW Bank’s Financing Programs” in this prospectus.  Additionally, FICO Scores are based on independent third party information.  Neither BMW FS nor BMW Bank calculates the FICO scores or has access to the information used by the independent credit reporting agencies which provide the FICO scores to BMW FS and BMW Bank.  FICO Scores should not be relied upon as a meaningful predictor of the performance of the Receivables.

Distribution of the Pool of Receivables by APR
Range of APRs	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance(2)	Percentage of Aggregate Principal Balance(1)
0.51% to 1.00%	304	0.68%	$14,829,284.84	0.78%
1.01% to 1.50%	30	0.07	1,649,901.31	0.09
1.51% to 2.00%	3,366	7.53	155,510,521.23	8.20
2.01% to 2.50%	725	1.62	39,965,635.10	2.11
2.51% to 3.00%	5,223	11.68	209,251,264.04	11.04
3.01% to 3.50%	1,413	3.16	67,224,662.93	3.55
3.51% to 4.00%	5,417	12.11	206,011,182.73	10.87
4.01% to 4.50%	2,239	5.01	106,835,635.04	5.64
4.51% to 5.00%	3,014	6.74	108,717,695.66	5.74
5.01% to 5.50%	2,594	5.80	122,443,904.17	6.46
5.51% to 6.00%	3,172	7.09	112,025,755.63	5.91
6.01% to 6.50%	4,566	10.21	217,579,642.76	11.48
6.51% to 7.00%	3,462	7.74	140,565,214.40	7.42
7.01% to 7.50%	1,940	4.34	81,139,773.20	4.28
7.51% to 8.00%	2,750	6.15	104,179,333.96	5.50
8.01% to 8.50%	1,043	2.33	42,778,941.04	2.26
8.51% to 9.00%	1,319	2.95	57,091,113.62	3.01
9.01% to 9.50%	553	1.24	27,865,390.57	1.47
9.51% to 10.00%	609	1.36	31,960,830.28	1.69
10.01% to 10.50%	292	0.65	16,588,634.13	0.88
10.51% to 11.00%	313	0.70	14,925,913.69	0.79
11.01% to 11.50%	137	0.31	6,866,792.65	0.36
11.51% to 12.00%	74	0.17	3,108,482.08	0.16
12.01% to 12.50%	62	0.14	2,371,537.64	0.13
12.51% to 13.00%	45	0.10	1,558,176.93	0.08
13.01% to 13.50%	28	0.06	1,245,645.89	0.07
13.51% to 14.00%	17	0.04	672,091.49	0.04
14.01% to 14.50%	7	0.02	197,480.58	0.01
14.51% to 15.00%	7	0.02	318,250.21	0.02
Totals	44,721	100.00%	$1,895,478,687.80	100.00%
__________________________

(1) Percentages may not add to 100.00% due to rounding.
(2) Amounts may not sum to total due to rounding.

Distribution of the Pool of Receivables by Geographic Location(1)

Geographic Location	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance(3)	Percentage of Aggregate Principal Balance(2)
Alabama	522	1.17%	$24,393,191.22	1.29%
Alaska	30	0.07	932,872.29	0.05
Arizona	803	1.80	37,173,719.02	1.96
Arkansas	216	0.48	9,965,362.39	0.53
California	7,505	16.78	300,766,317.60	15.87
Colorado	796	1.78	33,271,058.73	1.76
Connecticut	630	1.41	24,255,572.27	1.28
Delaware	278	0.62	11,128,078.81	0.59
Florida	4,579	10.24	207,326,685.20	10.94
Georgia	1,880	4.20	84,441,931.48	4.45
Hawaii	178	0.40	6,733,829.00	0.36
Idaho	63	0.14	2,922,385.72	0.15
Illinois	1,920	4.29	83,218,742.15	4.39
Indiana	351	0.78	15,420,543.34	0.81
Iowa	142	0.32	6,199,106.12	0.33
Kansas	184	0.41	7,425,209.13	0.39
Kentucky	217	0.49	8,507,926.58	0.45
Louisiana	588	1.31	26,705,566.12	1.41
Maine	228	0.51	8,618,204.00	0.45
Massachusetts	1,523	3.41	57,827,436.12	3.05
Michigan	775	1.73	32,490,881.79	1.71
Minnesota	503	1.12	21,035,284.93	1.11
Mississippi	237	0.53	10,806,652.86	0.57
Missouri	397	0.89	17,142,226.81	0.90
Montana	52	0.12	2,932,222.24	0.15
Nebraska	90	0.20	4,194,483.71	0.22
Nevada	347	0.78	15,666,853.29	0.83
New Hampshire	7	0.02	38,806.50	*
New Jersey	2,469	5.52	93,941,326.56	4.96
New Mexico	225	0.50	10,001,058.07	0.53
New York	2,555	5.71	100,562,409.06	5.31
North Carolina	1,372	3.07	58,820,331.83	3.10
North Dakota	6	0.01	161,428.39	0.01
Ohio	844	1.89	34,504,832.18	1.82
Oklahoma	238	0.53	11,368,397.91	0.60
Oregon	397	0.89	16,461,959.07	0.87
Pennsylvania	1,686	3.77	68,382,172.41	3.61
Rhode Island	198	0.44	8,250,307.70	0.44
South Carolina	835	1.87	33,975,575.66	1.79
South Dakota	39	0.09	1,614,666.18	0.09
Tennessee	636	1.42	27,965,313.38	1.48
Texas	5,504	12.31	251,105,249.71	13.25
Utah	196	0.44	10,439,257.89	0.55
Vermont	77	0.17	2,773,227.97	0.15
Virginia	1,324	2.96	56,363,397.10	2.97
Washington	723	1.62	32,469,230.03	1.71
West Virginia	78	0.17	3,350,752.21	0.18
Wisconsin	259	0.58	10,539,781.72	0.56
Wyoming	19	0.04	886,863.35	0.05
Totals	44,721	100.00%	$1,895,478,687.80	100.00%
__________________________

(1)   Based on the garaging address of the Obligor.
(2)   Percentages may not add to 100.00%, due to rounding.
(3)   Amounts may not sum to total due to rounding.
*     Represents a percentage greater than 0.000% but less than 0.005%.

Distribution of the Pool of Receivables by Remaining Term to Scheduled Maturity

Range of Remaining Terms to Scheduled Maturity	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance(2)	Percentage of Aggregate Principal Balance(1)
6 months or less	501	1.12%	$2,296,164.10	0.12%
7 months to 12 months	1,202	2.69	8,560,600.50	0.45
13 months to 18 months	1,374	3.07	17,601,946.86	0.93
19 months to 24 months	1,406	3.14	26,425,277.48	1.39
25 months to 30 months	1,590	3.56	39,293,060.69	2.07
31 months to 36 months	2,720	6.08	80,057,477.32	4.22
37 months to 42 months	4,584	10.25	176,582,912.16	9.32
43 months to 48 months	6,314	14.12	252,028,175.46	13.30
49 months to 54 months	6,057	13.54	281,828,285.30	14.87
55 months to 60 months	9,027	20.19	436,639,473.74	23.04
61 months to 66 months	4,429	9.90	249,712,879.29	13.17
67 months to 72 months	4,923	11.01	282,321,035.64	14.89
73 months to 78 months	370	0.83	26,107,105.02	1.38
79 months to 84 months	224	0.50	16,024,294.24	0.85
Totals	44,721	100.00%	$1,895,478,687.80	100.00%
__________________________
(1) Percentages may not add to 100.00% due to rounding.
(2) Amounts may not sum to total due to rounding.

Distribution of the Pool of Receivables by Original Term to Scheduled Maturity

Range of Original Terms to Scheduled Maturity	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance(2)	Percentage of Aggregate Principal Balance(1)
13 months to 24 months	97	0.22%	$1,342,847.61	0.07%
25 months to 36 months	1,322	2.96	27,659,028.79	1.46
37 months to 48 months	2,493	5.57	87,380,891.23	4.61
49 months to 60 months	18,619	41.63	730,136,834.22	38.52
61 months to 72 months	20,464	45.76	949,362,696.46	50.09
73 months to 84 months	1,726	3.86	99,596,389.49	5.25
Totals	44,721	100.00%	$1,895,478,687.80	100.00%
__________________________
(1)    Percentages may not add to 100.00% due to rounding.
(2)   Amounts may not sum to total due to rounding.

Distribution of the Pool of Receivables by Remaining Principal Balance

Range of Remaining Principal Balances ($)	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance(2)	Percentage of Aggregate Principal Balance(1)
0.01 to 2,500.00	180	0.40%	$383,793.89	0.02%
2,500.01 to 5,000.00	1,007	2.25	3,877,136.74	0.20
5,000.01 to 7,500.00	1,166	2.61	7,281,134.67	0.38
7,500.01 to 10,000.00	1,202	2.69	10,519,773.97	0.55
10,000.01 to 12,500.00	1,172	2.62	13,200,106.77	0.70
12,500.01 to 15,000.00	1,399	3.13	19,267,738.67	1.02
15,000.01 to 17,500.00	1,480	3.31	24,076,242.54	1.27
17,500.01 to 20,000.00	1,607	3.59	30,162,381.77	1.59
20,000.01 to 22,500.00	1,733	3.88	36,870,611.87	1.95
22,500.01 to 25,000.00	1,797	4.02	42,664,309.45	2.25
25,000.01 to 27,500.00	1,880	4.20	49,304,529.69	2.60
27,500.01 to 30,000.00	1,912	4.28	54,945,325.78	2.90
30,000.01 to 32,500.00	1,950	4.36	60,908,672.80	3.21
32,500.01 to 35,000.00	1,908	4.27	64,398,451.93	3.40
35,000.01 to 37,500.00	1,845	4.13	66,899,577.89	3.53
37,500.01 to 40,000.00	1,808	4.04	70,047,872.08	3.70
40,000.01 to 42,500.00	1,706	3.81	70,358,701.21	3.71
42,500.01 to 45,000.00	1,613	3.61	70,553,771.28	3.72
45,000.01 to 47,500.00	1,496	3.35	69,100,970.19	3.65
47,500.01 to 50,000.00	1,399	3.13	68,201,847.01	3.60
50,000.01 to 52,500.00	1,283	2.87	65,719,885.67	3.47
52,500.01 to 55,000.00	1,235	2.76	66,376,147.72	3.50
55,000.01 to 57,500.00	1,111	2.48	62,496,577.01	3.30
57,500.01 to 60,000.00	1,082	2.42	63,554,868.41	3.35
60,000.01 to 62,500.00	1,032	2.31	63,185,078.84	3.33
62,500.01 to 65,000.00	967	2.16	61,646,674.99	3.25
Greater than 65,000.00	7,751	17.33	679,476,504.96	35.85
Totals	44,721	100.00%	$1,895,478,687.80	100.00%
__________________________
(1)   Percentages may not add to 100.00% due to rounding.
(2)  Amounts may not sum to total due to rounding.

Distribution of the Pool of Receivables by FICO® Score

FICO® Score Range(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance(3)	Percentage of Aggregate Principal Balance(2)
601 to 650	908	2.03%	$42,917,624.75	2.26%
651 to 700	3,613	8.08	175,522,479.47	9.26
701 to 750	7,401	16.55	329,205,451.03	17.37
751 to 800	10,116	22.62	428,446,035.72	22.60
801 to 850	13,193	29.50	537,403,852.88	28.35
851 to 900	9,490	21.22	381,983,243.95	20.15
Total:	44,721	100.00%	$1,895,478,687.80	100.00%
___________________________________
(1) The FICO Score of an Obligor is the highest of all available FICO Scores at the time of application.
(2) Percentages may not add to 100.00% due to rounding.
(3) Amounts may not sum to total due to rounding.

Distribution of the Pool of Receivables by Powertrain

Powertrain	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance(3)	Percentage of Aggregate Principal Balance(2)
Internal Combustion	39,643	88.65%	$1,637,670,431.12	86.40%
Hybrid Electric(1)	3,171	7.09	178,279,537.17	9.41
Battery Electric	1,907	4.26	79,528,719.51	4.20
Total:	44,721	100.00%	$1,895,478,687.80	100.00%
___________________________________
(1) Includes vehicles with a plug-in hybrid electric power source.
(2) Percentages may not add to 100.00% due to rounding.
(3) Amounts may not sum to total due to rounding.

Delinquencies, Repossessions and Loss Information

Set forth below is information concerning BMW FS’ experience with respect to its entire portfolio of motor vehicle retail installment sale contracts, which includes contracts not owned but serviced by BMW FS, including the portfolio of contracts owned by BMW Bank.  Credit losses are an expected cost in the business of extending credit and are considered in BMW FS’ rate-setting process.  The following tables set forth the historical delinquency experience and net credit loss and repossession experience of BMW FS’ portfolio of contracts for new and used automobiles, motorcycles and light trucks.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of BMW FS.  There is no assurance that BMW FS’ delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the Issuing Entity with respect to the Receivables, will be similar to that set forth below.  If economic conditions in the future differ from those during the periods referenced in the tables below, BMW FS’ delinquency, repossession and loss experience may be adversely affected.  See “Risk Factors—Risks Primarily Related to the Receivables and Economic Conditions—Economic developments may adversely affect the performance and market value of your notes.”

The percentages in the tables below have not been adjusted to eliminate the effect of the growth of BMW FS’ portfolio.  Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over that period.

In the table below, the periods of delinquency as of March 31, 2026 and 2025, and for the years ended December 31, 2025, 2024, 2023, 2022 and 2021, are based on the number of days that more than a specified percentage of any scheduled payment is unpaid as of the related Due Date.  BMW FS considers a payment to be delinquent when the related Obligor fails to make at least 90% of a scheduled payment by the related Due Date.  The information included in the table below under the headings “Delinquencies as a Percent of Contracts Outstanding—90 days or more” and “Dollar Delinquencies as a Percent of Principal Balance Outstanding—90 days or more” excludes vehicles that have been repossessed.  There is no assurance that the performance of the Receivables will be comparable to BMW FS’ experience shown in the following tables.

	Delinquency Experience(1) (Dollars In Thousands)
	At March 31,		At December 31,
	2026	2025	2025	2024	2023	2022	2021

Number of Contracts Outstanding	609,617	656,469	618,341	659,459	656,934	661,560	688,973
Delinquencies as a Percent of Contracts Outstanding
30-59 days	1.01%	0.93%	1.00%	0.94%	0.84%	0.70%	0.58%
60-89 days	0.35%	0.30%	0.41%	0.36%	0.33%	0.30%	0.24%
90 days or more	0.26%	0.27%	0.29%	0.28%	0.31%	0.33%	0.31%
Total	1.62%	1.50%	1.70%	1.58%	1.48%	1.33%	1.13%
Dollar Delinquencies as a Percent of Principal Balance Outstanding
30-59 days	0.96%	0.96%	1.06%	0.96%	0.90%	0.69%	0.52%
60-89 days	0.35%	0.33%	0.40%	0.39%	0.36%	0.30%	0.21%
90 days or more	0.25%	0.29%	0.30%	0.30%	0.32%	0.29%	0.23%
Total	1.56%	1.58%	1.76%	1.65%	1.58%	1.28%	0.96%
___________________
(1)  Percentages may not add to total due to rounding.

In the table below, all amounts and percentages, except as indicated, are based on the principal balances of the contracts net of unearned finance and other charges.  Averages are computed by taking a simple average of year-end outstanding amounts for each period presented.  The information set forth in the table below under the heading “Charge-offs—full period actuals” represents the total aggregate net principal balance of contracts determined to be uncollectible in the period less proceeds from disposition of related financed vehicles, other than recoveries described in the next sentence.  The information set forth in the table below under the heading “Recoveries—full period actuals” generally includes amounts received from customers with respect to contracts previously charged-off.  The information set forth in the table below under the heading “Number of Repossessions sold” means the number of repossessed financed vehicles that have been sold by BMW FS in a given period.

	Net Credit Loss and Repossession Experience(1) (Dollars in Thousands)
	For the three months ended March 31,		For the year ended December 31,
	2026	2025	2025	2024	2023	2022	2021
Principal Balance Outstanding	$20,662,602	$20,922,911	$20,557,818	$20,843,924	$19,972,060	$18,855,226	$18,426,354
Average Principal Balance Outstanding	$20,610,210	$20,883,418	$20,700,871	$20,407,992	$19,413,643	$18,640,790	$17,454,096
Number of Contracts Outstanding	609,617	656,469	618,341	659,459	656,934	661,560	688,973
Average Number of Contracts Outstanding	613,979	657,964	638,900	658,197	659,247	675,267	677,621
Charge-offs(2)—full period actuals	$30,007	$32,916	$136,798	$120,884	$90,193	$41,834	$47,485
Recoveries—full period actuals	$(4,335)	$(2,704)	$(12,447)	$(9,319)	$(9,402)	$(8,418)	$(11,675)
Net Losses	$25,672	$30,212	$124,351	$111,564	$80,791	$33,416	$35,811
Number of Repossessions sold	1,062	996	4,524	3,573	2,550	1,511	2,721
Number of Repossessions sold as a percent of the Average Number of Contracts Outstanding	0.69%*	0.61%*	0.71%	0.54%	0.39%	0.22%	0.40%
Net Losses as a percent of Average Principal Balance Outstanding	0.50%*	0.58%*	0.60%	0.55%	0.42%	0.18%	0.21%
___________________
(1)  Numbers may not add to total due to rounding.
(2) Prior to March 14, 2025, BMW FS’ policy generally was to charge-off a contract on the earlier of (a) the date on which the proceeds of sale of the financed vehicle were applied to the contract balance; and (b) the month in which the contract reached its 150th day of delinquency.  On and after March 14, 2025, BMW FS’ policy generally is to charge-off a contract on the earlier of (a) the date on which the proceeds of sale of the financed vehicle are applied to the contract balance; and (b) the month in which the contract reaches its 160th day of delinquency.
*   Annualized.

Static Pools

Attached to this prospectus as Appendix A, we have included charts that reflect the static pool performance of previous, recent securitizations of the Sponsor.  The static pool information is deemed to be part of this prospectus.

The information in Appendix A consists of cumulative losses, prepayments and delinquency data for the prior securitized pools and summary information about the original characteristics of the prior pools as well as graphical presentation of the data.  Although the original characteristics of the prior pools may differ somewhat from each other and from the characteristics of the Receivables described in this prospectus because BMW FS and BMW Bank have changed their origination, purchasing and underwriting policies and procedures over the years, the prior pools are generally comparable because these changes have not been material and the Receivables were originated under the same general underwriting and purchasing policy framework as the receivables in the prior pools.  In addition, although the selection criteria used for the contracts in the prior pools have changed over time to accommodate new financing products, increased vehicle pricing and changes in securitization market practices, these changes do not diminish the general comparability of the prior pools to the Receivables described in this prospectus.  Nevertheless, losses, prepayments and delinquencies for the pool of Receivables in the securitization transaction described in this prospectus may differ from the information shown in Appendix A for prior securitized pools of receivables.  See “Risk Factors—Risks Primarily Related to the Receivables and Economic Conditions—Economic developments may adversely affect the performance and market value of your notes.”

Asset-Level Data for the Receivables

The Depositor prepared asset-level data for the Receivables and has filed such asset-level data with the SEC prior to the filing of this prospectus as an exhibit to Form ABS-EE (such asset-level data, the “Initial Asset-Level Data”).  The Initial Asset-Level Data is incorporated by reference into this prospectus.  The Initial Asset-Level Data contains detailed information concerning each Receivable, including data regarding its origination characteristics, loan terms, characteristics of the related financed vehicle and Obligor, payment activity, servicing activity and status.  Investors should carefully review the Initial Asset-Level Data.

The Servicer will also prepare asset-level data with respect to the Receivables for each Collection Period and file it with the SEC as an exhibit to Form ABS-EE at or before the time of filing the related Form 10-D. The exhibits to each Form ABS-EE filed by or on behalf of the Issuing Entity after the filing of this prospectus will be incorporated by reference into the related Form 10-D.

The characteristics of the Receivables as of the Cutoff Date as set forth in the tables under the heading “The Receivables—Characteristics,” may not match the Initial Asset-Level Data or subsequent asset-level data included as an exhibit to Form ABS-EE as the result of differences between the methods of calculating the terms of the Receivables for the purpose of presenting statistical information in this prospectus and for the purpose of presenting asset-level data in Form ABS-EE.

Pool Underwriting

In connection with the offering of the Notes, the Depositor has performed a review of the Receivables and certain disclosures in this prospectus relating to the Receivables, as described under “Review of Pool Assets” below.

The Receivables to be sold by BMW FS and BMW Bank to the Depositor were originated in accordance with the underwriting guidelines of BMW FS and BMW Bank, respectively, as described in “BMW FS’ and BMW Bank’s Financing Programs” in this prospectus.  In accordance with BMW FS’ and BMW Bank’s underwriting guidelines, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by one or more BMW FS credit representatives or by a credit manager with appropriate approval authority.  The BMW FS credit representatives and credit managers review each application forwarded to them for review through the use of a system of rules and scorecards, including an evaluation of the customer demographics, income and collateral, review of a credit bureau report, use of internet verification tools and a review of the applicant’s credit score based on a combination of such applicant’s credit bureau score and BMW FS’ or BMW Bank’s, as applicable, own internal credit scoring process.  35,642 Receivables, having an aggregate principal balance of $1,458,875,224.72 as of the Cutoff Date (approximately 76.97% of the aggregate principal balance of the Receivables as of the Cutoff Date), were automatically approved.  BMW FS determined that whether a Receivable was approved either automatically by BMW FS’ or BMW Bank’s, as applicable, electronic decisioning system or following review by a BMW FS credit representative or credit manager was not indicative of the quality of the related Receivable.  No completed applications for the Receivables were automatically rejected.  None of the Receivables were originated with exceptions to BMW FS’ or BMW Bank’s underwriting guidelines.

Review of Pool Assets

In connection with the offering of the Notes, the Depositor has performed a review of the Receivables and the disclosures regarding those Receivables included in this prospectus, including the Initial Asset-Level Data (such disclosures, collectively, the “Rule 193 Information”).  This review was designed and affected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.  This review included a review of BMW FS’ and BMW Bank’s underwriting guidelines and the contract terms, eligibility and characteristics of the Receivables, as well as a review of the disclosure describing such underwriting guidelines, contract terms and the eligibility and characteristics of the Receivables in this prospectus.  Certain of the statistical information included in the Initial Asset-Level Data was also reviewed for consistency with the descriptions of the Receivables in this prospectus.

As part of the review of the Receivables, BMW FS and the Depositor identified the Rule 193 Information to be covered and identified the review procedures for each portion of such Rule 193 Information.  Descriptions in this prospectus consisting of factual information were reviewed and approved by BMW FS’ senior management to ensure the accuracy of such descriptions.  Additionally, members of BMW FS’ securitization group consulted with internal counsel, as well as external counsel, with respect to the descriptions of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the Notes.

In addition, BMW FS performed an eligibility review of the Receivables to confirm that those Receivables satisfied the criteria set forth under “The Receivables—Characteristics” above in this prospectus.  The first aspect of that review tested the accuracy of the data contained in BMW FS’ data tape.  The data tape is an electronic record maintained by BMW FS, which includes certain attributes of the Receivables.  BMW FS selected a random sample of 100 receivable files from a pool of receivables that were intended for inclusion in the pool described in this prospectus (such pool, the “Preliminary Pool”) to confirm that the following 14 data points conformed to the applicable information on the data tape: first payment date, original amount financed, current principal balance, “new” or “used” classification, interest rate, monthly base payment amount, maturity date, state of registration, vehicle identification number, vehicle model year, adjusted manufacturer’s suggested retail price, FICO credit score, remaining term to maturity and days delinquent.  A second aspect of that review consisted of a comparison of the statistical information relating to the Receivables to data contained in, or derived from, the data tape.  Specifically, statistical information relating to the Receivables was recalculated using the applicable information on the data tape.  No variances between the sample receivables and the data points reviewed or the statistical information and the data tape were found.  The pool of receivables described in this prospectus was selected from the Preliminary Pool.  97 of the sample receivables are included in the pool of Receivables described in this prospectus.

In addition to this review, the Depositor’s review of the Receivables and the Initial Asset-Level Data is further supported by BMW FS’ and BMW Bank’s extensive compliance procedures used in the day-to-day operation of their businesses.  These procedures include regular internal audits of key business functions, including credit decisions, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions and securitization processes.  In addition, BMW FS has an integrated network of computer applications to make certain that information about the Receivables is accurately entered, captured and maintained in its systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures including the Rule 193 Information.

Portions of the review of legal matters and the review of the characteristics of, and statistical information with respect to, the Receivables were performed with the assistance of third parties engaged by BMW FS.  BMW FS and the Depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review.  The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review.  The Depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information, including the Initial Asset-Level Data, is accurate in all material respects.

Description of the Notes

General

The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the registration statement.  A copy of the final form of Indenture will be filed with the SEC at the time of the filing of the final prospectus.  The following summary describes the material terms of the Notes and the Indenture.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form. The Notes initially will be represented by certificates registered in the name of Cede & Co. (“Cede”), the nominee of DTC. No Beneficial Owner will be entitled to receive a certificate representing that owner’s Note, except as set forth below. Unless and until Notes are issued in fully registered certificated form (the “Definitive Notes”) under the limited circumstances described below, all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Beneficial Owners in accordance with DTC procedures. See “—Book-Entry Registration” below and “—Definitive Securities” in this prospectus.

Distributions in respect of the Certificates will be subordinated to distributions in respect of the Notes to the extent described under “Payments on the Notes.”

Interest

Interest on the unpaid principal amount of each class of the Notes will be paid in monthly installments on each Payment Date, beginning September 25, 2026.  If any Payment Date, including the final Payment Date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue (except in the case of the Class A-1 Notes and the Class A-2b Notes) on the amount so payable for the period from and after that Payment Date.  For Notes (x) held in book-entry form, interest payments will be made to the Noteholders of record as of the close of business on the Business Day immediately preceding the Payment Date or redemption date, as applicable and (y) issued in definitive form, interest payments will be made to the Noteholders of record as of the last Business Day of the month preceding the related Payment Date or redemption date, as applicable (each such date, a “Record Date”).

Interest will cease to accrue on each class of the Notes on the Payment Date on which the outstanding principal amount of such class of Notes is reduced to zero.

If Noteholders of any class do not receive all interest owed to them on a Payment Date, the Issuing Entity will make payments of interest on later Payment Dates to make up the shortfall, together with interest on those amounts at the related interest rate, to the extent lawful and to the extent funds from specified sources are available to cover the shortfall and interest thereon.

As more fully described under “Payments on the Notes” and “Credit Enhancement—Reserve Account” in this prospectus, interest payments on the Notes on each Payment Date generally will be made from the sum of:

•
Available Amounts remaining after (i) the Servicer has been paid the related Servicing Fee and reimbursed for non-recoverable Advances, and (ii) the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer have been paid all unpaid fees, expenses, indemnification amounts and other payments due and owing to each such party (subject to an aggregate cap prior to the acceleration of the Notes), and

•	amounts drawn from the Reserve Account to fund any Available Amounts Shortfall, to the extent available.

Interest payments to holders of all classes of Notes will have the same priority.  If the sum of Available Amounts (after the payment of the Issuing Entity’s obligations with higher priorities) and the amounts drawn from the Reserve Account to fund any Available Amounts Shortfall, to the extent available, for such Payment Date is insufficient, the amount available for interest payments could be less than the amount of interest due and payable on all classes of Notes on any Payment Date, in which case the holders of such classes of Notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on such Notes.

Each of the Class A-1 Notes, the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes will bear interest at the applicable fixed per annum interest rate specified on the cover page of this prospectus, and the Class A-2b Notes will bear interest at a floating rate equal to the sum of the Benchmark and the spread set forth on the cover page of this prospectus.  If the sum of the Benchmark and the spread set forth on the front cover of this prospectus is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.  The Benchmark as of the Closing Date will be the SOFR Rate.

Interest on the outstanding principal amount of the Class A-1 Notes and the Class A-2b Notes will accrue at the related interest rate during an interest accrual period from (and including) the previous Payment Date to (but excluding) the next Payment Date, except that the first interest accrual period for the Class A-1 Notes and the Class A-2b Notes will be from (and including) the Closing Date to (but excluding) the first Payment Date.  Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days elapsed in such interest accrual period, but assuming a 360-day year.

Interest on the outstanding principal amount of the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes will accrue at the related interest rate during an interest accrual period from (and including) the 25th day of the calendar month preceding a Payment Date to (but excluding) the 25th day of the calendar month in which the Payment Date occurs, except that the first interest accrual period for the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes will be from (and including) the Closing Date to (but excluding) September 25, 2026.  Interest on the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes for each such interest accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that interest accrual period.

The “SOFR Rate” will be obtained by the Paying Agent for each interest accrual period on the second U.S. Government Securities Business Day before the first day of such interest accrual period (the “SOFR Determination Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website  (or, if the Benchmark is not SOFR, the time determined by the Administrator after giving effect to any Benchmark Replacement Conforming Changes) (the “Reference Time”) and will mean, with respect to the Class A-2b Notes and any Payment Date, a rate equal to Compounded SOFR as of the SOFR Determination Date; provided, that, the Administrator will have the right, in its sole discretion, to make SOFR Adjustment Conforming Changes at any time after the Closing Date.  The SOFR Rate obtained by the Paying Agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Noteholders.

Any determination, decision or election that may be made by the Administrator or any other person in connection with any SOFR Adjustment Conforming Change or any decision to take or refrain from taking any action in connection with the SOFR Rate, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and will become effective without the consent of any other person (including any Noteholder). The Noteholders, including the holders of the Class A-2b Notes, will not have any right to approve or disapprove of these determinations or changes and will be deemed by its acceptance of a Note to waive and release any and all claims relating to any such determinations and changes. None of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Administrator, the Sponsor, the Sellers, the Originators, the Depositor or the Servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any SOFR Adjustment Conforming Changes or any other matters related to or arising in connection with the foregoing. Each Noteholder and Beneficial Owner, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Administrator, the Sponsor, the Depositor, the Sellers, the Originators and the Servicer relating to any such determinations and changes.

For the purposes of computing interest on the Class A-2b Notes based on the SOFR Rate, the following terms will have the following respective meanings:

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, means:

(1)   the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the Reference Time related to SOFR; or

(2)   if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest accrual period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides, from time to time, may be appropriate to adjust the SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice exists, in such other manner as the Administrator determines is reasonably necessary).

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

All percentages resulting from any calculation on the Class A-2b Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2b Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Effect of Benchmark Transition Event

Notwithstanding the foregoing, if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator will replace the then-current Benchmark for all purposes relating to the Class A-2b Notes in respect of such determination on such date and all such determinations on all subsequent dates (unless and until a subsequent Benchmark Transition Event and its related Benchmark Replacement Date occurs).

The Administrator will deliver written notice to each Rating Agency and to the Indenture Trustee and the Paying Agent on any SOFR Determination Date if, as of the applicable Reference Time, the Administrator has determined with respect to the related interest accrual period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Determination Date due to a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred.

In connection with the implementation of a Benchmark Replacement, the Administrator will have the right, in its sole discretion, to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Administrator or any other person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change or a Benchmark Replacement as described above, including, but not limited to, any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate, an adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and, will become effective without the consent of any other person (including any Noteholder). The Noteholders, including the holders of the Class A-2b Notes, will not have any right to approve or disapprove of these determinations or changes and will be deemed to waive and release any and all claims relating to any such determinations and changes. None of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Administrator, the Sponsor, the Sellers, the Originators, the Depositor or the Servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing. Each Noteholder and Beneficial Owner, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Administrator, the Sponsor, the Depositor, the Sellers, the Originators and the Servicer relating to any such determinations and changes.

With respect to a Benchmark Transition Event, the following terms will have the following respective meanings:

“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest for the Corresponding Tenor that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest for the Corresponding Tenor that has been selected by the Administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the interest accrual period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

 “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

For the avoidance of doubt: (a) in no event will (x) the Paying Agent be responsible for determining the SOFR Rate or any substitute for SOFR if such rate does not appear on the FRBNY’s Website or on a comparable system as is customarily used to quote SOFR or such substitute for SOFR, (y) the Owner Trustee or the Indenture Trustee be responsible for determining the SOFR Rate or any substitute for SOFR, or (z) the Indenture Trustee, the Paying Agent or the Owner Trustee be responsible for making any decision or election in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event and (b) in connection with any of the matters referenced in clause (a) of this sentence, the Indenture Trustee, the Paying Agent and the Owner Trustee will be entitled to conclusively rely on any determinations made by the Administrator (on behalf of the Issuing Entity), as applicable, in regards to such matters and will have no liability for any action taken with respect thereto at the direction of the Administrator (on behalf of the Issuing Entity).

The Indenture Trustee, the Paying Agent and the Owner Trustee will be under no obligation (i) to monitor, determine or verify the availability, unavailability or cessation of SOFR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment or Unadjusted Benchmark Replacement, or other modifier to any replacement or successor index, or (iv) to determine whether or what SOFR Adjustment Conforming Changes or Benchmark Replacement Conforming Changes are necessary or advisable, if any.

The Indenture Trustee, the Paying Agent and the Owner Trustee will not be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Transfer and Servicing Agreements as a result of the unavailability of SOFR (or other applicable Benchmark) and the absence of a designated Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation, the Servicer or the Administrator (on behalf of the Issuing Entity), in providing any direction, instruction, notice or information required or contemplated by the terms of the Transfer and Servicing Agreements and reasonably required for the performance of such duties.

Principal

Noteholders are entitled to receive, to the extent of funds available for payment, on each Payment Date (unless the maturity of the Notes has been accelerated following an Event of Default), an amount (the “Principal Distribution Amount”) equal to the sum of the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount.  The final scheduled Payment Date and expected final Payment Date for each class of Notes are set forth on the cover of this prospectus (each, a “Final Scheduled Payment Date” and “Expected Final Payment Date,” respectively).  Following the acceleration of the maturity of the Notes, the outstanding principal amount of each class of Notes then outstanding will become immediately due and payable.

For the purposes of this prospectus, the following terms will have the following meanings:

“First Priority Principal Distribution Amount” will mean, with respect to any Payment Date, an amount not less than zero, equal to (a) the aggregate principal amount of the Notes outstanding as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) or the Closing Date (in the case of the first Payment Date), as the case may be, minus (b) the Adjusted Pool Balance with respect to such Payment Date; provided however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate principal amount of the Notes outstanding on that Payment Date; and provided further, that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of any class of Notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that class of Notes and all earlier maturing classes of Notes to zero.

“Regular Principal Distribution Amount” will mean, with respect to any Payment Date, an amount not less than zero, equal to the excess, if any, of:

•
an amount equal to (i) the aggregate principal amount of the Notes outstanding as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) or the Closing Date (in the case of the first Payment Date), as the case may be, minus (ii) the Adjusted Pool Balance with respect to that Payment Date less the Target Overcollateralization Amount with respect to that Payment Date; minus

•	the First Priority Principal Distribution Amount with respect to that Payment Date to the extent paid;

provided however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate principal amount of the Notes outstanding on that Payment Date (after giving effect to any principal payments made on the Notes on that Payment Date in respect of the First Priority Principal Distribution Amount, if any); and provided further, that the Regular Principal Distribution Amount on and after the Final Scheduled Payment Date of any class of Notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that class of Notes and all earlier maturing classes of Notes to zero.

“Adjusted Pool Balance” will mean (a) with respect to the Closing Date, the Pool Balance less the Yield Supplement Overcollateralization Amount, in each case with respect to the Closing Date, and (b) with respect to any Payment Date, the Pool Balance less the Yield Supplement Overcollateralization Amount, in each case with respect to such Payment Date.

“Pool Balance” will mean (a) with respect to the Closing Date, the aggregate outstanding principal balance of the Receivables as of the Cutoff Date, (b) with respect to any Payment Date, the aggregate outstanding principal balance of the Receivables (exclusive of all Liquidated Receivables and, if applicable, all Receivables that are the subject of damages paid by the FDIC to the Issuing Entity) as of the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Administrative Purchase Payments and Warranty Purchase Payments allocable to principal to be remitted by the Servicer or the Sellers for the related Collection Period, and (c) for the purpose of determining the Servicing Fee for any Payment Date (other than the first Payment Date), the aggregate outstanding principal balance of the Receivables (exclusive of all Liquidated Receivables and, if applicable, all Receivables that are the subject of damages paid by the FDIC to the Issuing Entity) as of the first day of the related Collection Period.

“Yield Supplement Overcollateralization Amount” will have the meaning set forth under “Credit Enhancement—Yield Supplement Overcollateralization Amount.”

“Target Overcollateralization Amount” will mean, for each Payment Date, 2.50% of the Adjusted Pool Balance with respect to the Closing Date.

On each Payment Date, unless the maturity of the Notes has been accelerated following an Event of Default, principal payments shall be made sequentially, in the following order of priority:

•	first, to the Class A-1 Notes until paid in full;

•
second, to the Class A-2a Notes and the Class A-2b Notes (together, the “Class A-2 Notes”), pro rata, based on the outstanding principal amount of each such class of Notes, until each such class is paid in full;

•	third, to the Class A-3 Notes until paid in full; and

•	fourth, to the Class A-4 Notes until paid in full.

See “—Payments on the Notes” in this prospectus.

On each Payment Date after the maturity of the Notes has been accelerated following an Event of Default, principal payments shall be made sequentially, in the following order of priority:

•	first, to the Class A-1 Notes until paid in full; and

•
second, to the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, based on the outstanding principal amount of those classes of Notes, until each such class is paid in full.

See “—Indenture Events of Default; Change in Priority of Payments Following Acceleration”, “—Payments on the Notes” and “Description of the Transfer and Servicing Agreements—The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

The principal amount of each class of Notes, to the extent not paid, will be due on the related Final Scheduled Payment Date. The failure to pay principal in full on a class of Notes will result in an Event of Default only on the related Final Scheduled Payment Date or a redemption date. If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Payment Date, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Funds and the amount on deposit in the Reserve Account are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Payment Date.  The actual date on which a class of Notes is paid may be earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under “Risk Factors—Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—The timing of principal payments is uncertain, and prepayments or repurchases of receivables, and the servicer’s optional purchase of the receivables, may cause prepayments on the notes, resulting in reinvestment risk to you” and “Maturity, Prepayment and Yield Considerations” in this prospectus.

Damages Paid by the FDIC

If the FDIC were to repudiate the sale of Receivables by BMW Bank, and if the FDIC were to elect to pay damages, as described under the heading “Certain Legal Aspects of the Receivables—FDIC Rule” in this prospectus, the Indenture Trustee will cause the amount of such damages to be deposited into the Note Distribution Account.  Because the Receivables sold by BMW Bank are only a portion of the Receivables owned by the Issuing Entity, the damages paid by the FDIC will be less than the full principal amount of the Notes, resulting in a partial prepayment of the Notes.  Damages paid by the FDIC will be distributed to the Noteholders and, if applicable, to the Certificateholders on the earlier of the next Payment Date on which such damages could be distributed, and the earliest practicable date that the Indenture Trustee could declare a special distribution date, subject to the applicable provisions of the Indenture, applicable law and the procedures of any applicable clearing agency.  If the date on which damages are to be distributed to Noteholders and, if applicable, to Certificateholders is not a regular Payment Date, then the amount of interest payable to the Noteholders will be prorated to such date.  If the maturity of the Notes has not been accelerated as of the applicable distribution date, such damages will be distributed in accordance with the following order of priority:

•
first, to the Notes, ratably, interest on the Notes in the amount accruing up to such distribution date, computed by pro rating the amount that would otherwise be payable on the next succeeding Payment Date on the basis of (x) the number (in the case of the Notes other than the Class A-1 Notes and the Class A-2b Notes, not to exceed 30) of days elapsed from the preceding Payment Date divided by (y) 30; provided that if there are not sufficient funds available to pay the entire amount of the accrued and unpaid interest on the Notes, the amounts available shall be applied to the payment of such interest on the Notes on a pro rata basis based upon the amount of interest due on each class of Notes;

•
second, to the Noteholders in the order and priority set forth in the third to last paragraph under the heading “—Principal” above, in an amount equal to the FDIC Principal Amount for such distribution date;

•
third, to the Reserve Account, the amount, if any, necessary to cause the amount on deposit in the Reserve Account to equal the Specified Reserve Account Balance (calculated as if such distribution date were a Payment Date); and

•	fourth, any remaining amounts, to the Certificateholders.

The “FDIC Principal Amount” for any distribution date will generally be an amount equal to the excess of (i) the aggregate outstanding principal amount of the Notes as of the preceding Payment Date over (ii) the Adjusted Pool Balance less the Target Overcollateralization Amount, in each case calculated as if such distribution date were a Payment Date.  Payment of the FDIC Principal Amount will result in a partial prepayment of the Notes while achieving or maintaining, as applicable, overcollateralization at the Target Overcollateralization Amount.

If, as of the applicable distribution date, the maturity of the Notes has been accelerated, such damages will be distributed in accordance with the following order of priority:

•
first, to the Noteholders, ratably, interest on the Notes in the amount accruing up to such distribution date, computed by pro rating the amount that would otherwise be payable on the next succeeding Payment Date on the basis of (x) the number (in the case of Notes other than the Class A-1 Notes and the Class A-2b Notes, not to exceed 30) of days elapsed from the preceding Payment Date divided by (y) 30; provided that if there are not sufficient funds available to pay the entire amount of the accrued and unpaid interest on the Notes, the amounts available shall be applied to the payment of such interest on the Notes on a pro rata basis based upon the amount of interest due on each class of Notes;

•	second, to the Class A-1 Notes until paid in full; and

•
third, to the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, based on the outstanding principal amount of those classes of Notes, until each such class is paid in full.

Allocation of Losses

If losses on the Receivables exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal amount of any class of Notes.  Instead, the amount available to make payments on the Notes will be reduced to the extent of such losses.  If the available credit enhancement is not sufficient to cover all amounts payable on the Notes, Notes having a later Final Scheduled Payment Date generally will bear a greater risk of loss than Notes having an earlier Final Scheduled Payment Date.

Indenture Events of Default; Change in Priority of Payments Following Acceleration

Upon an Event of Default, the Noteholders will have the rights set forth in this prospectus under “Description of the Transfer and Servicing Agreements—The Indenture—Events of Default; Rights Upon Event of Default.”

The Indenture Trustee may sell the assets of the Issuing Entity (including the Receivables) subject to the conditions and procedures set forth in the Indenture after the maturity of the Notes has been accelerated following an Event of Default.  In the case of an Event of Default not involving any default in payment of principal of or interest on a Note, the Indenture Trustee is prohibited from selling the assets of the Issuing Entity unless one of the conditions set forth in this prospectus under “Description of the Transfer and Servicing Agreements—The Indenture—Events of Default; Rights Upon Event of Default” has been satisfied.

Following the occurrence of an Event of Default under the Indenture that has resulted in an acceleration of the Notes, payments on the Notes will be made to the Noteholders in the following order and priority:

•
first, pro rata, to the Indenture Trustee (in each of its capacities under the Transfer and Servicing Agreements), the Owner Trustee and the Asset Representations Reviewer, based on amounts due and owing to each such party, the amount of any unpaid fees, expenses, indemnification amounts and other payments due and owing to each such party pursuant to the terms of the Indenture, the Trust Agreement and the Asset Representations Review Agreement, respectively;

•	second, to the Servicer for amounts due in respect of unpaid Servicing Fees and unreimbursed Advances;

•	third, to the Notes, due and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes in respect of interest;

•	fourth, to the holders of the Class A-1 Notes to pay due and unpaid principal on the Class A-1 Notes, until paid in full;

•
fifth, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes in respect of principal, until paid in full; and

•	sixth, to the Certificateholder, any remaining amounts.

Repurchase Obligations

The Dealer Recourse provisions under each Dealer Agreement obligate the related Center or other Dealer to repurchase any retail installment sale contract that BMW FS or BMW Bank financed for the outstanding principal balance of that contract plus any additional amounts set forth in the applicable Dealer Agreement, if the Center or other Dealer breaches specific representations and warranties as set forth in the Dealer Agreement.  The representations and warranties typically relate to the origination of the contract and the security interest in the related financed vehicle and not the creditworthiness of the Obligor under the contract.  In addition, pursuant to the Sale and Servicing Agreement, BMW FS and, if applicable, BMW Bank will be required to repurchase Receivables from the Issuing Entity if there is a breach of a representation or warranty relating to those Receivables that materially and adversely affects the interests of the Issuing Entity or the Noteholders in the related Receivables and such breach is not timely cured.  The Servicer may also be required to purchase Receivables from the Issuing Entity if it breaches certain of its servicing obligations with respect to the Receivables and such breach materially and adversely affects the interests of the Issuing Entity or the Noteholders in the related Receivables and such breach is not timely cured.

The Issuing Entity will receive the proceeds of any repurchase of a Receivable as described below under “Payments on the Notes—Determination of Available Amounts,” which will be applied as described below under “Payments on the Notes.”

Asset Representations Review

The Asset Representations Reviewer will perform a review of certain Receivables for compliance with certain representations and warranties made by the Sellers about the Receivables in the applicable Transfer and Servicing Agreements (an “Asset Representations Review”) if:

•	a Delinquency Trigger occurs; and

•	the required amount of Noteholders vote to direct an Asset Representations Review.

A “Delinquency Trigger” will occur with respect to a Collection Period if the aggregate principal balance of the Receivables that are 60 or more days delinquent as of the last day of such Collection Period, as a percentage of the aggregate principal balance of all Receivables as of the last day of such Collection Period, exceeds the Delinquency Trigger Percentage set by the Sponsor as described below.  For these purposes, delinquency will be calculated by reference to active accounts only, which will not include defaulted or charged-off Receivables or Receivables in respect of which the related financed vehicle has been repossessed by the Servicer.

Upon the occurrence of a Delinquency Trigger, the Servicer will promptly send a notice to the Administrator and the Indenture Trustee, which notice will describe the occurrence of the Delinquency Trigger.  Upon receipt of such notice, the Administrator will notify each Noteholder and clearing agency (which notice will be forwarded to the related Beneficial Owners) of the occurrence of a Delinquency Trigger and the rights of the Noteholders and Beneficial Owners regarding an Asset Representations Review (including a description of the method by which Noteholders and Beneficial Owners may contact the Indenture Trustee in order to request a formal Noteholder vote).  The Administrator will also include such descriptions in the Issuing Entity’s Form 10-D filing for the Collection Period in which the Delinquency Trigger occurs.

If Noteholders and Verified Beneficial Owners (as defined below) holding at least 5% of the aggregate outstanding principal amount of the Notes, other than Notes held by the Depositor, the Sellers, the Servicer (so long as BMW FS or one of its affiliates is the servicer) or any affiliate of such entities request a formal Noteholder vote by contacting the Indenture Trustee within 90 days after the date on which the Form 10-D describing the occurrence of the Delinquency Trigger was filed, then the Administrator will include in the Issuing Entity’s next Form 10-D filing a statement that sufficient Noteholders and Verified Beneficial Owners are requesting a full vote of Noteholders on whether to commence an Asset Representations Review, so long as the Administrator receives notice of such request at least two Business Days before the filing deadline for that Form 10-D, and if such information is not received by such time, it will be included in the next succeeding Form 10-D to be filed by the Administrator.  If the requesting party is a Noteholder, no further verification of ownership will be required.  If the requesting party is a Beneficial Owner, then the Beneficial Owner must include with its request to the Indenture Trustee a written certification that it is a Beneficial Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Beneficial Owner:

•	a trade confirmation;

•	an account statement;

•	a letter from a broker dealer that is acceptable to the Indenture Trustee or Administrator, as applicable; or

•	any other form of documentation that is acceptable to the Indenture Trustee or the Administrator, as applicable.

Any Beneficial Owner who provides the required certification and documentation is referred to herein as a “Verified Beneficial Owner”.  While Verified Beneficial Owners may request a formal Noteholder vote without acting through their respective DTC Participants, in a formal Noteholder vote, Beneficial Owners may vote only through their respective DTC Participants.  For more information on the policies and procedures applicable to book-entry Notes, refer to “Description of the Notes—Book-Entry Registration” in this prospectus.

The related Form 10-D filing will specify the means by which Noteholders and Beneficial Owners may make their votes known to the Indenture Trustee and will also specify the voting deadline (which will be a date at least 150 days following the date of the Form 10-D filing that first reported the occurrence of the Delinquency Trigger) that will be used to calculate whether the requisite amount of Noteholders have cast affirmative votes to direct the Indenture Trustee to notify the Asset Representations Reviewer to commence an Asset Representations Review.  If, by that voting deadline, (i) votes have been cast by Noteholders holding at least 5% of the aggregate outstanding principal amount of the Notes (excluding, for the purpose of each such calculation of the requisite percentage of Noteholders, any Notes held by the Depositor, the Sponsor, the Servicer (so long as BMW FS or one of its affiliates is the servicer) or any affiliate of such entities) and (ii) affirmative votes in favor of an Asset Representations Review have been cast by Noteholders representing at least a majority of the aggregate outstanding principal amount of the Notes held by voting Noteholders, then the Indenture Trustee will be required to send a notice to the Asset Representations Reviewer, the Administrator, the Sellers and the Servicer informing them that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review of all Receivables that are 60 days or more delinquent as of the end of the Collection Period immediately preceding the date on which the requisite Noteholders voted to direct an Asset Representations Review (the “ARR Receivables”) for the purpose of determining whether such Receivables were in compliance with the representations and warranties made by the Sellers about the Receivables in the applicable Transfer and Servicing Agreement.  The Form 10-D filing for the Collection Period in which the Indenture Trustee sent the foregoing notice to the Administrator will specify that the requisite Noteholders have directed an Asset Representations Review, so long as the Administrator receives notice of such request at least two Business Days before the filing deadline for that Form 10-D, and if such information is not received by such time, it will be included in the next succeeding Form 10-D to be filed by the Administrator.

However, if by the voting deadline date set forth in the related Form 10-D, (i) votes were not cast by Noteholders holding at least 5% of the aggregate outstanding principal amount of the Notes (excluding, for the purpose of each such calculation of the requisite percentage of Noteholders, any Notes held by the Depositor, the Sponsor, the Servicer (so long as BMW FS or one of its affiliates is the servicer) or any affiliate of such entities) or (ii) affirmative votes have not been cast by Noteholders representing at least a majority of the aggregate outstanding principal amount of the Notes held by voting Noteholders, then no Asset Representations Review will occur for that occurrence of the Delinquency Trigger.

Within 60 days of the delivery by the Indenture Trustee to the Asset Representations Reviewer, the Administrator, the Sellers and the Servicer of the notice directing the Asset Representations Reviewer to proceed with an Asset Representations Review, the Servicer will give the Asset Representations Reviewer access to the information necessary for it to perform a review of the ARR Receivables, as described below.  The Asset Representations Reviewer will be obligated to complete its review within 60 days after receiving access to such information, provided that such deadline will be extended for an additional 30 days in respect of any ARR Receivable in respect of which additional information was required by the Asset Representations Reviewer for the purpose of completing the related review.  If the Servicer notifies the Asset Representations Reviewer that an ARR Receivable has been paid in full by the related Obligor or purchased from the Issuing Entity in accordance with the terms of the Transfer and Servicing Agreements, the Asset Representations Reviewer will immediately terminate its review of such ARR Receivable.  If any ARR Receivable was included in a prior Asset Representations Review, the Asset Representations Reviewer will not conduct an additional review of such ARR Receivable and will include the previously reported review results for such ARR Receivable in the report provided by the Asset Representations Reviewer for the current Asset Representations Review, unless the Asset Representations Reviewer has reason to believe that the prior Asset Representations Review was conducted in a manner that would not have ascertained the compliance of that ARR Receivable with a specific representation or warranty, in which case the Asset Representations Reviewer may conduct additional tests.  The specified review procedures for each ARR Receivable and each component of the specified representations and warranties made regarding such ARR Receivable will consist of tests designed to determine whether such ARR Receivable was or was not in compliance as of the Cutoff Date or the Closing Date, as applicable.  The Asset Representations Reviewer will determine whether each test was passed or failed; however, the specified review procedures will not determine why the Obligor is delinquent, the creditworthiness of the Obligor (either at the time of review or origination date), or compliance by the Servicer with its servicing obligations in respect of any ARR Receivables.  In addition, the Asset Representations Reviewer will not be limited to the specified review procedures set forth in the Asset Representations Review Agreement, and may, in its discretion, perform other tests that it deems reasonable and appropriate in determining whether the ARR

Receivables were in compliance with the representations and warranties made by the Sellers about the Receivables in the applicable Transfer and Servicing Agreement, but will be under no obligation to do so.

The Sale and Servicing Agreement will provide that the Servicer will render reasonable assistance, including granting access to copies of any underlying documents, to the Asset Representations Reviewer to facilitate the performance of a review of all ARR Receivables in order to verify compliance with certain representations and warranties made to the Issuing Entity by the Sellers with respect to the Receivables.  The Servicer will provide the Asset Representations Reviewer with access to the related ARR Receivables and all other relevant documents related to each ARR Receivable.  The Servicer may redact these materials to remove any personally identifiable customer information, but will use commercially reasonable efforts not to change the meaning of these materials or their usefulness to the Asset Representations Reviewer in connection with its review.

The Asset Representations Reviewer will report its findings and conclusions to the Issuing Entity, the Servicer, the Sellers, the Depositor, the Administrator and the Indenture Trustee after completion of the Asset Representations Review, but in any event, no later than five days after completion of the Asset Representations Review.  The ultimate determination as to whether the compliance or non-compliance of any representation constitutes a breach of the applicable Transfer and Servicing Agreement will not be made by the Asset Representations Reviewer, but by the applicable Seller, as described below. The related Form 10-D filed for the Issuing Entity will include a summary of the Asset Representations Reviewer’s report, so that Noteholders and Beneficial Owners can form their own views of whether they consider any non-compliance of any representation to be a breach of the applicable Transfer and Servicing Agreement and, if so, what actions they intend to take.  The Form 10-D will also specify the means by which Noteholders and Verified Beneficial Owners may notify the Indenture Trustee, the Sellers and the Depositor in writing that they consider any non-compliance of any representation to be a breach of the applicable Transfer and Servicing Agreement, or may request in writing that an ARR Receivable be repurchased.  If a Noteholder or a Verified Beneficial Owner notifies the Indenture Trustee in writing that it considers any non-compliance of any representation to be a breach of the applicable Transfer and Servicing Agreement, or requests in writing that an ARR Receivable be repurchased, the Indenture Trustee will forward that written notice to the related Seller.  Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of Notes evidencing not less than a majority of the aggregate outstanding principal balance of the Notes will have the right to direct the Indenture Trustee regarding the time, method and place of exercising of any trust or power conferred on the Indenture Trustee, including the ability to determine and assert to the related Seller, on behalf of all Noteholders, whether it considers that any such non-compliance constitutes a breach and to request the repurchase of the related Receivable.

The applicable Seller will evaluate any report of the Asset Representations Reviewer, and any repurchase request received from the Indenture Trustee, any Noteholder, any Verified Beneficial Owner or the Issuing Entity.  After receiving and reviewing a report of the Asset Representations Reviewer, or any such repurchase request, the applicable Seller will have the sole ability to determine if there was non-compliance with any representation or warranty made by such party that constitutes a breach, and whether to make a Warranty Purchase Payment or repurchase the related ARR Receivable.  None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Sellers, the Depositor, the Sponsor or the Servicer is otherwise obligated to monitor the Receivables or otherwise to investigate the accuracy of the representations and warranties made with respect to the Receivables.  The Transfer and Servicing Agreements require that any breach of the representations and warranties must materially and adversely affect the interests of the Issuing Entity or the Noteholders in a Receivable before the applicable Seller would be required to make a Warranty Purchase Payment or repurchase such Receivable.  See “—Dispute Resolution for Repurchase Request” below for a description of dispute resolution procedures that may be employed in the event of unresolved repurchase requests.

60+ Day Delinquency Trigger.  The “Delinquency Trigger Percentage” will equal 7.0%.  BMW FS developed the Delinquency Trigger Percentage by considering the monthly 60 or more days delinquency rates of the receivables in each of its public retail securitization transactions since 2010.  BMW FS observed the highest monthly delinquency rate from these transactions and applied a multiple of approximately five to that delinquency rate.  This multiple corresponds generally to the multiple of expected cumulative net losses on the pool of Receivables that would cause the Notes to realize the first dollar loss.  By aligning this multiple with the maximum level of credit losses that the Notes can withstand without a loss, BMW FS believes the Delinquency Trigger

Percentage provides an appropriate early warning threshold at the point when Noteholders may benefit from an Asset Representations Review.

BMW FS believes that the Delinquency Trigger Percentage is appropriate based on:

•	its experience with delinquency in its securitization transactions, and in its portfolio of receivables,

•	its experience setting delinquency triggers in its private securitization programs,

•	its observation that 60 or more days delinquency rates and cumulative losses in its securitization transactions increase over time, and

•	its assessment of the amount of cumulative losses that would result in a greater risk of loss to noteholders of the most junior notes issued in its securitization transactions.

For the prior pools of receivables that were securitized by BMW FS included in Appendix A, the percentage of receivables that have been 60 or more days delinquent have ranged from 0.01% to 1.20%.

Dispute Resolution for Repurchase Request

The Sale and Servicing Agreement provides that if the Depositor, the Issuing Entity, the Servicer or the Indenture Trustee requests (by written notice to the Sellers), or if any Noteholder or Verified Beneficial Owner requests (by written notice to the Indenture Trustee or the Sellers), that a Receivable be repurchased due to an alleged breach of a representation or warranty as described above, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of such request by the related Seller (which, if sent by a Noteholder or Verified Beneficial Owner to the Indenture Trustee, will be forwarded by the Indenture Trustee to the related Seller), then the requesting party has the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or third-party binding arbitration held in New York, New York, on the terms described below, or to institute a legal proceeding.  Dispute resolution to resolve repurchase requests will be available regardless of whether Noteholders and Verified Beneficial Owners voted to direct an Asset Representations Review or whether the Delinquency Trigger occurred.

The Servicer will direct the Indenture Trustee to, and the Indenture Trustee will, notify the requesting party of the date when the 180-day period ends without resolution by the appropriate party.  The requesting party will be required to provide notice of its choice to mediate, to arbitrate or to institute a legal proceeding to the Servicer and the applicable Seller within 30 days after the delivery of such notice of the end of the 180-day period.  If it selects binding arbitration, the requesting party will give up its right to sue in court.

JAMS, an organization providing alternative dispute resolution services, will administer any mediation (including non-binding arbitration) pursuant to its mediation procedures in effect at the time of the proceeding. The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience, and will be appointed from a list of neutrals maintained by JAMS.  Upon being supplied a list of at least 10 potential mediators fitting the criteria above by JAMS, each party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference.  JAMS will select the mediator from the remaining attorneys on the list, respecting the preference choices of the parties to the extent possible.  The parties will use commercially reasonable efforts to begin the mediation within 30 days of the selection of the mediator and to conclude the mediation within 60 days of the start of the mediation. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation and will not be borne by the Issuing Entity.

Any binding arbitration will be administered by the American Arbitration Association (the “AAA”) pursuant to its commercial arbitration rules and mediation procedures in effect at the time of the proceeding. The panel will consist of three members.  One arbitrator will be appointed by the requesting party within five Business Days of its notice to the related Seller selecting arbitration, one arbitrator will be appointed by BMW FS or BMW Bank, as applicable, within five Business Days of the requesting party’s appointment, and one arbitrator (who will preside over the panel) will be chosen by the two party-appointed arbitrators within five Business Days of the second appointment.  If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the required time periods, then the appointments will be made by the AAA.  In each such case, each arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience.  Each arbitrator will be independent and will abide by the AAA’s code of ethics for arbitrators in commercial disputes in effect at the time of the proceeding.  Before accepting an appointment, each arbitrator must disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.  Any arbitrator may be removed by the AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

After consulting with the parties, the panel will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 90 days after appointment.  The arbitral panel will have the authority to schedule, hear, and determine any and all motions in accordance with New York law, and will do so on the motion of any party.  Unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to four party witness depositions not to exceed five hours, and one set of interrogatories, document requests and requests for admissions, though the panel will have the ability to grant additional discovery based on a determination of good cause after a showing that additional discovery is reasonable and necessary.

The panel will make its final determination no later than 90 days after appointment.  The panel will not have the power to award punitive damages or consequential damages.  The panel will determine and award the costs of the arbitration and reasonable attorneys’ fees to the parties as determined by the panel in its reasonable discretion and no such costs or fees will be borne by the Issuing Entity.  The determination in any binding arbitration will be final and non-appealable and may be enforced in any court of competent jurisdiction.  By selecting binding arbitration, the selecting party will give up the right to sue in court, including the right to a trial by jury.  No person may bring a putative or certified class action to arbitration.

Each party to a mediation or arbitration will agree to keep the information concerning the mediation or arbitration, including the existence and details of the mediation or arbitration proceeding, confidential, subject to any disclosure required by applicable laws.

If JAMS or the AAA no longer exists, or if their rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by BMW FS or BMW Bank, as applicable, using its relevant rules then in effect.  However, if any such rules are inconsistent with the terms of the mediation or arbitration stated in the Sale and Servicing Agreement, the Sale and Servicing Agreement terms will apply.  Any mediation or arbitration will be held in New York City, but any party may appear by video conference or teleconference.

Notices

Noteholders will be notified in writing by the Indenture Trustee of any Event of Default, Servicer Default or termination of, or appointment of a successor to, the Servicer promptly upon a responsible officer of the Indenture Trustee obtaining actual knowledge of these events.

If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing.  Those notices will be deemed to have been given on the date of their mailing.

Governing Law

The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

Definitive Securities

The Certificates will be issued in fully registered, certificated form.  The Notes will be issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to DTC or its nominee, only if:

•
the Administrator advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Notes and the Depositor, the Administrator or the Indenture Trustee is unable to locate a qualified successor;

•	the Administrator, at its option, with the consent of the applicable DTC Participants, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC; or

•
after the occurrence of an Event of Default with respect to the Notes, holders representing in the aggregate at least a majority of the outstanding principal amount of the Notes acting together as a single class advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) with respect to those Notes is no longer in the best interests of the holders of those Notes.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of definitive securities.  Upon surrender by DTC of the definitive Notes representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those Notes as definitive Notes to the related holders.

Payments of principal of, and interest on, the definitive securities will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the Record Date specified for those Notes.  Those payments will be made by wire transfer or, if the Indenture Trustee is not provided wire transfer instructions, by check mailed to the address of that holder as it appears on the register maintained by the Indenture Trustee.  The final payment on any definitive security, however, will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final payment to the applicable Noteholders.  The Indenture Trustee will provide notice to the Noteholders not less than 30 days prior to the date on which final payment is expected to occur.

Definitive securities will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of definitive securities.  No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Book-Entry Registration

The Notes will be issued in book-entry form.  Each class of Notes offered by this prospectus will be represented by one or more certificates registered in the name of Cede, as nominee of DTC.  Beneficial Owners may hold beneficial interests in Notes through DTC (in the United States) or Clearstream Banking, société anonyme (formerly Cedelbank), which is referred to in this prospectus as “Clearstream, Luxembourg”, directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

No Beneficial Owner will be entitled to receive a certificate representing that person’s interest in the Notes, except as set forth below.  Unless and until Notes of a class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by Noteholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references in this prospectus to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures.  Therefore, it is anticipated that the only Noteholder will be Cede, as nominee of DTC.  Beneficial Owners will not be recognized by the Indenture Trustee as “Noteholders” as that term is used in the Transfer and Servicing Agreements, and Beneficial Owners will only be permitted to exercise the rights of holders of Notes of the related class indirectly through DTC and DTC Participants, as further described below.

Clearstream, Luxembourg will hold omnibus positions on behalf of its participants, which are referred to in this prospectus as “Clearstream, Luxembourg Participants,” through customers’ securities accounts in their respective names on the books of their respective depositaries, which are referred to collectively in this prospectus as the “Depositaries,” which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream, Luxembourg Participants will occur in accordance with Clearstream, Luxembourg rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary.  However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream, Luxembourg Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg Participant on that business day. Cash received in Clearstream, Luxembourg as a result of sales of securities by or through a Clearstream, Luxembourg Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its participating members (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Notes of any class.  Indirect access to the DTC system also is available to the “Indirect DTC Participants,” either directly or indirectly through relationships with DTC Participants.  The rules applicable to DTC and DTC Participants are on file with the SEC.

Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Notes may do so only through DTC Participants and Indirect DTC Participants.  DTC Participants will receive a credit for the securities on DTC’s records.  The ownership interest of each Beneficial Owner will in turn be recorded on the respective records of the DTC Participants and Indirect DTC Participants.  Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Beneficial Owners.

To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC.  The deposit of the Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership of the Notes by the actual purchasers.  DTC will have no knowledge of the actual Beneficial Owners and its records will reflect only the identity of the DTC Participants to whose accounts those Notes are credited, which may or may not be the Beneficial Owners.  DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.  While the Notes are held in book-entry form, Beneficial Owners will not have access to the list of Beneficial Owners, which may impede the ability of Beneficial Owners to communicate with each other.  However certain communications between Beneficial Owners regarding exercising their rights under the terms of the Transfer and Servicing Agreements will be facilitated by the Administrator by inclusion in Form 10-D.  See “Description of the Transfer and Servicing Agreements—Investor Communications.”

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of and interest on the Notes.  DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Beneficial Owners.

DTC’s practice is to credit DTC Participants’ accounts on each payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that payment date.  Payments by DTC Participants and Indirect DTC Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with Notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that DTC Participant and not of DTC, the Indenture Trustee (or any paying agent appointed by the Indenture Trustee), the Depositor or the Servicer, subject to any statutory or regulatory requirements that may be in effect from time to time.  Payment of principal of and interest on each class of Notes to DTC will be the responsibility of the Indenture Trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related Beneficial Owners will be the responsibility of DTC Participants and Indirect DTC Participants.  DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Beneficial Owners.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a Beneficial Owner may be limited in its ability to pledge the Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Notes due to the lack of a physical certificate for those Notes.

DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder only at the direction of one or more DTC Participants to whose account with DTC the Notes are credited.  Additionally, DTC has advised the Depositor that it will take those actions with respect to specified percentages of the Noteholders’ interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

Neither DTC nor Cede will consent or vote with respect to the Notes.  Under its usual procedures, DTC will mail an “Omnibus Proxy” to the Indenture Trustee as soon as possible after any applicable record date for that consent or vote.  The Omnibus Proxy will assign Cede’s consenting or voting rights to those DTC Participants to whose accounts the related Notes are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

Clearstream, Luxembourg, incorporated under the laws of Luxembourg as a professional depository, holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and is subject to regulation by the Commission de Surveillance du Secteur Financier (“CSSF”), which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

Payments with respect to Notes held through Clearstream, Luxembourg will be credited to the cash accounts of Clearstream, Luxembourg Participants in accordance with the system’s rules and procedures, to the extent received by its Depositary.  Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations.  We refer you to “Material U.S. Federal Income Tax Considerations” in this prospectus. Clearstream, Luxembourg will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

Although DTC and Clearstream, Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of Notes among DTC Participants and Clearstream Luxembourg Participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Payments on the Notes

On or before the second Business Day preceding each Payment Date (each of which is referred to as a “Determination Date”), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by the Servicer, the amount of non-recoverable Advances to be reimbursed to the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the calendar month immediately preceding the calendar month in which the Payment Date occurs (or, in the case of the first Payment Date, the period from the Cutoff Date through the last day of the calendar month preceding the month in which the first Payment Date occurs) (the related “Collection Period”).  On or prior to each Payment Date, the Servicer will also determine the following:

•	Available Amounts,

•	the Noteholders’ interest distributions,

•	the Principal Distribution Amount, and

•	based on the Available Amounts and other amounts available for payment on the related Payment Date as described below, the amount to be distributed to the Noteholders.

The Indenture Trustee will make payments to the Noteholders out of the amounts on deposit in the Collection Account and the Reserve Account based solely upon the report provided to it by the Servicer.  The amounts to be distributed to the Noteholders will be determined in the manner described below.

Determination of Available Amounts

The amount of funds available for distribution on a Payment Date will generally equal the sum of Available Amounts and amounts drawn from the Reserve Account to fund any Available Amounts Shortfall, to the extent available.

“Available Amounts” means, for any Payment Date, the sum of Available Interest and Available Principal, in each case, for such Payment Date.

“Available Interest” means, for any Payment Date, the sum of the following amounts (without duplication) allocable to interest received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period:

•
that portion of all collections on Receivables (excluding any collections constituting late fees, prepayment charges, deferment fees and other administrative fees or similar charges) allocable to interest (including the amount, if any, of Advances for that Collection Period, but excluding the amount, if any, of reimbursements of Advances previously made with respect to a Receivable to the Servicer from amounts received in respect of the Receivable);

•
the Administrative Purchase Payments or Warranty Purchase Payments with respect to each Administrative Receivable or Warranty Receivable purchased from the Issuing Entity with respect to the related Collection Period, respectively, to the extent attributable to accrued interest on that Receivable (less the amount, if any, of reimbursements of Advances previously made with respect to a Receivable to the Servicer from the Administrative Purchase Payments or Warranty Purchase Payments with respect to the Receivable);

•	Recoveries for that Collection Period to the extent allocable to interest;

•	Liquidation Proceeds for that Collection Period to the extent allocable to interest; and

•	net losses on investments deposited by the Servicer;

provided, that such amounts shall exclude all payments and proceeds that are allocable to interest (including Liquidation Proceeds and Recoveries) of any Administrative Receivable or Warranty Receivable, the applicable Administrative Purchase Payment or Warranty Purchase Payment, as applicable, of which was included as Available Interest in a prior Collection Period.

“Available Principal” means, for any Payment Date, the sum of the following amounts, without duplication, with respect to the related Collection Period:

•
the portion of all collections on Receivables (excluding any collections constituting late fees, prepayment charges, deferment fees and other administrative fees or similar charges) allocable to principal;

•	Recoveries for that Collection Period to the extent allocable to principal;

•	Liquidation Proceeds for that Collection Period to the extent allocable to principal; and

•
that portion allocable to principal of the Administrative Purchase Payments or Warranty Purchase Payments with respect to all Administrative Receivables or Warranty Receivables, respectively, purchased from the Issuing Entity with respect to the related Collection Period;

provided, that such amounts shall exclude all payments and proceeds that are allocable to principal (including Liquidation Proceeds and Recoveries) of any Administrative Receivable or Warranty Receivable, the applicable Administrative Purchase Payment or Warranty Purchase Payment, as applicable, of which was included as Available Principal in a prior Collection Period.

“Administrative Purchase Payment” means, with respect to a Receivable, an amount equal to the Receivable’s unpaid principal balance, plus interest thereon at a per annum rate equal to the sum of the stated annual percentage rate of the Receivable and the Servicing Fee Rate to the last day of the Collection Period immediately preceding the date of purchase of such Receivable.

“Administrative Receivable” means each Receivable that is required to be purchased from the Issuing Entity by the Servicer due to a breach of certain required servicing procedures with respect to that Receivable if the breach materially and adversely affects the interests of the Issuing Entity or the Noteholders in such Receivable and such breach is not timely cured.

“Recoveries” means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect of that Liquidated Receivable, from whatever source, during any Collection Period following the Collection Period in which the Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

“Liquidated Receivable” means a Receivable with respect to which the earliest of the following shall have occurred:

•	the related financed vehicle has been repossessed and liquidated,

•	the related financed vehicle has been repossessed in excess of 90 days and has not yet been liquidated,

•	the Servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received, or

•	the end of the Collection Period in which the Receivable becomes 150 days or more delinquent.

“Liquidation Proceeds” means, with respect to any Receivable that becomes a Liquidated Receivable, the moneys collected in respect of that Liquidated Receivable, from whatever source, during the Collection Period in which the Receivable became a Liquidated Receivable, including liquidation of the related financed vehicle, net of the sum of any out-of-pocket expenses of the Servicer reasonably allocated to the liquidation and any amounts required by law to be remitted to the Obligor on the Liquidated Receivable.

“Warranty Purchase Payment” means with respect to any Receivable required to be repurchased from the Issuing Entity, an amount equal to its unpaid principal balance, plus interest thereon at a rate equal to the stated annual percentage rate of the Receivable to the last day of the Collection Period immediately preceding the date of repurchase of such Receivable.

“Warranty Receivable” means each Receivable that is required to be repurchased from the Issuing Entity due to a breach of a representation or warranty regarding such Receivable, if the breach materially and adversely affects the interests of the Issuing Entity or the Noteholders in such Receivable and such breach is not timely cured.

Payment of Distributable Amounts

Prior to each Payment Date, the Servicer will calculate the amount to be distributed to the Noteholders and Certificateholders.  On each Payment Date, unless an Event of Default has occurred and the Notes have been accelerated, the Servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions from Available Amounts on deposit in the Collection Account, and in the event of a shortfall in making the payments described in clauses first through fourth below (an “Available Amounts Shortfall”) amounts withdrawn from the Reserve Account, in the following amounts and order of priority:

•	first, to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to prior Collection Periods, and non-recoverable Advances;

•
second, to the Indenture Trustee (in each of its capacities under the Transfer and Servicing Agreements), the Owner Trustee and the Asset Representations Reviewer, the amount of any unpaid fees, expenses, indemnification amounts and other payments due and owing to each such party, pro rata, based on amounts due and owing to each such party, in an aggregate amount not to exceed $250,000 per year;

•
third, to the Noteholders, the aggregate amount of interest accrued for the related interest accrual period on each of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, at their respective interest rates on the principal amount outstanding as of the previous Payment Date after giving effect to all payments of principal to the Noteholders on the preceding Payment Date, and the excess, if any, of the amount of interest payable to the Noteholders on prior Payment Dates over the amounts actually paid to the Noteholders on those prior Payment Dates, plus interest on that shortfall at the related interest rate, to the extent permitted by law;

•
fourth, to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any, which will be allocated among the Notes as described above under “Description of the Notes— Principal”;

•	fifth, to the Reserve Account, from Available Amounts remaining, the amount, if any, necessary to cause the amount on deposit in that account to equal the Specified Reserve Account Balance;

•	sixth, to the Principal Distribution Account, the Regular Principal Distribution Amount, if any, which will be allocated among the Notes as described above under “Description of the Notes—Principal”;

•
seventh, pro rata, based on amounts due and owing, to the Indenture Trustee, the Owner Trustee, and the Asset Representations Reviewer the amount of any fees, expenses, indemnification amounts and other payments due and owing to each such party and remaining unpaid as a result of the cap set forth in clause second above; and

•	eighth, any Available Amounts remaining, to the Certificateholders.

The priority of payments following an Event of Default and acceleration of the Notes is described above under “Description of the Notes—Indenture Events of Default; Change in Priority of Payments Following Acceleration”.

For as long as BMW FS is the Servicer, amounts owed to the Servicer on any Payment Date will be retained by the Servicer as described under “Description of the Transfer and Servicing Agreements—Net Deposits” in this prospectus.

The Certificates

The Certificates are not being offered pursuant to this prospectus and all information presented regarding the Certificates is given to further a better understanding of the Notes.  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the registration statement.  A copy of the final form of Trust Agreement will be filed with the SEC at the time of the filing of the final prospectus.  The Certificates will evidence undivided ownership interests in the Issuing Entity.

The Trust Agreement and the Certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

Credit Enhancement

The protection afforded to the Noteholders will be effected both by the preferential right of such Noteholders to receive, to the extent described in this prospectus, current distributions on the Receivables, the establishment of the Reserve Account, the Target Overcollateralization Amount, excess interest and the Yield Supplement Overcollateralization Amount.  The available credit enhancement is limited.  Losses on the Receivables in excess of available credit enhancement will not result in a writedown of the principal amounts of the Notes.  Instead, if credit losses on the Receivables exceed the amount of available credit enhancement, the amount available to make payments on the Notes will be reduced to the extent such losses result in shortfalls.  If the available credit enhancement is exhausted by losses on the Receivables, there may be insufficient funds to pay in full the accrued interest and principal amounts of the Notes and Notes having a later Final Scheduled Payment Date generally will bear a greater risk of loss than Notes having an earlier Final Scheduled Payment Date.  See “Risk Factors—Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—Because the issuing entity has limited assets, there is only limited protection against potential losses” and “Risk Factors—Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—Payment priorities increase risk of loss or delay in payment to certain notes.”

Reserve Account

The Reserve Account will be a segregated account held in the name of the Indenture Trustee.  On the Closing Date, the Issuing Entity will cause the Reserve Account to be funded with an initial deposit in an amount equal to at least 0.25% of the Adjusted Pool Balance with respect to the Closing Date (the “Reserve Account Initial Deposit”).  The Reserve Account will thereafter be funded by depositing in the Reserve Account all Available Amounts remaining after payments of certain amounts to the Servicer, the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, and payments of interest on the Notes and the First Priority Principal Distribution Amount, if any, for each Payment Date to the extent necessary to cause the amount on deposit in the Reserve Account to be equal to the Specified Reserve Account Balance.

“Specified Reserve Account Balance” means, with respect to any Payment Date, an amount equal to the lesser of (a) the aggregate outstanding principal amount of the Notes on such Payment Date (after giving effect to all payments of principal to the Noteholders on such Payment Date) and (b) the amount deposited into the Reserve Account on the Closing Date.

Amounts held from time to time in the Reserve Account will be held for the benefit of the Noteholders and may be invested in Eligible Investments at the direction of the Servicer.  Investment income on those investments (net of losses and expenses) will be paid to the Depositor, upon the direction of the Servicer, to the extent that funds on deposit in the Reserve Account exceed the Specified Reserve Account Balance.  If the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits to and withdrawals from the Reserve Account on that Payment Date) is greater than the Specified Reserve Account Balance for that Payment Date, the amount of such excess will be distributed to the Depositor.  The Noteholders will not have any rights in, or claims to, any such amounts distributed to the Depositor.

Any amendment to the formula for determining the Specified Reserve Account Balance, to the manner in which the Reserve Account is funded or to replace the Reserve Account may be made by amending the Sale and Servicing Agreement; provided, that any such amendment will require (x) the consent of Noteholders holding at least a majority of the aggregate outstanding principal amount of the Notes and Certificateholders evidencing at least a majority of the Certificate Percentage Interest and (y) that the Rating Agency Condition has been satisfied in respect thereof.

On the Business Day prior to each Payment Date, funds will be withdrawn from the Reserve Account to the extent of any Available Amounts Shortfall with respect to that Payment Date and will be deposited in the Collection Account for distribution to the Noteholders.  Upon an Event of Default under the Indenture that has resulted in an acceleration of the Notes, all amounts on deposit in the Reserve Account will be deposited to the Collection Account for distribution in accordance with the priority of payments described under “Description of the Notes—Indenture Events of Default; Change in Priority of Payments Following Acceleration.”

None of the Noteholders, the Indenture Trustee, the Owner Trustee, the Depositor or the Certificateholders will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Noteholders.

The Reserve Account, the Target Overcollateralization Amount and the Yield Supplement Overcollateralization Amount described below are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses.  However, the Reserve Account could be depleted.  If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, the Noteholders could incur losses or suffer a shortfall in the amounts distributed to the Noteholders.

Overcollateralization

Overcollateralization represents the amount by which the Adjusted Pool Balance exceeds the aggregate principal amount of the Notes. Overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess interest on or in respect of the Receivables, if any.  The initial amount of overcollateralization will be $44,912,685.88, which is approximately 2.50% of the Adjusted Pool Balance with respect to the Closing Date.  Payment of the Regular Principal Distribution Amount results in the application of all remaining funds, including any excess interest, to maintain overcollateralization at the Target Overcollateralization Amount.

Any amendment to the formula for determining the Target Overcollateralization Amount may be made by amending the Sale and Servicing Agreement; provided, that any such amendment will require the consent of Noteholders holding at least a majority of the aggregate outstanding principal amount of the Notes and Certificateholders evidencing at least a majority of the Certificate Percentage Interest, and that the Rating Agency Condition has been satisfied in respect thereof.

Excess Interest

More interest is expected to be paid by the Obligors in respect of the Receivables than is necessary to pay the Servicing Fee, annual fees due to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, and interest on the Notes for each Payment Date.  Any such excess in interest payments from Obligors will serve as additional credit enhancement.

Yield Supplement Overcollateralization Amount

The Yield Supplement Overcollateralization Amount is intended to compensate (through overcollateralization) for the low APRs on some of the Receivables.  As of the Closing Date, the Yield Supplement Overcollateralization Amount will equal $100,566,001.92, which is approximately 5.31% of the aggregate principal balance of the Receivables as of the Cutoff Date (the “Initial Yield Supplement Overcollateralization Amount”).

The “Yield Supplement Overcollateralization Amount” calculated for the Closing Date and each Payment Date is the aggregate amount by which (i) the principal balance, as of the Cutoff Date or the last day of the related Collection Period, as applicable, of each Receivable (other than Liquidated Receivables) with an APR less than 7.85% (the “Required Rate”) exceeds (ii) the present value (calculated using a discount rate equal to the Required Rate) of the sum of the Scheduled Payments due on each such Receivable.  For purposes of the preceding sentence, each scheduled payment on a Receivable is assumed to be made on the last day of each month (with each month assumed to have 30 days).

Maturity, Prepayment and Yield Considerations

For more detailed information regarding maturity and prepayment considerations with respect to the Notes, see “Weighted Average Lives of the Notes” and “Risk Factors—Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—The timing of principal payments is uncertain, and prepayments or repurchases of receivables, and the servicer’s optional purchase of the receivables, may cause prepayments on the notes, resulting in reinvestment risk to you” in this prospectus.

Except after the occurrence of an Event of Default that results in an acceleration of the Notes, no principal payments will be made on the Class A-2a Notes and the Class A-2b Notes until the Class A-1 Notes have been paid in full; no principal payments will be made on the Class A-3 Notes until the Class A-2a Notes and the Class A-2b Notes have been paid in full; and no principal payments will be made on the Class A-4 Notes until the Class A-3 Notes have been paid in full.  We refer you to “Payments on the Notes” in this prospectus.  However, following an Event of Default and an acceleration of the Notes, principal payments will be made first to the holders of the Class A-1 Notes until they have been paid in full.  After the Class A-1 Notes have been paid in full, principal payments will be made to the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, on a pro rata basis, based on the outstanding principal amounts of those classes of Notes, until such classes have been paid in full.  We refer you to “Description of the Transfer and Servicing Agreements—The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus for a more detailed description of Events of Default.

Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur significantly earlier than their respective Final Scheduled Payment Date.  The timing of changes in the rate of payments in respect of the financed vehicles also may affect significantly an investor’s actual yield to maturity and the average lives of the Notes. A substantial increase in the rate of payments on or in respect of the Receivables and financed vehicles (including liquidations of the Receivables) may shorten the final maturities of, and may significantly affect the yields on, the Notes. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective classes of Notes.  No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

The timing of changes in the SOFR Rate may affect the actual yields on the Notes even if the aggregate rate of the SOFR Rate is consistent with your expectations.  Prospective investors must make an independent decision as to the appropriate SOFR Rate assumptions to be used in deciding whether to purchase a Note.

Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than the Required Rate will generally not affect your yield.  However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Account if the Yield Supplement Overcollateralization Amount is not sufficient to cover the lower overall APRs due to prepayments.

Weighted Average Lives of the Notes

The following information is provided solely to illustrate the effect of prepayments of the Receivables on the unpaid principal amounts of the Notes and the weighted average life of the Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the Receivables.

Prepayments on motor vehicle receivables can be measured relative to a payment standard or model.  The model used in this prospectus, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.  ABS further assumes that all the receivables in question are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be paid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month.  ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur earlier than its respective Final Scheduled Payment Date.  Reinvestment risk associated with early payment of the Notes will be borne exclusively by the holders of the Notes.

The following tables (the “ABS Tables”) have been prepared on the basis of the characteristics of the Receivables described under “The Receivables” above.

The ABS Tables assume that:

•	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days;

•	payments are made on the Notes on each Payment Date, and each Payment Date is assumed to be the 25th day of each applicable month;

•
the balance in the Reserve Account on each Payment Date is equal to the lesser of (a) $4,487,281.71 and (b) the aggregate outstanding principal amount of the Notes on such Payment Date (after giving effect to all payments of principal to the Noteholders on such Payment Date);

•	except as indicated in the ABS Tables, the Servicer does not exercise its option to purchase the Receivables on the earliest Payment Date on which its option may be exercised;

•	the pool of Receivables has a cutoff date as of the close of business on June 30, 2026;

•
the Servicing Fee is equal to the product of 1/12 and 1.00% of the aggregate outstanding principal balance of the Receivables as of the first day of the related Collection Period; provided that, in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the aggregate outstanding principal balance of the Receivables as of the Cutoff Date and (b) the product of 1/12 and 1.00% of the aggregate outstanding principal balance of the Receivables as of the close of business on July 31, 2026;

•	there are no fees, expenses, indemnification amounts or other payments due and payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer in any monthly period;

•	the Closing Date is August 19, 2026;

•	the initial principal amount of each class of Notes is equal to its initial principal amount set forth on the cover of this prospectus;

•
the interest rate on the Class A-1 Notes is 4.210% based on an actual/360 day count, on the Class A-2a Notes is 4.66% based on a 30/360 day count, on the Class A-2b Notes is 4.09875% based on an actual/360 day count, on the Class A-3 Notes is 4.92% based on a 30/360 day count, and on the Class A-4 Notes is 5.02% based on a 30/360 day count; and

•
the Yield Supplement Overcollateralization Amount schedule set forth below is utilized to calculate the weighted average lives and percentages of original principal amounts at various ABS percentages.  The actual Yield Supplement Overcollateralization Amount may differ depending on the actual prepayments, losses and repurchases on the Receivables with APRs less than the Required Rate.  For purposes of the

Yield Supplement Overcollateralization Amount schedule set forth below, the Required Rate is assumed to be 7.85% for any Payment Date.  As of the Closing Date, the Yield Supplement Overcollateralization Amount will equal the Initial Yield Supplement Overcollateralization Amount.

Payment Date	Yield Supplement Overcollateralization Amount	Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$100,566,001.92	February 2030	$6,929,012.05
September 2026	$93,512,926.44	March 2030	$6,204,615.05
October 2026	$90,080,636.60	April 2030	$5,530,831.38
November 2026	$86,712,082.71	May 2030	$4,905,790.45
December 2026	$83,407,949.53	June 2030	$4,328,099.20
January 2027	$80,168,927.23	July 2030	$3,795,836.27
February 2027	$76,994,665.64	August 2030	$3,308,165.84
March 2027	$73,885,167.65	September 2030	$2,864,447.14
April 2027	$70,840,569.62	October 2030	$2,463,972.47
May 2027	$67,861,097.63	November 2030	$2,105,877.97
June 2027	$64,946,997.75	December 2030	$1,789,144.98
July 2027	$62,098,300.46	January 2031	$1,512,474.16
August 2027	$59,315,270.29	February 2031	$1,273,435.29
September 2027	$56,597,981.58	March 2031	$1,066,258.30
October 2027	$53,946,482.11	April 2031	$885,458.44
November 2027	$51,361,016.85	May 2031	$727,577.71
December 2027	$48,841,774.49	June 2031	$590,292.58
January 2028	$46,388,953.37	July 2031	$470,723.54
February 2028	$44,002,654.52	August 2031	$366,616.36
March 2028	$41,682,872.11	September 2031	$277,432.97
April 2028	$39,429,531.97	October 2031	$202,581.71
May 2028	$37,242,854.27	November 2031	$141,479.89
June 2028	$35,123,138.28	December 2031	$93,512.46
July 2028	$33,070,575.39	January 2032	$57,834.77
August 2028	$31,085,430.49	February 2032	$33,066.58
September 2028	$29,167,912.15	March 2032	$16,881.24
October 2028	$27,318,295.93	April 2032	$7,010.73
November 2028	$25,536,876.82	May 2032	$1,816.93
December 2028	$23,823,954.93	June 2032	$64.93
January 2029	$22,179,813.54	July 2032	$46.50
February 2029	$20,604,715.37	August 2032	$34.31
March 2029	$19,098,004.38	September 2032	$24.14
April 2029	$17,659,049.37	October 2032	$16.01
May 2029	$16,287,911.95	November 2032	$9.96
June 2029	$14,984,359.69	December 2032	$6.00
July 2029	$13,747,491.29	January 2033	$3.01
August 2029	$12,577,126.85	February 2033	$1.01
September 2029	$11,472,927.36	March 2033	$0.00
October 2029	$10,434,521.76
November 2029	$9,461,556.33
December 2029	$8,553,590.45
January 2030	$7,709,913.86

The ABS Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal balance of each class of Notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each hypothetical pool having the characteristics set forth in the table below and that the level scheduled monthly payment for each of the pools, based on the aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date, will be such that the pool will be fully amortized by the end of its remaining term to maturity.

The hypothetical pool has the following characteristics:

Pool	Aggregate Principal Balance	Weighted Average APR	Weighted Average Original Term (in Months)	Weighted Average Stated Remaining Term (in Months)
1	$ 578,764.92	2.639%	60	6
2	2,389,525.71	3.346%	60	10
3	4,782,838.66	4.430%	58	16
4	8,327,042.85	4.988%	58	22
5	11,779,128.89	5.276%	60	28
6	19,563,552.79	4.945%	59	34
7	35,635,766.67	4.392%	60	40
8	34,503,355.02	4.700%	62	45
9	39,428,269.79	4.261%	64	52
10	53,142,375.49	3.426%	63	57
11	22,309,067.30	4.487%	72	64
12	20,176,454.57	3.955%	72	69
13	1,717,399.18	3.115%	62	5
14	6,171,074.79	3.768%	64	10
15	12,819,108.20	4.324%	58	16
16	18,098,234.63	5.059%	49	21
17	27,513,931.80	4.963%	54	28
18	60,493,924.53	4.871%	55	34
19	140,947,145.49	4.358%	59	41
20	217,524,820.44	4.886%	61	45
21	242,400,015.51	5.073%	65	52
22	383,497,098.25	5.665%	68	57
23	227,403,811.99	6.299%	72	64
24	262,144,581.07	5.956%	73	69
25	26,107,105.02	9.420%	81	75
26	16,024,294.24	9.432%	83	81
Total	$1,895,478,687.80	5.358%

The actual characteristics and performance of the Receivables are expected to differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that no defaults will occur on the Receivables.  Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed.  Any difference between the assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

In calculating the Expected Final Payment Date shown on the cover to this prospectus for each class of the Notes, an ABS percentage of 1.40% was utilized and the Servicer’s option to purchase the Receivables was assumed to be exercised on the earliest Payment Date on which it is permitted and before giving effect to any payment of principal required to be made on that Payment Date.  The actual Payment Date on which each class of the Notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

Percentage of Class A-1 Note Balance Outstanding at Various ABS Percentages(1)

Payment Date	0.50%	1.00%	1.40%	1.60%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	78.57%	72.72%	67.20%	63.92%	55.10%
October 2026	67.92%	59.33%	51.26%	46.50%	34.81%
November 2026	57.31%	46.11%	35.62%	29.51%	15.05%
December 2026	46.75%	33.06%	20.29%	12.93%	0.00%
January 2027	36.32%	20.26%	5.32%	0.00%	0.00%
February 2027	25.96%	7.65%	0.00%	0.00%	0.00%
March 2027	15.64%	0.00%	0.00%	0.00%	0.00%
April 2027	5.38%	0.00%	0.00%	0.00%	0.00%
May 2027	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	0.38	0.30	0.25	0.23	0.19
Weighted Average Life to Call (years)(2)(3)	0.38	0.30	0.25	0.23	0.19
_________________________
(1)	Percentages assume that an optional purchase by the Servicer does not occur.
(2)
The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)
The weighted average life to call assumes that an optional purchase by the Servicer occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

Percentage of Class A-2a and Class A-2b Note Balance Outstanding at Various ABS Percentages(1)

Payment Date	0.50%	1.00%	1.40%	1.60%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	97.42%
January 2027	100.00%	100.00%	100.00%	98.02%	85.93%
February 2027	100.00%	100.00%	94.27%	88.35%	74.75%
March 2027	100.00%	97.06%	85.46%	78.91%	63.90%
April 2027	100.00%	89.53%	76.84%	69.73%	53.54%
May 2027	97.02%	82.10%	68.40%	60.78%	43.46%
June 2027	90.90%	74.89%	60.20%	52.05%	33.66%
July 2027	84.81%	67.77%	52.18%	43.54%	24.16%
August 2027	78.75%	60.77%	44.34%	35.25%	14.94%
September 2027	72.71%	53.86%	36.67%	27.18%	6.02%
October 2027	66.71%	47.06%	29.18%	19.33%	0.00%
November 2027	60.73%	40.36%	21.87%	11.71%	0.00%
December 2027	54.94%	33.90%	14.81%	4.34%	0.00%
January 2028	49.18%	27.53%	7.92%	0.00%	0.00%
February 2028	43.45%	21.27%	1.21%	0.00%	0.00%
March 2028	37.74%	15.11%	0.00%	0.00%	0.00%
April 2028	32.06%	9.05%	0.00%	0.00%	0.00%
May 2028	26.54%	3.20%	0.00%	0.00%	0.00%
June 2028	21.10%	0.00%	0.00%	0.00%	0.00%
July 2028	15.69%	0.00%	0.00%	0.00%	0.00%
August 2028	10.30%	0.00%	0.00%	0.00%	0.00%
September 2028	4.94%	0.00%	0.00%	0.00%	0.00%
October 2028	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	1.47	1.20	1.01	0.92	0.76
Weighted Average Life to Call (years)(2)(3)	1.47	1.20	1.01	0.92	0.76
______________________
(1)	Percentages assume that an optional purchase by the Servicer does not occur.
(2)
The weighted average lives of the Class A-2a Notes and the Class A-2b Notes are determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)
The weighted average life to call assumes that an optional purchase by the Servicer occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

Percentage of Class A-3 Note Balance Outstanding at Various ABS Percentages(1)

Payment Date	0.50%	1.00%	1.40%	1.60%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 2027	100.00%	100.00%	100.00%	100.00%	97.43%
November 2027	100.00%	100.00%	100.00%	100.00%	89.12%
December 2027	100.00%	100.00%	100.00%	100.00%	81.10%
January 2028	100.00%	100.00%	100.00%	97.18%	73.37%
February 2028	100.00%	100.00%	100.00%	90.23%	65.98%
March 2028	100.00%	100.00%	94.67%	83.49%	58.87%
April 2028	100.00%	100.00%	88.30%	76.96%	52.05%
May 2028	100.00%	100.00%	82.17%	70.70%	45.52%
June 2028	100.00%	97.49%	76.24%	64.66%	39.27%
July 2028	100.00%	91.87%	70.47%	58.82%	33.31%
August 2028	100.00%	86.36%	64.87%	53.19%	27.65%
September 2028	100.00%	80.95%	59.44%	47.76%	22.29%
October 2028	99.61%	75.64%	54.18%	42.55%	17.20%
November 2028	94.31%	70.43%	49.09%	37.54%	12.38%
December 2028	89.24%	65.47%	44.26%	32.78%	7.83%
January 2029	84.19%	60.61%	39.58%	28.22%	3.59%
February 2029	79.17%	55.84%	35.08%	23.86%	0.00%
March 2029	74.18%	51.18%	30.73%	19.71%	0.00%
April 2029	69.21%	46.61%	26.55%	15.76%	0.00%
May 2029	64.28%	42.14%	22.55%	12.01%	0.00%
June 2029	59.69%	38.00%	18.82%	8.52%	0.00%
July 2029	55.13%	33.96%	15.26%	5.22%	0.00%
August 2029	50.60%	30.00%	11.84%	2.11%	0.00%
September 2029	46.10%	26.14%	8.59%	0.00%	0.00%
October 2029	41.62%	22.38%	5.49%	0.00%	0.00%
November 2029	37.17%	18.72%	2.55%	0.00%	0.00%
December 2029	32.86%	15.22%	0.00%	0.00%	0.00%
January 2030	29.04%	12.11%	0.00%	0.00%	0.00%
February 2030	25.23%	9.08%	0.00%	0.00%	0.00%
March 2030	21.45%	6.13%	0.00%	0.00%	0.00%
April 2030	17.70%	3.27%	0.00%	0.00%	0.00%
May 2030	14.71%	0.94%	0.00%	0.00%	0.00%
June 2030	11.73%	0.00%	0.00%	0.00%	0.00%
July 2030	8.77%	0.00%	0.00%	0.00%	0.00%
August 2030	5.84%	0.00%	0.00%	0.00%	0.00%
September 2030	2.92%	0.00%	0.00%	0.00%	0.00%
October 2030	0.02%	0.00%	0.00%	0.00%	0.00%
November 2030	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	3.11	2.72	2.35	2.16	1.79
Weighted Average Life to Call (years)(2)(3)	3.11	2.72	2.35	2.16	1.79
____________________
(1)	Percentages assume that an optional purchase by the Servicer does not occur.
(2)
The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)
The weighted average life to call assumes that an optional purchase by the Servicer occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

Percentage of Class A-4 Note Balance Outstanding at Various ABS Percentages(1)

Payment Date	0.50%	1.00%	1.40%	1.60%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 2028	100.00%	100.00%	100.00%	100.00%	100.00%
July 2028	100.00%	100.00%	100.00%	100.00%	100.00%
August 2028	100.00%	100.00%	100.00%	100.00%	100.00%
September 2028	100.00%	100.00%	100.00%	100.00%	100.00%
October 2028	100.00%	100.00%	100.00%	100.00%	100.00%
November 2028	100.00%	100.00%	100.00%	100.00%	100.00%
December 2028	100.00%	100.00%	100.00%	100.00%	100.00%
January 2029	100.00%	100.00%	100.00%	100.00%	100.00%
February 2029	100.00%	100.00%	100.00%	100.00%	98.06%
March 2029	100.00%	100.00%	100.00%	100.00%	77.17%
April 2029	100.00%	100.00%	100.00%	100.00%	58.50%
May 2029	100.00%	100.00%	100.00%	100.00%	41.28%
June 2029	100.00%	100.00%	100.00%	100.00%	26.61%
July 2029	100.00%	100.00%	100.00%	100.00%	12.85%
August 2029	100.00%	100.00%	100.00%	100.00%	*
September 2029	100.00%	100.00%	100.00%	95.45%	0.00%
October 2029	100.00%	100.00%	100.00%	80.02%	0.00%
November 2029	100.00%	100.00%	100.00%	65.70%	0.00%
December 2029	100.00%	100.00%	98.91%	52.51%	0.00%
January 2030	100.00%	100.00%	84.98%	40.58%	0.00%
February 2030	100.00%	100.00%	71.80%	29.58%	0.00%
March 2030	100.00%	100.00%	59.41%	19.52%	0.00%
April 2030	100.00%	100.00%	47.80%	10.42%	0.00%
May 2030	100.00%	100.00%	37.93%	2.32%	0.00%
June 2030	100.00%	92.50%	28.65%	0.00%	0.00%
July 2030	100.00%	80.05%	20.00%	0.00%	0.00%
August 2030	100.00%	67.98%	11.96%	0.00%	0.00%
September 2030	100.00%	56.29%	4.54%	0.00%	0.00%
October 2030	100.00%	44.99%	0.00%	0.00%	0.00%
November 2030	83.81%	34.08%	0.00%	0.00%	0.00%
December 2030	71.53%	25.69%	0.00%	0.00%	0.00%
January 2031	59.34%	17.59%	0.00%	0.00%	0.00%
February 2031	47.22%	9.78%	0.00%	0.00%	0.00%
March 2031	35.18%	2.26%	0.00%	0.00%	0.00%
April 2031	23.24%	0.00%	0.00%	0.00%	0.00%
May 2031	16.84%	0.00%	0.00%	0.00%	0.00%
June 2031	10.48%	0.00%	0.00%	0.00%	0.00%
July 2031	4.17%	0.00%	0.00%	0.00%	0.00%
August 2031	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	4.56	4.21	3.74	3.43	2.78
Weighted Average Life to Call (years)(2)(3)	4.48	4.13	3.65	3.38	2.75
________________
(1)	Percentages assume that an optional purchase by the Servicer does not occur.
(2)
The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)
The weighted average life to call assumes that an optional purchase by the Servicer occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

*       Represents a percentage greater than 0.000% but less than 0.005%.

Note Factors

The “Note Pool Factor” with respect to any class of Notes will be a two-digit decimal indicating the principal amount of that class of Notes as of the close of business on the Payment Date in that month as a fraction of the respective principal amount of that class of Notes as of the Closing Date.  The Servicer will compute the Note Pool Factor each month for each class of Notes.  Each Note Pool Factor will initially be 1.00 and thereafter will decline to reflect reductions in the principal amount of each class of Notes.  The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the Noteholder’s Note by the related Note Pool Factor for that month.

Use of Proceeds

The Issuing Entity will use the net proceeds from the sale of the Notes to purchase the Receivables from the Depositor pursuant to the Sale and Servicing Agreement and to fund the Reserve Account.  The net proceeds to be received by the Depositor from the sale of the Receivables to the Issuing Entity will be used by the Depositor in connection with its acquisition of the Receivables from BMW FS and BMW Bank and to pay other expenses in connection with the issuance of the Notes.  Each of BMW FS and BMW Bank will use the proceeds from the sale of the related Receivables for general corporate purposes.

Statements to Noteholders

Pursuant to the Transfer and Servicing Agreements, on each Determination Date, the Servicer will provide the Indenture Trustee a report concerning the payments received on the Receivables, the Pool Balance, the related Note Pool Factors and various other items of information pertaining to the Issuing Entity, and the Indenture Trustee will make available, on the related Payment Date, the same to the Noteholders of record as of the most recent Record Date and to the Owner Trustee.  The Indenture Trustee will make the foregoing statements available to the Noteholders via its Internet website, which is presently located at https://pivot.usbank.com.  Noteholders of record during each calendar year, upon request to the Indenture Trustee, will be furnished the information by the Indenture Trustee or the Owner Trustee, as appropriate, for tax reporting purposes not later than the latest date permitted by law.

We refer you to “Description of the Transfer and Servicing Agreements—Statements to Noteholders and Certificateholders” in this prospectus for a more detailed description of the reports to be sent to Noteholders.

Where You Can Find More Information About Your Notes

The Issuing Entity

Unless definitive securities are issued under the limited circumstances described in this prospectus, the sole holder of record will be Cede.  The Indenture Trustee will provide to Noteholders of record unaudited monthly and annual reports concerning the Receivables and other specified matters.  We refer you to “Description of the Transfer and Servicing Agreements—Statements to Noteholders and Certificateholders” and “—Evidence as to Compliance” in this prospectus.  Copies of these reports may be obtained at no charge at the offices specified in this prospectus.

The Depositor

BMW FS Securities LLC, as Depositor, has filed with the SEC a registration statement on Form SF-3 under the Securities Act of 1933, as amended (the “Securities Act”) of which this prospectus forms a part.  The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  The registration statement and all reports filed by the Depositor may be found on EDGAR filed under the registration number 333-285562, and all reports filed by the Issuing Entity will be found on EDGAR filed under registration number 333-285562-01.  Copies of the Transfer and Servicing Agreements relating to the Notes will also be filed with the SEC on EDGAR under the registration number of the Depositor or the Issuing Entity shown above.

The Depositor, on behalf of the Issuing Entity, will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include (but are not limited to):

•	Reports on Form 8-K (Current Report) including as exhibits thereto the Transfer and Servicing Agreements;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance, asset representations review and investor communication information required on Form 10-D, which are required to be filed 15 days following the related Payment Date;

•
Reports on Form ABS-EE (Submission of Electronic Exhibits for Asset-Backed Securities), including as exhibits thereto monthly asset-level data for the related Collection Period and the Receivables, which exhibits will be incorporated by reference into the related Form 10-D; and

•
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Securities Act.

Unless specifically stated in any report filed by or on behalf of the Issuing Entity with the SEC, the reports and any information included in such report will neither be examined nor reported on by an independent public accountant.

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in “Description of the Transfer and Servicing Agreements—Statements to Noteholders and Certificateholders” in this prospectus.  For so long as the Issuing Entity is required to report under the Exchange Act, the Depositor, on behalf of the Issuing Entity, will file the Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  Such reports will be available on the SEC’s website, which is located at www.sec.gov as soon as reasonably practicable after such reports are filed with the SEC.

Description of the Transfer and Servicing Agreements

The following summary of the Transfer and Servicing Agreements describes the material terms of the Transfer and Servicing Agreements.  The description of the terms of the Transfer and Servicing Agreements in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement.  Copies of the final Transfer and Servicing Agreements will be filed as current reports on Form 8-K with the SEC.  We refer you to “Where You Can Find More Information About Your Securities—The Depositor” in this prospectus for additional information regarding reports required to be filed by the Depositor.

Sale and Assignment of Receivables

On or prior to the Closing Date each of BMW FS and BMW Bank will sell and assign to the Depositor, without recourse, pursuant to the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement, respectively, its entire interest in the Receivables, including the security interests in the related financed vehicles.  On the Closing Date, the Depositor will transfer and assign to the Issuing Entity, without recourse, pursuant to the Sale and Servicing Agreement, its entire interest in the Receivables, including its security interests in the related financed vehicles.  Each Receivable will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement, but the existence and characteristics of the Receivables will not be verified by the Indenture Trustee.  The Issuing Entity will, concurrently with the transfer and assignment, execute and deliver the Notes and the Certificates.  The net proceeds received from the sale of the Notes and the Certificates will be applied to the purchase of the Receivables from the Depositor and to make any required initial deposit into the Reserve Account.

BMW FS and BMW Bank, each as a Seller, pursuant to the Receivables Purchase Agreement and Bank Receivables Purchase Agreement, respectively, and the Depositor, pursuant to the Sale and Servicing Agreement, will represent and warrant, among other things, that as of the Closing Date:

•
Each Receivable (a) was originated in the United States of America by the Seller (in the case of any Receivable originated through the “lease to loan” program described in this prospectus), by BMW Bank (in the case of any Receivable acquired by BMW FS from BMW Bank) or by a Dealer located in the United States of America, in each case in the ordinary course of such originator’s business and in compliance with the Seller’s customary credit policies and practices as of the date of origination or acquisition of such Receivable, (b) is payable in United States dollars, (c) has been fully and properly executed or electronically authenticated by the parties thereto, (d) except in the case of any Receivable originated through the “lease to loan” program or acquired by BMW FS from BMW Bank, has been (i) purchased by the Seller from the Dealer under an existing Dealer Agreement and (ii) validly assigned by such Dealer to the Seller, and (e) in the case of any Receivable purchased by BMW FS from BMW Bank, has been (i) purchased by BMW FS from BMW Bank under an existing purchase agreement and (ii) validly assigned by BMW Bank to BMW FS.

•
As of the Closing Date, the Seller has, or has started procedures that will result in the Seller having, a perfected, first priority security interest in the financed vehicle related to each Receivable, which security interest was validly created and has been assigned by the Seller to the Depositor, and will be assigned by the Depositor to the Issuing Entity.  The certificate of title for the financed vehicle related to each Receivable shows BMW FS or BMW Bank, as applicable, named as the original secured party (or a properly completed application for such certificate of title has been completed).

•
Each Receivable is on a form contract containing customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity and consumer protection laws, regardless of whether such enforceability is considered in a proceeding in equity or at law.

•
Each Receivable (a) provides for fixed level monthly payments (provided that the payment in the last month of the term of the Receivable may be different from the level scheduled payments) that fully amortize the Amount Financed by maturity and yield interest at the APR and (b) amortizes using the simple interest method.

•	To the Seller’s knowledge, each Receivable complied in all material respects at the time it was originated with all requirements of applicable laws.

•	None of the Receivables is due from the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

•	To the best of the Seller’s knowledge, as of the Cutoff Date, no Obligor of a Receivable is or has been, since the origination of the related Receivable, the subject of a bankruptcy proceeding.

•
As of the Cutoff Date, none of the Receivables has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien of the related Receivable in whole or in part, and, to the Seller’s knowledge, no Receivable is subject to any right of rescission, setoff, counterclaim, dispute or defense.

•	None of the terms of any Receivable has been deferred or otherwise modified except by instruments or documents identified in the related Receivable File.

•
None of the Receivables has been originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under the Receivables Purchase Agreement or the Bank Receivables Purchase Agreement, as applicable, or the Sale and Servicing Agreement or the pledge of such Receivable under the Indenture.

•
Immediately prior to the transfers and assignments of the Receivables, the Seller has good and marketable title to the Receivable free and clear of all Liens (other than pursuant to the Transfer and Servicing Agreements) and, immediately upon the transfer and assignment thereof, the Depositor will have good and marketable title to each Receivable, free and clear of all Liens (other than pursuant to the Transfer and Servicing Agreements).

•
Each Receivable constitutes “chattel paper” within the meaning of the applicable UCC.  With respect to any Receivable evidenced by an authoritative copy of the related electronic contract, there is only one “authoritative copy” of the Receivable and, with respect to any Receivable evidenced by an authoritative tangible copy, there is no more than one original executed copy of such Receivable.

•	Except for a payment that is no more than 29 days delinquent, no payment default exists on any Receivable as of the Cutoff Date.

•
The Seller, in accordance with its customary procedures, has determined that the Obligor has obtained physical damage insurance covering each Financed Vehicle and, under the terms of the related Receivable, the Obligor is required to maintain such insurance.

•	No Receivable has a maturity date later than the last day of the Collection Period immediately preceding the maturity date of the latest maturing class of Notes.

•	Each Receivable had an original maturity of not less than 24 or more than 84 months.

•	All of the Receivables, as of the Cutoff Date, are due from Obligors with garaging addresses within the United States of America, its territories and possessions.

•	Each Receivable had a first scheduled payment due on or prior to 45 calendar days after the origination date thereof.

•	As of the Cutoff Date, each Receivable has a remaining term of at least 5 months and no more than 83 months.

•	As of the Cutoff Date, each Receivable has a remaining balance of at least $1,500.00.

•	The Obligor with respect to each Receivable has made at least one scheduled payment.

As of the last day of the second (or, if BMW FS or BMW Bank so elects, the first) Collection Period following the discovery by or notice to BMW FS or BMW Bank of a breach of any representation or warranty set forth above and made by such party that materially and adversely affects the interests of the Issuing Entity or the Noteholders in the related Receivable and such breach is not timely cured, BMW FS or BMW Bank, as applicable, will repurchase that Warranty Receivable from the Issuing Entity, at a price equal to the Warranty Purchase Payment for that Receivable.  Other than the remedies available to Noteholders, Verified Beneficial Owners and the Issuing Entity described under “Description of the Notes—Dispute Resolution for Repurchase Request,” and indemnification available to the Issuing Entity from BMW FS or BMW Bank, as applicable, in respect of any failure of a receivable to have been originated in compliance with all applicable requirements of law, this repurchase obligation will constitute the sole remedy available to the Noteholders, Verified Beneficial Owners or the Issuing Entity for any uncured breach by BMW FS or BMW Bank.

Maintenance and Safekeeping of the Receivables

The Servicer, in its capacity as custodian, will hold (or, with respect to any Receivables that are evidenced by authoritative copies of the related electronic contracts, maintain in electronic format) the Receivable files for the benefit of the Issuing Entity and the Indenture Trustee, and will maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable file as shall enable the Issuing Entity to comply with the Sale and Servicing Agreement. In performing its duties as custodian, the Servicer will act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the Receivable files relating to all comparable automotive and motorcycle receivables that the Servicer services for itself or others. The Servicer will promptly report to the Issuing Entity and the Indenture Trustee any material failure on its part to hold or maintain the Receivable files and maintain its accounts, records and computer systems under the Sale and Servicing Agreement and will promptly take appropriate action to remedy any such material failure.

Pursuant to the Sale and Servicing Agreement, the Depositor and the Issuing Entity will designate the Servicer as custodian to maintain electronic or physical possession, as the Issuing Entity’s agent of the related contracts and any other documents relating to the Receivables.  The Servicer, in its capacity as custodian, will maintain each Receivable file (or access to any Receivable files stored in an electronic format) at one of its offices specified in the Sale and Servicing Agreement or at such other office as shall be specified to the Issuing Entity and the Indenture Trustee by written notice not later than 30 days after any change in location (except that, in the case of any Receivable evidenced by an authoritative copy of the related electronic contract, the “authoritative copy” (as such term is used in Section 9-105 of the UCC) of such Receivable shall be maintained by the servicer in a computer system such that the servicer maintains “control” (as such term is used in Section 9-105 of the UCC) over such “authoritative copy”).

The Servicer will maintain control of all authoritative electronic copies of records evidencing Receivables. To assure uniform quality in servicing both the Receivables and the servicer’s own portfolio of motor vehicle retail installment, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the Receivables will not be physically segregated from other contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the Issuing Entity as long as BMW FS is servicing the Receivables.  However, the Uniform Commercial Code (as in effect in the applicable jurisdiction (the “UCC”)) financing statements reflecting the sale and assignment of the Receivables by BMW FS or BMW Bank to the Depositor and by the Depositor to the Issuing Entity, and the assignment by the Issuing Entity to the Indenture Trustee, as applicable, will be filed, and the respective accounting records and computer files of the Depositor, BMW FS and BMW Bank will reflect that sale and assignment.  The Depositor, or the Servicer on behalf of the Depositor, will be responsible for maintaining such perfected security interest through the filing of continuation statements or amended financing statements, as applicable.  Because the authoritative copies of the Receivables will remain in the Servicer’s possession or control and will not be stamped or otherwise marked to reflect the assignment to the Indenture Trustee, if a subsequent purchaser were able to take physical possession of authoritative tangible copies or control of authoritative copies of the electronic contracts evidencing the Receivables without knowledge of the assignment, the Issuing Entity’s interest in the Receivables could be defeated.  In addition, in some cases, the Indenture Trustee’s security interest in collections that have been received by the Servicer but not yet remitted to the Collection Account could be defeated.  We refer you to “Certain Legal Aspects of the Receivables—General” and “Risk Factors—Risks Primarily Related to Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interests—If the servicer does not maintain control of the authoritative copies of electronic contracts evidencing receivables, the issuing entity may not have a perfected security interest in those receivables” and “Risk Factors—Risks Primarily Related to Servicing—Commingling by the servicer may result in delays and reductions in payments on your notes” in this prospectus.

Accounts

The Servicer will cause the Securities Intermediary to establish, and on and after the Closing Date the Securities Intermediary will maintain, the Collection Account, in the name of the Indenture Trustee on behalf of the Noteholders, into which payments made on or with respect to the Receivables and amounts released from the Reserve Account will be deposited for payment to the Noteholders.

The Issuing Entity will cause the Securities Intermediary to establish, and on and after the Closing Date the Securities Intermediary will maintain, an account in the name of the Indenture Trustee on behalf of the Noteholders, to be designated as the “Note Distribution Account”, of which the subaccount designated as the “Principal Distribution Account” is a part, into which amounts released from the Collection Account and the Reserve Account for payment to the Noteholders will be deposited and from which all distributions to the Noteholders will be made.

The Issuing Entity also will cause the Securities Intermediary to establish, and on and after the Closing Date the Securities Intermediary will maintain, the Reserve Account (together with the Collection Account and the Note Distribution Account, the “Accounts”) for the purposes described in this prospectus.

Funds in the Accounts will be invested, at the direction of the Servicer, as provided in the Sale and Servicing Agreement, in Eligible Investments, except that funds in the Note Distribution Account will remain uninvested.

 “Eligible Investments” means, at any time, any one or more of the following instruments, obligations and securities, generally having original or remaining maturities of 30 days or less, but in no event occurring later than the Payment Date next occurring after the Indenture Trustee acquires the investments, which evidence:

•	direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

•
demand deposits, time deposits or certificates of deposit of any depository institution (including the Indenture Trustee acting in its commercial capacity or any affiliate of the Indenture Trustee) or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a short-term deposit or issuer rating acceptable  to the Rating Agencies;

•
repurchase obligations held by the Indenture Trustee with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

•
securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof, including the Indenture Trustee acting in its commercial capacity or any affiliate of the Indenture Trustee, so long as at the time of such investment or contractual commitment providing for such investment either (i) the long-term, unsecured debt of such corporation has a rating acceptable to the Rating Agencies or (ii) the commercial paper or other short-term debt of such corporation has a rating acceptable to the Rating Agencies;

•
investments of proceeds maintained in sweep accounts, short-term asset management accounts and the like utilized for the commingled investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any affiliate thereof; and

•
any other money market, common trust fund or obligation, or interest bearing or other security or investment (including those managed or advised by the Indenture Trustee or any affiliate thereof) which has a rating acceptable to the Rating Agencies.  Such investments in this subsection (f) may include money market mutual funds or common trust funds, including any fund for which U.S. Bank Trust Co., in its capacity other than as the Indenture Trustee, or an affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent, and/or custodian or subcustodian, notwithstanding that (x) U.S. Bank Trust Co., the Indenture Trustee or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) U.S. Bank Trust Co., the Indenture Trustee or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to the Indenture, and (z) services performed by the Indenture Trustee for such funds and pursuant to the Indenture may converge at any time.  U.S. Bank Trust Co. or an affiliate thereof is authorized under the Indenture to charge and collect from the Indenture Trustee such fees as are collected from all investors in such funds for such services rendered to such funds (but not to exceed investment earnings thereon).

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added to this definition by the Depositor if the Rating Agency Condition has been satisfied with respect thereto.

Eligible Investments are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Notes, including obligations of the Servicer and its affiliates, to the extent consistent with that rating.  Except as permitted by the Rating Agencies in writing with respect to the Reserve Account, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date. To the extent permitted by the Rating Agencies, funds in the Reserve Account may be invested in obligations or securities that will not mature prior to the next Payment Date and will not be sold to meet any shortfalls.  Thus, the amount of cash in the Reserve Account at any time may be less than the balance of the Reserve Account.  If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of cash in the Reserve Account, a shortfall in the amounts paid to the Noteholders could result, which could, in turn, increase the average life of the Notes.  Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, will be released to the Depositor on each Payment Date and will be the property of the Depositor.

Each of the Accounts will be a segregated account maintained at an Eligible Institution or a segregated trust account maintained at an Eligible Trust Account Institution.  “Eligible Institution” means (a) a bank or depository institution organized under the laws of the United States or any state thereof or any United States branch or agency of a foreign bank or depository institution that (i) is subject to supervision and examination by federal or state banking authorities, (ii) has (x) a short-term deposit rating acceptable to the Rating Agencies and (y) a short-term unsecured debt rating or issuer rating or certificate of deposit rating acceptable to the Rating Agencies, (iii) if the institution holds the related account other than as a segregated account and the deposits are to be held in the accounts for more than 30 days, has a long-term unsecured debt rating or issuer rating acceptable to the Rating Agencies and (iv) if the institution is organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation, or (b) the corporate trust department of any bank or depository institution organized under the laws of the United States or any state thereof or any United States branch or agency of a foreign bank or depository institution that is subject to supervision and examination by federal or state banking authorities that (i) is authorized under those laws to act as a trustee or in any fiduciary capacity and (ii) has a long-term deposit or issuer rating acceptable to the Rating Agencies.  “Eligible Trust Account Institution” means the corporate trust department of a financial institution organized under the laws of the United States of America or any State, having corporate trust powers and holding in trust funds deposited in such account, so long as any of the securities of such depository institution shall have a long-term credit or issuer rating acceptable to the Rating Agencies.  If the institution maintaining the Accounts ceases to be an Eligible Institution or an Eligible Trust Account Institution, as applicable, the Securities Intermediary and the Indenture Trustee will, or will cooperate with the Servicer to, as applicable, cause each such account to be moved to an Eligible Institution or an Eligible Trust Account Institution within forty-five days (or such longer period in respect of which the Rating Agency Condition has been satisfied).

Servicing Procedures

The Sale and Servicing Agreement will provide that the Servicer, for the benefit of the Issuing Entity, will manage, service, administer and make collections on the Receivables (other than Administrative Receivables and Warranty Receivables) in accordance with its customary and usual procedures.  The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and Owner Trustee with respect to distributions, generating federal income tax information, making Advances and performing the other duties specified in the Sale and Servicing Agreement.  The Servicer may appoint a subservicer under the Sale and Servicing Agreement. The Servicer will follow its customary standards, policies and procedures and will have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer will be authorized and empowered to execute and deliver, on behalf of itself, the Issuing Entity, the Indenture Trustee, the Noteholders, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the related financed vehicles.  The Servicer is authorized to commence, in its own name or in the name of the Issuing Entity, Indenture Trustee, the Noteholders or the Certificateholders, a legal proceeding to enforce a defaulted Receivable or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, including a defaulted Receivable.  If the Servicer commences or participates in such a legal proceeding in its own name, the Issuing Entity will be deemed to have automatically assigned such Receivable and the other related property of the Issuing Entity with respect to such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant.  The Servicer is also authorized and empowered under the Sale and Servicing Agreement to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.  If, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Receivable on the grounds that it is not real party in interest or a holder entitled to enforce such Receivable, the Indenture

Trustee on behalf of the Issuing Entity will, at the Servicer’s expense and written direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Issuing Entity, the Indenture Trustee, the Noteholders or the Certificateholders.  The Owner Trustee on behalf of the Issuing Entity and the Indenture Trustee are required to furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under the Sale and Servicing Agreement.

The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by the Issuing Entity and will, consistent with the Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself or others and otherwise act with respect to the Receivables in such a manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Issuing Entity with respect thereto.

The Servicer will be authorized to grant, in some circumstances, rebates, adjustments or deferments with respect to a Receivable, but will not, except pursuant to an order of a court of competent jurisdiction, waive the right to collect the unpaid balance of any Receivable.  However, if any modification of a Receivable extends the maturity of a Receivable beyond the last day of the Collection Period immediately preceding the Final Scheduled Payment Date of the Class A-4 Notes, the Servicer will be obligated to purchase the Receivable as described below.

In addition, the Servicer will covenant that, except as otherwise contemplated in the Sale and Servicing Agreement (including the provisions in the immediately two preceding paragraphs):

•	it will not release any financed vehicle from the security interest granted in the related Receivable;

•	it will do nothing to impair the rights of the Issuing Entity in the Receivables;

•	it will not alter the APR of any Receivable; and

•	it will not extend the maturity of a Receivable beyond the last day of the Collection Period immediately preceding the Final Scheduled Payment Date of the Class A-4 Notes.

The Servicer will inform the Indenture Trustee promptly upon the discovery of any breach by the Servicer of the above obligations.  Unless the breach is cured by the last day of the second Collection Period following the discovery (or, if the Servicer so elects, the last day of the first Collection Period following the discovery), the Servicer is required to purchase from the Issuing Entity any Administrative Receivable in respect of which the interests of the Issuing Entity or the Noteholders are materially and adversely affected, for a price equal to the Administrative Purchase Payment for that Receivable.

Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the Sale and Servicing Agreement be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of that Administrative Receivable.  This purchase obligation will constitute the sole remedy available to the Issuing Entity, the Noteholders, the Certificateholders and the Indenture Trustee for any uncured breach by the Servicer of the specified covenants.

If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its customary practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related financed vehicle at a public or private sale, or taking any other action permitted by applicable law.  We refer you to “Certain Legal Aspects of the Receivables” in this prospectus.

Collections

The Transfer and Servicing Agreements generally require that the Servicer and any successor servicer deposit all payments (other than Warranty Purchase Payments and Administrative Purchase Payments related to such Collection Period, as described below) in respect of Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than two Business Days after receipt.  However, pursuant to the terms of the Transfer and Servicing Agreements, for so long as certain conditions established by the Rating Agencies have been satisfied, or alternative arrangements satisfactory to the Rating Agencies have been made, the Servicer may retain such amounts received during a Collection Period until the Business Day prior to each Payment Date (a “Deposit Date”).

The Servicer or the applicable Seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments in respect of Receivables to be purchased from the Issuing Entity into the Collection Account on or before each Deposit Date.  All decisions regarding deposits and withdrawals from the Collection Account shall be made by the Servicer and will not be independently verified.  The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings.  Except as described in the Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

If the Servicer were unable to remit the funds as described above for any reason, Noteholders might incur a loss.

Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to unreimbursed Advances, second to interest accrued to date, third to principal until the principal balance is brought current, fourth to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable.

On each Payment Date all interest and other investment income (net of losses and expenses) on funds on deposit in the Collection Account for the related Collection Period will be released to the Depositor.

Advances

On or before the related Deposit Date, the Servicer will make a payment into the Collection Account of an amount equal to the aggregate of all scheduled payments of interest that were due during the related Collection Period that were not collected during such Collection Period (each such payment is referred to as an “Advance”), exclusive of amounts not collected as a result of application of the Relief Act and of amounts that the Servicer has determined would be non-recoverable.  On each Payment Date, the Servicer may reimburse itself for the outstanding amount advanced to the extent of actual collections of late Scheduled Payments, Warranty Purchase Payments and Administrative Purchase Payments, each to the extent allocable to interest, prior to any application of those amounts to pay the Notes.  In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) may, up to the amount of outstanding Advances in respect of that Receivable, be deemed non-recoverable and paid to the Servicer in reimbursement of the outstanding Advances, as described under “Payments on the Notes—Payment of Distributable Amounts” in this prospectus.  No advances of principal will be made with respect to the Receivables.  The Servicer will not be obligated to make an Advance, to the extent that it determines, in its sole discretion, that such Advance will not be recovered from subsequent collections on or in respect of the related Receivable.  Advances that the Servicer has determined are non-recoverable will be reimbursed to the Servicer on each Payment Date at the same priority as the Servicing Fee and prior to any other distributions to be made on that Payment Date.

The Servicer will make all Advances by depositing into the Collection Account an amount equal to the aggregate of the Advances due in respect of a Collection Period on or before the related Deposit Date.

Permitted Deferments

The Sale and Servicing Agreement will provide that consistent with its “Collection and Servicing Guidelines” as in effect from time to time, the Servicer may, in its discretion, defer monthly payments and extend the term of any Receivable; provided, that no such deferment shall extend the final payment date on any Receivable beyond the last day of the Collection Period immediately preceding the Final Scheduled Payment Date for the Class A-4 Notes.  If any such deferment does not comply with the immediately preceding sentence, and if it materially and adversely affects the interests of the Issuing Entity or the Noteholders in the related Receivables, the Servicer will be required to purchase the Receivable affected by such breach.  The Servicer will be required to remit the related purchase amount into the Collection Account on or before the related Deposit Date in accordance with the Sale and Servicing Agreement, with written notice to the Indenture Trustee of such deposit.

Servicing Compensation

On each Payment Date, the Servicer will be entitled to receive, as compensation for services rendered in respect of the related Collection Period, an amount equal to the product of 1/12 and 1.00% of the Pool Balance with respect to such Payment Date (such rate, the “Servicing Fee Rate” and the fee calculated in that manner, the “Servicing Fee”); provided that, in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the aggregate outstanding principal balance of the Receivables as of the Cutoff Date and (b) the product of 1/12 and 1.00% of the aggregate outstanding principal balance of the Receivables (exclusive of all Liquidated Receivables and, if applicable, all Receivables that are the subject of damages paid by the FDIC to the Issuing Entity) as of the close of business on July 31, 2026.  The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent of amounts available for that purpose as set forth in this prospectus, prior to the payment of available amounts to the Noteholders, all as described under “Payments on the Notes—Payment of Distributable Amounts” and “Description of the Notes—Indenture Events of Default; Change in Priority of Payments Following Acceleration.”

The Servicer will also be entitled to collect and retain any late fees, prepayment charges, deferment fees and other administrative fees or similar charges allowed by applicable law with respect to the Receivables (the “Supplemental Servicing Fee”).  Payments by or on behalf of Obligors will be allocated to Scheduled Payments and late fees and other charges in accordance with the Servicer’s customary practices and procedures.  In addition, the Servicer will be entitled to reimbursement from the Issuing Entity for certain other specified amounts, such as non-recoverable Advances, as described in this prospectus.

The Servicer will be paid the Servicing Fee for each Collection Period on the related Payment Date prior to the payment of interest on any class of Notes.  However, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the related Receivables, for so long as the Rating Agency Condition is satisfied in respect thereof.

The Servicing Fee and the Supplemental Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the beneficial owner of those Receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and monitoring the collateral.  These fees also will compensate the Servicer for administering the Receivables, including making Advances, accounting for collections and furnishing monthly statements to the Owner Trustee and Indenture Trustee with respect to payments.

Net Deposits

As an administrative convenience, as long as BMW FS is the Servicer, BMW FS will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period.  The Servicer may cause to be made a single, net transfer to the Collection Account.  The Servicer, however, will account to the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, payments and transfers were made individually.

Optional Purchase

The outstanding Notes will be redeemed in whole, but not in part, on any Payment Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables.  The Servicer or any successor to the Servicer may purchase the Receivables when the Pool Balance with respect to any Payment Date shall have declined to 5% or less of the Pool Balance with respect to the Closing Date.  The “Redemption Price” for the outstanding Notes will be equal to the aggregate unpaid principal amount of the outstanding Notes plus accrued and unpaid interest on the Notes at the applicable interest rate on the date of the optional purchase.  The Servicer or the Issuing Entity will provide prior notice of the redemption of the Notes to the Indenture Trustee at least 20 days prior to the Payment Date fixed for the redemption of the Notes, and the Indenture Trustee will provide at least 10 days’ prior notice thereof to the Noteholders.  On the Payment Date fixed for redemption, the Notes will be due and payable at the Redemption Price, and no interest will accrue on the Notes after the Payment Date if paid in full on such date.

Termination

The respective obligations of the Depositor, the Servicer, any Originator (so long as such Originator has rights or obligations under the related Transfer and Servicing Agreement), the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer, as the case may be, pursuant to a Transfer and Servicing Agreement will terminate upon the earlier of:

•	the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables;

•
the final distribution of all funds or other proceeds of the assets of the Issuing Entity in accordance with the terms of the Indenture, including the payment to Noteholders and Certificateholders of all amounts required to be paid to them pursuant to the related agreement; or

•	the optional purchase by the Servicer of all of the Receivables as described above under “—Optional Purchase”.

The Owner Trustee and Indenture Trustee will give written notice of termination to each Noteholder and Certificateholder of record.  The final distribution to any Noteholder or Certificateholder will be made only upon surrender and cancellation of that holder’s Note or Certificate at the office or agency of the Owner Trustee or Indenture Trustee, as applicable, specified in the notice of termination.  Any funds remaining in the Issuing Entity, after the Owner Trustee or the Indenture Trustee, as applicable, have taken measures to locate a Noteholder or Certificateholder set forth in the related Transfer and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law to the Depositor or the Issuing Entity, respectively.

In connection with the termination of the Issuing Entity, the assets of the Issuing Entity will be liquidated and the proceeds from any liquidation, and amounts held in its Accounts, will be applied to pay the Notes and the Certificates, to the extent of amounts available.

Any outstanding Notes will be redeemed concurrently with any of the events specified above and the subsequent payment to the Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement will affect early retirement of the Certificates.

Investor Communications

A Noteholder or a Verified Beneficial Owner may send a request to the Administrator stating that the Noteholder or Beneficial Owner is interested in communicating with other Noteholders and Beneficial Owners about the possible exercise of rights under the Transfer and Servicing Agreements.  The Administrator has agreed in the Administration Agreement to include in the Form 10-D for any Collection Period any written request received by the Administrator during that Collection Period from a Noteholder or Verified Beneficial Owner to communicate with other Noteholders and Beneficial Owners regarding exercising their rights under the Transfer and Servicing Agreements.

Upon receipt of such a request, the Administrator will include in the Form 10-D for the relevant Collection Period the following information:

•	the name of the requesting Noteholder or Verified Beneficial Owner;

•	the date the request was received;

•
a statement that the Administrator has received the request, and that the Noteholder or Verified Beneficial Owner is interested in communicating with other Noteholders and Beneficial Owners about the possible exercise of rights under the Transfer and Servicing Agreements; and

•	a description of the method by which the other Noteholders and Beneficial Owners may contact the requesting Noteholder or Verified Beneficial Owner.

The Administrator is not required to include any additional information regarding a Noteholder or Verified Beneficial Owner’s written request in the Form 10-D, and is required to disclose a Noteholder’s or a Verified Beneficial Owner’s written request only where the communication relates to the exercise by a Noteholder or a Verified Beneficial Owner of its rights under the Transfer and Servicing Agreements.  The expenses of administering the foregoing investor communication provisions will be the responsibility of the Administrator, which will be compensated by means of the administration fee paid by the Servicer as described below.

The Indenture

Modification of Indenture.  The Issuing Entity and the Indenture Trustee may, with prior notice made available to the Rating Agencies and with the consent of the holders of at least a majority of the aggregate principal amount of the Notes outstanding, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders; provided that, without the consent of the holders of each outstanding affected Note, no supplemental indenture will:

•	change:

○	the date of payment of any installment of principal of or interest on that Note or reduce the principal amount of that Note;

○	the interest rate for that Note or the redemption price for that Note;

○	provisions of the Indenture relating to the application of collections on, or proceeds of a sale of, the assets of the Issuing Entity to payments of principal of and interest on that Note; or

○	any place of payment where or the coin or currency in which that Note or any interest on that Note is payable;

•	impair the right to institute suit for the enforcement of specified provisions of the Indenture regarding payment;

•
reduce the percentage of the aggregate principal amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with specified provisions of the Indenture or of specified defaults and their consequences as provided for in the Indenture;

•	modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuing Entity, any other Obligor on those Notes, the Depositor or an affiliate of any of them;

•
reduce the percentage of the aggregate principal amount of outstanding Notes required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal balance of and accrued but unpaid interest on the outstanding Notes;

•
reduce the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture that specify the applicable percentages of aggregate principal amount of the Notes necessary to amend the Indenture;

•
modify any provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any individual component of such calculation) or to affect the rights of the holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes; or

•
permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for that Note or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

The Issuing Entity and the Indenture Trustee may also enter into a supplemental indenture, without the consent of Noteholders, and with written notice to each Rating Agency, for any of the following purposes:

•
to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject additional property to the lien of the Indenture;

•
to evidence the succession, in compliance with the applicable provisions of the Indenture, of another Person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity contained in the Indenture and in the Notes;

•	to add to the covenants of the Issuing Entity for the benefit of the Noteholders, or to surrender any right or power under the Indenture conferred upon the Issuing Entity;

•	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

•
to cure any ambiguity, correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture or to add any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided that such other provisions will not adversely affect the interests of any Noteholder whose consent has not been obtained in respect thereof, as evidenced by an officer’s certificate;

•
to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the Notes or to add to or change any of the provisions of the Indenture as are necessary to facilitate the administration of the trusts under the Indenture by more than one trustee, pursuant to the requirements set forth therein; or

•
to modify, eliminate or add to the provisions of the Indenture to the extent necessary to effect the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by the Trust Indenture Act.

The Issuing Entity and the Indenture Trustee may also enter into a supplemental indenture, without obtaining the consent of the Noteholders but with prior notice made available to the Rating Agencies, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or for the purpose of modifying in any manner the rights of the Noteholders; provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholders whose consent has not been obtained in respect thereof; provided, further, that such action will be deemed not to adversely affect in any material respect the interests of any Noteholder and no opinion to that effect will be required if the Rating Agency Condition has been satisfied in respect thereof.

Notwithstanding anything under this heading to the contrary, the Indenture may be supplemented by the Issuing Entity without the consent of the Indenture Trustee, the Paying Agent, the Owner Trustee, any Noteholder or any other Person, and without satisfying any other provisions of the Indenture or any other transaction document related to supplements thereto, solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuing Entity has delivered notice of such supplement to the Rating Agencies on or prior to the date such supplement is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the Indenture Trustee’s, the Paying Agent’s or the Owner Trustee’s rights, indemnities or obligations without the consent of the Indenture Trustee, the Paying Agent or the Owner Trustee, respectively.  For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any supplement to the Indenture may be retroactive (including retroactive to the Benchmark Replacement Date) and the Indenture may be supplemented more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

Notwithstanding the above, if any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, and the Issuing Entity determines that an amendment to the FDIC Rule-related provisions of the Indenture is necessary or desirable, then the Issuing Entity and the Indenture Trustee will be authorized and entitled to amend the relevant provisions in accordance with such FDIC

Rule amendment or guidance, and no Noteholder or Certificateholder consent will be required in connection with any such amendment.

In entering into any supplemental indenture, the Indenture Trustee will be entitled to receive an opinion of counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture, and that all conditions precedent thereto have been met.

Events of Default; Rights Upon Event of Default.  “Events of Default” under the Indenture will consist of the occurrence and continuation of any of the following:

•	a default for five days or more in the payment of any interest on any of the Notes when the same becomes due and payable;

•	a default in the payment of the principal of any Note on the related Final Scheduled Payment Date or on the redemption date;

•
a default in the observance or performance of any representation, warranty, covenant or agreement of the Issuing Entity (other than a covenant or agreement pursuant to the FDIC Rule Covenant) made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same has been made, and such default continues or is not cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect has not been eliminated or otherwise cured, for a period of 30 days after written notice is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of at least 25% of the aggregate principal amount of the Notes then outstanding; or

•	particular events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first bullet point above for a period of 45 days or less, under the second bullet point above for a period of 60 days or less or under the third bullet point above for a period of 120 days or less, will not constitute an Event of Default if that failure or delay was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account.  Therefore, the failure to pay any principal of any class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date or redemption date for that class of Notes.

Noteholders holding at least a majority of the aggregate outstanding principal amount of the Notes, by written notice to the Issuing Entity and the Indenture Trustee, may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes, except a default in the payment of principal of any Note on the related Final Scheduled Payment Date or redemption date, or for failure to pay interest on any of the Notes, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without unanimous consent of the Noteholders.

Following the occurrence of an Event of Default and acceleration of the maturity of the Notes, the Indenture Trustee is not required to sell the assets of the Issuing Entity, and the Indenture Trustee may sell the assets of the Issuing Entity only in accordance with the requirements specified in the Indenture.  Under those circumstances, even if the maturity of the Notes has been accelerated, there may not be any funds to pay the principal owed on the Notes.

If an Event of Default should occur and be continuing, the Indenture Trustee may, or at the written direction of holders of at least a majority of the aggregate outstanding principal amount of the Notes, will, declare the Notes to be immediately due and payable; provided that the Notes will be automatically accelerated upon the occurrence of an Event of Default due to an event of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity.  Any such declaration may be rescinded by the holders of a majority of the aggregate outstanding principal amount of the Notes if:

•	the Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay:

○
all payments of principal of and interest on the Notes and all other amounts that would then be due on the Notes under the Indenture if the Event of Default giving rise to such acceleration had not occurred; and

○
all sums paid by the Indenture Trustee under the Indenture and the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel and the reasonable compensation, expenses and disbursements of the Owner Trustee and its agents and counsel; and

•	all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived.

Following an Event of Default, the Indenture Trustee may:

•	institute proceedings to collect amounts due or foreclose on Issuing Entity property;

•	exercise remedies as a secured party;

•	if the maturity of the Notes has been accelerated, sell the assets of the Issuing Entity; or

•	elect to have the Issuing Entity maintain possession of those Receivables and continue to apply collections on those Receivables as provided in the Indenture.

The Indenture Trustee is prohibited from selling the assets of the Issuing Entity following an Event of Default and an acceleration of the Notes (other than a default in the payment of any principal of any Note on its Final Scheduled Payment Date or redemption date or a default for five days or more in the payment of any interest on any Notes then outstanding), unless:

•	100% of the Noteholders consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes at the date of the sale; or

•
in the case of an Event of Default resulting from an insolvency or bankruptcy with respect to the Issuing Entity, the Indenture Trustee determines that the Issuing Entity property would not be sufficient on an ongoing basis to make all payments of principal and interest on the outstanding Notes as those payments would have become due if the Notes had not been accelerated, and the Indenture Trustee obtains the consent of the holders of at least 66⅔% of the aggregate principal amount of the Notes outstanding.

After the occurrence of a default in the payment of any principal of any Note on its Final Scheduled Payment Date or redemption date or a default for five days or more in the payment of any interest on any Notes then outstanding, the Indenture Trustee may, but will not be obligated to, sell the assets of the Issuing Entity without the consent of any Noteholders.

Following an Event of Default and declaration of the acceleration of the maturity of the Notes, payments on the Notes will be made as described under “Description of the Notes—Indenture Events of Default; Change in Priority of Payments Following Acceleration” in this prospectus.

If an Event of Default occurs and is continuing and the Indenture Trustee has actual knowledge of such Event of Default, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 30 days after it occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice to Noteholders if and so long as a committee of its officers in good faith determines that withholding the notice is in the best interests of Noteholders.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Noteholders or Verified Beneficial Owners (other than requests, demands or directions required to be honored by the Indenture Trustee in connection with the use by

Noteholders and Verified Beneficial Owners of the asset representations review, dispute resolution and investor communications provisions described herein), if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request.  Subject to the provisions for indemnification and other limitations contained in the Indenture, the holders of a majority of the aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, and the holders of at least a majority of the aggregate principal amount of the Notes then outstanding may, in some cases, prior to a declaration of the acceleration of the maturity of the Notes waive a default, except a default in the deposit of collections in respect of the Receivables or other required amounts, any required payment from amounts held in any Account in respect of amounts due on the Notes, payment of principal of, or interest or amounts due or a default in respect of a covenant or provision of the Indenture which cannot be modified without the consent of all the holders of the outstanding Notes.

No Noteholder will have the right to institute any proceeding with respect to the Indenture, unless:

•	the Noteholder previously has given to the Indenture Trustee written notice of a continuing Event of Default;

•
Noteholders holding not less than 25% of the aggregate principal amount of the Notes then outstanding have requested in writing that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee;

•	the Noteholder has offered the Indenture Trustee reasonable indemnity;

•	the Indenture Trustee has for 60 days failed to institute that proceeding; and

•
no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the aggregate principal amount of the Notes then outstanding.

In addition, the Indenture Trustee and the Noteholders, by accepting their Notes, will covenant that they will not at any time institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any Certificateholder nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuing Entity contained in the Indenture.

Particular Covenants.  The Indenture will provide that the Issuing Entity may not consolidate with or merge into any other entity, unless, among other things,

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•
that entity expressly assumes the Issuing Entity’s obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuing Entity under the Indenture;

•	no Event of Default has occurred and is continuing immediately after the merger or consolidation;

•	the Rating Agency Condition has been satisfied in respect thereof;

•
the Issuing Entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Issuing Entity or to any Noteholder or Certificateholder,

•	the parties take any action necessary to maintain the lien and security interest created by the Indenture; and

•
the Indenture Trustee has received an officer’s certificate and an opinion of counsel stating that the consolidation or merger comply with the terms of the Indenture and all conditions precedent provided in the Indenture have been complied with.

The Issuing Entity will not, so long as any Notes are outstanding, among other things,

•
except as expressly permitted by the Indenture, the applicable Transfer and Servicing Agreements or other specified documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity unless directed to do so by the Indenture Trustee;

•
claim any credit on or make any deduction from the principal of and interest payable on the Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or applicable state law) or assert any claim against any present or former holder of those Notes because of the payment of taxes levied or assessed upon the Issuing Entity;

•	except as expressly permitted by the Transfer and Servicing Agreements, dissolve or liquidate in whole or in part;

•
permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted by the Indenture;

•
permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part of the Issuing Entity, or any interest in the assets of the Issuing Entity or the proceeds of those assets;

•	permit the lien of the Indenture not to constitute a valid first priority (other than with respect to any tax, mechanics’ or other lien) security interest in the assets of the Issuing Entity; or

•	assume or incur any indebtedness other than the Notes or as expressly permitted by the Transfer and Servicing Agreements.

The Issuing Entity may not engage in any activity other than as specified in this prospectus and the Transfer and Servicing Agreements.

Annual Compliance Statement.  The Issuing Entity will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

Satisfaction and Discharge of Indenture.  The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all of the Notes or, with some limitations (including receipt of certain opinions with respect to tax matters) upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes, including interest thereon, and any unpaid fees, expenses, indemnification amounts and other payments due and owing to the Servicer, the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer.

FDIC Rule Covenant

The transaction contemplated by this prospectus is intended to comply with the FDIC Rule. The FDIC Rule imposes a number of requirements on the Issuing Entity, the Depositor, the Sponsor and the Servicer, and each such party will agree to facilitate compliance with these requirements by complying with its obligations in the FDIC Rule Covenant.  The Indenture will contain an FDIC Rule Covenant, which will require, among other things, that:

•
payment of principal and interest on the securitization obligations must be primarily based on the performance of the financial assets transferred to the Issuing Entity and will not be contingent on market or credit events that are independent of such financial assets (except for interest rate or currency mismatches between the financial assets and the securitization obligations);

•
information describing the financial assets, obligations, capital structure, compensation of the relevant parties and historical performance data must be made available to the investors, including, without limitation (i) information about the obligations and securitized financial assets in compliance with subpart 229.1100-Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as amended from time to time (“Regulation AB”), (ii) information about the transaction structure, performance of the obligations, priority of payments, subordination features, representations and warranties regarding the financial assets, remedies (and applicable cure periods), liquidity facilities, credit enhancement, waterfall triggers and policies governing delinquencies, servicer advances, loss mitigation and write-offs, (iii) information with respect to the credit performance of the obligations and financial assets on an ongoing basis, and (iv) the nature and amount of compensation paid to the originators, sponsor, rating agency or third-party advisor, broker and servicer and changes to such amounts paid, and the extent to which the risk of loss is retained by any of them;

•
the obligations in the securitization cannot be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with BMW Bank or to an affiliated broker-dealer who purchased such obligations with a view to promptly resell such obligations to persons or entities that are neither affiliates (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with BMW Bank) nor insiders of BMW Bank in the ordinary course of such broker-dealers business) or insider of BMW Bank; and

•	BMW Bank must identify in its financial asset databases and otherwise account for the financial assets transferred as specified by the FDIC Rule.

See “Certain Legal Aspects of the Receivables—FDIC Rule” in this prospectus.

In addition, one of the requirements of the FDIC Rule is that the agreements for the related transaction require the retention of an economic interest in the credit risk of the securitized assets in accordance with Regulation RR of the Exchange Act.  The risk retention regulations in Regulation RR of the Exchange Act require the Sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the Receivables.  The Sponsor intends to satisfy its obligation to retain credit risk by causing the Depositor and BMW Bank, its wholly-owned subsidiaries, to retain the Certificates.  In the Sale and Servicing Agreement, the Sponsor will agree (x) to cause the Depositor and BMW Bank to retain the Certificates on the Closing Date and (y) to comply, and to cause the Depositor, BMW Bank and each affiliate of the Sponsor to comply, with the provisions of Regulation RR applicable to it and the retained Certificates.

Each Noteholder and each Certificateholder, by accepting a Note or Certificate, will acknowledge and agree that the purpose of the FDIC Rule Covenant is to facilitate compliance with the FDIC Rule by BMW Bank, BMW FS, the Depositor and the Issuing Entity, and that the provisions set forth in the FDIC Rule Covenant will have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

The Owner Trustee and the Indenture Trustee

WTNA will be the Owner Trustee under the Trust Agreement.  U.S. Bank Trust Company, National Association will be the Indenture Trustee under the Indenture.  The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees.

For the purpose of meeting the legal requirements of some jurisdictions, the Administrator and the Owner Trustee or the Indenture Trustee (or in some instances, the Owner Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the assets of the Issuing Entity.  In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee or the Indenture Trustee will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.

The Owner Trustee may resign at any time by so notifying the Administrator and the Indenture Trustee.  The Administrator may remove the Owner Trustee if the Owner Trustee ceases to be eligible under the Trust Agreement, is adjudged bankrupt or insolvent, a receiver or other public officer takes charge of the Owner Trustee or its property, or the Owner Trustee otherwise becomes incapable of acting.  In those circumstances, the Administrator will be obligated to appoint a successor owner trustee.  No resignation or removal of the Owner Trustee and no appointment of a successor owner trustee will become effective until the acceptance of appointment by the successor owner trustee pursuant to the Trust Agreement and payment of all fees owed to the outgoing Owner Trustee.  The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each

NRSRO hired by the sponsor to rate the Notes (a “Rating Agency”).  Any costs associated with the resignation or removal of the Owner Trustee will be paid by the Servicer, in its capacity as Administrator.

The Indenture Trustee may resign at any time with thirty days’ prior written notice to the Issuing Entity, the Servicer, the Administrator and each Rating Agency.  The holders of a majority of the aggregate outstanding principal amount of the Notes may remove the Indenture Trustee if the Indenture Trustee fails to be eligible as Indenture Trustee under the eligibility requirements set forth in the Indenture, the Indenture Trustee is adjudged bankrupt or insolvent, a receiver or other public officer takes charge of the Indenture Trustee or its property, the Indenture Trustee otherwise becomes incapable of acting.  In those circumstances, the Issuing Entity will be obligated to appoint a successor Indenture Trustee.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee will become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to the Indenture and payment of all fees owed to the outgoing Indenture Trustee.  Any costs associated with the resignation or removal of the Indenture Trustee will be paid by the Servicer, in its capacity as Administrator.

Duties of the Owner Trustee and the Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes or the Certificates (other than the authentication of the Certificates) or of any Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account.  The Owner Trustee will not independently verify the Receivables.  The Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement.  In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement.  The Administrator will manage and administer the Issuing Entity.

In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of the Certificateholders, unless the Certificateholders have offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than authentication of the Notes) or of any Receivables or related documents, and is not accountable for the use or application by the Issuing Entity of any proceeds from the Notes, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account.  The Indenture Trustee will not independently verify the Receivables.  If no Event of Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture.  In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture provides that the Indenture Trustee will not be deemed to have knowledge of any event unless a responsible officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event.

If required by the Trust Indenture Act, the Indenture Trustee will mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of specified indebtedness owing by the Issuing Entity to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

Fees and Expenses

The table below sets forth the fees and expenses payable by the Issuing Entity on each Payment Date.

Party	Amount
Servicer(1)
The product of 1/12 and 1.00% of the Pool Balance with respect to such Payment Date; provided that, in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the aggregate outstanding principal balance of the Receivables as of the Cutoff Date and (b) the product of 1/12 and 1.00% of the aggregate outstanding principal balance of the Receivables (exclusive of all Liquidated Receivables and, if applicable, all Receivables that are the subject of damages paid by the FDIC to the Issuing Entity) as of the close of business on July 31, 2026.

Indenture Trustee(2)	An annual fee equal to $3,000 per annum, payable on the Payment Date occurring in September of each year, commencing in September 2027.
Owner Trustee(2)	An annual fee equal to $3,000 per annum, payable on the Payment Date occurring in September of each year, commencing in September 2027.
ARR Service Fee(2)	An annual fee equal to $5,000 per annum, payable on the Payment Date occurring in September of each year, commencing in September 2027.
ARR Review Fee(2)	$175 per Receivable reviewed, in the event of an Asset Representations Review.
________________
(1)	To be paid before any amounts are distributed to Noteholders. A portion of the Servicing Fee will be paid to the Administrator as the administrator fee.
(2)
Fees, expenses, indemnification amounts and other payments due and owing to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer are to be paid before any amounts are distributed to Noteholders, subject to an aggregate cap equal to $250,000 in any calendar year, prior to the acceleration of the Notes.  Amounts due and owing to any such party in excess of such aggregate cap will be payable after distributions of principal and interest to the Noteholders on any Payment Date prior to the acceleration of the Notes.  After the acceleration of the Notes, all unpaid fees, expenses, indemnification amounts and other payments due and owing to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer are to be paid before any amounts are distributed to Noteholders, without application of any cap on such amounts.

Statements to Trustees and the Issuing Entity

On or prior to each Determination Date, the Servicer will provide to the Indenture Trustee a statement setting forth the information that is required to be provided in the periodic reports provided to Noteholders and Certificateholders as described under “— Statements to Noteholders and Certificateholders” below.  The Indenture Trustee will provide that statement to the Owner Trustee on or prior to the related Payment Date.

Statements to Noteholders and Certificateholders

As described under “– Statements to Trustees and the Issuing Entity”, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders and the Owner Trustee on each Payment Date.  The Indenture Trustee will provide the statement to Noteholders, and the Owner Trustee will provide the statement to Certificateholders, on that Payment Date.  Each such statement will include (to the extent applicable) the following information as to the Notes and the Certificates with respect to that Payment Date:

•
the amount of the Collections allocable to the principal balance of each class of Notes, expressed in the aggregate and as a dollar amount per $1,000 of the original principal balance of each class of Notes;

•	the amount of the collections allocable to interest on each class of Notes, expressed in the aggregate and as a dollar amount per $1,000 of the original principal balance of each class of Notes;

•	the amount of the Yield Supplement Overcollateralization Amount, if any;

•
the number of and the aggregate principal balance of the Receivables as of the close of business on the first day and last day of the related Collection Period after giving effect to payments allocated to principal reported under the first bullet above;

•	the amount of the Servicing Fee and the Supplemental Servicing Fee paid to the Servicer with respect to the related Collection Period;

•
the amount of interest accrued with respect to each class of Notes for the related interest accrual period, including the Benchmark and the interest rate for the related interest accrual period with respect to the Class A-2b Notes;

•
the interest and principal shortfall, if any, in each case as applicable to each class of Notes, expressed in the aggregate and as a dollar amount per $1,000 of the original principal balance of each class of Notes;

•
the aggregate principal balance of the Notes outstanding and the Note Pool Factor for each class of those Notes, each before and after giving effect to all payments reported under the first bullet above on that date;

•	the amount of non-recoverable Advances on that Payment Date;

•	the balance of the Reserve Account on that date, before and after giving effect to changes to the Reserve Account on that date and the amount of those changes;

•	amounts due and payable to each of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, before and after giving effect to distributions on such Payment Date;

•	the Available Amounts;

•
the amount available under the Servicer’s letter of credit, surety bond or insurance policy, as provided in the Sale and Servicing Agreement, if any, and the amount as a percentage of the aggregate principal balance of the Receivables as of the last day of that Collection Period;

•	the applicable Record Date, Determination Date, interest accrual period and Payment Date for each class of Notes;

•	the pool characteristics as of the last day of the Collection Period, including, but not limited to, the weighted average Interest Rate and weighted average remaining term to maturity;

•	delinquency and loss information for the Collection Period;

•
a description of any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the related Collection Period, or that have cumulatively become material over time;

•	a description of any material breaches of representations and warranties made with respect to the Receivables, or covenants, contained in the Transfer and Servicing Agreements;

•	whether a Delinquency Trigger has occurred as of the end of the related Collection Period;

•	notice of the making of any SOFR Adjustment Conforming Changes; and

•
notice of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement, the Unadjusted Benchmark Replacement, the Benchmark Replacement Adjustment and the making of any Benchmark Replacement Conforming Changes.

The statement to Noteholders related to the first Collection Period will also include the fair value of the Certificates as a dollar amount and the fair value of the Certificates as a percentage of the aggregate fair value of the Notes and the Certificates.  Copies of the statements may be obtained by the Noteholders or Certificateholders by delivering a request in writing addressed to the Indenture Trustee or Owner Trustee, as applicable, at its respective address set forth in this prospectus.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Issuing Entity, the Indenture Trustee or Owner Trustee, upon written request, will mail to each person who at any time during that calendar year has been a Noteholder or Certificateholder, as applicable, and received any payment a statement containing information for the purposes of that holder’s preparation of U.S. federal income tax returns.  We refer you to “Material U.S. Federal Income Tax Considerations” in this prospectus.

The Servicer, on behalf of the Issuing Entity, will also prepare an asset-level data file with respect to the Receivables for each calendar month and file it with the SEC on Form ABS-EE at or before the time of filing the related Form 10-D.  The exhibits to each Form ABS-EE filed by or on behalf of the Issuing Entity after the filing of this prospectus will be incorporated by reference into the related Form 10-D.  Each asset-level data file will contain detailed information concerning each Receivable, including data regarding its origination characteristics, loan terms, characteristics of the related financed vehicle and Obligor, payment activity, servicing activity and status.  Certain asset-level data, such as data related to collections and losses on the Receivables and repossessions of the related financed vehicles, may not match the aggregate data provided on the monthly statements to Securityholders as a result of differences between the methods of calculating such data for the purpose of presenting the monthly statements to Securityholders and for the purpose of presenting asset-level data in Form ABS-EE.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that the Servicer will be required to furnish to the Issuing Entity and the Administrator an annual servicer report detailing the Servicer’s assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions for the twelve-month period ending the end of each fiscal year of the Issuing Entity (or in the case of the first report, from the Closing Date, which may be shorter than twelve months). The Servicer’s assessment report will also identify any material instance of noncompliance.

The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuing Entity, the Administrator and Indenture Trustee annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first statement, from the Closing Date, which may be shorter than twelve months) with specified standards relating to the servicing of the Receivables.

The Sale and Servicing Agreement will also provide for delivery to the Issuing Entity and Indenture Trustee, substantially simultaneously with the delivery of the accountants’ statement referred to above, of a certificate signed by a responsible officer of the Servicer stating that to the best of such officer’s knowledge, based on a review of the Servicer’s activities, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date, which may be shorter than twelve months) or, if there has been a default in the fulfillment of any obligation, describing each default known to such officer and the nature and status thereof.  The Servicer has agreed to give the Indenture Trustee and Owner Trustee notice of specified Servicer Defaults under the Sale and Servicing Agreement.

Copies of the statements and certificates may be obtained by Noteholders or Certificateholders by a request in writing addressed to the Indenture Trustee or Owner Trustee, as applicable.

Certain Matters Regarding the Servicer

The Sale and Servicing Agreement will provide that BMW FS may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except upon BMW FS’ determination that its performance of those duties is no longer permissible under applicable law.  No resignation will become effective until the Indenture Trustee or a successor servicer has assumed BMW FS’ servicing obligations and duties under the Sale and Servicing Agreement.

The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the Issuing Entity or the Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of a breach of the agreement or willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties under that document or by reason of reckless disregard of its obligations and duties under that document.  In addition, the Sale and Servicing Agreement will provide that the Servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the Sale and Servicing Agreement.  The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement with respect to the rights and duties of the parties to the Sale and Servicing Agreement and the interests of the Noteholders and Certificateholders thereunder.  In that event, the legal expenses and costs of that action and any liability resulting from that course of action will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed for those costs and liabilities.

Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity that acquires by conveyance, transfer or lease substantially all of the assets of the servicer, or any entity succeeding to the business of the Servicer will be the successor of the Servicer under the Sale and Servicing Agreement.

In addition, the Servicer will indemnify the Issuing Entity, the Depositor, the Noteholders, the Certificateholders, the Owner Trustee, the Indenture Trustee and any of the officers, directors, employees or agents of the Issuing Entity, the Depositor, the Noteholders, the Certificateholders, the Owner Trustee or the Indenture Trustee for any loss, claim, damage or expense (including attorney’s fees and expenses incurred in enforcing the Servicer’s obligations) that may be incurred by it as a result of any act or omission by the Servicer in connection with the performance of its duties under the Sale and Servicing Agreement but only to the extent such liability arose out of the Servicer’s negligence, willful misfeasance, bad faith or recklessness.

Servicer Default

A “Servicer Default” under the Sale and Servicing Agreement will consist of the following:

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any failure by the Servicer to deposit in or credit to the Collection Account any required payment and that failure continues unremedied for five Business Days after discovery of that failure by the Servicer or after receipt of written notice by the Servicer;

•
failure on the part of the Servicer duly to observe or perform, in any material respect, any covenants or agreements of the Servicer set forth in the Sale and Servicing Agreement (other than a covenant or agreement pursuant to the FDIC Rule Covenant, if applicable), which failure (i) materially and adversely affects the rights of the Noteholders and (ii) continues unremedied for a period of 60 days after discovery of such failure by the Servicer or after the date on which written notice of such failure requiring the same to be remedied has been given to the Servicer by any of the Owner Trustee, the Indenture Trustee or Noteholders evidencing not less than 50% of the aggregate principal amount of the Notes then outstanding, voting together as a single class; or

•	the occurrence of an Insolvency Event with respect to the Servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first bullet for a period of 45 days or under the second bullet for a period of 90 days, will not constitute a Servicer Default if that failure or delay was caused by force majeure or other similar occurrence.

“Insolvency Event” means, with respect to a specified person:

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the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or ordering the winding-up or liquidation of such person’s affairs, and such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

•
the commencement by such person of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such person to the entry of an order for relief in an involuntary case under any such law, or the consent by such person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or the making by such person of any general assignment for the benefit of creditors, or the failure by such person generally to pay its debts as such debts become due, or the taking of action by such person in furtherance of any of the foregoing.

Rights Upon Servicer Default

So long as a Servicer Default remains unremedied, the Indenture Trustee may, or at the written direction of holders of Notes evidencing at least 50% of the aggregate principal amount of the Notes then outstanding will, terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, and at that time or following the resignation of the Servicer, the Indenture Trustee or a successor servicer appointed by the Indenture Trustee or the holders of at least 50% of the aggregate principal amount of the Notes then outstanding will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

If the Indenture Trustee is unwilling or unable to so act, it, the Issuing Entity or the holders of at least 50% of the aggregate principal amount of the Notes then outstanding may petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables.  The Indenture Trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor servicer under the Sale and Servicing Agreement and all references in the Sale and Servicing Agreement to the Servicer will apply to that successor servicer.  The predecessor servicer will cooperate with the Indenture Trustee and any successor servicer in effecting the termination of the predecessor servicer’s responsibilities and rights under the Sale and Servicing Agreement, including providing the Indenture Trustee and successor servicer, as applicable, all documents and records necessary to enable the successor servicer to perform the servicing functions under the Sale and Servicing Agreement.  All reasonable costs and expenses incurred in connection with the transfer of servicing duties to a successor servicer will be payable by the predecessor servicer or, if the predecessor servicer is the Indenture Trustee acting as servicer, will be an expense reimbursable to the Indenture Trustee by the Issuing Entity.  Notwithstanding termination, the Servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination.  Upon payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer.

However, if the servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than the commencement of a bankruptcy or insolvency proceedings has occurred, that Indenture Trustee or those Noteholders may not be able to effect a transfer of servicing as described above.

Waiver of Past Defaults

The holders of not less than a majority of the aggregate principal amount of the Notes then outstanding (but excluding for purposes of calculation and action all Notes held by the Depositor, the Servicer or any of their affiliates) may, on behalf of all Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to the Collection Account in accordance with the Sale and Servicing Agreement.  No waiver will impair those Noteholders’ rights with respect to subsequent defaults.

Amendment

Each of the Transfer and Servicing Agreements (other than the Indenture and the Trust Agreement) may be amended by the parties to that Transfer and Servicing Agreement, without the consent of the Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that Transfer and Servicing Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders thereunder; provided, that any such amendment will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder whose consent has not been obtained in respect thereof; provided, further, that such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder and no opinion to that effect will be required if the Rating Agency Condition has been satisfied in respect thereof.

Each of the Transfer and Servicing Agreements (other than the Indenture and the Trust Agreement) may also be amended from time to time by the parties to that Transfer and Servicing Agreement with the consent of the Noteholders evidencing at least a majority of the aggregate principal balance of the Notes outstanding and the Certificateholders evidencing a majority of the Certificate Percentage Interest, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders or Certificateholders, including changing the manner in which the Reserve Account is funded or eliminating the Reserve Account, changing any other form of credit enhancement or changing the remittance schedule for depositing collections to the related accounts; provided, that, without the consent of the holders of all of the outstanding Notes and/or Certificates, as applicable, the amendment may not:

•
increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders and/or Certificateholders; or

•	reduce the aforesaid percentage of the Notes or Certificates that is required to consent to the amendment.

If specified in the Transfer and Servicing Agreements, the Indenture Trustee or Owner Trustee may be entitled to receive an opinion of counsel stating that the execution of such amendment is authorized or permitted by the Transfer and Servicing Agreement and that all conditions precedent thereto have been met.  The Owner Trustee’s consent is required to be obtained in connection with any amendment to the Sale and Servicing Agreement and Indenture, to the extent such amendment affects the rights, duties, indemnities, immunities or liabilities of the Owner Trustee.

Notwithstanding anything under this heading to the contrary, the Sale and Servicing Agreement may be amended by the Depositor and the Administrator without the consent of the Indenture Trustee, the Paying Agent, the Securities Intermediary, the Issuing Entity, the Owner Trustee, any Noteholder or any other person, and without satisfying any other provisions of the Sale and Servicing Agreement related to amendments thereto or in any other transaction document, solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuing Entity has delivered notice of such amendment to the Rating Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the Indenture Trustee’s, the Paying Agent’s or the Owner Trustee’s rights, indemnities or obligations without the Indenture Trustee’s, the Paying Agent’s or the Owner Trustee’s consent, respectively.  For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to the Sale and Servicing Agreement may be retroactive (including retroactive to the Benchmark Replacement Date) and the Sale and Servicing Agreement may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

For a description of the amendment provisions of the Indenture, see “—The Indenture; Modification of Indenture” above.  For a description of the amendment provisions of the Trust Agreement, see “The Issuing Entity” above.

The Asset Representations Review Agreement may be amended from time to time by the parties thereto, without the consent of any holders of the Notes to (i) comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in the Asset Representations Review Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the Asset Representations Review Agreement; provided, however, that such action will not, as evidenced by an opinion of counsel delivered to the Issuing Entity and the Servicer, adversely affect in any material respect the interests of any Noteholder whose consent has not been obtained, or (ii) correct any manifest error in the terms of the Asset Representations Review Agreement as compared to the terms expressly set forth in this prospectus. The Asset Representations Review Agreement may also be amended by the parties thereto, with the written consent of the holders of a majority of the aggregate outstanding principal amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Asset Representations Review Agreement or of modifying in any manner the rights of the Noteholders.

If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which the Issuing Entity determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then the Issuing Entity and the Indenture Trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance without Noteholder or Certificateholder consent.

Removal of Servicer

The Indenture Trustee may, and at the direction of Noteholders evidencing at least a majority of the aggregate principal amount of the Notes then outstanding shall, by written notice to the Servicer terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon the occurrence and continuance of a Servicer Default.

Under those circumstances, or if the Servicer resigns, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor Servicer appointed by the Indenture Trustee or holders of at least 50% of the aggregate principal amount of the Notes outstanding in accordance with the Sale and Servicing Agreement.  The Indenture Trustee or other successor Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity under the Sale and Servicing Agreement and will be entitled to the Servicing Fee; provided, however that no successor Servicer will have any responsibilities with respect to making Advances.  Upon the termination of the Servicer, the Servicer subject to that termination or removal will continue to perform its functions as Servicer until the date on which a successor servicer will have been appointed under the Sale and Servicing Agreement.  None of the responsibilities, duties and liabilities of the Servicer will transfer to the Indenture Trustee as successor servicer until the Indenture Trustee has received all documentation and data necessary to effect the transfer of the Servicer’s obligations to the Indenture Trustee.  If, however, the Servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than the commencement of bankruptcy or insolvency proceedings has occurred, the Indenture Trustee or the Noteholders (or Certificateholders) may not be able to effect a transfer of servicing.  In the event that the Indenture Trustee is unwilling or unable to act, it, the Indenture Trustee or holders of at least 50% of the aggregate principal amount of the Notes outstanding may petition a court of competent jurisdiction to appoint a successor servicer.  Notwithstanding termination following a Servicer Default, the Servicer shall be entitled to payment of amounts payable to it, for services rendered prior to termination, including for any outstanding Advances made with respect to the Receivables.  For additional information regarding the removal of the Servicer during the occurrence or continuation of a Servicer Default, see “—Rights Upon Servicer Default”.

The Servicer will promptly reimburse the Indenture Trustee, the Issuing Entity and the Administrator for all reasonable expenses incurred by the Indenture Trustee, the Issuing Entity or the Administrator as such are incurred in connection with the termination of the Servicer and the transfer of servicing of the Receivables.

Insolvency Event

The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Issuing Entity without the unanimous prior approval of all Certificateholders (including the Depositor) and the delivery to the Owner Trustee by each Certificateholder (including the Depositor) of a certificate certifying that that Certificateholder reasonably believes that the Issuing Entity is insolvent.

Administration Agreement

Under the Administration Agreement, the Administrator will agree to perform all the duties of the Issuing Entity and the Owner Trustee under the Indenture, the note depository agreement, the Sale and Servicing Agreement, the Trust Agreement and the other related agreements to which the Issuing Entity is a party.  The Administrator will monitor the performance of the Issuing Entity and will advise the Owner Trustee when action is necessary to comply with the respective duties of the Issuing Entity and the Owner Trustee under the Indenture and the note depository agreement. The Administrator will prepare, or will cause the preparation by other appropriate persons of, and will execute all such documents, reports, notices, filings, instruments, certificates and opinions that it will be the duty of the Issuing Entity or the Owner Trustee to prepare, file or deliver.

In addition, the Administrator will take (or cause to be taken) all appropriate action that the Issuing Entity or the Owner Trustee is required to take pursuant to the Indenture including, among other things:

•	the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee;

•	the notification of Noteholders and the Rating Agencies hired by the sponsor of the final principal payment on the Notes;

•	the preparation of definitive Notes in accordance with the instructions of the applicable clearing agency;

•	the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral;

•	the maintenance of an office for registration of transfer or exchange of the Notes;

•	the duty to cause newly appointed paying agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust;

•	the direction to the Indenture Trustee to deposit monies with paying agents, if any, other than the Indenture Trustee;

•	the obtaining and preservation of the Issuing Entity’s qualifications to do business in each state where such qualification is required;

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the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as are necessary or advisable to protect the Issuing Entity’s property;

•
the delivery of the opinion of counsel on the closing date and the annual delivery of opinions of counsel as to the Issuing Entity’s property, and the annual delivery of the officer’s certificate and certain other statements as to compliance with the Indenture;

•
the notification of the Indenture Trustee and the Rating Agencies each Servicer Default and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure;

•	the notification of the Indenture Trustee of the appointment of a successor servicer;

•	the notification of the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture;

•
the monitoring of the Issuing Entity’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an officer’s certificate and the obtaining of the opinion of counsel and the independent certificate relating thereto;

•	the compliance with the Indenture with respect to the sale of the Issuing Entity property in a commercially reasonable manner if an Event of Default has occurred and is continuing;

•	the preparation of all required documents and delivery to Noteholders of notice of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee;

•	the opening of one or more accounts in the Indenture Trustee’s name and the taking of all other actions necessary with respect to investment and reinvestment of funds in the accounts;

•
the preparation of issuer requests, the obtaining of opinions of counsel and the certification to the Indenture Trustee with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures;

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the duty to notify Noteholders and to make such notice available to the Rating Agencies of redemption of the Notes or to cause the Indenture Trustee to provide such notification pursuant to an optional purchase by the Servicer; and

•
the preparation and delivery of all officer’s certificates, opinions of counsel and independent certificates with respect to any requests by the Issuing Entity to the Indenture Trustee to take any action under the Indenture.

To the extent any notice must be delivered to the Rating Agencies by the Issuing Entity, the Owner Trustee or the Indenture Trustee, under the terms of the Administration Agreement, such notice will be delivered to the Administrator and the Administrator will deliver such notice to the Rating Agencies hired by the Sponsor.

As further described herein under “Description of the Notes—Interest”, the Administrator will also make certain determination with respect to the Class A-2b Notes, including the Benchmark for the Class A-2b Notes, any Benchmark Transition Event and Benchmark Replacement Date, any SOFR Adjustment Conforming Changes and any Benchmark Replacement Conforming Changes.

As compensation for the performance of the Administrator’s obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount agreed to between the Administrator and the Servicer, which fee will be paid by the Servicer out of the Servicing Fee.

Removal or Resignation of the Administrator

The Administrator may resign at any time by notifying the Issuing Entity.  The Issuing Entity may remove the Administrator if the Administrator has defaulted in the performance of its duties under the Administration Agreement and has not cured such default, if certain bankruptcy events occur, or the Administrator fails to deliver any information, report, certification, attestation or accountant’s letter when and as required under the Administration Agreement.  No resignation or removal of the Administrator and no appointment of a successor Administrator shall become effective until the acceptance in writing of appointment by the successor Administrator and until the Owner Trustee and the Indenture Trustee consent to such successor Administrator pursuant to the Administration Agreement.

Notes Owned by the Depositor, the Servicer or Affiliates

Any Notes owned by the Issuing Entity, the Depositor, the Sponsor, the Sellers, the Servicer (as long as BMW FS is the Servicer) or any of their affiliates will be entitled to equal and proportionate benefits under the Transfer and Servicing Agreements, except that such Notes while unpledged will not be considered to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Transfer and Servicing Agreements.

Lists of Noteholders and Certificateholders

One or more Certificateholders evidencing not less than 51% of the Certificate Percentage Interest may, by written request to the Owner Trustee, obtain access to the list of all Certificateholders maintained by the Owner Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under those certificates.

Three or more Noteholders of any class, each of whom has owned a Note for at least six months, may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of those Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of record.

No Transfer and Servicing Agreement will provide for the holding of annual or other meetings of Noteholders or Certificateholders.

Certain Legal Aspects of the Receivables

General

The transfer of the Receivables to the Issuing Entity and Indenture Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the financed vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states.  The Receivables will be “chattel paper” as defined in the UCC.

All Contracts evidencing the Receivables acquired from Centers and Dealers name BMW Bank as obligee or assignee and as the secured party.  BMW FS’ possession, as servicer, of authoritative tangible copies and its control of authoritative electronic copies of the Contracts on behalf of BMW FS, BMW Bank and their respective assigns will perfect their interests in the Contracts against the related Center or Dealer, as applicable, and their creditors and also provide BMW FS, BMW Bank and their respective assigns, as applicable, priority over any prior secured creditors, such as an inventory financer, that has a security interest in the Contracts.

The servicer and the Depositor will take the necessary actions to perfect the rights of the Indenture Trustee in the Receivables, including the filing of financing statements pursuant to the UCC to perfect the transfers of the Receivables from BMW FS and, if applicable, BMW Bank to the Depositor, from the Depositor to the Issuing Entity and the pledge thereof by the Issuing Entity to the Indenture Trustee.  If, however, another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without knowledge that its purchase violates the rights of the Issuing Entity, and takes possession of the Receivables in tangible form or obtains “control” of the authoritative copy of the contracts in electronic form, that purchaser would acquire an interest in the Receivables superior to the interest of the Issuing Entity.  The servicer and the Depositor will also take the actions described below to protect the rights of the Indenture Trustee in the financed vehicles.

BMW FS, on behalf of itself, BMW Bank and their respective assigns, will have “control” of an authoritative copy of an electronic contract under the UCC in effect in each state if either (1) (a) there is a “single authoritative copy” of the electronic contract that is readily distinguishable from all other copies and which identifies BMW FS as the owner, (b) all other copies of the electronic contract indicate that they are not the “authoritative copy” of the electronic contract, (c) any revisions to the authoritative copy of the electronic contract are readily identifiable as either authorized or unauthorized revisions, (d) authorized revisions of the electronic contract cannot be made without BMW FS’ or BMW Bank’s, as applicable, participation, and (e) the authoritative copy is communicated to and maintained by BMW FS or its designated custodian, or (2) the system employed by or on behalf of BMW FS and BMW Bank for evidencing the transfer of interests in the chattel paper reliably establishes the secured party as the person to whom the authoritative copy of the electronic contract is assigned.

Security Interests in Financed Vehicles

General.  In states in which motor vehicle retail installment sale contracts, including the Receivables, evidence the credit sale of motor vehicles by Dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC.  Perfection of security interests in financed motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located.  In most states, a security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or notation of the secured party’s lien on the motor vehicle’s certificate of title.

Each of BMW FS and BMW Bank also takes all actions necessary under the laws of the state in which the related financed vehicle is located to perfect its security interest in that financed vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title or obtaining possession of that certificate of title.  Because BMW FS continues to service the Receivables as servicer under the Sale and Servicing Agreement, the Obligors on the Receivables will not be notified of the sale from BMW FS or BMW Bank to the Depositor or the sale from the Depositor to the Issuing Entity. The Receivables prohibit the sale or transfer of the financed vehicle without the consent of the related Dealer or its assignee.

Perfection.  Pursuant to the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement, BMW FS and BMW Bank, respectively, will sell and assign its security interest in the financed vehicles to the Depositor and, with respect to the Issuing Entity, pursuant to the Sale and Servicing Agreement, the Depositor will assign its security interest in the financed vehicles to the Issuing Entity and, if applicable, the Issuing Entity will assign its security interest to the Indenture Trustee.  However, because of the administrative burden and expense, none of BMW FS, BMW Bank, the Depositor, the Owner Trustee or the Indenture Trustee will amend any certificate of title to identify the Issuing Entity as the new secured party on that certificate of title relating to a financed vehicle and accordingly BMW FS or BMW Bank will continue to be named as the secured party.  As a result and as discussed below, the security interest of the Issuing Entity could be deemed to be unperfected.  However, UCC financing statements with respect to the transfer to the Depositor of BMW FS’ and BMW Bank’s security interest in the financed vehicles and the transfer to the Issuing Entity of the Depositor’s security interest in the financed vehicles and, if applicable, the pledge to the Indenture Trustee of the Issuing Entity’s security interest in the financed vehicles will be filed.  In addition, the Servicer will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the Issuing Entity pursuant to the Sale and Servicing Agreement.  We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

In most states, an assignment of contracts and interest in motor vehicles such as that under the Receivables Purchase Agreement, the Bank Receivables Purchase Agreement or the Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a motor vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party.  Although re-registration of the motor vehicle is not necessary to convey a perfected security interest in the financed vehicles to the Issuing Entity, the security interest of the Issuing Entity in the vehicle could be defeated through fraud or negligence because the Issuing Entity will not be listed as lienholder on the certificates of title.  In those states, in the absence of fraud or forgery by the motor vehicle owner or the Servicer or administrative error by state or local agencies, the notation of BMW FS’ or BMW Bank’s, as applicable, lien on the certificates of title will be sufficient to protect the Issuing Entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle.  In the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement, BMW FS and BMW Bank, respectively, will represent and warrant, and in the Sale and Servicing Agreement, the Depositor will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each financed vehicle.  If there are any financed vehicles as to which BMW FS or BMW Bank failed to obtain and assign to the Depositor a perfected security interest, the security interest of the Depositor would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests in the financed vehicles.  However, to the extent that failure has a material and adverse effect on the interests of the Issuing Entity or the Noteholders in the related Receivable and such breach is not timely cured, it would constitute a breach of the representations and warranties of BMW FS or BMW Bank under the Receivables Purchase Agreement or the Bank Receivables Purchase Agreement, as applicable.  Accordingly, pursuant to the Receivables Purchase Agreement or the Bank Receivables Purchase Agreement, BMW FS or BMW Bank would be required to repurchase the related Receivable unless the breach was cured.  Pursuant to the Sale and Servicing Agreement, the Depositor will assign to the Issuing Entity its right to cause BMW FS or BMW Bank to repurchase that Receivable under the Receivables Purchase Agreement or the Bank Receivables Purchase Agreement.  We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “Risk Factors—Risks Primarily Related to Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interest—Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payments on your notes” in this prospectus.

Continuity of Perfection.  Under the laws of most states, the perfected security interest in a motor vehicle would continue for four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state.  A majority of states generally require surrender of a certificate of title to reregister a motor vehicle.  In those states (for example, California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the Obligor under the related Receivable to surrender possession of the certificate of title.  In the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (for example, Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title.  Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation.  However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien.

The State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the Receivable.

Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.  In the ordinary course of servicing the Receivables, BMW FS will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation.  Similarly, when an Obligor sells a financed vehicle, BMW FS must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien.  Under the Sale and Servicing Agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Issuing Entity’s interest in the Receivable.

Priority of Liens Arising by Operation of Law.  Under the laws of most states (including California), possessory liens for repairs and storage performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle.  The Code also grants priority to specified federal tax liens over the lien of a secured party.  In addition, certain states grant priority to state tax liens over a perfected lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle.  BMW FS and BMW Bank will represent and warrant to the Depositor in the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement, respectively, and the Depositor will represent and warrant to the Issuing Entity in the Sale and Servicing Agreement that, as of the Closing Date, each security interest in a financed vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that financed vehicle.  However, liens for repairs or taxes could arise, or the confiscation of a financed vehicle could occur, at any time during the term of a Receivable.  No notice will be given to the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders if a lien arises or confiscation occurs that would not give rise to BMW FS’ or BMW Bank’s repurchase obligation under the Receivables Purchase Agreement or the Bank Receivables Purchase Agreement.

Repossession

In the event of a default by an Obligor, the holder of the related retail contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws.  Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law.  Unless a motor vehicle financed by BMW FS or BMW Bank is voluntarily surrendered, self-help repossession is the method employed by BMW FS (including on behalf of BMW Bank) in most states and is accomplished simply by retaking possession of the financed vehicle.  In cases where an Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order.  In some jurisdictions, the secured party is required to notify that Obligor of the default and the intent to repossess the collateral and to give that Obligor a time period within which to cure the default prior to repossession.  Generally, this right to cure may only be executed on a limited number of occasions during the term of the related Receivable.  Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although, in some states a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).  In some states, an Obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of default by an Obligor under a motor vehicle retail installment sale contract, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of among other things the date, time and place of any public sale or other disposition and/or the date after which any private sale or other disposition of the collateral may be held and certain additional information if the collateral constitutes consumer goods.  In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices.  In most states, an Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.  In some states, an Obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of repossessed motor vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness.  While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments.  In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the UCC provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.  However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession.  Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.  In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC.  In particular, if the collateral is consumer goods, the UCC grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt.  Also, prior to a sale, the UCC permits the Obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.  Occasionally, after resale or other disposition of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the secured party to remit the surplus to any holder of a subordinate lien with respect to that vehicle if the secured party receives an authenticated demand for proceeds from such lienholder before distribution of the proceeds is completed or if the secured party does not receive such a demand, the UCC requires the secured party to remit the surplus to the Obligor.

Certain Bankruptcy Considerations

In structuring the transactions contemplated by this prospectus, the Depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by the Depositor, under the United States Bankruptcy Code (the “Bankruptcy Code”) or similar applicable state laws (collectively, “Insolvency Laws”), will result in consolidation of the assets and liabilities of the Issuing Entity with those of the Depositor.  These steps include the creation of the Issuing Entity as a limited purpose subsidiary of the Depositor pursuant to the Trust Agreement containing limitations, including restrictions on the nature of the Issuing Entity’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of the Certificateholders and the satisfaction of certain other requirements, such as certifications that the Issuing Entity is insolvent.  In addition, to the extent that BMW FS granted a security interest in the Receivables to the Depositor, and the Depositor granted a security interest in the Receivables to the Issuing

Entity, each of which was validly perfected before the bankruptcy or insolvency of BMW FS or the Depositor and was not taken for granted in contemplation of insolvency or with the intent to hinder, delay or defraud BMW FS or the Depositor or their creditors, neither security interest should be subject to avoidance, and payments to the Issuing Entity with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of BMW FS or the Depositor.

However, delays in payments on the Securities and possible reductions in the amount of those payments could occur if:

•
a court were to conclude that the assets and liabilities of the Issuing Entity should be consolidated with those of BMW FS or the Depositor in the event of the application of applicable Insolvency Laws to BMW FS or the Depositor;

•	a filing were made under any Insolvency Law by or against the Issuing Entity; or

•	an attempt were to be made to litigate any of the foregoing issues.

On the Closing Date, counsel to the Depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to, facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of BMW FS under Title 11 of the Bankruptcy Code, the assets and liabilities of the Issuing Entity would not properly be substantively consolidated with the assets and liabilities of the estate of the Depositor.  Among other things, that opinion will assume that each of the Issuing Entity and the Depositor will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other.  The Issuing Entity and the Depositor intend to follow these and other procedures related to maintaining their separate corporate identities.  However, there can be no assurance that a court would not conclude that the assets and liabilities of the Issuing Entity should be consolidated with those of the Depositor.

BMW FS will warrant in the Receivables Purchase Agreement that the sale of the Receivables by it to the Depositor is a valid sale, and the Depositor will warrant in the Sale and Servicing Agreement that the sale of the Receivables by it to the Issuing Entity is a valid sale.  Notwithstanding the foregoing, if BMW FS or the Depositor were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables by BMW FS to the Depositor or by the Depositor to the Issuing Entity should instead be treated as a pledge of those Receivables to secure a borrowing by BMW FS or the Depositor, as applicable.  If a court were to reach this conclusion, or a filing were made under any Insolvency Law by or against BMW FS or the Depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Notes (and possible reductions in the amount of payments) could occur.  In addition, if any of the transfers of the Receivables is treated as a pledge instead of a sale, a tax or government lien on the property of BMW FS or the Depositor arising before that transfer may have priority over the Issuing Entity’s interest in that Receivable.  Also, while BMW FS is the servicer, cash collections on the Receivables may be commingled with general funds of BMW FS and, in the event of a bankruptcy of BMW FS, a court may conclude that the Issuing Entity does not have a perfected interest in those collections.

BMW FS and the Depositor will treat the transactions described in this prospectus as a sale of the Receivables to the Issuing Entity.

Certain Matters Relating to Insolvency

If BMW Bank were to become insolvent, were to be in an unsafe or unsound condition, or were to violate applicable laws or regulations in a manner that is likely to cause BMW Bank to become insolvent, or if other similar circumstances were to occur, the Federal Deposit Insurance Corporation (the “FDIC”) could be appointed receiver or conservator of BMW Bank.  As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the power to repudiate any contract to which BMW Bank was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of BMW Bank’s affairs.  Among the contracts that might be repudiated is any Purchase Agreement between BMW Bank, as seller, and the Depositor, as purchaser, relating to your Notes.

The FDIC’s repudiation power would enable the FDIC to repudiate BMW Bank’s ongoing repurchase or indemnity obligations under any applicable Purchase Agreement between BMW Bank and the Depositor relating to your Notes, but would not empower the FDIC to repudiate transfers of Receivables made under such Purchase Agreement prior to the appointment of the receiver or conservator.  However, if those transfers were not respected as legal true sales, then the Depositor under the applicable Purchase Agreement would be treated as having made a loan to BMW Bank, secured by the transferred Receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying “actual direct compensatory damages” (as described further below) determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages,” but the term does not include damages for lost profits or opportunity.

The FDIC has adopted a regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation” (the “FDIC Rule”), which, if applicable, would limit certain rights of the FDIC described below under “—FDIC Rule.”  Absent the application of a safe harbor under the FDIC Rule, the staff of the FDIC takes the position that, upon repudiation, damages would not include accrued and unpaid interest through the date of actual repudiation, so the Issuing Entity would have a claim for interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the Issuing Entity may not have a claim for interest accrued during this 180 day period.  In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation.  If that court’s view were applied to determine the “actual direct compensatory damages” in the circumstances described above, the amount of damages could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the Receivables transferred and the interest accrued thereon and unpaid to the date of payment.

In addition, none of the parties to the Bank Receivables Purchase Agreement could exercise any right or power to terminate, accelerate, or declare a default under that agreement, or otherwise affect BMW Bank’s rights under that agreement without the FDIC’s consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable.  During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of BMW Bank. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

We intend to structure the transfers of Receivables under the Bank Receivables Purchase Agreement with the intent that they would be characterized as legal true sales under applicable state law.  If the transfers are so characterized, then the FDIC would not be able to recover the transferred Receivables using its repudiation power even if the transaction does not satisfy the terms of the FDIC Rule, but there is no assurance the FDIC would not try to challenge the transfer.

FDIC Rule

The FDIC Rule contains four different safe harbors, each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). To qualify for a safe harbor, the securitization or participation must satisfy the requirements specified for that type of transaction. If one or more of the requirements specified in a safe harbor are not met, the FDIC’s powers would not be limited by the FDIC Rule.  The relevant safe harbor for the Issuing Entity will be either the safe harbor for securitizations that do not satisfy the requirements for sale accounting treatment or the safe harbor for securitizations that satisfy the requirements for sale accounting treatment.  The discussion of the FDIC Rule in this prospectus is limited to those two safe harbors.

The requirements imposed by the FDIC Rule include provisions that are required to be contained in the documentation for the securitization. These provisions limit the structural features of the transaction in specified ways, impose obligations on one or more of the Issuing Entity, the Depositor and any other intermediate entities that may be a transferee (which entities are jointly considered to be the “issuing entity” for purposes of the FDIC Rule), require the servicer and BMW Bank to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties. In order to satisfy the requirements of the FDIC Rule to include these provisions in the documentation, the Transfer and Servicing Agreements are structured to comply with the FDIC Rule will contain a covenant (the “FDIC Rule Covenant”) that contains the requisite provisions and that obligates the Depositor, the Servicer, BMW Bank and the Issuing Entity, as applicable, to perform each of the specified obligations. See “The Notes—FDIC Rule Covenant” in this prospectus.  The failure of the Depositor, the Servicer, BMW Bank and the Issuing Entity to perform its obligations under the FDIC Rule Covenant will not constitute an Event of Default, nor will the failure of the Servicer to perform its obligations under the FDIC Rule Covenant constitute a Servicer Default.  However, the Noteholders, the Certificateholders and the Indenture Trustee will retain the right to exercise any other remedies permitted by the Indenture or applicable law in respect of these breaches.

If the FDIC is appointed as conservator or receiver for BMW Bank, and if BMW Bank is the Seller under the Bank Receivables Purchase Agreement and accounting sale treatment does not apply to the securitization, there are several possible series of events that could occur.  First, if BMW Bank is servicing any of the Receivables, the FDIC will succeed to the obligations of BMW Bank and would have the choice of whether or not to apply collections from the transferred assets in accordance with the applicable securitization documents.  If the FDIC chooses not to pay or apply the collections, it will be in monetary default, and the Indenture Trustee at the direction of the holders of at least a majority of the aggregate principal amount of the Notes outstanding, the Servicer or the Certificateholders evidencing a majority of the Certificate Percentage Interest will be entitled to deliver a notice and other information required by the FDIC Rule to the FDIC requesting the exercise of contractual rights under the applicable Transfer and Servicing Agreements because of the FDIC’s monetary default.  If the FDIC does not cure the monetary default within ten business days of delivery of such notice, then the FDIC will be deemed to have consented to the exercise of those contractual rights, and the Indenture Trustee or the Owner Trustee, as applicable, may exercise any contractual rights such party may have in accordance with the Transfer and Servicing Agreements.  In exercising such contractual rights, the Indenture Trustee will act at the written direction of the holders of at least a majority of the aggregate principal amount of the Notes outstanding and the Owner Trustee will act at the written direction of the Certificateholders evidencing a majority of the Certificate Percentage Interest.  However, the FDIC, as receiver or conservator, is not required to take any action under the FDIC Rule after a monetary default other than providing consents, waivers and execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights.  If, however, BMW Bank is not servicing any receivables, then the provisions of the FDIC Rule described in this paragraph would not apply.

Alternatively, regardless of whether BMW Bank is servicing any of the Receivables, if following an insolvency of BMW Bank, the FDIC seeks to exercise its power to repudiate contracts in connection with a transaction for which the safe harbor applicable to transactions that do not satisfy the requirements for accounting sale treatment applies, another series of events could occur.  The FDIC Rule gives the FDIC the choice, following repudiation, either to pay damages within ten business days or to permit the exercise of contractual rights as described in the preceding paragraph.  The FDIC Rule provides that the damages due on repudiation will be in an amount equal to the par value of the “obligations” outstanding on the date of appointment of the FDIC as conservator or receiver, less any payments of principal received by the investors through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the contract documents to the extent actually received through payments on the financial assets received through the date of repudiation. Upon payment of such repudiation damages, the FDIC Rule states that all liens or claims on the financial assets created pursuant to the securitization documents will be released.  Also, if the FDIC repudiates a securitization agreement, it will not assert that any interest payments made to investors in accordance with the securitization documents before any such repudiation remain the property of the conservatorship or receivership.  The reference in the FDIC Rule to “obligations” appears to assume that the Notes will be secured by Receivables transferred by only a single insured depository institution.  In the context where there are multiple sellers, BMW FS believes that, in the event of a repudiation by the FDIC of the Bank Receivables Purchase Agreement, the damages calculation under the FDIC Rule should be at least equal to a pro rata principal amount of the Notes based on the relative principal balance of the Receivables that were sold by BMW Bank to all of the Receivables held by the Issuing Entity at the date of repudiation, plus accrued interest on such principal amount at the interest rate on the Notes accrued to the date of repudiation.  BMW FS also believes it could be reasonable for such damages calculation to be equal to the amount of the imputed loan between BMW Bank and the depositor, which would be the purchase price for the sale of the Receivables sold by BMW Bank (equal to par) less amounts received with respect to the Receivables sold by BMW Bank, plus accrued interest through the date of repudiation at the rate of interest at which interest accrues on the Notes.  However, these interpretive positions are untested and there can be no assurance that the FDIC will interpret the damages calculation in any particular manner.  If the FDIC takes a different, less favorable position as to the calculation of damages, you could suffer a loss on your investment in the Notes.  Additionally, there appears to be no authority for interpreting the application of the FDIC Rule where the institution is not the only seller of receivables in a securitization, and the FDIC could further take the position that the FDIC Rule was not meant to apply to transactions with more than one seller.  In an event where the Receivables reclaimed by the FDIC through repudiation are less than all Receivables owned by the Issuing Entity we do not believe the FDIC would pay damages equal to the par amount of all of the Notes.  As a result, damages received from the FDIC in these circumstances would result in a partial prepayment of the Notes as described in more detail under “The Notes—Damages Paid by the FDIC” in this prospectus.

If the transaction satisfies the requirements for accounting sale treatment under generally accepted accounting principles and the FDIC Rule applies, the FDIC, as receiver or conservator, could not exercise its statutory authority to disaffirm or repudiate contracts or reclaim, recover or recharacterize as property of BMW Bank or the receivership the transferred financial assets.  However, the FDIC could challenge whether the transaction satisfied the requirements for accounting sale treatment or whether the transaction satisfied the requirements to a safe harbor under the FDIC Rule.

One of the requirements of the FDIC Rule is that the agreements for the related transaction require the retention of an economic interest in the credit risk of the securitized assets in accordance with Regulation RR of the Exchange Act.  BMW FS and BMW Bank intend to take the position that, solely for purposes of the FDIC Rule, BMW Bank (and not BMW FS) is the “sponsor” with respect to the Receivables transferred by BMW Bank to the Depositor on the Closing Date, and that the applicable disclosure and reporting covenants in the FDIC Rule apply to BMW Bank.  BMW FS, as the sponsor under Regulation RR, intends to satisfy its obligation to retain credit risk by causing the Depositor and BMW Bank, its wholly-owned subsidiaries, to retain the Certificates, which they believe will satisfy this requirement of the FDIC Rule.

If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which the Issuing Entity determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then the Issuing Entity and the Indenture Trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance without Noteholder or Certificateholder consent.

As the FDIC Rule, in its current form and without interpretive guidance from the FDIC, is untested, its interpretation remains uncertain including among other things, whether in a transaction with more than one seller, the “sponsor” for purposes of the FDIC Rule may be a different entity from the “sponsor” for purposes of Regulation RR.

This transaction has been structured to comply with the FDIC Rule.  Despite that fact, we have structured the transfers of Receivables under the Bank Receivables Purchase Agreement with the intent that they would be characterized as legal true sales.  If the transfers are so characterized, then the FDIC likely would not be able to recover the transferred Receivables using its repudiation power even if the transaction does not satisfy all of the terms of the FDIC Rule, although the FDIC may challenge the transfers and to our knowledge this issue has not been tested since the FDIC issued the FDIC Rule.  If the FDIC were to successfully assert that the transaction in which the Notes and Certificates were issued did not comply with the FDIC Rule and that the transfer of Receivables under the Bank Receivables Purchase Agreement was not a legal true sale, then the FDIC could repudiate the loan that was deemed by the FDIC to have been made to BMW Bank, secured by the transferred Receivables, with the effect discussed above under “— Certain Matters Relating to Insolvency.”

Other Statutory Powers of the FDIC

Regardless of whether the FDIC Rule applies or the transfers under the transfer agreement are respected as legal true sales, as conservator or receiver for BMW Bank, the FDIC could:

•	require the Issuing Entity, as assignee of the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the Receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against BMW Bank; or

•	invoke the automatic stay to prevent the Indenture Trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

There are also statutory prohibitions on any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC, as conservator or receiver for BMW Bank, were to take any of the actions described above or certain actions described above under “— FDIC Rule”, payments and/or distributions of principal and interest on the Notes issued by the Issuing Entity could be delayed or reduced.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of, and limitations on, contract terms, as well as collection practices and creditor remedies.  These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Gramm Leach Bliley Act, the Military Lending Act, the Servicemembers Civil Relief Act, as amended (the “Relief Act”), and similar state laws protecting servicemembers, the Military Reservist Relief Act of 1991, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts and other similar laws.  Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period.  A successful claim under a lemon law could result in, among other things, the termination of the related retail installment sale contract and/or the requirement that all or a portion of payments previously paid by the Obligor be refunded.  The failure by the applicable originator to comply with these regulations may give rise to liabilities on the part of the Issuing Entity.  To the extent a court holds the Issuing Entity liable for violating consumer protection laws, the Issuing Entity could be required to make payments to Obligors on the Receivables. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts including the Receivables.  In addition, motor vehicles sold in the United States are subject to numerous safety and emissions regulations.

Any licensing requirements of the Issuing Entity are governed by state and sometimes local law, and these requirements vary on a jurisdiction-by-jurisdiction basis.  For example, the City of New York passed legislation requiring a purchaser of delinquent loans to be licensed as a debt collector.  It is not clear what delinquent means under that law.  It is possible that, as a result of not being properly licensed under a state or local law, the Issuing Entity could be subject to liability or other adverse consequences.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller, and specified creditors and their assignees, in a consumer credit transaction to all claims and defenses that the Obligor in the transaction could assert against the seller of the goods.  Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract and, if permitted under applicable state law, may include the recovery of attorney’s fees, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the Obligor.

Most of the Receivables will be subject to the requirements of the FTC Rule.  Accordingly, the Issuing Entity, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the related financed vehicle.  As to each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable.  Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale.  Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost

Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading.  If the seller is not in compliance with the FTC Rule, is not properly licensed or if a written odometer disclosure statement was not provided to the related Obligor, the Obligor may be able to assert a defense against the seller of the vehicle.  If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of BMW FS’ or BMW Bank’s representations and warranties under the Receivables Purchase Agreement or the Bank Receivables Purchase Agreement, as applicable, and would, if the breach materially and adversely affects the interests of the Issuing Entity or the Noteholders in a Receivable, create an obligation of BMW FS or, if applicable, BMW Bank to repurchase such Receivable unless the breach is cured.  We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances.  These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States.  Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to Obligors.

From time to time, BMW FS has been involved in litigation under consumer protection laws.  In addition, substantially all of the motor vehicle contracts originated by BMW FS and BMW Bank in California after 1990 (the “California Contracts”) provided that the contract may be rescinded by the related Center if the Center is unable to assign the contract to a lender within ten days of the date of the contract.  As of the date of this prospectus, the ten-day rescission period had run in respect of all of the California Contracts in which the rescission provision appears.  Although there is authority, which is not binding upon any court, providing that a conditional sale contract containing such a provision does not comply with California law and would render the contract unenforceable, to the Depositor’s and BMW FS’ knowledge, the issue has not been presented before any California court.  On the Closing Date, the Depositor will receive an opinion of counsel, subject to facts, assumptions and qualifications specified in the opinion, to the effect that all of the California Contracts are on forms enforceable under California law and applicable federal laws.

The Consumer Financial Protection Bureau (“CFPB”), which was created by the Dodd-Frank Act, is responsible for implementing and enforcing various federal consumer protection laws.  The CFPB also supervises certain depository institutions and non-depository institutions offering financial products and services to consumers, including automobile loans and leases.  BMW FS and BMW Bank are subject to regulation by the CFPB and BMW FS is also subject to the CFPB’s investigation and enforcement authority.  The CFPB has issued public guidance regarding compliance with the fair lending requirements of the Equal Credit Opportunity Act, and its implementing regulation, for automobile lenders that permit automobile dealers to charge the consumer an interest rate that is higher than the rate the lender provides the dealer for a consumer.  This increased rate is typically called a “dealer markup.”  The CFPB has been conducting fair lending examinations and investigations of automobile lenders and their dealer markup and compensation policies.  In addition, we understand that the CFPB has also conducted investigations concerning certain other automobile lending practices, including the sale of extended warranties, credit insurance and other add-on products.  If any of these practices were found to violate applicable laws, BMW FS or BMW Bank could be obligated to repurchase from the Issuing Entity any related Receivable that fails to comply with law, if the violation has a material and adverse effect on the interests of the Issuing Entity or the Noteholders in the related Receivable and such violation is not timely cured.  In addition, BMW FS, BMW Bank, the Depositor or the Issuing Entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the Issuing Entity.  For additional discussion of how a failure to comply with consumer protection laws may impact the Issuing Entity, the Receivables or your investment in the Notes, see “Risk Factors—Risks Primarily Related to Legal and Regulatory Matters—Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment” in this prospectus.

Each of BMW FS and BMW Bank may also periodically perform reviews of its lending policies and analyses of both dealer-specific and portfolio-wide loan pricing data for potential disparities resulting from dealer markup and compensation policies.  Depending upon the results of these reviews and analyses or any regulatory agency actions, BMW FS and BMW Bank may consider taking, or may be required to take, corrective actions, which could include reductions to the interest rates on the applicable Receivables.  Corrective actions could be taken by BMW FS and BMW Bank without the occurrence of any violation of law.  If BMW FS, as Servicer, were to voluntarily reduce the interest rate on any Receivable, it may be required under the Sale and Servicing Agreement to repurchase the affected Receivable.  See “Description of the Transfer and Servicing Agreements—Servicing Procedures” in this prospectus for a discussion of purchase obligations of the Servicer.

BMW FS and BMW Bank will represent and warrant under the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement, respectively, that each Receivable complies with all requirements of law in all material respects at the time it was originated.  Accordingly, if an Obligor has a claim against the Issuing Entity for violation of any law and that claim materially and adversely affects the interests of the Issuing Entity or the Noteholders in a Receivable, that violation would constitute a breach of the representations and warranties of BMW FS or BMW Bank, as applicable, under the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement and would create an obligation of BMW FS or BMW Bank, as applicable, to repurchase such Receivable unless the breach is cured.  We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment.  For example, if a borrower becomes a debtor under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, under certain circumstances, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Relief Act, an Obligor who enters the military service after the origination of that Obligor’s Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor’s Receivable and is later called to active duty) may not be charged interest and fees above an annual rate of 6% during the period of that Obligor’s active duty status, unless a court orders otherwise upon application of the lender.  In addition, some states, including California, allow members of its national guard to apply to a court to delay payments on any contract obligation if called into active service by the Governor.  The Relief Act applies to Obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Space Force, Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act.

Under the Relief Act and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Space Force, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a retail installment sale contract for a motor vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the retail installment sale contract for breach of the terms of the contract, including nonpayment.  In addition, pursuant to these laws, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment sale contracts, including the Receivables.

Because the Relief Act and similar laws of many states apply to Obligors who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of Receivables that may be affected by the Relief Act.  Recent world events have resulted in certain military operations by the United States, and the United States continues to be on alert for potential terrorist attacks. These military operations may increase the number of Obligors who are in active military service, including persons in reserve status who have been called or will be called to active duty.  It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on some of the Receivables.  In addition, both the Relief Act and the laws of some states, including California, New York and

New Jersey, imposes limitations that would impair the ability of the Servicer to repossess the released financed vehicle during the Obligor’s period of active duty status.  Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Issuing Entity’s rights with respect to the Receivable and the related financed vehicle in a timely fashion.  If an Obligor’s obligation to make payments is reduced, adjusted or extended, the Servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal during a Collection Period, to the extent not covered by amounts payable to the Noteholders from amounts on deposit in the Reserve Account or from coverage provided under any other credit enhancement mechanism, will reduce the amount available for distribution on the Notes and Certificates on the related Payment Date.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, the Dodd-Frank Act was signed into law.  Title II of the Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (the “OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the FDIC as receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the FDIC has yet to use OLA in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including BMW FS, the Depositor, the Issuing Entity or any of their respective creditors.  On February 21, 2018, the Department of the Treasury proposed a number of changes to the bankruptcy process for financial companies and reform of the FDIC’s OLA authority.  It is uncertain whether these proposals or other amendments to OLA will be enacted by statute or regulation, and what effect they would have on BMW FS, the Depositor, the Issuing Entity or any of their respective creditors.

Potential Applicability to BMW FS, the Depositor and the Issuing Entity. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA as a covered financial company, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would avoid or mitigate these adverse effects.

If BMW FS were determined to be a “covered financial company,” the Issuing Entity or the Depositor as “covered subsidiaries” could also potentially be subject to the provisions of OLA as a “covered financial company.”  For the Issuing Entity or the Depositor to be subject to receivership under OLA as a covered subsidiary of BMW FS (1) the FDIC would have to be appointed as receiver for BMW FS under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the Issuing Entity or the Depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of BMW FS.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of BMW FS or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to BMW FS, the Depositor or the Issuing Entity or, if it were to apply, that the timing and amounts of payments to the Noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of BMW FS or of a covered subsidiary thereof under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which BMW FS or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of BMW FS’ or such covered subsidiary’s affairs. In January 2011, the then Acting General Counsel of the FDIC, later appointed as General Counsel (the “FDIC Counsel”) issued an advisory opinion letter clarifying, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include BMW FS or its subsidiaries (including the Depositor and the Issuing

Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include BMW FS or its subsidiaries (including the Depositor and the Issuing Entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that if further regulations affecting the statutory power to disaffirm or repudiate contracts are implemented the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any such regulations. Subsequent to the advisory opinion, the FDIC has issued regulations implementing OLA; none of those regulations alters or contradicts the views of FDIC Counsel in the advisory opinion regarding the power of the FDIC to disaffirm or repudiate contracts.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving BMW FS or its subsidiaries (including the Depositor or the Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the Securities issued by the Issuing Entity could be delayed or reduced.

We will structure the transfers of the Receivables under the Receivables Purchase Agreement, the Bank Receivables Purchase Agreement and the Sale and Servicing Agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, BMW FS believes that the FDIC would not be able to recover the Receivables transferred under the Receivables Purchase Agreement, the Bank Receivables Purchase Agreement and the Sale and Servicing Agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the Depositor under the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement would be treated as having made a loan to BMW FS and BMW Bank, respectively, and the Issuing Entity under the Sale and Servicing Agreement would be treated as having made a loan to the Depositor, in each case secured by the transferred Receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If the Issuing Entity were placed in receivership under OLA, this repudiation power would extend to the Notes issued by the Issuing Entity.  The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the Receivables Purchase Agreement, the Bank Receivables Purchase Agreement and the Sale and Servicing Agreement are respected as legal true sales, as receiver for BMW FS or a covered subsidiary the FDIC could:

•	require the Issuing Entity, as assignee of the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the Receivables; or

•	if the Issuing Entity were a covered subsidiary, require the Indenture Trustee to go through an administrative claims procedure to establish its rights to payments on the Notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against BMW FS or a covered subsidiary (including the Issuing Entity); or

•	repudiate BMW FS’ ongoing servicing obligations under the Sale and Servicing Agreement, such as its duty to collect and remit payments or otherwise service the Receivables; or

•	prior to any such repudiation of the Sale and Servicing Agreement, prevent any of the Indenture Trustee or the Noteholders from appointing a successor Servicer.

There are also statutory prohibitions on any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and any person exercising any right or power to terminate, accelerate or declare a default under any contract to which BMW FS or a covered subsidiary (including the Issuing Entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of BMW FS or any covered subsidiary or affect any contractual rights of BMW FS or a covered subsidiary (including the Issuing Entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the Issuing Entity were itself to become subject to OLA as a “covered subsidiary”, the FDIC may repudiate the debt of the Issuing Entity. In such an event, the Noteholders would have a secured claim in the receivership of the Issuing Entity for “actual direct compensatory damages” as described above but delays in payments on such Notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for BMW FS, the Depositor or the Issuing Entity, were to take any of the actions described above, payments or distributions of principal and interest on the Securities issued by the Issuing Entity would be delayed and may be reduced.

Legal Proceedings

To the knowledge of the Sponsor and the Depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the Sponsor, the Depositor, the Servicer, the Sellers or the Issuing Entity that would be material to holders of any Notes.

For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Owner Trustee and the Indenture Trustee that would be material to holders of any Notes, you should refer to “The Owner Trustee and the Indenture Trustee” in this prospectus.

Material U.S. Federal Income Tax Considerations

The following discussion summarizes certain of the material U.S. federal income tax considerations applicable to the purchase, ownership and disposition of the Notes, to the extent it relates to matters of U.S. federal income tax law or legal conclusions, and is based on current provisions of the Code, the Treasury regulations promulgated and proposed thereunder and judicial decisions and published administrative authorities, rulings and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof.  Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. In addition, this summary does not purport to address the U.S. federal income tax considerations applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Note Owners (as defined below) that are insurance companies, regulated investment companies, dealers in securities, S‑corporations, partnerships or other pass-through entities, banks, thrifts, other financial institutions, broker-dealers, tax-exempt organizations, real estate investment trusts, persons that hold Notes as part of a straddle, hedging or conversion transaction, persons or entities holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary), persons subject to the alternative minimum tax, including corporations subject to the corporate alternative minimum tax on financial statement income and accrual method taxpayers subject to special tax accounting rules pursuant to Section 451(b) of the Code as a result of their use of financial statements. This summary is intended as an explanatory discussion of U.S. federal income tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor.  Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax considerations applicable to it of investing in Notes.  Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes.  As a result, the IRS may disagree with all or a part of the discussion below.

Further, this summary (a) assumes that the Notes will be held by the holders thereof as capital assets as defined in Section 1221 of the Code (generally, property held as investment) and (b) except as indicated (and other than for purposes of the discussion under “—Possible Alternative Treatments of the Notes” below), assumes the

Notes are properly characterized as debt for U.S. federal income tax purposes. Further, no information is provided herein with respect to any foreign, state or local tax considerations applicable to the ownership and disposition of the Notes or any federal alternative minimum tax or estate or gift tax considerations. Except for “—Tax Considerations for Foreign Note Owners” and “—Backup Withholding” below, the following discussion applies only to a U.S. Note Owner (as defined below).

For purposes of this discussion, “Note Owner” means any Noteholder or beneficial owner of the Notes. The term “U.S. Note Owner” means any Note Owner that is for U.S. federal income tax purposes a U.S. Person (as defined herein).  “U.S. Person” means (i) a citizen or resident of the United States, (ii) an entity treated for U.S. federal income tax purposes as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust with respect to which a court in the United States is able to exercise primary authority over its administration and as to which one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all of its substantial decisions or that is otherwise eligible to, and has validly elected to be treated as, a U.S. Person. A “Foreign Note Owner” means a person other than a U.S. Note Owner or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a Note Owner, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  A Note Owner that is treated as a partnership for U.S. federal income tax purposes and partners in such partnership are encouraged to consult their tax advisors about the U.S. federal income tax considerations of holding and disposing of the Notes.

Prospective investors are urged to consult their own tax advisors with regard to the U.S. federal tax considerations relevant to purchasing, holding and disposing of the Notes in their own particular circumstances, as well as the tax considerations in respect thereof arising under the laws of any state, foreign country or other jurisdiction to which they may be subject.

Tax Characterization of the Issuing Entity

Morgan, Lewis & Bockius LLP, tax counsel to the Depositor (“Tax Counsel”) will deliver its opinion that, although there is no authority directly on point with respect to transactions similar to those contemplated in the Transfer and Servicing Agreements or involving entities with a capital structure similar to the Issuing Entity, under current law, assuming the execution of, and compliance with, the Transfer and Servicing Agreements and subject to the discussion described below, the Issuing Entity will not be characterized as an association or a publicly traded partnership, in either case taxable as a corporation for U.S. federal income tax purposes.  This opinion will be based on the assumption that the terms of the Transfer and Servicing Agreements will be complied with.  An opinion of counsel, however, is not binding on the IRS or the courts.  Thus, no assurance can be given that such a characterization will not be challenged nor, if challenged, will not prevail.

If the Issuing Entity were taxable as a corporation for U.S. federal income tax purposes, it would be subject to corporate income tax on its taxable income.  The Issuing Entity’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on some or all of the classes of Notes.  Any imposition of corporate income tax could materially reduce cash available to make payments on the Notes.

The Depositor, BMW Bank and the Servicer and any subsequent beneficial holder of Certificates (“Certificate Owners”) will agree to treat the Issuing Entity:

•
if there are multiple Certificate Owners (as determined for U.S. federal income tax purposes), as a partnership for purposes of U.S. federal, state and applicable local income and franchise taxes and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Issuing Entity, the partners of the partnership being the Certificate Owners, and the Notes being debt of the partnership, or

•
if there is a single Certificate Owner (as determined for U.S. federal income tax purposes), as an entity disregarded as separate from such Certificate Owner for purposes of U.S. federal, state and applicable local income and franchise taxes and any other tax measured in whole or in part by income, with the assets of the Issuing Entity and the Notes treated as assets and debt of the Certificate Owner, respectively.

However, the proper characterization of the arrangement involving the Issuing Entity, the Certificates, the Notes, the Depositor, BMW Bank and the Servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus.

Partnership Audit Rules

If the Issuing Entity were treated as a partnership for U.S. federal income tax purposes, rules applicable to the audit of partnerships and entities or arrangements treated as partnerships for U.S. federal income tax purposes would apply.  Under these rules, unless a partnership elects otherwise, taxes arising from audit adjustments are required to be paid by the partnership rather than by its partners or members.  The parties responsible for the tax administration of the Issuing Entity will have the authority to utilize, and intend to utilize, any exceptions and/or elections available under these provisions (including any changes thereto) and Treasury regulations so that the beneficial owners of the Certificates, to the fullest extent possible, rather than the Issuing Entity itself, will be liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership.  It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections.

Treatment of the Notes as Debt

Tax Counsel will deliver its opinion that, although there is no authority directly on point with respect to transactions similar to those contemplated in the Transfer and Servicing Agreements, entities with a capital structure similar to the Issuing Entity or instruments similar to the Notes, as of their issuance date, the Notes held by parties unaffiliated with the Issuing Entity for U.S. federal income tax purposes will be characterized as debt for such purposes.  The discussion below assumes this characterization of the Notes is correct.  The Depositor will agree, and the Note Owners will, by their purchase of Notes, be deemed to have agreed, to treat the Notes as debt for purposes of U.S. federal, state and applicable local income and franchise taxes, and for purposes of any other tax measured in whole or in part by income.

Tax Considerations for U.S. Note Owners

Stated Interest and Original Issue Discount.  Stated interest on a Note will generally be includible in a U.S. Note Owner’s gross income for U.S. federal income tax purposes as it accrues or is received in accordance with the U.S. Note Owner’s usual method of accounting for such purposes. If, however, any of the Notes are issued with original issue discount (“OID”), the provisions of Sections 1271 through 1273 and 1275 of the Code and Treasury regulations relating to OID (such regulations the “OID Regulations”) will apply to such Notes.  Under these provisions and the OID Regulations, U.S. Note Owners (including cash basis U.S. Note Owners) must include any OID on the Note in income under a constant yield method, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income.

A Note will be treated as having been issued with OID to the extent that its “stated redemption price at maturity” exceeds its “issue price” by an amount that equals or exceeds a de minimis amount (0.25 percent of a Note’s stated redemption price at maturity, multiplied by the number of years to maturity, based on the anticipated weighted average life of the Note, determined by using a prepayment assumption and weighing each payment by reference to the number of complete years following issuance until payment is made for each partial principal payment).  In determining whether the Notes were issued with OID, the Depositor expects to use a reasonable assumption regarding prepayments with respect to the Receivables (a “Prepayment Assumption”) to determine the weighted average maturity of the Notes.  For additional information, investors should refer to “Weighted Average Lives of the Notes” in this prospectus.

The “issue price” of a Note is the first price at which a substantial amount of that class of Notes is sold to the public, excluding sales to bond houses, brokers, or organizations acting as underwriters, placement agents or wholesalers.  The “stated redemption price at maturity” of a Note is the total of all payments provided on the Note other than payments of “qualified stated interest.” “Qualified stated interest” is generally interest that is unconditionally payable in cash or other property, at fixed intervals of one year or less during the entire term of the instrument based on a single fixed rate or qualifying variable rate – or certain combinations of fixed and qualifying variable rates.  “Unconditionally payable” means that reasonable legal remedies exist to compel timely payment or that the terms of the instrument make the possibility of late payment or non-payment sufficiently remote.

While it is anticipated that the interest formula for the Notes will meet the requirements for qualified stated interest and that any OID on the Notes will not exceed the de minimis amount, it is possible that the Notes will be issued with more than a de minimis amount of OID.  U.S. Note Owners generally must report de minimis OID pro rata as principal payments are received on the Note.  Any such amount of de minimis OID includible in income is generally treated as gain recognized on the retirement of the Notes.

In the case of a debt instrument (such as a Note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption (generally, the assumption used to price the debt offering), and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption.  To date, no Treasury regulations have been promulgated under Section 1276(a)(6) of the Code and it is unclear whether the provisions would be applicable to the Notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules.  If this provision applies to the Notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate of the Receivables.  In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the U.S. Note Owners regarding OID, if any, will be based on the Prepayment Assumption, as explained above.

For additional information, investors should refer to “Weighted Average Lives of the Notes” in this prospectus and consult with their own tax advisors regarding the impact of any prepayments of the Receivables and the OID rules if the Notes are issued with OID.

Short-Term Notes.  The U.S. Note Owner of a Note that has a fixed maturity date of not more than one year from the issue date of that Note (a “Short-Term Note”) may be subject to special rules.  Accrual basis U.S. Note Owners of Short-Term Notes (and some cash basis U.S. Note Owners of Short-Term Notes) are required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest accrual period.  Other cash basis U.S. Note Owners of a Short-Term Note are required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note).  However, a cash basis U.S. Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of a Short-Term Note.  A cash basis U.S. Note Owner that is not required to report interest income as it accrues under the foregoing rules may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the U.S. Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount.  If a U.S. Note Owner purchases a Note at a “market discount,” (that is, at a purchase price less than the remaining stated redemption price at maturity of the Note (or in the case of a Note issued with OID, less than its adjusted issue price) which amount exceeds a de minimis amount specified in the Code), and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount will be taxed as ordinary interest income.  Generally, the accrued market discount will be the total market discount on the related Note multiplied by a fraction, the numerator of which is the number of days the U.S. Note Owner held such Note and the denominator of which is the number of days from the date the U.S. Note Owner acquired such Note until its maturity date.  The U.S. Note Owner may elect, however, to determine accrued market discount under the constant-yield method.  Any such election will apply to all debt instruments acquired by the U.S. Note Owner on or after the first day of the first taxable year to which such election applies.

A U.S. Note Owner that incurs or continues indebtedness to acquire a Note at a market discount also may be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. A U.S. Note Owner that elects to include market discount in gross income as it accrues as described above is exempt from this rule.  The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition.

Amortizable Bond Premium.  In general, if a U.S. Note Owner purchases a Note at a premium (generally, an amount in excess of the amount payable upon the maturity thereof), such U.S. Note Owner will be considered to have purchased such Note with “amortizable bond premium” equal to the amount of such excess.  The U.S. Note Owner may elect to amortize such amortizable bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note.  The U.S. Note Owner’s tax basis in the Note will be reduced by the amount of the amortized bond premium.  Any such election will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the U.S. Note Owner at, or that is acquired subsequent to, the beginning of the first taxable year for which the election applies and is irrevocable without the consent of the IRS.  Bond premium on a Note held by a U.S. Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

Acquisition Premium.  A U.S. Note Owner that purchases in a secondary market a Note that was originally issued with OID, for an amount that is less than or equal to the sum of all amounts (other than payments of qualified stated interest) payable on the Note after the purchase date but that is in excess of its adjusted issue price (such excess being “acquisition premium”) and that does not make the election described below, is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the U.S. Note Owner’s adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note’s adjusted issue price.

Election.  A U.S. Note Owner may elect to include in gross income all interest that accrues on a Note by using a constant yield method. For purposes of the election, the interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium.  This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS.   Potential U.S. Note Owners are encouraged to consult with their own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Sale or Other Disposition.  If a U.S. Note Owner sells a Note, the U.S. Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the U.S. Note Owner’s adjusted tax basis in the Note.  The adjusted tax basis of a Note will equal the U.S. Note Owner’s cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included in income by that U.S. Note Owner with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that U.S. Note Owner with respect to that Note.  Any such gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Tax on Net Investment Income.  Certain non-corporate U.S. Note Owners will be subject to a 3.8% tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, OID and market discount realized on a Note and any net gain recognized upon a disposition of a Note.  Non-corporate U.S. Note Owners should consult their tax advisors regarding the applicability of this tax in respect of their Notes.

Benchmark Transition Event. If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Notes that have an interest rate that adjusts based on the SOFR Rate or the then-current Benchmark, the U.S. federal income tax consequences of such a replacement of the Benchmark are uncertain. If such a replacement constituted a “significant modification” of such Notes under Treasury regulation section 1.1001-3, the replacement may result in a deemed taxable exchange of the Notes and lead to the realization of gain or loss, as well as other corollary tax consequences. There is no direct IRS tax guidance regarding a possible change in the Benchmark as contemplated herein. Note Owners of Notes that have an interest rate that adjusts based on the SOFR Rate or the then-current Benchmark should consult with their own tax advisors regarding the potential consequences of a Benchmark Transition Event.

Tax Considerations for Foreign Note Owners

Except as described below with respect to backup withholding or FATCA (defined below) interest paid (or accrued) to a Foreign Note Owner generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Note Owner and:

•
the Foreign Note Owner is not actually or constructively a “10 percent shareholder” of the Issuing Entity or the Depositor (including a holder of 10% or more of the outstanding Certificates issued by the Issuing Entity) or a “controlled foreign corporation” with respect to which the Issuing Entity or the Depositor is a “related person” within the meaning of the Code;

•	the Foreign Note Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	the interest is not contingent interest as described in Section 871(h)(4) of the Code; and

•	the Foreign Note Owner does not bear any of certain specified relationships to any Certificateholder.

To qualify for the portfolio interest exemption, the Foreign Note Owner must provide the applicable Owner Trustee or Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement, on IRS Form W-8BEN or IRS Form W-8BEN-E or applicable similar or successor forms, signed under penalty of perjury, certifying that the Note Owner is a Foreign Note Owner and providing the Foreign Note Owner’s name and address.  Interest paid to a Foreign Note Owner is also not subject to U.S. federal withholding tax if such interest is effectively connected with the conduct of a trade or business within the United States by the Foreign Note Owner and such foreign person submits a properly executed IRS Form W-8ECI (or applicable successor form).  If a Note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the Foreign Note Owner must provide the security clearing organization or other financial institution with an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or applicable similar or successor form.  An IRS Form W-8BEN, IRS Form W-8BEN-E and IRS Form W-8ECI remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding calendar year, absent a change in circumstances causing any information on the form to be incorrect.  Under certain circumstances, the IRS Form W-8BEN and IRS Form W-8BEN-E can remain in effect indefinitely.  The Foreign Note Owner must notify the person to whom it provided the IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or applicable similar or successor form of any changes to the information on the form or applicable similar or successor form within 30 days of that change.  If interest paid to a Foreign Note Owner is not considered portfolio interest and is not effectively connected with the conduct of a trade or business within the United States by the Foreign Note Owner, then it will be subject to United States withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.  In order to claim the benefit of any applicable tax treaty, the Foreign Note Owner must provide the applicable Owner Trustee or Indenture Trustee or other person who is required to withhold U.S. tax with respect to the Notes with an appropriate statement on IRS Form W-8BEN or IRS Form W-8BEN-E or applicable similar or successor form, signed under penalty of perjury, certifying that the Foreign Note Owner is entitled to benefits under the treaty.

In the case of Notes held by a Foreign Note Owner treated as a partnership for U.S. federal income tax purposes, or by certain nominees, (x) the certification described above must be provided by the partners or beneficiaries rather than by the foreign partnership or nominee and (y) the partnership or nominee itself must provide certain information. A look-through rule would apply in the case of tiered partnerships.  Foreign Note Owners are urged to consult their own tax advisors concerning the application of the certification requirements.

Except as described below with respect to backup withholding or FATCA, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Note Owner will be exempt from U.S. federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Note Owner; and

•	in the case of an individual Foreign Note Owner, the Foreign Note Owner is not present in the United States for 183 days or more during the taxable year of disposition.

If interest paid to a Foreign Note Owner or gain on the sale, redemption, retirement or other taxable disposition of a Note is effectively connected with the conduct of a trade or business within the United States by the Foreign Note Owner, then although the Foreign Note Owner will be exempt from the withholding of tax previously discussed if an appropriate statement is provided, such Foreign Note Owner generally will be subject to U.S. federal income tax on such interest, including OID, and any gain on a disposition of the Note at applicable graduated federal income tax rates.  In addition, if the Foreign Note Owner is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless such Foreign Note Owner qualifies for a lower rate under an applicable tax treaty.

FATCA Withholding

In addition to the rules described above regarding the potential imposition of U.S. withholding taxes on payments to non-U.S. persons, withholding taxes could also be imposed under the “Foreign Account Tax Compliance Act” (“FATCA”) regime.  Under FATCA, foreign financial institutions (defined broadly and including entities not organized under U.S. law that are primarily in the business of investing or trading in securities such as hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with information gathering and reporting rules with respect to their U.S. account holders and investors and enter into agreements pursuant to which such foreign financial institutions must gather and report certain information to the IRS (or, pursuant to an applicable intergovernmental agreement, to their local tax authorities who will report such information to the IRS) and withhold U.S. taxes from certain payments made by them in order to avoid 30% withholding on  certain payments of U.S. source income to them.  Foreign financial institutions that fail to comply with the FATCA registration and certification requirements will be subject to a 30% withholding tax on payments in respect of the Notes made to them of interest and OID and (subject to the caveat below) gross proceeds from the sale of, or principal payments on, the Notes.  Payments of U.S. source interest and OID from the Notes will also be subject to a withholding tax of 30% unless the entity certifies that it does not have any substantial U.S. owners or provides the name, address and tax identification number of each substantial U.S. owner.  FATCA withholding will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption) and regardless of whether the foreign financial institution is the beneficial owner of such payment.  Notwithstanding the foregoing, the IRS has issued proposed regulations, upon which taxpayers may generally rely until the issuance of final regulations, that exclude principal payments and gross proceeds from the sale or other disposition of the Notes from the application of the withholding tax imposed under FATCA.

Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of a Note to a registered owner who is not an “exempt recipient” (which generally includes a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident)  and who fails to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the manner required.  Each U.S. Note Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 (or applicable successor form) providing the U.S. Note Owner’s name, address, correct federal taxpayer identification number and a statement that the U.S. Note Owner is not subject to backup withholding.  Compliance with the identification procedures (as described under “Tax Considerations for Foreign Note Owners”) would establish an exemption from backup withholding for a Foreign Note Owner who is not an exempt recipient.

Should a nonexempt Note Owner fail to provide the required certification, the Issuing Entity will be required to withhold from the amount otherwise payable to the Note Owner, and remit the withheld amount to the IRS.  Backup withholding is not an additional tax.  The amount withheld would be credited against the Note Owner’s federal income tax liability provided the required information is furnished in a timely manner.

Reportable Transaction Disclosure

In certain circumstances, a U.S. Person that holds Notes and that disposes of such investment in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with regulations issued by the

Treasury Department governing tax shelters and other potentially tax-motivated transactions.  Investors should consult their tax advisors concerning any possible disclosure obligation under such regulations with respect to the disposition of such securities.

Possible Alternative Treatments of the Notes

If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for U.S. federal income tax purposes, such classes of Notes may be treated as equity interests in the Issuing Entity.  If so treated, the Issuing Entity might be taxable as a corporation or a publicly traded partnership taxable as a corporation on its taxable income with the adverse consequences described above under “Tax Characterization of the Issuing Entity” (and the taxable corporation or publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity).  Alternatively, and most likely in the view of Tax Counsel, the Issuing Entity may be treated as a partnership (including a publicly traded partnership that would not be taxable as a corporation because it would meet specified qualifying income safe harbors, although no assurances can be given that any such qualifying income safe harbors will be met).  Nonetheless, treatment of the Notes as equity interests in a partnership or a publicly traded partnership could have adverse tax consequences to some Note Owners.  For example, income to some tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to Foreign Note Owners may be subject to U.S. federal income tax and withholding taxes and cause Foreign Note Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of Issuing Entity expenses.

The IRS has adopted Treasury regulations under Section 385 of the Code that in certain circumstances treat an instrument that otherwise would be treated as debt for U.S. federal income tax purposes as equity during periods in which the instrument is held by a member of an “expanded group” that includes the issuer of the instrument.  An expanded group is generally a group of corporations or controlled partnerships connected through 80% or greater direct or indirect ownership links.

The Issuing Entity does not believe that these regulations will apply to any of the Notes.  However, the regulations are complex and have not yet been applied by the IRS or any court.  If the Notes were treated as equity under these rules, they may once again be treated as debt when acquired by a holder that is not a member of an expanded group including the Issuing Entity.  Notes treated as newly issued under this rule may have tax characteristics differing from Notes that were not previously treated as equity.  The Issuing Entity does not intend to separately track any such Notes.

Potential investors in the Notes should consult with their own tax advisors regarding the possible effect of the Section 385 regulations on them, including without limitation with regard to tax consequences where Notes held by them are treated as having tax characteristics that differ from other Notes.

State and Local Tax Considerations

Potential investors in the Notes should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes.  State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and Keogh Plans, and entities whose underlying assets are treated as including “plan assets” by reason of investments by such employee benefit plans or plans in such entity (each a “Benefit Plan”), from engaging in transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan, unless there is an applicable exemption and all of the exemption’s relevant requirements have been met.  ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.  The prudence of a particular investment must be determined by the responsible fiduciary of a Benefit Plan by taking into account the particular circumstances of the Benefit Plan and all of the facts and circumstances of the investment.  Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan or who renders investment advice for a fee with respect to such assets is considered to be a fiduciary of that Benefit Plan (subject to exceptions not here relevant).  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons.  Certain exemptions from the prohibited transaction rules could be applicable to the acquisition, holding and disposition of the Notes by a Benefit Plan depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire the Notes.  Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”, and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager.”  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Benefit Plan (or an affiliate of such a service provider) investing in the Notes for adequate consideration, provided such service provider (or affiliate thereof) is not (i) the fiduciary with respect to the Benefit Plan’s assets used to acquire the Notes or an affiliate of such fiduciary or (ii) the employer sponsoring the Benefit Plan or an affiliate of such employer. Adequate consideration means fair market value as determined in good faith by the Benefit Plan fiduciary pursuant to regulations to be promulgated by the U.S. Department of Labor (the “DOL”). (These administrative and statutory exemptions are collectively referred to as the “Investor-Based Exemptions”.)  A purchaser or transferee of the Notes should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

Some transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that acquired Notes if the assets of the Issuing Entity were deemed to be assets of the Benefit Plan.  Under a regulation issued by the DOL (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.  This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

However, even if the Notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition, holding or disposition of Notes by or on behalf of a Benefit Plan could be considered to give rise to a non-exempt prohibited transaction if the Issuing Entity, the Indenture Trustee, the Owner Trustee, any underwriter or certain of their affiliates is or becomes a party in interest or a disqualified person with respect to a Benefit Plan. In that instance, various prohibited transaction exemptions, including the Investor-Based Exemptions, could be applicable depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire a Note.

The Issuing Entity, the underwriters, the Owner Trustee, Indenture Trustee, the Depositor or their affiliates may be the sponsor of, or investment advisor or fiduciary with respect to, one or more Benefit Plans. Because these parties may receive certain benefits in connection with the sale or holding of the Notes, the acquisition of the Notes using plan assets over which any of these parties or their affiliates has investment authority or renders investment advice might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, the Notes may not be acquired using the assets of any Benefit Plan if any of the above parties or their affiliates has investment authority or renders investment advice for those assets, or is an employer maintaining or contributing to the Benefit Plan, unless an applicable prohibited transaction exemption is available to cover such acquisition, or the acquisition does not otherwise cause or constitute a non-exempt prohibited transaction.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), non-electing church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans are not subject to ERISA requirements nor to Section 4975 of the Code.  However, such plans may be subject to other federal, state, local or non-U.S. laws that impose requirements that are substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Law”).  In addition, governmental plans and church plans that are “qualified” under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503 of the Code, the sanction for violation being loss of “qualified” status.

Each investor using the assets of a Benefit Plan or other plan which acquires the Notes, or to which the Notes are transferred, will be deemed to have represented that the acquisition, continued holding and disposition of the Notes will not constitute or otherwise result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law.

Due to the complexities of the “prohibited transaction” rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan, any plan subject to Similar Law or any other plan considering the acquisition of Notes consult with its tax and/or legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

The sale of Notes to a Benefit Plan or other plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Benefit Plans or plans generally or by a particular Benefit Plan or a plan.

Ratings of the Notes

It is a condition to the issuance of the Notes that they receive certain credit ratings from the Rating Agencies. None of the Sponsor, the Depositor, the Servicer, the Sellers, the Administrator, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer or any of their affiliates will be required to monitor any changes to the ratings on the Notes.

The Sponsor will pay the Rating Agencies’ fees, which include initial fees in an amount equal to approximately $540,000 and annual surveillance fees in an amount equal to approximately $23,500.  None of these fees will be paid out of the collections on the Receivables.  Although we do not anticipate that these fees will change while the Notes are outstanding, any changes thereto after the Closing Date will be disclosed in the monthly statements to Noteholders.  Neither of the Rating Agencies retain any risk of loss with respect to the Receivables.

Plan of Distribution

Subject to the terms and conditions set forth in an underwriting agreement relating to the Notes, the Depositor has agreed to sell to the underwriters named below, for whom Barclays Capital Inc. is acting as representative, and the underwriters have agreed to purchase, severally but not jointly, the following principal amounts of the Notes.

Underwriter	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3 Notes	Class A-4 Notes
Barclays Capital Inc.	$192,500,000	$226,040,000	$87,500,000	$313,540,000	$55,420,000
Citigroup Global Markets Inc.	$86,625,000	$101,718,000	$39,375,000	$141,093,000	$24,939,000
Mizuho Securities USA LLC	$86,625,000	$101,718,000	$39,375,000	$141,093,000	$24,939,000
SMBC Nikko Securities America, Inc.	$9,625,000	$11,302,000	$4,375,000	$15,677,000	$2,771,000
SG Americas Securities, LLC	$9,625,000	$11,302,000	$4,375,000	$15,677,000	$2,771,000
Total	$385,000,000	$452,080,000	$175,000,000	$627,080,000	$110,840,000

The underwriting agreement provides, subject to conditions precedent, that the underwriters will be obligated to purchase all the Notes if any are purchased. The underwriting agreement provides that if there is an event of default by an underwriter, in some circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Depositor has been advised that the underwriters propose initially to offer the Notes to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the principal amount of the Notes set forth below, and that the underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the principal amount of the Notes set forth below.  After the initial public offering of the Notes, the public offering prices and concessions referred to in this paragraph may change.

Class of Notes	Selling Concession	Reallowance Discount
Class A-1	0.04200%	0.02100%
Class A-2a	0.09300%	0.04650%
Class A-2b	0.09300%	0.04650%
Class A-3	0.12900%	0.06450%
Class A-4	0.18300%	0.09150%

The Depositor and BMW FS have jointly and severally agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions from time to time with BMW FS and its affiliates.  The Issuing Entity may, from time to time, invest funds in the Collection Account or the Reserve Account in Eligible Investments acquired from the underwriters.

The Notes are new issues of securities with no established trading market.  The Depositor has been advised by the underwriters that they intend to make a market in the Notes as permitted by applicable laws and regulations.  The underwriters are not obligated, however, to make a market in the Notes, and any market-making may be discontinued at any time without notice at the sole discretion of the underwriters.  Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class.

In connection with the offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions.  Overallotment involves sales in excess of the offering size which creates a short position for the underwriters.  Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes.  Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.  Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions.  If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, BMW FS, the Depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

European Economic Area

Each underwriter has represented and agreed, severally and not jointly, that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes to any EU retail investor in the European Economic Area (the “EEA”).  For these purposes:

(a)	the expression “EU retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129, as amended; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

United Kingdom

Each underwriter has represented and agreed, severally and not jointly, that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom (the “UK”).

Each underwriter has also represented and agreed, severally and not jointly, that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes to any UK retail investor in the UK.  For these purposes:

(a)	the expression “UK retail investor” means a person who is either one (or both) of the following:

(i)
not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended; or

(ii)	not a qualified investor, as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024, as amended; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes.

If any class of Notes has a Final Scheduled Payment Date falling less than one year after the Closing Date, no Notes of such class have been or will be offered in the UK or to any UK person, and no proceeds of such class of Notes will be received in the UK.

Requirements for Certain European Economic Area and United Kingdom Regulated Investors and Affiliates

Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017, as amended (the “EU Securitization Regulation”) has direct effect in member states of the EU and is applicable in other countries that are currently in the EEA.

Article 5 of the EU Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the EU Securitization Regulation) (the “EU Due Diligence Requirements”) by “institutional investors”, defined in the EU Securitization Regulation to include insurance undertakings, reinsurance undertakings, institutions for occupational retirement provision, investment managers and authorized entities appointed by such institutions, alternative investment fund managers that manage and/or market alternative investment funds in the EEA, management companies of undertakings for collective investment in transferable securities (“UCITS”), internally managed UCITS, credit institutions and investment firms, each as described in more detail in the EU Securitization Regulation. The EU Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities that are subject to Regulation (EU) No 575/2013, as amended (such affiliates, together with all such institutional investors, “EU Affected Investors”).

The framework for the regulation of certain aspects of securitization in the UK comprises (a) the Securitisation Regulations 2024, as amended (the “SR 2024”), (b) the Securitisation sourcebook of the handbook of rules and guidance adopted by the UK Financial Conduct Authority, as amended (the “FCA Securitization Rules ”), (c) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England, as amended (the “PRASR”) and (d) relevant provisions of the FSMA, in each case as further amended, supplemented or replaced (collectively, the “UK Securitization Framework”).

Regulations 32B to 32D (inclusive) of the SR 2024, SECN 4 of the FCA Securitization Rules and Article 5 of Chapter 2 of the PRASR, as applicable, place certain conditions on investments in a “securitisation” (as defined in the SR 2024) (the “UK Due Diligence Requirements”) by “institutional investors”, defined in the SR 2024 to include insurance undertakings, reinsurance undertakings, trustees and managers of occupational pension schemes, fund managers of such schemes, AIFMs (as defined in regulation 4 of the Alternative Investment Fund Managers Regulations 2013, as amended (the “AIFM Regulations”)) that have permission under the FSMA in respect of managing AIFs (as defined in regulation 3 of the AIFM Regulations) and that market or manage AIFs (as so defined) in the UK, small registered UK AIFMs (as defined in the AIFM Regulations), UCITS, UCITS management companies, CRR firms and FCA investment firms, each as described in more detail in the SR 2024. The UK Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities that are subject to Regulation (EU) No 575/2013, as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended (such affiliates, together with all such institutional investors, “UK Affected Investors”).

The EU Due Diligence Requirements and the UK Due Diligence Requirements provide, among other things, that, prior to investing in a securitization, an EU Affected Investor or a UK Affected Investor, respectively, is required to verify certain matters, including that (a) certain credit-granting requirements are satisfied, (b) the originator, sponsor or original lender (each as defined in the EU Securitization Regulation or the SR 2024, as applicable) retains on an ongoing basis (or, in the case of certain UK Affected Investors, continually retains) a material net economic interest in the securitization which, in any event, will not be less than 5%, in accordance with the EU Securitization Regulation or the UK Securitization Framework, as applicable, and discloses that risk retention, (c) in the case of an EU Affected Investor, the originator, sponsor or securitization special purpose entity (each as defined in the EU Securitization Regulation) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article and (d) in the case of a UK Affected Investor, the originator, sponsor or securitization special purpose entity (each as defined in the SR 2024) has made available sufficient information to enable the institutional investor independently to assess the risks of holding the securitisation position, and has committed to make further information available on an ongoing basis, as appropriate, and including at least the information described in the SR 2024, the FCA Securitization Rules or the PRASR, as applicable.

None of the Issuing Entity, the Depositor, the Sponsor, the Sellers, the Servicer, the Administrator, the Indenture Trustee, the Paying Agent, the Owner Trustee, the underwriters, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest with respect to such transaction in a manner that would satisfy the requirements of the EU Securitization Regulation or the UK Securitization Framework.

In addition, no such person will undertake, or intends, in connection with such transaction, to take any other action or refrain from taking any action prescribed or contemplated in the EU Securitization Regulation or the UK Securitization Framework, or for purposes of, or in connection with, facilitating or enabling compliance by EU Affected Investors with the EU Due Diligence Requirements, by UK Affected Investors with the UK Due Diligence Requirements or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

The arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of enabling or facilitating compliance by any person with the due diligence or other requirements of the EU Securitization Regulation or the UK Securitization Framework.

Failure by an EU Affected Investor to comply with the EU Due Diligence Requirements or by a UK Affected Investor to comply with the UK Due Diligence Requirements, in either case with respect to an investment in the Notes, may result in regulatory sanctions and/or remedial measures being imposed or taken by such investor’s relevant regulatory authority, including, in the case of an EU Affected Investor or a UK Affected Investor that is subject to regulatory capital requirements, the imposition of a punitive capital charge on the Notes acquired by such investor.

Consequently, the Notes may not be a suitable investment for EU Affected Investors or UK Affected Investors. As a result, the price and liquidity of the Notes in the secondary market may be adversely affected.

Certain reforms have been proposed to the EU Securitization Regulation and the UK Securitization Framework.  In each case, such changes may be substantive.  However, it is not yet known whether, when, or in what terms the relevant reforms will be implemented (or what their implications may be for existing or future securitizations).

Prospective investors are responsible for analyzing their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the suitability of the Notes for investment and the scope and applicability of, and compliance with, the requirements of the EU Securitization Regulation, the UK Securitization Framework and any other applicable existing or future similar regimes in any relevant jurisdictions.

Legal Opinions

In addition to the legal opinions described in this prospectus, legal matters relating to the Notes and U.S. federal income tax and other matters will be passed upon for the Issuing Entity by Morgan, Lewis & Bockius LLP.  Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP.  Sidley Austin LLP from time to time renders legal services to BMW FS and certain of its affiliates on other matters.

Index of Principal Terms

Set forth below is a list of capitalized terms used in this prospectus and the pages in this prospectus on which the definitions of those terms may be found.

Term	Page(s)

AAA	84
ABS	95
ABS Tables	95
Accounts	106
Adjusted Pool Balance	78
Administration Agreement	46
Administrative Purchase Payment	90
Administrative Receivable	90
Administrator	46
AIFM Regulations	155
ARR Fee	55
ARR Receivables	82
ARR Review Fee	55
ARR Service Fee	55
Asset Representations Review	81
Asset Representations Review Agreement	55
Asset Representations Reviewer	52
Available Amounts	89
Available Amounts Shortfall	91
Available Interest	89
Available Principal	90
Bank Receivables Purchase Agreement	46
Bankruptcy Code	133
Benchmark	74
Benchmark Replacement	75
Benchmark Replacement Adjustment	75
Benchmark Replacement Conforming Changes	75
Benchmark Replacement Date	75
Benchmark Transition Event	76
Beneficial Owners	45
Benefit Plan	150
BMW Bank	45
BMW FS	45
BMW NA	59
Business Day	54
California Contracts	139
Cede	71
Centers	46
Certificate Owners	144
Certificate Percentage Interests	46
Certificateholders	45
Certificates	45
CFPB	139
Class A-2 Notes	78
Clayton	55
Clearstream, Luxembourg	86, A-1
Clearstream, Luxembourg Participants	86
Closing Date	45
Code	118
Term	Page(s)

Collection Account	46
Collection Period	89
Compounded SOFR	73
Contracts	48
Corresponding Tenor	76
CPO	59
CSSF	88
Cutoff Date	46
Dealer Agreements	46
Dealer Recourse	46
Dealers	46
Definitive Notes	71
Delinquency Trigger	81
Delinquency Trigger Percentage	83
Deposit Date	109
Depositaries	86
Depositor	45
Determination Date	89
Dodd Frank Act	33
DOL	151
DTC	A-1
DTC Participants	87
Due Date	59
EEA	153
Eligible Institution	108
Eligible Trust Account Institution	108
ERISA	150
EU	37
EU Affected Investors	154
EU Due Diligence Requirements	154
EU retail investor	153
EU Securitization Regulation	154
Events of Default	115
Exchange Act	47
FATCA	149
FCA Rules	155
FDIC	134
FDIC Counsel	141
FDIC Principal Amount	79
FDIC Rule	135
FDIC Rule Covenant	136
FICO Score	62
financed vehicles	45
First Priority Principal Distribution Amount	77
Foreign Note Owner	144
FRBNY	73
FRBNY’s Website	73
FSMA	154
FTC	35

FTC Rule	138
Global Securities	A-1
Indenture	53
Indenture Trustee	46
Indirect DTC Participants	87
Initial Asset-Level Data	69
Initial Yield Supplement Overcollateralization Amount	93
Insolvency Event	124
Insolvency Laws	133
Investor-Based Exemption	151
IRS	143
ISDA Definitions	76
ISDA Fallback Adjustment	76
ISDA Fallback Rate	76
Issuing Entity	45
LIBOR	28
Liquidated Receivable	90
Liquidation Proceeds	91
MiFID II	153
Non-United States Person	A-4
Note Distribution Account	106
Note Owner	144
Note Pool Factor	102
Noteholders	45
Notes	45
NRSRO	43
Obligor	46
OID	145
OID Regulations	145
OLA	141
Originator	48, 49
Owner Trustee	45
Paying Agent	46
Payment Date	54
PIMCO	34
Plan Assets Regulation	151
Pool Balance	78
PRASR	155
Preliminary Pool	71
Prepayment	110
Prepayment Assumption	145
Principal Balance	61
Principal Distribution Account	106
Principal Distribution Amount	77
PTCE	151
Purchase Agreement	46
Rating Agency	120
Rating Agency Condition	45
Receivables	45
Receivables Purchase Agreement	46
Record Date	72
Recoveries	90
Redemption Price	111
Reference Time	73
Regular Principal Distribution Amount	77
Regulation AB	118
Relevant Governmental Body	76
Relief Act	138
Required Rate	94
Reserve Account	46
Reserve Account Initial Deposit	92
Rule 193 Information	70
Sale and Servicing Agreement	46
Scheduled Payment	61
SEC	52
Securities Act	102
Securities Intermediary	46
Seller	48, 49
Servicer	46
Servicer Default	124
Servicing Fee	111
Servicing Fee Rate	111
Short-Term Note	146
Simple Interest Receivables	61
SOFR Adjustment Conforming Changes	73
SOFR Determination Date	73
SOFR Rate	73
Specified Reserve Account Balance	92
Sponsor	46
SR 2024	154
Supplemental Servicing Fee	111
Target Overcollateralization Amount	78
Tax Counsel	144
Transfer and Servicing Agreements	54
Trust Agreement	45
Trust Indenture Act	114
Trustees	53
U.S. Bank	53
U.S. Bank N.A.	53
U.S. Bank Trust Co.	53
U.S. Government Securities Business Day	74
U.S. Note Owner	144
U.S. Person	144
UCC	106
UCITS	154
UK	154
UK Affected Investors	155
UK Due Diligence Requirements	155
UK retail investor	154
UK Securitization Framework	155
Unadjusted Benchmark Replacement	76
United States Person	A-4
Verified Beneficial Owner	81
Warranty Purchase Payment	91
Warranty Receivable	91
WTNA	52
Yield Supplement Overcollateralization Amount	94

Appendix A

Static Pool Information

This Appendix contains static pool information about prior, recent securitizations of BMW FS.  The information in this Appendix consists of cumulative losses, prepayments and delinquency data for the prior securitized pools and summary information about the original characteristics of the prior pools as well as graphical presentation of certain delinquency, prepayment and cumulative loss data.  Although the original characteristics of the prior pools may differ somewhat from each other and from the characteristics of the Receivables described in this prospectus because BMW FS and BMW Bank have changed their origination, purchasing and underwriting policies and procedures over the years, the prior pools are generally comparable because these changes have not been material and the Receivables were originated under the same general underwriting and purchasing policy framework as the retail installment sale contracts in the prior pools.

Terms used in this Appendix have the definitions ascribed to them in the prospectus.

Prior to March 14, 2025, BMW FS’ policy generally was to charge-off a contract on the earlier of (a) the date on which the proceeds of sale of the financed vehicle were applied to the contract balance; and (b) the month in which the contract reached its 150th day of delinquency.  On and after March 14, 2025, BMW FS’ policy generally is to charge-off a contract on the earlier of (a) the date on which the proceeds of sale of the financed vehicle are applied to the contract balance; and (b) the month in which the contract reaches its 160th day of delinquency.

For the tables presented below, data presented under the column labeled “Prepayments” represents the actual prepayments received for the related month.

Ap-A-1

BMW Vehicle Owner Trust 2020-A Static Pool Data Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	July 15, 2020	Original Term
Cutoff Date	May 31, 2020	Weighted Average Original Term	65.06 months
Number of Receivables	37,199	Longest Original Term	72 months
Aggregate Principal Balance	$1,054,601,017	Shortest Original Term	24 months
Principal Balance		Remaining Term
Average Principal Balance	$28,350	Weighted Average Remaining Term	51.84 months
Highest Principal Balance	$174,922	Longest Remaining Term	70 months
Lowest Principal Balance	$1,751	Shortest Remaining Term	6 months
Original Principal Balance		Composition of Top 5 States
Average Original Principal Balance	$37,604	California	16.24%
Highest Original Principal Balance	$206,249	Texas	12.37%
Lowest Original Principal Balance	$4,013	Florida	7.43%
Annual Percentage Rate (APR)		Pennsylvania	4.85%
Weighted Average APR	3.35%	Illinois	4.77%
Highest APR	15.35%
Lowest APR	0.01%	Percentage New and Used Composition
		New	70.51%
		Used	29.49%
		Weighted Average FICO	784

Ap-A-2

Month	Date	30-59 Days Delinquent	Number of 30-59 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60-89 Days Delinquent	Number of 60-89 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	90-119 Days Delinquent	Number of 90-119 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	120+ Days Delinquent	Number of 120+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60+ Days Delinquent	Number of 60+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance
1	07/31/2020	$867,345	30	0.09%	$378,193	13	0.04%	$0	0	0.00%	$0	0	0.00%	$378,193	13	0.04%
2	08/31/2020	$1,067,439	34	0.11%	$97,198	2	0.01%	$173,859	6	0.02%	$0	0	0.00%	$271,057	8	0.03%
3	09/30/2020	$1,403,984	46	0.16%	$308,985	9	0.03%	$89,144	2	0.01%	$112,745	4	0.01%	$510,874	15	0.06%
4	10/31/2020	$1,383,432	54	0.16%	$136,096	6	0.02%	$240,468	6	0.03%	$56,696	1	0.01%	$433,260	13	0.05%
5	11/30/2020	$1,369,514	52	0.17%	$293,944	12	0.04%	$48,310	2	0.01%	$85,947	4	0.01%	$428,201	18	0.05%
6	12/31/2020	$1,236,840	46	0.16%	$393,131	17	0.05%	$95,389	4	0.01%	$31,452	1	0.00%	$519,971	22	0.07%
7	01/31/2021	$1,099,782	37	0.15%	$278,270	10	0.04%	$215,060	9	0.03%	$77,960	3	0.01%	$571,290	22	0.08%
8	02/28/2021	$1,366,870	44	0.19%	$215,575	7	0.03%	$104,999	5	0.01%	$85,244	4	0.01%	$405,818	16	0.06%
9	03/31/2021	$1,106,472	38	0.16%	$284,651	7	0.04%	$181,023	5	0.03%	$97,274	4	0.01%	$562,947	16	0.08%
10	04/30/2021	$1,027,666	39	0.16%	$540,942	18	0.08%	$188,348	4	0.03%	$117,451	3	0.02%	$846,741	25	0.13%
11	05/31/2021	$891,269	33	0.14%	$107,918	4	0.02%	$332,853	11	0.05%	$113,036	3	0.02%	$553,808	18	0.09%
12	06/30/2021	$1,156,789	43	0.20%	$155,484	5	0.03%	$214,353	8	0.04%	$184,239	5	0.03%	$554,075	18	0.09%
13	07/31/2021	$907,592	37	0.16%	$213,331	8	0.04%	$108,430	4	0.02%	$145,864	5	0.03%	$467,626	17	0.08%
14	08/31/2021	$747,418	29	0.14%	$355,987	14	0.07%	$105,952	4	0.02%	$81,956	3	0.02%	$543,894	21	0.10%
15	09/30/2021	$825,453	39	0.16%	$262,683	11	0.05%	$122,818	5	0.02%	$59,675	2	0.01%	$445,176	18	0.09%
16	10/31/2021	$634,126	27	0.13%	$327,288	15	0.07%	$161,061	5	0.03%	$61,252	3	0.01%	$549,601	23	0.12%
17	11/30/2021	$836,631	36	0.19%	$134,039	5	0.03%	$209,426	9	0.05%	$97,888	3	0.02%	$441,353	17	0.10%
18	12/31/2021	$1,035,705	49	0.24%	$179,590	8	0.04%	$140,699	6	0.03%	$38,696	2	0.01%	$358,986	16	0.08%
19	01/31/2022	$816,662	35	0.20%	$260,664	11	0.06%	$82,584	4	0.02%	$111,265	5	0.03%	$454,513	20	0.11%
20	02/28/2022	$1,036,491	45	0.27%	$384,996	13	0.10%	$136,203	6	0.04%	$32,041	2	0.01%	$553,240	21	0.15%
21	03/31/2022	$762,198	34	0.21%	$622,085	26	0.17%	$121,624	3	0.03%	$43,754	3	0.01%	$787,463	32	0.22%
22	04/30/2022	$761,507	35	0.23%	$233,637	10	0.07%	$202,581	10	0.06%	$121,624	3	0.04%	$557,841	23	0.17%
23	05/31/2022	$967,361	46	0.30%	$278,834	10	0.09%	$92,966	5	0.03%	$24,274	1	0.01%	$396,075	16	0.12%
24	06/30/2022	$824,373	42	0.28%	$331,742	11	0.11%	$52,227	2	0.02%	$79,242	4	0.03%	$463,211	17	0.15%
25	07/31/2022	$737,566	39	0.26%	$297,336	13	0.11%	$139,212	4	0.05%	$49,574	3	0.02%	$486,122	20	0.17%
26	08/31/2022	$826,068	52	0.31%	$235,262	10	0.09%	$101,593	4	0.04%	$0	0	0.00%	$336,854	14	0.13%
27	09/30/2022	$761,575	46	0.31%	$351,764	16	0.14%	$60,774	4	0.02%	$49,813	2	0.02%	$462,351	22	0.19%
28	10/31/2022	$1,058,535	60	0.45%	$280,522	16	0.12%	$252,735	11	0.11%	$16,101	1	0.01%	$549,358	28	0.24%
29	11/30/2022	$1,018,049	56	0.47%	$321,358	20	0.15%	$167,104	8	0.08%	$109,254	6	0.05%	$597,716	34	0.27%
30	12/31/2022	$970,538	56	0.47%	$397,451	21	0.19%	$138,037	10	0.07%	$78,526	4	0.04%	$614,014	35	0.30%
31	01/31/2023	$894,838	52	0.47%	$269,071	17	0.14%	$196,131	13	0.10%	$66,800	5	0.04%	$532,002	35	0.28%
32	02/28/2023	$845,949	55	0.48%	$245,438	16	0.14%	$111,481	7	0.06%	$121,755	6	0.07%	$478,674	29	0.27%
33	03/31/2023	$977,934	59	0.60%	$163,678	10	0.10%	$35,210	2	0.02%	$51,159	5	0.03%	$250,046	17	0.15%
34	04/30/2023	$669,946	47	0.44%	$177,122	15	0.12%	$29,268	2	0.02%	$0	0	0.00%	$206,390	17	0.14%
35	05/31/2023	$734,622	52	0.52%	$230,635	17	0.16%	$24,851	2	0.02%	$13,422	1	0.01%	$268,908	20	0.19%
36	06/30/2023	$809,266	57	0.63%	$237,775	19	0.18%	$56,510	5	0.04%	$24,851	2	0.02%	$319,137	26	0.25%
37	07/31/2023	$893,808	59	0.75%	$207,069	18	0.17%	$32,321	3	0.03%	$16,201	3	0.01%	$255,591	24	0.22%
38	08/31/2023	$480,246	42	0.44%	$258,422	21	0.24%	$39,415	3	0.04%	$7,143	1	0.01%	$304,980	25	0.28%
39	09/30/2023	$608,126	47	0.61%	$266,247	20	0.27%	$30,089	3	0.03%	$20,736	3	0.02%	$317,072	26	0.32%
40	10/31/2023	$622,642	46	0.69%	$189,225	18	0.21%	$52,281	6	0.06%	$5,504	1	0.01%	$247,010	25	0.27%
41	11/30/2023	$445,951	41	0.55%	$211,000	18	0.26%	$108,187	10	0.13%	$17,236	3	0.02%	$336,423	31	0.41%
42	12/31/2023	$496,447	41	0.67%	$208,094	18	0.28%	$60,762	5	0.08%	$21,098	4	0.03%	$289,954	27	0.39%
43	01/31/2024	$517,139	46	0.79%	$181,679	17	0.28%	$51,813	5	0.08%	$6,737	1	0.01%	$240,229	23	0.37%

Ap-A-3

Month	Date	30-59 Days Delinquent	Number of 30-59 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60-89 Days Delinquent	Number of 60-89 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	90-119 Days Delinquent	Number of 90-119 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	120+ Days Delinquent	Number of 120+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60+ Days Delinquent	Number of 60+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance
44	02/29/2024	$319,792	34	0.55%	$189,334	17	0.32%	$36,822	5	0.06%	$14,791	2	0.03%	$240,946	24	0.41%
45	03/31/2024	$327,684	39	0.63%	$184,947	17	0.36%	$52,785	8	0.10%	$6,168	1	0.01%	$243,900	26	0.47%

Ap-A-4

Month	Date	Ending Aggregate Principal Balance	Cumulative Loss	Cumulative Loss as a % of Original Aggregate Principal Balance	Prepayments	Weighted Average APR
1	07/31/2020	$973,144,297	$0	0.00%	$28,860,910	3.35%
2	08/31/2020	$934,335,785	$6,077	0.00%	$13,811,484	3.35%
3	09/30/2020	$895,299,195	$6,077	0.00%	$15,186,004	3.36%
4	10/31/2020	$858,426,901	($1,072)	0.00%	$12,995,426	3.36%
5	11/30/2020	$823,921,245	$13,155	0.00%	$12,851,570	3.37%
6	12/31/2020	$787,278,029	$13,155	0.00%	$13,859,871	3.37%
7	01/31/2021	$751,074,339	$57,907	0.01%	$13,863,220	3.37%
8	02/28/2021	$720,584,081	$57,907	0.01%	$10,073,414	3.38%
9	03/31/2021	$683,714,638	$59,972	0.01%	$14,843,952	3.38%
10	04/30/2021	$651,217,832	$68,054	0.01%	$12,241,649	3.38%
11	05/31/2021	$620,554,426	$68,054	0.01%	$11,819,295	3.38%
12	06/30/2021	$588,676,832	$67,315	0.01%	$13,324,370	3.39%
13	07/31/2021	$558,052,632	$73,701	0.01%	$12,442,193	3.39%
14	08/31/2021	$529,436,580	$70,936	0.01%	$11,224,913	3.40%
15	09/30/2021	$501,082,073	$78,857	0.01%	$11,427,333	3.40%
16	10/31/2021	$475,564,533	$82,451	0.01%	$8,751,932	3.40%
17	11/30/2021	$450,122,641	$79,225	0.01%	$9,478,687	3.41%
18	12/31/2021	$425,679,109	$78,748	0.01%	$8,656,988	3.41%
19	01/31/2022	$401,255,967	$78,748	0.01%	$9,458,013	3.41%
20	02/28/2022	$380,197,975	$77,475	0.01%	$6,674,090	3.42%
21	03/31/2022	$357,316,043	$93,067	0.01%	$7,958,255	3.43%
22	04/30/2022	$337,184,886	$105,934	0.01%	$6,127,683	3.43%
23	05/31/2022	$317,947,763	$107,176	0.01%	$5,872,603	3.43%
24	06/30/2022	$299,234,828	$102,861	0.01%	$5,721,478	3.44%
25	07/31/2022	$281,929,623	$118,242	0.01%	$4,620,248	3.45%
26	08/31/2022	$264,566,563	$116,321	0.01%	$4,942,846	3.46%
27	09/30/2022	$248,385,502	$127,910	0.01%	$4,322,333	3.47%
28	10/31/2022	$233,554,762	$137,725	0.01%	$3,493,518	3.48%
29	11/30/2022	$218,931,796	$147,607	0.01%	$3,498,490	3.48%
30	12/31/2022	$204,373,279	$146,407	0.01%	$3,341,813	3.50%
31	01/31/2023	$190,781,032	$144,759	0.01%	$2,975,350	3.51%
32	02/28/2023	$177,869,788	$143,480	0.01%	$2,792,756	3.52%
33	03/31/2023	$164,082,529	$142,842	0.01%	$3,335,994	3.53%
34	04/30/2023	$151,893,312	$150,482	0.01%	$2,741,031	3.54%
35	05/31/2023	$139,971,949	$159,347	0.02%	$2,650,304	3.55%
36	06/30/2023	$128,864,764	$171,411	0.02%	$2,267,096	3.57%
37	07/31/2023	$118,497,112	$171,411	0.02%	$1,898,751	3.58%
38	08/31/2023	$108,016,911	$180,037	0.02%	$2,144,362	3.59%
39	09/30/2023	$98,899,785	$180,037	0.02%	$1,381,013	3.61%
40	10/31/2023	$89,936,971	$180,037	0.02%	$1,508,084	3.62%
41	11/30/2023	$81,708,000	$186,405	0.02%	$1,209,692	3.63%
42	12/31/2023	$73,563,651	$186,405	0.02%	$1,333,672	3.64%
43	01/31/2024	$65,471,653	$213,124	0.02%	$1,517,357	3.66%
44	02/29/2024	$58,512,047	$215,002	0.02%	$865,225	3.68%
45	03/31/2024	$51,810,757	$225,901	0.02%	$852,272	3.70%

Ap-A-5

BMW Vehicle Owner Trust 2022-A Static Pool Data Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	May 18, 2022	Original Term
Cutoff Date	March 31, 2022	Weighted Average Original Term	63.93 months
Number of Receivables	54,064	Longest Original Term	72 months
Aggregate Principal Balance	$1,652,928,130	Shortest Original Term	18 months
Principal Balance		Remaining Term
Average Principal Balance	$30,574	Weighted Average Remaining Term	49.93 months
Highest Principal Balance	$176,473	Longest Remaining Term	68 months
Lowest Principal Balance	$1,757	Shortest Remaining Term	6 months
Original Principal Balance		Composition of Top 5 States
Average Original Principal Balance	$42,272	California	17.00%
Highest Original Principal Balance	$226,908	Texas	10.43%
Lowest Original Principal Balance	$4,770	Florida	8.95%
Annual Percentage Rate (APR)		Pennsylvania	4.93%
Weighted Average APR	2.81%	New Jersey	4.76%
Highest APR	14.59%
Lowest APR	0.01%	Percentage New and Used Composition
		New	69.31%
		Used	30.69%
		Weighted Average FICO	788

Ap-A-6

Month	Date	30-59 Days Delinquent	Number of 30-59 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60-89 Days Delinquent	Number of 60-89 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	90-119 Days Delinquent	Number of 90-119 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	120+ Days Delinquent	Number of 120+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60+ Days Delinquent	Number of 60+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance
1	05/31/2022	$1,214,862	38	0.08%	$101,476	2	0.01%	$0	0	0.00%	$0	0	0.00%	$101,476	2	0.01%
2	06/30/2022	$1,357,687	41	0.09%	$176,989	6	0.01%	$34,902	1	0.00%	$0	0	0.00%	$211,891	7	0.01%
3	07/31/2022	$1,950,766	51	0.14%	$130,413	3	0.01%	$153,207	4	0.01%	$38,657	2	0.00%	$322,276	9	0.02%
4	08/31/2022	$1,543,219	44	0.11%	$517,956	14	0.04%	$124,863	3	0.01%	$52,467	1	0.00%	$695,286	18	0.05%
5	09/30/2022	$2,160,052	65	0.17%	$543,339	14	0.04%	$206,595	5	0.02%	$38,077	1	0.00%	$788,011	20	0.06%
6	10/31/2022	$3,048,396	89	0.24%	$382,469	13	0.03%	$247,996	7	0.02%	$206,136	5	0.02%	$836,602	25	0.07%
7	11/30/2022	$2,841,463	78	0.24%	$1,201,449	33	0.10%	$126,496	4	0.01%	$179,337	4	0.01%	$1,507,282	41	0.12%
8	12/31/2022	$3,136,426	98	0.27%	$1,051,425	27	0.09%	$476,303	15	0.04%	$182,186	6	0.02%	$1,709,915	48	0.15%
9	01/31/2023	$2,958,883	92	0.27%	$1,221,952	36	0.11%	$447,795	12	0.04%	$133,266	7	0.01%	$1,803,014	55	0.16%
10	02/28/2023	$3,223,424	98	0.30%	$827,846	20	0.08%	$511,007	17	0.05%	$433,883	10	0.04%	$1,772,736	47	0.17%
11	03/31/2023	$3,651,127	109	0.36%	$1,141,693	32	0.11%	$132,842	3	0.01%	$299,936	10	0.03%	$1,574,470	45	0.15%
12	04/30/2023	$4,313,901	132	0.44%	$1,386,663	41	0.14%	$466,897	11	0.05%	$164,457	3	0.02%	$2,018,017	55	0.21%
13	05/31/2023	$4,154,410	132	0.45%	$1,502,422	46	0.16%	$491,606	14	0.05%	$305,127	6	0.03%	$2,299,155	66	0.25%
14	06/30/2023	$3,487,462	116	0.39%	$1,137,570	36	0.13%	$421,395	16	0.05%	$302,974	9	0.03%	$1,861,939	61	0.21%
15	07/31/2023	$4,256,788	140	0.50%	$1,422,262	46	0.17%	$309,506	13	0.04%	$293,483	12	0.03%	$2,025,251	71	0.24%
16	08/31/2023	$3,764,123	126	0.47%	$1,668,924	52	0.21%	$506,447	16	0.06%	$239,116	9	0.03%	$2,414,487	77	0.30%
17	09/30/2023	$3,201,597	115	0.42%	$1,462,418	47	0.19%	$554,186	17	0.07%	$251,896	8	0.03%	$2,268,500	72	0.30%
18	10/31/2023	$2,879,531	99	0.39%	$1,034,957	41	0.14%	$503,655	16	0.07%	$429,746	13	0.06%	$1,968,358	70	0.27%
19	11/30/2023	$3,127,740	114	0.45%	$1,512,750	54	0.22%	$494,569	19	0.07%	$345,716	10	0.05%	$2,353,035	83	0.34%
20	12/31/2023	$3,703,723	145	0.56%	$1,341,906	46	0.20%	$693,979	23	0.11%	$140,292	5	0.02%	$2,176,176	74	0.33%
21	01/31/2024	$3,792,529	139	0.61%	$1,467,063	54	0.23%	$531,069	18	0.09%	$432,695	14	0.07%	$2,430,827	86	0.39%
22	02/29/2024	$3,568,811	134	0.60%	$889,043	37	0.15%	$477,133	16	0.08%	$208,348	8	0.04%	$1,574,525	61	0.27%
23	03/31/2024	$3,175,831	127	0.57%	$1,423,213	49	0.25%	$348,304	10	0.06%	$194,185	6	0.03%	$1,965,702	65	0.35%
24	04/30/2024	$3,363,080	130	0.64%	$1,156,069	47	0.22%	$506,255	15	0.10%	$233,280	7	0.04%	$1,895,603	69	0.36%
25	05/31/2024	$3,157,251	127	0.64%	$1,387,139	54	0.28%	$201,796	9	0.04%	$380,994	11	0.08%	$1,969,929	74	0.40%
26	06/30/2024	$3,286,999	139	0.71%	$1,492,327	60	0.32%	$444,288	16	0.10%	$93,979	4	0.02%	$2,030,594	80	0.44%
27	07/31/2024	$3,540,755	149	0.81%	$1,268,265	54	0.29%	$300,276	15	0.07%	$259,551	8	0.06%	$1,828,092	77	0.42%
28	08/31/2024	$3,089,545	126	0.76%	$1,404,225	56	0.34%	$369,255	18	0.09%	$156,752	7	0.04%	$1,930,232	81	0.47%
29	09/30/2024	$3,271,874	145	0.86%	$1,030,281	40	0.27%	$483,153	20	0.13%	$201,547	9	0.05%	$1,714,982	69	0.45%
30	10/31/2024	$3,106,781	136	0.88%	$979,794	45	0.28%	$320,314	12	0.09%	$327,300	14	0.09%	$1,627,408	71	0.46%
31	11/30/2024	$3,328,048	158	1.01%	$1,057,686	47	0.32%	$243,941	11	0.07%	$189,978	7	0.06%	$1,491,606	65	0.45%
32	12/31/2024	$3,170,048	151	1.04%	$1,307,809	64	0.43%	$136,488	7	0.04%	$146,265	6	0.05%	$1,590,563	77	0.52%
33	01/31/2025	$2,835,639	132	1.01%	$784,303	39	0.28%	$540,180	29	0.19%	$85,728	4	0.03%	$1,410,211	72	0.50%
34	02/28/2025	$2,777,909	148	1.07%	$738,697	36	0.29%	$287,979	15	0.11%	$237,875	14	0.09%	$1,264,552	65	0.49%
35	03/31/2025	$3,233,742	160	1.36%	$607,021	34	0.26%	$172,536	10	0.07%	$147,028	7	0.06%	$926,585	51	0.39%
36	04/30/2025	$2,701,745	147	1.25%	$830,153	40	0.38%	$202,890	13	0.09%	$62,045	3	0.03%	$1,095,088	56	0.51%
37	05/31/2025	$2,799,251	141	1.42%	$650,876	39	0.33%	$168,242	9	0.09%	$81,299	5	0.04%	$900,417	53	0.46%
38	06/30/2025	$2,328,606	132	1.30%	$1,093,172	54	0.61%	$159,981	10	0.09%	$122,169	7	0.07%	$1,375,321	71	0.77%
39	07/31/2025	$2,185,347	137	1.36%	$808,773	37	0.50%	$284,222	16	0.18%	$43,598	3	0.03%	$1,136,593	56	0.71%
40	08/31/2025	$2,145,124	134	1.49%	$575,046	35	0.40%	$178,233	8	0.12%	$136,837	10	0.10%	$890,116	53	0.62%
41	09/30/2025	$2,042,582	137	1.59%	$728,460	40	0.57%	$126,496	7	0.10%	$27,188	3	0.02%	$882,144	50	0.69%
42	10/31/2025	$2,007,264	140	1.76%	$611,940	41	0.54%	$182,041	10	0.16%	$12,759	1	0.01%	$806,739	52	0.71%
43	11/30/2025	$1,820,759	132	1.79%	$817,519	56	0.80%	$248,679	17	0.24%	$35,033	3	0.03%	$1,101,231	76	1.08%

Ap-A-7

44	12/31/2025	$1,831,276	136	2.05%	$740,118	52	0.83%	$239,943	16	0.27%	$81,830	5	0.09%	$1,061,891	73	1.19%
45	01/31/2026	$1,679,697	135	2.15%	$665,822	49	0.85%	$232,942	17	0.30%	$38,207	4	0.05%	$936,970	70	1.20%

Ap-A-8

Month	Date	Ending Aggregate Principal Balance	Cumulative Loss	Cumulative Loss as a % of Original Aggregate Principal Balance	Prepayments	Weighted Average APR
1	05/31/2022	$1,532,141,718	$0	0.00%	$40,094,368	2.81%
2	06/30/2022	$1,472,087,151	$0	0.00%	$21,551,299	2.81%
3	07/31/2022	$1,417,146,470	$0	0.00%	$16,718,777	2.81%
4	08/31/2022	$1,361,430,311	$0	0.00%	$18,948,590	2.82%
5	09/30/2022	$1,305,886,738	$0	0.00%	$19,721,468	2.82%
6	10/31/2022	$1,255,034,841	$0	0.00%	$16,122,890	2.82%
7	11/30/2022	$1,206,567,182	$0	0.00%	$14,213,738	2.82%
8	12/31/2022	$1,159,632,531	$0	0.00%	$12,902,604	2.83%
9	01/31/2023	$1,112,208,159	$51,586	0.00%	$14,528,847	2.83%
10	02/28/2023	$1,069,209,854	$46,361	0.00%	$10,937,765	2.83%
11	03/31/2023	$1,021,462,873	$73,675	0.00%	$14,357,629	2.83%
12	04/30/2023	$977,871,906	$113,941	0.01%	$12,834,277	2.83%
13	05/31/2023	$933,111,907	$146,994	0.01%	$13,590,379	2.84%
14	06/30/2023	$889,921,578	$181,539	0.01%	$12,680,551	2.84%
15	07/31/2023	$849,069,981	$196,084	0.01%	$11,987,049	2.84%
16	08/31/2023	$806,960,541	$267,188	0.02%	$13,138,082	2.84%
17	09/30/2023	$768,404,081	$408,112	0.02%	$10,208,971	2.85%
18	10/31/2023	$730,311,849	$547,748	0.03%	$10,484,944	2.85%
19	11/30/2023	$694,954,854	$581,456	0.04%	$8,733,709	2.85%
20	12/31/2023	$659,801,403	$603,795	0.04%	$9,048,172	2.85%
21	01/31/2024	$624,358,784	$637,774	0.04%	$10,086,506	2.86%
22	02/29/2024	$591,617,471	$656,590	0.04%	$8,021,168	2.86%
23	03/31/2024	$558,684,352	$730,809	0.04%	$8,201,153	2.87%
24	04/30/2024	$526,655,037	$800,865	0.05%	$8,179,677	2.87%
25	05/31/2024	$494,575,644	$869,263	0.05%	$8,808,473	2.88%
26	06/30/2024	$465,773,809	$924,400	0.06%	$7,055,956	2.89%
27	07/31/2024	$436,464,193	$927,285	0.06%	$7,501,296	2.89%
28	08/31/2024	$407,720,605	$1,042,573	0.06%	$7,335,147	2.89%
29	09/30/2024	$381,509,548	$1,139,318	0.07%	$6,069,597	2.90%
30	10/31/2024	$354,768,828	$1,236,203	0.07%	$6,947,532	2.91%
31	11/30/2024	$329,738,871	$1,306,685	0.08%	$5,920,293	2.92%
32	12/31/2024	$304,792,609	$1,327,709	0.08%	$ 6,339,637	2.94%
33	01/31/2025	$281,075,538	$1,363,435	0.08%	$ 5,835,974	2.95%
34	02/28/2025	$259,188,293	$1,371,225	0.08%	$ 5,108,507	2.96%
35	03/31/2025	$237,306,317	$1,431,225	0.09%	$ 4,651,322	2.97%
36	04/30/2025	$216,188,361	$1,463,698	0.09%	$ 5,088,795	2.99%
37	05/31/2025	$196,684,130	$1,481,488	0.09%	$ 3,874,642	3.01%
38	06/30/2025	$178,564,053	$1,468,802	0.09%	$ 3,790,365	3.03%
39	07/31/2025	$160,576,279	$1,500,007	0.09%	$ 3,718,759	3.06%
40	08/31/2025	$143,879,224	$1,548,461	0.09%	$ 3,334,699	3.08%
41	09/30/2025	$128,483,271	$1,655,761	0.10%	$ 3,101,151	3.11%
42	10/31/2025	$114,190,990	$1,657,313	0.10%	$ 2,453,412	3.14%
43	11/30/2025	$101,851,765	$1,692,705	0.10%	$ 1,717,335	3.17%
44	12/31/2025	$89,343,285	$1,728,834	0.10%	$ 2,160,691	3.22%
45	1/31/2026	$78,280,150	$1,751,341	0.11%	$ 1,678,376	3.26%

Ap-A-9

BMW Vehicle Owner Trust 2023-A Static Pool Data Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	July 18, 2023	Original Term
Cutoff Date	May 31, 2023	Weighted Average Original Term	64.56 months
Number of Receivables	45,857	Longest Original Term	72 months
Aggregate Principal Balance	$1,670,093,595	Shortest Original Term	24 months
Principal Balance		Remaining Term
Average Principal Balance	$36,420	Weighted Average Remaining Term	51.78 months
Highest Principal Balance	$185,270	Longest Remaining Term	71 months
Lowest Principal Balance	$1,752	Shortest Remaining Term	6 months
Original Principal Balance		Composition of Top 5 States
Average Original Principal Balance	$49,079	California	18.14%
Highest Original Principal Balance	$210,255	Texas	12.21%
Lowest Original Principal Balance	$3,500	Florida	10.54%
Annual Percentage Rate (APR)		New Jersey	5.75%
Weighted Average APR	4.37%	Georgia	4.73%
Highest APR	14.99%
Lowest APR	0.01%	Percentage New and Used Composition
		New	80.52%
		Used	19.48%
		Weighted Average FICO	787

Ap-A-10

Month	Date	30-59 Days Delinquent	Number of 30-59 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60-89 Days Delinquent	Number of 60-89 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	90-119 Days Delinquent	Number of 90-119 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	120+ Days Delinquent	Number of 120+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60+ Days Delinquent	Number of 60+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance
1	07/31/2023	$2,577,887	57	0.17%	$496,184	9	0.03%	$13,803	1	0.00%	$0	0	0.00%	$509,987	10	0.03%
2	08/31/2023	$1,969,115	49	0.13%	$643,502	14	0.04%	$339,258	6	0.02%	$10,707	1	0.00%	$993,468	21	0.07%
3	09/30/2023	$2,548,622	58	0.18%	$610,255	15	0.04%	$402,828	10	0.03%	$188,322	3	0.01%	$1,201,405	28	0.08%
4	10/31/2023	$3,274,058	75	0.24%	$930,572	18	0.07%	$328,074	9	0.02%	$368,581	7	0.03%	$1,627,227	34	0.12%
5	11/30/2023	$3,262,383	83	0.24%	$1,187,519	25	0.09%	$455,204	10	0.03%	$220,448	6	0.02%	$1,863,171	41	0.14%
6	12/31/2023	$4,677,374	101	0.36%	$1,436,020	37	0.11%	$652,962	12	0.05%	$307,956	7	0.02%	$2,396,937	56	0.19%
7	01/31/2024	$4,443,409	98	0.36%	$1,609,795	35	0.13%	$752,712	16	0.06%	$457,875	9	0.04%	$2,820,383	60	0.23%
8	02/29/2024	$5,129,172	114	0.43%	$1,419,137	27	0.12%	$693,341	17	0.06%	$426,770	8	0.04%	$2,539,248	52	0.21%
9	03/31/2024	$5,794,860	119	0.51%	$1,699,050	40	0.15%	$642,688	12	0.06%	$781,054	15	0.07%	$3,122,791	67	0.27%
10	04/30/2024	$4,355,802	103	0.40%	$1,906,213	36	0.17%	$574,064	13	0.05%	$327,046	7	0.03%	$2,807,323	56	0.26%
11	05/31/2024	$5,107,012	110	0.49%	$1,986,790	43	0.19%	$843,338	15	0.08%	$264,151	7	0.03%	$3,094,279	65	0.30%
12	06/30/2024	$4,612,638	103	0.46%	$2,278,093	47	0.23%	$978,860	20	0.10%	$321,235	6	0.03%	$3,578,189	73	0.36%
13	07/31/2024	$5,945,827	149	0.62%	$1,801,563	43	0.19%	$1,171,246	21	0.12%	$589,038	10	0.06%	$3,561,847	74	0.37%
14	08/31/2024	$5,579,274	135	0.61%	$2,299,380	56	0.25%	$852,516	20	0.09%	$415,765	8	0.05%	$3,567,661	84	0.39%
15	09/30/2024	$5,204,932	127	0.60%	$2,984,669	63	0.34%	$955,980	21	0.11%	$357,382	10	0.04%	$4,298,030	94	0.49%
16	10/31/2024	$5,651,932	128	0.68%	$1,533,733	42	0.19%	$909,035	19	0.11%	$648,145	13	0.08%	$3,090,913	74	0.37%
17	11/30/2024	$5,240,123	136	0.67%	$2,249,785	48	0.29%	$711,412	18	0.09%	$692,954	13	0.09%	$3,654,151	79	0.47%
18	12/31/2024	$5,219,098	143	0.70%	$2,874,072	63	0.39%	$687,685	17	0.09%	$378,229	11	0.05%	$3,939,986	91	0.53%
19	01/31/2025	$5,535,298	142	0.79%	$2,330,859	58	0.33%	$1,069,878	22	0.15%	$482,985	9	0.07%	$3,883,723	89	0.55%
20	02/28/2025	$5,658,570	158	0.85%	$2,186,750	46	0.33%	$823,050	19	0.12%	$591,046	12	0.09%	$3,600,846	77	0.54%
21	03/31/2025	$6,055,118	173	0.96%	$1,861,968	50	0.30%	$698,677	14	0.11%	$331,722	8	0.05%	$2,892,367	72	0.46%
22	04/30/2025	$5,487,171	147	0.92%	$1,820,859	56	0.31%	$931,496	23	0.16%	$400,285	7	0.07%	$3,152,640	86	0.53%
23	05/31/2025	$4,498,089	141	0.80%	$1,905,839	48	0.34%	$623,980	20	0.11%	$362,769	8	0.06%	$2,892,588	76	0.52%
24	06/30/2025	$4,776,591	152	0.91%	$2,278,578	62	0.43%	$285,998	9	0.05%	$204,892	7	0.04%	$2,769,468	78	0.53%
25	07/31/2025	$4,884,967	160	0.99%	$2,031,036	56	0.41%	$537,335	13	0.11%	$171,784	5	0.03%	$2,740,156	74	0.56%
26	08/31/2025	$4,843,782	155	1.05%	$2,124,447	64	0.46%	$321,493	9	0.07%	$383,359	9	0.08%	$2,829,299	82	0.61%
27	09/30/2025	$4,763,131	143	1.11%	$1,818,484	51	0.42%	$550,069	17	0.13%	$95,219	4	0.02%	$2,463,772	72	0.57%
28	10/31/2025	$4,721,628	162	1.18%	$1,864,561	51	0.46%	$237,312	10	0.06%	$177,419	5	0.04%	$2,279,292	66	0.57%
29	11/30/2025	$4,358,481	158	1.16%	$1,977,478	58	0.53%	$284,963	8	0.08%	$102,967	4	0.03%	$2,365,408	70	0.63%
30	12/31/2025	$4,699,507	165	1.35%	$1,773,952	63	0.51%	$426,530	12	0.12%	$107,173	2	0.03%	$2,307,654	77	0.66%
31	01/31/2026	$4,392,443	162	1.36%	$1,921,375	60	0.60%	$541,404	19	0.17%	$122,456	4	0.04%	$2,585,235	83	0.80%
32	02/28/2026	$4,219,971	158	1.40%	$1,807,292	62	0.60%	$183,753	7	0.06%	$106,173	5	0.04%	$2,097,218	74	0.70%
33	03/31/2026	$4,211,547	169	1.52%	$1,228,173	44	0.44%	$264,263	11	0.10%	$21,389	3	0.01%	$1,513,825	58	0.55%
34	04/30/2026	$3,604,041	136	1.41%	$1,555,588	64	0.61%	$358,786	13	0.14%	$12,361	3	0.00%	$1,926,736	80	0.75%
35	05/31/2026	$3,496,642	145	1.49%	$1,378,329	50	0.59%	$167,233	12	0.07%	$165,601	5	0.07%	$1,711,163	67	0.73%

Ap-A-11

Month	Date	Ending Aggregate Principal Balance	Cumulative Loss	Cumulative Loss as a % of Original Aggregate Principal Balance	Prepayments	Weighted Average APR
1	07/31/2023	$1,552,523,972	$0	0.00%	$39,345,818	4.38%
2	08/31/2023	$1,495,318,211	$10,581	0.00%	$19,423,313	4.39%
3	09/30/2023	$1,443,665,830	$10,581	0.00%	$15,589,154	4.40%
4	10/31/2023	$1,390,630,776	$31,810	0.00%	$16,914,741	4.41%
5	11/30/2023	$1,338,612,742	$31,810	0.00%	$17,111,219	4.42%
6	12/31/2023	$1,286,662,336	$41,784	0.00%	$16,942,004	4.43%
7	01/31/2024	$1,235,070,202	$83,891	0.01%	$17,378,781	4.45%
8	02/29/2024	$1,187,451,828	$209,295	0.01%	$14,672,230	4.46%
9	03/31/2024	$1,138,896,035	$309,981	0.02%	$14,808,408	4.47%
10	04/30/2024	$1,090,831,079	$360,164	0.02%	$15,544,390	4.48%
11	05/31/2024	$1,042,683,889	$483,419	0.03%	$15,897,720	4.50%
12	06/30/2024	$999,147,798	$490,435	0.03%	$13,510,252	4.51%
13	07/31/2024	$953,880,719	$701,183	0.04%	$14,442,601	4.53%
14	08/31/2024	$910,149,113	$787,813	0.05%	$13,719,751	4.55%
15	09/30/2024	$869,793,535	$913,879	0.05%	$12,231,817	4.56%
16	10/31/2024	$825,756,212	$948,515	0.06%	$15,396,340	4.58%
17	11/30/2024	$785,372,812	$1,093,773	0.07%	$12,688,615	4.60%
18	12/31/2024	$743,088,856	$1,301,005	0.08%	$14,580,431	4.62%
19	01/31/2025	$702,378,370	$1,374,729	0.08%	$14,232,131	4.64%
20	02/28/2025	$666,893,199	$1,487,264	0.09%	$10,296,601	4.66%
21	03/31/2025	$629,845,680	$1,576,633	0.09%	$11,401,867	4.68%
22	04/30/2025	$593,454,756	$1,717,971	0.10%	$12,263,460	4.71%
23	05/31/2025	$558,788,869	$1,799,916	0.11%	$10,805,054	4.73%
24	06/30/2025	$525,917,203	$1,951,912	0.12%	$10,550,698	4.75%
25	07/31/2025	$492,877,639	$2,117,411	0.13%	$10,478,427	4.78%
26	08/31/2025	$461,495,225	$2,234,876	0.13%	$9,657,256	4.81%
27	09/30/2025	$430,855,639	$2,450,145	0.15%	$10,034,714	4.83%
28	10/31/2025	$401,090,250	$2,554,948	0.15%	$9,261,820	4.86%
29	11/30/2025	$375,366,708	$2,597,235	0.16%	$7,085,615	4.90%
30	12/31/2025	$347,425,580	$2,667,162	0.16%	$9,407,769	4.93%
31	01/31/2026	$322,607,736	$2,725,977	0.16%	$7,084,130	4.97%
32	02/28/2026	$300,373,869	$2,813,494	0.17%	$5,667,372	5.00%
33	03/31/2026	$276,881,495	$2,872,934	0.17%	$6,999,379	5.04%
34	04/30/2026	$255,747,200	$2,937,200	0.18%	$5,620,740	5.07%
35	05/31/2026	$235,373,622	$3,044,902	0.18%	$5,443,182	5.11%

Ap-A-12

BMW Vehicle Owner Trust 2024-A Static Pool Data Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	June 11, 2024	Original Term
Cutoff Date	April 30, 2024	Weighted Average Original Term	64.90 months
Number of Receivables	49,605	Longest Original Term	72 months
Aggregate Principal Balance	$1,909,993,688.45	Shortest Original Term	24 months
Principal Balance		Remaining Term
Average Principal Balance	$38,504	Weighted Average Remaining Term	52.11 months
Highest Principal Balance	$184,024	Longest Remaining Term	71 months
Lowest Principal Balance	$1,771	Shortest Remaining Term	6 months
Original Principal Balance		Composition of Top 5 States
Average Original Principal Balance	$51,987	California	16.65%
Highest Original Principal Balance	$206,170	Texas	13.10%
Lowest Original Principal Balance	$3,823	Florida	11.01%
Annual Percentage Rate (APR)		New Jersey	6.05%
Weighted Average APR	5.35%	Georgia	4.85%
Highest APR	14.84%
Lowest APR	0.09%	Percentage New and Used Composition
		New	81.03%
		Used	18.97%
		Weighted Average FICO	789

Ap-A-13

Month	Date	30-59 Days Delinquent	Number of 30-59 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60-89 Days Delinquent	Number of 60-89 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	90-119 Days Delinquent	Number of 90-119 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	120+ Days Delinquent	Number of 120+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60+ Days Delinquent	Number of 60+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance
1	06/30/2024	$2,589,674	54	0.15%	$460,739	8	0.03%	$0	0	0.00%	$0	0	0.00%	$460,739	8	0.03%
2	07/31/2024	$3,634,917	72	0.21%	$868,663	13	0.05%	$396,327	6	0.02%	$0	0	0.00%	$1,264,990	19	0.07%
3	08/31/2024	$3,525,006	69	0.21%	$1,325,561	25	0.08%	$336,585	6	0.02%	$388,734	5	0.02%	$2,050,880	36	0.12%
4	09/30/2024	$4,214,071	86	0.27%	$1,356,537	25	0.09%	$544,481	11	0.03%	$331,678	5	0.02%	$2,232,696	41	0.14%
5	10/31/2024	$4,671,477	90	0.31%	$1,258,995	26	0.08%	$221,623	7	0.01%	$377,098	6	0.02%	$1,857,716	39	0.12%
6	11/30/2024	$5,591,393	111	0.38%	$1,818,996	34	0.12%	$975,334	21	0.07%	$270,370	6	0.02%	$3,064,700	61	0.21%
7	12/31/2024	$5,128,782	113	0.37%	$1,941,736	39	0.14%	$1,028,689	17	0.07%	$701,043	15	0.05%	$3,671,467	71	0.26%
8	1/31/2025	$4,329,312	85	0.32%	$2,225,145	47	0.17%	$1,085,430	23	0.08%	$644,986	8	0.05%	$3,955,561	78	0.30%
9	2/28/2025	$4,846,450	104	0.38%	$1,848,863	34	0.14%	$614,404	16	0.05%	$374,324	9	0.03%	$2,837,591	59	0.22%
10	3/31/2025	$6,259,384	135	0.51%	$1,446,605	25	0.12%	$559,357	12	0.05%	$626,740	15	0.05%	$2,632,701	52	0.21%
11	4/30/2025	$5,510,602	123	0.47%	$1,768,455	39	0.15%	$322,036	5	0.03%	$257,835	6	0.02%	$2,348,327	50	0.20%
12	5/31/2025	$4,739,926	114	0.43%	$1,962,950	40	0.18%	$388,452	11	0.03%	$338,012	5	0.03%	$2,689,413	56	0.24%
13	6/30/2025	$5,022,919	117	0.47%	$1,469,825	35	0.14%	$862,311	18	0.08%	$223,964	6	0.02%	$2,556,101	59	0.24%
14	7/31/2025	$6,507,586	146	0.64%	$1,570,093	33	0.16%	$565,818	12	0.06%	$217,526	7	0.02%	$2,353,437	52	0.23%
15	8/31/2025	$5,391,095	142	0.56%	$1,964,404	36	0.20%	$834,546	17	0.09%	$157,870	5	0.02%	$2,956,820	58	0.31%
16	9/30/2025	$5,220,002	133	0.57%	$1,915,254	47	0.21%	$834,672	14	0.09%	$440,047	7	0.05%	$3,189,973	68	0.35%
17	10/31/2025	$6,342,503	167	0.74%	$1,804,829	47	0.21%	$322,544	12	0.04%	$334,951	8	0.04%	$2,462,324	67	0.29%
18	11/30/2025	$6,298,734	162	0.77%	$2,145,597	54	0.26%	$464,798	13	0.06%	$51,977	6	0.01%	$2,662,372	73	0.33%
19	12/31/2025	$5,873,253	162	0.77%	$1,797,943	49	0.23%	$831,658	21	0.11%	$99,489	4	0.01%	$2,729,090	74	0.36%
20	1/31/2026	$5,984,805	153	0.83%	$1,839,857	50	0.25%	$467,723	13	0.06%	$381,990	10	0.05%	$2,689,570	73	0.37%
21	2/28/2026	$4,433,838	124	0.65%	$2,206,823	54	0.32%	$678,022	14	0.10%	$103,351	4	0.02%	$2,988,195	72	0.44%
22	3/31/2026	$6,138,024	163	0.95%	$1,746,881	40	0.27%	$482,490	13	0.08%	$261,929	5	0.04%	$2,491,300	58	0.39%
23	4/30/2026	$4,096,269	125	0.68%	$2,604,505	67	0.43%	$451,755	10	0.07%	$253,159	5	0.04%	$3,309,419	82	0.55%
24	5/31/2026	$4,142,964	139	0.73%	$1,740,204	44	0.31%	$853,375	23	0.15%	$294,324	5	0.05%	$2,887,902	72	0.51%

Ap-A-14

Month	Date	Ending Aggregate Principal Balance	Cumulative Loss	Cumulative Loss as a % of Original Aggregate Principal Balance	Prepayments	Weighted Average APR
1	06/30/2024	$1,774,380,690	$0	0.00%	$44,481,644	5.37%
2	07/31/2024	$1,710,601,107	$55,478	0.00%	$20,001,239	5.38%
3	08/31/2024	$1,646,526,033	$59,229	0.00%	$21,412,274	5.39%
4	09/30/2024	$1,586,789,190	$116,936	0.01%	$19,427,530	5.40%
5	10/31/2024	$1,522,474,478	$167,341	0.01%	$23,377,281	5.41%
6	11/30/2024	$1,461,291,515	$285,374	0.01%	$21,495,564	5.42%
7	12/31/2024	$1,397,519,937	$273,091	0.01%	$24,466,244	5.43%
8	01/31/2025	$1,337,118,659	$318,491	0.02%	$22,157,725	5.45%
9	02/28/2025	$1,282,623,230	$524,299	0.03%	$17,168,466	5.46%
10	03/31/2025	$1,225,188,859	$685,318	0.04%	$20,061,895	5.47%
11	04/30/2025	$1,168,431,940	$895,288	0.05%	$20,821,528	5.48%
12	05/31/2025	$1,114,192,929	$988,924	0.05%	$19,217,909	5.50%
13	06/30/2025	$1,064,218,284	$1,233,845	0.06%	$16,733,604	5.51%
14	07/31/2025	$1,011,209,041	$1,355,738	0.07%	$19,276,685	5.52%
15	08/31/2025	$959,123,854	$1,487,132	0.08%	$19,195,529	5.54%
16	09/30/2025	$909,402,564	$1,683,797	0.09%	$18,229,452	5.55%
17	10/31/2025	$858,665,877	$1,852,810	0.10%	$19,503,221	5.56%
18	11/30/2025	$814,624,660	$1,925,556	0.10%	$15,074,062	5.58%
19	12/31/2025	$766,400,101	$2,041,985	0.11%	$19,458,486	5.60%
20	01/31/2026	$723,840,182	$2,148,347	0.11%	$14,557,333	5.61%
21	02/28/2026	$685,034,306	$2,229,260	0.12%	$12,109,634	5.63%
22	03/31/2026	$643,127,091	$2,356,015	0.12%	$14,447,465	5.65%
23	04/30/2026	$603,899,495	$2,488,054	0.13%	$13,947,486	5.67%
24	05/31/2026	$567,462,639	$2,564,922	0.13%	$12,061,466	5.69%

Ap-A-15

BMW Vehicle Owner Trust 2025-A Static Pool Data Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	February 12, 2025	Original Term
Cutoff Date	December 31, 2024	Weighted Average Original Term	65.37 months
Number of Receivables	48,610	Longest Original Term	84 months
Aggregate Principal Balance	$1,897,363,700	Shortest Original Term	24 months
Principal Balance		Remaining Term
Average Principal Balance	$39,032	Weighted Average Remaining Term	53.28 months
Highest Principal Balance	$197,730	Longest Remaining Term	83 months
Lowest Principal Balance	$1,761	Shortest Remaining Term	5 months
Original Principal Balance		Composition of Top 5 States
Average Original Principal Balance	$52,221	California	14.63%
Highest Original Principal Balance	$322,299	Texas	14.54%
Lowest Original Principal Balance	$3,502	Florida	11.63%
Annual Percentage Rate (APR)		New Jersey	5.42%
Weighted Average APR	5.41%	Georgia	4.59%
Highest APR	14.95%
Lowest APR	0.09%	Percentage New and Used Composition
		New	82.24%
		Used	17.76%
		Weighted Average FICO	790

Ap-A-16

Month	Date	30-59 Days Delinquent	Number of 30-59 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60-89 Days Delinquent	Number of 60-89 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	90-119 Days Delinquent	Number of 90-119 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	120+ Days Delinquent	Number of 120+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60+ Days Delinquent	Number of 60+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance
1	02/28/25	$4,350,159	84	0.25%	$1,167,031	20	0.07%	$0	0	0.00%	$0	0	0.00%	$1,167,031	20	0.07%
2	03/31/25	$4,153,612	86	0.25%	$1,257,808	24	0.07%	$747,162	12	0.04%	$0	0	0.00%	$2,004,970	36	0.12%
3	04/30/25	$4,083,897	77	0.25%	$1,289,798	25	0.08%	$656,144	11	0.04%	$393,933	5	0.02%	$2,339,875	41	0.14%
4	05/31/25	$4,383,176	87	0.28%	$1,752,484	28	0.11%	$232,553	6	0.01%	$217,525	3	0.01%	$2,202,561	37	0.14%
5	06/30/25	$4,023,035	85	0.27%	$1,314,662	26	0.09%	$861,647	16	0.06%	$203,109	5	0.01%	$2,379,417	47	0.16%
6	07/31/25	$4,828,937	98	0.34%	$1,162,382	25	0.08%	$564,912	9	0.04%	$312,192	8	0.02%	$2,039,486	42	0.14%
7	08/31/25	$5,043,754	106	0.37%	$1,783,158	38	0.13%	$514,311	9	0.04%	$147,879	2	0.01%	$2,445,348	49	0.18%
8	09/30/25	$6,288,723	135	0.48%	$2,268,834	44	0.17%	$447,748	12	0.03%	$120,660	3	0.01%	$2,837,242	59	0.21%
9	10/31/25	$6,159,152	133	0.49%	$2,418,554	57	0.19%	$412,859	9	0.03%	$232,871	7	0.02%	$3,064,284	73	0.24%
10	11/30/25	$5,695,851	133	0.47%	$2,041,525	48	0.17%	$1,254,330	25	0.10%	$109,989	5	0.01%	$3,405,844	78	0.28%
11	12/31/25	$6,786,072	141	0.59%	$1,320,939	37	0.11%	$1,090,542	27	0.09%	$619,815	10	0.05%	$3,031,296	74	0.26%
12	01/31/26	$6,022,000	134	0.54%	$1,785,992	39	0.16%	$733,071	23	0.07%	$520,770	12	0.05%	$3,039,833	74	0.27%
13	02/28/26	$6,909,404	147	0.65%	$1,369,343	33	0.13%	$798,650	20	0.08%	$225,727	6	0.02%	$2,393,721	59	0.23%
14	03/31/26	$5,773,301	135	0.57%	$2,496,254	49	0.25%	$532,872	14	0.05%	$214,242	6	0.02%	$3,243,368	69	0.32%
15	04/30/26	$6,200,705	151	0.65%	$1,780,521	40	0.19%	$898,875	17	0.09%	$288,335	9	0.03%	$2,967,731	66	0.31%
16	05/31/26	$5,948,700	144	0.66%	$1,975,728	45	0.22%	$514,608	13	0.06%	$225,235	5	0.02%	$2,715,571	63	0.30%

Ap-A-17

Month	Date	Ending Aggregate Principal Balance	Cumulative Loss	Cumulative Loss as a % of Original Aggregate Principal Balance	Prepayments	Weighted Average APR
1	2/28/2025	$1,762,358,746	$5,713	0.00%	$46,596,532	5.42%
2	3/31/2025	$1,694,036,283	$2,997	0.00%	$24,784,885	5.42%
3	4/30/2025	$1,627,783,218	$5,294	0.00%	$24,835,151	5.43%
4	5/31/2025	$1,565,422,091	$(14,302)	0.00%	$21,755,494	5.44%
5	6/30/2025	$1,503,107,848	$70,608	0.00%	$23,176,061	5.44%
6	7/31/2025	$1,440,187,246	$202,441	0.01%	$24,291,254	5.44%
7	8/31/2025	$1,380,744,250	$332,305	0.02%	$21,317,707	5.45%
8	9/30/2025	$1,323,648,312	$495,180	0.03%	$20,827,823	5.46%
9	10/31/2025	$1,264,332,439	$541,384	0.03%	$22,686,055	5.46%
10	11/30/2025	$1,212,869,191	$729,602	0.04%	$17,327,128	5.47%
11	12/31/2025	$1,158,027,414	$949,462	0.05%	$20,451,441	5.47%
12	1/31/2026	$1,105,920,104	$1,082,666	0.06%	$18,156,737	5.48%
13	2/28/2026	$1,057,897,782	$1,231,244	0.06%	$15,766,662	5.48%
14	3/31/2026	$1,006,016,843	$1,433,901	0.08%	$18,957,203	5.49%
15	4/30/2026	$955,290,910	$1,630,399	0.09%	$19,361,084	5.49%
16	5/31/2026	$906,998,493	$1,841,326	0.10%	$17,193,484	5.49%

Ap-A-18

Cumulative Net Loss Information.  The graph below shows cumulative net losses as of the end of each monthly period, as a percentage of the aggregate principal balance of the receivables in the related pool as of the related cutoff date, for each of the Sponsor’s retail motor vehicle retail installment sale contracts securitizations since 2020.

Cumulative Net Losses as a % of Original Pool Balance
0.20%
0.18%
0.16%
0.14%
0.12%
0.10%
0.08%
0.06%
0.04%
0.02%
0.00%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 55 57 59 61
Months Oustanding
BMW 2020-A
BMW 2022-A
BMW 2023-A
BMW2024-A
BMW2025-A

Ap-A-19

Delinquency Information.  The graph below shows the aggregate principal balance of the receivables that were 60 or more days delinquent as a percentage of the aggregate principal balance of the receivables in the related pool as of the end of each monthly period, for each of the Sponsor’s motor vehicle retail installment sale contracts securitizations since 2020.

60+ Days Delinquent as a % of Ending Period Balance
1.50%
1.25%
1.00%
0.75%
0.50%
0.25%
0.00%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 55 57
Months Outstanding
BMW 2020-A
BMW 2022-A
BMW 2023-A
BMW 2024-A
BMW2025-A

Ap-A-20

Monthly Prepayment Information.  The graph below shows the amount of monthly prepayments for each of the Sponsor’s motor vehicle retail installment sale contracts securitizations since 2020.

Monthly Prepayments
Millions
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
1
3
5
7
9
11
13
15
17
19
21
23
25
27
29
31
33
35
37
39
41
43
45
47
49
51
53
55
57
59
Months Outstanding
BMW 2020-A
BMW 2022-A
BMW 2023-A
BMW2024-A
BMW2025-A

Ap-A-21

Annex A

Global Clearance, Settlement and Tax Documentation Procedures

Except in specified circumstances, the globally offered Notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through The Depository Trust Company (“DTC”) or Clearstream Banking, societe anonyme (“Clearstream, Luxembourg”).  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg will be conducted in the ordinary way in accordance with its normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and asset-backed securities issues.

Secondary cross-market trading between Clearstream, Luxembourg and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg (in that capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream, Luxembourg will hold positions on behalf of its participants through its depositaries, which in turn will hold those positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practice.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

Trading between Clearstream, Luxembourg Participants.  Secondary market trading between Clearstream, Luxembourg Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Depositor and Clearstream, Luxembourg Participants.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant, the purchaser will send instructions to Clearstream, Luxembourg through a Clearstream, Luxembourg Participant at least one business day prior to settlement.  Clearstream, Luxembourg will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures to the Clearstream, Luxembourg Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg.  Under this approach, they may take on credit exposure to Clearstream, Luxembourg until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg has extended a line of credit to them, Clearstream, Luxembourg Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream Bank Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s particular cost-of-funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg Participants and DTC Purchaser.  Due to time zone differences in their favor, Clearstream, Luxembourg Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the clearing system, through the Clearstream, Luxembourg Depositary, to a DTC Participant.  The seller will send instructions to Clearstream, Luxembourg through a Clearstream, Luxembourg Participant at least one business day prior to settlement.  In these cases, Clearstream, Luxembourg will instruct the relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the fast day of the following month.  The payment will then be reflected in the account of the Clearstream, Luxembourg Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream, Luxembourg Participant have a line of credit with its clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

1.
borrowing through Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg accounts) in accordance with the clearing system’s customary procedures;

2.
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg account in order to settle the sale side of the trade; or

3.
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant.

Material U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg (or through DTC if the holder has an address outside the U.S.) will be subject to withholding tax that generally applies to payments of interest (including payments in respect of original issue discount) on registered debt issued by United States Persons (as defined below), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-United States Persons (IRS Form W-8BEN, IRS Form W-8BEN-E and IRS Form W-8IMY).  Beneficial owners of Global Securities that are individual Non-United States Persons (as defined below) generally can obtain a complete exemption from the withholding tax by filing a signed IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or applicable successor Form.  Non-individual beneficial owners of Global Securities that are Non-United States Persons can obtain a complete exemption from the withholding tax by filing a signed IRS Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)) or a signed IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting) with appropriate attachments indicating that the beneficial owners of the entity are themselves eligible for an exemption from the withholding tax.

Exemption for Non-United States Persons with effectively connected income (IRS Form W-8ECI).  A Non-United States Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing IRS Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for Non-United States Persons resident in treaty countries (IRS Form W-8BEN and IRS Form W-8BEN-E). Non-United States Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (claiming treaty benefits), or applicable successor form.  IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, may be filed by the Note owners or an agent with legal authority to act on behalf of the Note owners.

Exemption for United States Persons (IRS Form W-9).  U.S.  Persons can obtain a complete exemption from the withholding tax by filing IRS Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.  The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency), in the case of persons holding directly on the books of the clearing agency.  An IRS Form W-8ECI, IRS Form W-8BEN and IRS Form W-

8BEN-E generally remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding year, absent a change in circumstances causing any information on the form to be incorrect.  However, under certain conditions an IRS Form W-8BEN or IRS Form W-8-BEN-E will remain in effect indefinitely until a change in circumstances occurs.  If the information shown on IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new form must be filed within 30 days of the change.

As used in the foregoing discussion, the term “United States Person” means (i) a citizen or resident of the United States, (ii) an entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which from sources outside the United States in includible in gross income for U.S. federal income tax purposes, regardless of its connection with the conduct of a trade of business within the United States or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence prior to August 20, 1996 that are eligible to elect and have made a valid election to be treated as United States persons (despite not satisfying the requirements in clause (iv) above) will also be United States Persons. The term “Non-United States Person” means any person who is not a United States Person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities.  It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

BMW FS Securities LLC Depositor BMW Financial Services NA, LLC Sponsor, Originator, Seller, Servicer and Administrator	BMW Vehicle Owner Trust 2026-A Issuing Entity
PROSPECTUS
BMW Bank of North America Originator and Seller	Underwriters Barclays Citigroup Mizuho Co-Managers SMBC Nikko SOCIETE GENERALE
Until ninety days after the date of this prospectus, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

August 11, 2026